As filed with the Securities and Exchange Commission on September 15, 2009

Registration No. 333-160514

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 1 TO

FORM S-4

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SunGard Data Systems Inc.

(Exact name of registrant issuer as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANTS

Delaware	7374	51-0267091
(State or other jurisdiction of incorporation)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

680 East Swedesford Road Wayne, Pennsylvania 19087

(484)-582-2000

(Address, including zip code, and telephone number, including area code, of registrants’ principal executive offices)

Victoria E. Silbey, Esq.

General Counsel

680 East Swedesford Road Wayne, Pennsylvania 19087

(484)-582-2000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a copy to:

Richard A. Fenyes, Esq.

Simpson Thacher & Bartlett LLP

425 Lexington Avenue

New York, New York 10017-3954

Tel: (212) 455-2000

Approximate date of commencement of proposed offer: As soon as practicable after this Registration Statement is declared effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐

Non-accelerated filer ☒ (Do not check if a smaller reporting company).	Smaller reporting company ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issues Tender Offer)    ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Note	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee
10 5 /8% Senior Notes due 2015	$500,000,000	100%	$500,000,000	$27,900(2)
Guarantees of 10 5/8% Senior Notes due 2015(3)	(4)	(4)	(4)	(4)

(1)	Estimated solely for the purpose of calculating the registration fee under Rule 457(f) of the Securities Act of 1933, as amended (the “Securities Act”).
(2)	Previously paid.
(3)	See inside facing page for additional registrant guarantors.
(4)	Pursuant to Rule 457(n) under the Securities Act, no separate filing fee is required for the guarantees.

The Registrants hereby amend this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrants shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

Table of Additional Registrant Guarantors

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices

Advanced Portfolio Technologies, Inc.	Delaware	22-3245876	90 Broad Street New York, NY 10004

Automated Securities Clearance LLC	Delaware	22-3701255	545 Washington Blvd. 7th Floor Jersey City, NJ 07310

BancWare LLC	Delaware	04-2766162	3 Post Office Square 11th Floor Boston, MA 02109

Derivatech Risk Solutions Inc.	Delaware	48-1286297	1 S. Walker St. Suite 400 Chicago, IL 60606

Exeter Educational Management Systems, Inc.	Massachusetts	04-3123926	141 Portland St. Cambridge, MA 02139

Inflow LLC	Delaware	84-1439489	680 E. Swedesford Rd. Wayne, PA 19087

Online Securities Processing Inc.	Delaware	77-0589377	680 E. Swedesford Rd. Wayne, PA 19087

SIS Europe Holdings LLC	Delaware	41-1511643	1105 North Market Street Suite 1412 Wilmington, DE 19801

SRS Development Inc.	Delaware	23-2746281	1105 North Market Street Suite 1412 Wilmington, DE 19801

SunGard Asia Pacific Inc.	Delaware	51-0370861	601 Walnut St. Suite 1010 Philadelphia, PA 19106

SunGard Availability Services LP	Pennsylvania	23-2106195	680 E. Swedesford Rd. Wayne, PA 19087

SunGard Availability Services Ltd.	Delaware	23-3024711	680 E. Swedesford Rd. Wayne, PA 19087

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices

SunGard AvantGard LLC	California	95-3440473	23975 Park Sorrento 4th Floor Calabasas, CA 91302

SunGard Business Systems LLC	Delaware	23-2139612	5510 77 Center Drive Charlotte, NC 28217

SunGard Computer Services LLC	Delaware	68-0499469	600 Laurel Road Voorhees, NJ 08043

SunGard Consulting Services LLC	Delaware	87-0727844	10375 Richmond Suite 700 Houston, TX 77042

SunGard Corbel LLC	California	95-2845556	1660 Prudential Drive Jacksonville, FL 32207

SunGard CSA LLC	Delaware	20-4280640	680 E. Swedesford Rd. Wayne, PA 19087

SunGard Development Corporation	Delaware	23-2589002	1105 North Market Street Suite 1412 Wilmington, DE 19801

SunGard DIS Inc.	Delaware	23-2829670	1105 North Market Street Suite 1412 Wilmington, DE 19801

SunGard Energy Systems Inc.	Delaware	13-4081739	601 Walnut St. Suite 1010 Philadelphia, PA 19106

SunGard eProcess Intelligence LLC	Delaware	13-3217303	70 South Orange Avenue Livingston, NJ 07039

SunGard ERisk Inc.	Delaware	52-2318969	1500 Broadway 18th Floor New York, NY 10036

SunGard Financial Systems LLC	Delaware	23-2585361	601 2nd Avenue South Hopkins, MN 55343

SunGard Higher Education Advancement Inc.	Delaware	52-2197045	1000 Winter St. Suite 1200 Waltham, MA 02451

Sungard Higher Education Inc.	Delaware	23-2303679	4 Country View Road Malvern, PA 19355

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices

SunGard Higher Education Managed Services Inc.	Delaware	23-2414968	2300 Maitland Center Pkwy Suite 340 Maitland, FL 32751

SunGard Investment Systems LLC	Delaware	23-2115509	11 Salt Creek Lane Hinsdale, IL 60521

SunGard Investment Ventures LLC	Delaware	51-0297001	1105 North Market Street Suite 1412 Wilmington, DE 19801

SunGard iWORKS LLC	Delaware	23-2814630	11560 Great Oaks Way Suite 200 Alpharetta, GA 30022

SunGard iWORKS P&C (US) Inc.	Delaware	13-3248040	200 Business Park Dr. Armonk, NY 10504

SunGard Kiodex Inc.	Delaware	13-4100480	628 Broadway Suite 501 New York, NY 10012

SunGard NetWork Solutions Inc.	Delaware	23-2981034	680 E. Swedesford Rd. Wayne, PA 19087

SunGard Public Sector Inc.	Florida	59-2133858	1000 Business Center Drive Lake Mary, FL 32746

SunGard Reference Data Solutions LLC	Delaware	72-1571745	888 7th Avenue 12th Floor New York, NY 10106

SunGard SAS Holdings Inc.	Delaware	26-0052190	680 E. Swedesford Rd. Wayne, PA 19087

SunGard Securities Finance LLC	Delaware	13-3799258	12B Manor Parkway Salem, NH 03079

SunGard Securities Finance International LLC	Delaware	13-3809371	12B Manor Parkway Salem, NH 03079

Exact Name of Registrant Guarantor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, Including Zip Code and Telephone Number, Including Area Code, of Registrant Guarantor’s Principal Executive Offices

SunGard Shareholder Systems LLC	Delaware	23-2025519	951 Mariners Island Blvd. 5th Floor San Mateo, CA 94404

SunGard Software, Inc.	Delaware	51-0287708	1105 North Market St. Suite 1412 Wilmington, DE 19801

SunGard Systems International Inc.	Pennsylvania	23-2490902	560 Lexington Avenue 9th Floor New York, NY 10022

SunGard Technology Services LLC	Delaware	23-2579118	680 E. Swedesford Rd. Wayne, PA 19087

SunGard VeriCenter, Inc	Delaware	76-0624039	680 East Swedesford Rd Wayne, PA 19087

SunGard VPM Inc.	New York	11-3159462	1660 Walt Whitman Rd, Suite 130 Melville, NY, 11747

SunGard Workflow Solutions LLC	Delaware	63-1019430	104 Inverness Place Birmingham, AL 35242

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED SEPTEMBER 15, 2009

PRELIMINARY PROSPECTUS

SunGard Data Systems Inc.

Offers to Exchange

$500,000,000 principal amount of its 10 5/8% Senior Notes due 2015 which have been registered under the Securities Act of 1933, for any and all of its outstanding 10 5/8% Senior Notes due 2015.

We are conducting the exchange offer in order to provide you with an opportunity to exchange your unregistered notes for freely tradable notes that have been registered under the Securities Act.

The Exchange Offer

•	We will exchange all outstanding notes that are validly tendered and not validly withdrawn for an equal principal amount of exchange notes that are freely tradable.

•	You may withdraw tenders of outstanding notes at any time prior to the expiration date of the exchange offer.

•	The exchange offer expires at 12:00 a.m. midnight, New York City time, on , 2009, unless extended. We do not currently intend to extend the expiration date.

•	The exchange of outstanding notes for exchange notes in the exchange offer will not be a taxable event for U.S. federal income tax purposes.

•	The terms of the exchange notes to be issued in the exchange offer are substantially identical to the outstanding notes, except that the exchange notes will be freely tradable.

Results of the Exchange Offer

•	The exchange notes may be sold in the over-the-counter market, in negotiated transactions or through a combination of such methods. We do not plan to list the notes on a national market.

All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, we do not currently anticipate that we will register the outstanding notes under the Securities Act.

See “Risk Factors” beginning on page 19 for a discussion of certain risks that you should consider before participating in the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the exchange notes to be distributed in the exchange offer or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. See “Plan of Distribution.”

The date of this prospectus is                     , 2009.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. The prospectus may be used only for the purposes for which it has been published and no person has been authorized to give any information not contained herein. If you receive any other information, you should not rely on it. We are not making an offer of these securities in any state where the offer is not permitted.

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PROSPECTUS SUMMARY

This summary highlights information contained elsewhere in this prospectus. This summary may not contain all of the information that may be important to you in making your investment decision. You should read this entire prospectus, including the financial data and related notes and section entitled “Risk Factors,” before making an investment decision. Unless the context otherwise indicates, as used in this prospectus, the terms “SunGard,” “we,” “our,” “us” and “the company” and similar terms refer to SunGard Data Systems Inc. and its subsidiaries on a consolidated basis.

Our Company

We are one of the world’s leading software and IT services companies. We provide software and processing solutions to institutions throughout the financial services industry, higher education, and the public sector. We also provide disaster recovery services, managed services, information availability consulting services and business continuity management software. We operate our business in four segments:

Financial Systems (“FS”)—serves financial services companies, corporate and government treasury departments and energy companies;

Higher Education (“HE”)—serves higher education institutions;

Public Sector (“PS”)—serves state and local governments, public safety and justice agencies, and not-for-profit organizations; and

Availability Services (“AS”)—serves IT-dependent companies across virtually all industries.

We serve more than 25,000 customers in more than 70 countries. We seek to establish long-term customer relationships by negotiating multi-year contracts and by emphasizing customer support and product quality and integration. We believe that we are one of the most efficient operators of mission-critical IT solutions as a result of the economies of scale we derive from serving multiple customers on shared platforms. Our revenue is highly diversified by customer and product, with no single customer accounting for more than 8% of our total revenue during any of the past three fiscal years. We estimate that approximately 90% of our revenue for the past three fiscal years was recurring in nature.

We were acquired on August 11, 2005 by a consortium of private equity investment funds associated with Bain Capital Partners, The Blackstone Group, Goldman Sachs & Co., Kohlberg Kravis Roberts & Co., Providence Equity Partners, Silver Lake and TPG (the “Transaction”).

Our Segments

Software & Processing
	Financial Systems	Higher Education	Public Sector	Availability Services
Revenue for the Year Ended December 31, 2008	• $3.1 billion	• $540 million	• $411 million	• $1.6 billion

Product and Service Offerings

•   Specialized software and processing solutions that automate the business processes associated with trading securities, managing portfolios and accounting for investment assets, consulting services, and IT management services

•   Specialized software and enterprise resource planning solutions, professional services, consulting services and IT management services to address the administrative, academic and community needs of higher education institutions

•   Specialized software and enterprise resource planning and administrative solutions, public safety and justice solutions, K-12 student information solutions, consulting services and IT management services

•   Portfolio of standby recovery services, advanced recovery and managed services, consulting services and software that help companies maintain uninterrupted access to their mission-critical IT systems

Number of Customers	• 14,000	• 1,600	• 2,000	• 10,000

Primary Customers	• Financial services companies • Corporate and government treasury departments • Energy companies	• Higher education organizations around the world, including colleges, universities, campuses, foundations and state systems	• School districts • Federal, state and local governments • Public safety and justice agencies • Not-for-profit organizations	• Large, medium and small companies across virtually all industries, primarily in North America and Europe

Financial Systems

FS provides mission-critical software and IT services to institutions in virtually every segment of the financial services industry. The primary purpose of these systems is to automate the many detailed processes associated with trading, managing investment portfolios and accounting for investment assets. These solutions address the processing requirements of a broad range of users within financial services, including asset managers, traders, custodians, compliance officers, treasurers, insurers, risk managers, hedge fund managers, plan administrators and clearing agents. In addition, we also provide professional services that focus on application implementation and integration of these solutions and on custom software development. Since our inception, we have consistently enhanced our FS solutions to add new features, process new types of financial instruments, meet new regulatory requirements, incorporate new technologies and meet evolving customer demands.

We deliver many of our FS solutions as an application service provider, primarily from our data centers located in North America and Europe that customers access through the Internet or virtual private networks. We also deliver some of our FS solutions by licensing the software to customers for use on their own computers.

Our FS businesses are grouped internally into two divisions. The main distinction between the two divisions is that one division serves customers whose business is primarily in North America while the other division serves customers whose business is primarily international. The grouping of FS businesses in two divisions also takes into account the balance of management workload.

Americas Division:    The Americas division includes our Brokerage & Clearance, Corporations, Insurance, Trading and Wealth Management businesses as well as our US-based Consulting Services. It offers software solutions and strategic IT consulting to a broad range of users, including insurers and reinsurers, traders, custodians, plan administrators and compliance officers. These solutions help automate and manage the trading and processing requirements of banks, broker/dealers, insurance companies, pension companies, fiduciary trusts and other financial services firms primarily in North America.

International Division:    The International division includes our Alternative Investments, Banks, Capital Markets & Investment Banking, Global Trading and Institutional Asset Management businesses, as well as our European-based Consulting Services. It also includes our FS international distribution organization which conducts business with customers in China, Japan, and the rest of Asia-Pacific, Central and Eastern Europe, Africa and the Middle East. The International division offers software solutions and strategic IT consulting to a broad range of users including asset managers, fund administrators, traders, compliance officers, market makers, chief financial officers and treasurers. These solutions help connect every stage of the investment lifecycle, from portfolio analysis to regulatory compliance to investor accounting and reporting. They also help mitigate risk and deliver straight-through processing.

Our FS businesses in the Americas and International divisions are organized in the following customer-facing business areas:

Alternative Investments

We offer solutions specifically designed for firms specializing in alternative investments. These solutions support multiple asset classes and their derivatives, including equities, currency exchange rates, interest rates, credit, commodities, and convertibles. Solutions include strategy-specific applications for convertible and capital structure arbitrage, global repurchase agreements, stock finance, and listed options trading. Our enterprise-wide, straight-through processing solutions meet the trading, risk management, and investor and portfolio accounting requirements of single- and multi-strategy institutions.

Banks

We provide an integrated solution suite for asset/liability management, budgeting and planning, regulatory compliance, and profitability. Our products also manage all aspects of universal banking including back-office transaction processing, front-office multi-channel delivery, card management and payments.

Corporations

Our solutions provide chief financial officers and treasurers with the ability to monitor cash flow in real time and with increased operational controls on treasury, receivables and payments functions. An end-to-end collaborative financial management framework gives CFOs and treasurers tools to help drive maximum value from working capital and reduce risk.

Brokerage & Clearance

We are a leading provider of solutions for the global processing of securities and derivatives. These solutions support trade processing, clearing, and accounting, helping brokerage and clearing firms streamline operations and control risk and cost. Our solutions provide centralized transactional databases, support cross-asset business functions, and offer consolidated views of accounts and risk management. These solutions help firms gain front-to-back operational efficiencies and realize advantages of scale, supporting business growth.

Capital Markets & Investment Banking

Our solutions support cross-asset trading and straight-through processing of derivative instruments, helping investment banks to manage global trading books in multiple asset classes. These solutions also support securities lending and borrowing, repurchase agreements, and related transactions. We also offer solutions for the enterprise-wide management of market, credit, interest rate and liquidity risk. In addition, we provide a framework for helping banks to manage operational risk and compliance requirements.

Institutional Asset Management

We provide asset managers with comprehensive, integrated solutions to support their global investment operations. These solutions help connect every stage of the investment lifecycle, from portfolio analysis and electronic trading connectivity to regulatory compliance and investment accounting and reporting. We also provide systems for trading, pre- and post-trade compliance measurement, risk management, performance measurement and attribution, and data management.

Insurance

We provide IT solutions for the insurance industry in each of the following major business lines: life/health/annuities/pensions, property and casualty, reinsurance and asset management. Our software and services support functions from the front-office through the back-office—from customer service and policy administration to actuarial calculations, financial and investment accounting, and reporting.

Trading

We provide traders of U.S. equities, commodities and listed options with Web-based, electronic trading platforms for trade order management, direct market access and risk and compliance management. Our cross-asset solutions automate the transaction lifecycle, providing network connectivity and straight-through processing from pre- to post-trade. Our data analysis tools help improve the speed and ease of optimizing portfolios, assessing risk exposure and identifying market opportunities. Our energy solutions help financial services institutions, industrial and energy companies to efficiently compete in global energy markets by streamlining and integrating the trading, risk management and operations of physical commodities and their associated financial instruments.

Global Trading

Through the acquisition of GL TRADE S.A. in October 2008, we provide multi-asset, front- to back-office trading solutions for equities, fixed income, derivatives, FX and commodities on exchanges worldwide. These solutions support full lifecycle trading and trade processing activities including information services, market connectivity and order management that help improve trade efficiency and risk monitoring.

Wealth Management

Our wealth management solutions help investment advisors, trust bank managers and wealth managers grow their businesses by helping support the needs of their mass affluent and high-net worth clients. We provide solutions for financial planning, asset allocation, surveillance and suitability, new account opening, portfolio management, unified managed account programs, trade execution, asset management, custody and trust accounting. Our compliance and data management solutions help compliance officers mitigate risk and improve efficiencies through centralized data infrastructures, automated trade supervision and code-of-ethics monitoring. We also serve organizations that administer defined-contribution and defined-benefit retirement plans. Our retirement plan recordkeeping systems support many plan types and fulfill functions ranging from processing of contributions and payments to tax reporting and trade management.

Higher Education

In HE, we provide software, strategic and systems integration consulting, and technology management services to colleges and universities. Our HE solutions help institutions worldwide strengthen institutional performance by improving constituent services, increasing accountability and enhancing the education experience. Our Unified Digital Campus Solutions unite people, processes and technology in an environment that addresses the needs of higher education institutions and the people they serve with specific components tailored to the unique needs of each institution. HE solutions include administration and enterprise resource planning, advancement, IT management and outsourcing, portal and communication tools, performance management, enrollment management, academic performance and strategic planning.

Public Sector

In PS, we provide software and processing solutions designed to meet the specialized needs of local, state, federal and central governments, public safety and justice agencies, public schools, utilities, non-profits, and other public sector institutions. Our systems and services help institutions improve the efficiency of their operations and utilize the Web and wireless technologies in serving their constituents. Our PS products support a range of specialized enterprise resource planning and administrative solutions for functions such as accounting, human resources, payroll, utility billing, land management, public safety and criminal justice, and grant and project management.

Availability Services

In AS, we help our customers improve the uptime and resilience of their information and computer systems by providing them with cost-effective IT infrastructure and services to help them keep their mission-critical business systems reliable and secure. Since we pioneered commercial disaster recovery in the 1970s, we believe that our specialization in information availability solutions, together with our experience, technology expertise, resource management capabilities, vendor neutrality and diverse service offerings, have uniquely positioned us to meet customers’ varied needs in an environment where businesses are critically dependent on availability of IT. Over three decades, we have developed a comprehensive portfolio of business continuity and information availability services that extend from always ready standby services to advanced recovery services and always on production and managed services. We also provide business continuity management software and consulting services to help our customers design, implement and maintain plans to protect their central business systems. To serve our 10,000 AS customers, we utilize 4,000,000 square feet of operations space at over 60 locations in nine countries and a global network of approximately 25,000 miles. Since our inception, we have had a 100% success rate helping our customers recover from unplanned interruptions resulting from major disasters including the Gulf Coast hurricanes in 2008, widespread flooding in the U.K. in 2007, hurricane Katrina and Gulf Coast hurricanes in 2005, Florida hurricanes in 2004, the Northeast U.S. blackout in 2003 and the terrorist attacks of September 11, 2001.

We provide the following four categories of services: recovery services, managed services, consulting services and business continuity management software. They can be purchased independently or collectively, depending on the level of information availability required by customers as well as their other business continuity and IT infrastructure services needs. Although recovery services remain our principal revenue generating services, managed services, consulting and business continuity management software increasingly accounts for a greater percentage of our new sales. Because these services are often unique to individual customers and utilize a greater proportion of dedicated vs. shared resources, they typically require modestly more capital expenditures and command a somewhat lower operating margin rate than recovery services. The combination of all of these services provides our customers with a total, end-to-end business continuity solution.

Recovery Services

AS helps customers maintain access to the information and computer systems they need to run their businesses by providing cost-effective solutions to keep IT systems operational and secure in the event of an unplanned business disruption. These business disruptions can range from man-made events (e.g. power outages, telecommunications disruptions and acts of terrorism) to natural disasters (e.g. floods, hurricanes and earthquakes). AS offers a complete range of recovery services, depending on the length of time deemed acceptable by customers for IT systems outage – ranging from minutes (for mission-critical applications) to several hours or several days (for non-mission-critical applications). We deliver these services using processors, servers, storage devices, networks and other resources and infrastructure that are subscribed to by multiple customers, which results in economies of scale for us and cost-effectiveness for our customers. These shared services range from basic standby disaster recovery services to blended services labeled as “advanced recovery” or “high availability” solutions that combine the basic standby services with dedicated workgroup recovery and data storage resources that allow customers to continuously replicate data to one of our sites, helping customers to minimize data loss and reduce recovery times.

Managed Services

AS increasingly provides IT infrastructure and production services that customers use to run their businesses on a day-to-day basis. These services range from co-located IT infrastructure (e.g., where AS provides data center space, power, cooling and network connectivity) to fully-managed infrastructure services (e.g., where AS fully manages the daily operation of a customer’s IT infrastructure). Managed services typically require more dedicated processors, servers, storage devices, networks and other resources, which are either obtained by the customer or provided by us for the customer’s exclusive use. Managed services are designed in a flexible manner allowing customers to choose the services they need from a menu of options. Therefore, the combination of selected managed services is unique to each customer, with solutions crafted to meet that customer’s specific needs. Managed services help customers augment their IT resources and skills without having to hire full-time internal IT staff.

Consulting and Professional Services

AS offers consulting services to help customers solve critical business continuity and IT infrastructure problems including business continuity, data storage and management, information security, and numerous categories of IT infrastructure operations. In addition, we also provide professional services that help customers design, implement and maintain other services provided by AS.

Business Continuity Management Software

AS offers software solutions that help customers operate a comprehensive and professional business continuity plan across their enterprise. AS software solutions include business risk assessment, business continuity plan development, emergency notification in the event of a business disruption and virtual command center functionality. These solutions help enable ongoing business operations and management when business teams cannot be physically together because of an unplanned business disruption.

Our Strengths

Leading franchise in attractive industries.    Built over many years, our business has leading positions and strong customer relationships in industries with attractive growth dynamics.

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Leading industry positions.    We believe that the majority of businesses within our FS segment are leaders in the sectors in which they participate within the highly fragmented global market for financial services IT software and services. We believe that HE and PS are both leading providers of software and services to higher education institutions and the public sector, respectively. AS is the pioneer and leading provider in the availability services industry.

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Attractive industry dynamics.    While the current economic crisis has presented some challenges in the near term, we believe that, over the long term, the sectors in which we participate will continue to have favorable growth dynamics. We believe that FS will benefit from several key industry dynamics: the shift from internal to external IT spending, the shift from infrastructure to application software spending, and the general increase in IT spending associated with rising compliance and regulatory requirements and real-time information needs. We anticipate that HE and PS will benefit from favorable growth dynamics in higher education and public justice and safety IT spending. We believe that AS will continue to benefit from favorable organic growth in the small and medium business sector. We believe that our strong relationships with our customers in the relatively fragmented software and processing sectors that we serve and our extensive experience and the significant total capital that we have invested in AS help us to maintain leading positions. We believe that these factors provide us with competitive advantages and enhance our growth potential.

Highly attractive business model.    Our portfolio of businesses has substantial recurring revenue, a diversified customer base and significant operating cash flow generation.

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Extensive portfolio of businesses with substantial recurring revenue.    With a large portfolio of services and products in each of our four business segments, we have a diversified and stable business. We estimate that approximately 90% of our revenue for the past three fiscal years was recurring in nature. Because our FS customers generally pay us monthly fees that are based on metrics such as number of accounts, trades or transactions, users or number of hours of service, we believe that our FS revenue is more insulated from trading and transaction volumes than the financial services industry at large. Our portfolio of businesses and the largely recurring nature of our revenue across all four of our segments have reduced volatility in our revenue and income from operations.

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Diversified and stable customer base.    Our base of more than 25,000 customers includes many of the world’s largest financial services firms, a variety of other financial services firms, corporate and government treasury departments, energy companies, higher education institutions, school districts, local governments and not-for-profit organizations. Our AS business serves customers across virtually all industries. We believe that our specialized solutions and services help our customers improve operational efficiency, capture growth opportunities and respond to regulatory requirements, which results in long-term customer relationships. Our customer base is highly diversified with no single customer accounting for more than 8% of total revenue during any of the last three fiscal years.

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Significant operating cash flow generation.    The combination of moderate capital expenditures and minimal working capital requirements allows us to convert a significant proportion of our revenue to cash available for debt service.

Experienced and committed management team with track record of success.    Our management team fosters an entrepreneurial culture, has a long track record of operational excellence, has a proven ability to acquire and integrate complementary businesses, and is highly committed to our company’s long-term success.

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Long track record of operational excellence.    We have a solid track record of performance consistent with internal financial targets. Our experienced senior executive officers have proven capabilities in both running a global business and managing numerous applications that are important to our customers. Our FS solutions account for and manage over $25 trillion in investment assets and process over 5 million transactions per day. In our HE business, 1,600 organizations including colleges, universities, campuses, foundations and state systems rely on SunGard Higher Education. Our PS products are used by agencies that serve more than 140 million citizens in North America and 40 million citizens in the U.K. Our AS business has had a 100% success rate in supporting customer recoveries since our inception.

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Successful, disciplined acquisition program.    To complement our organic growth, we have a highly disciplined due diligence program to evaluate, execute and integrate acquisitions. We have completed 170 acquisitions and overall have improved the operating performance of acquired businesses. Our ongoing acquisition program has contributed significantly to our long-term growth and success.

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Experienced and committed management team.    Our executive officers have on average more than 15 years of industry experience. Our senior managers have committed significant personal capital to our company in connection with the Transaction.

Business Strategy

We are focused on expanding our position not only as a leading provider of integrated software and processing solutions, but also as the provider of choice for a wide range of availability services for IT-dependent companies. Our operating and financial strategy emphasizes fiscal discipline, profitable revenue growth and significant operating cash flow generation. In pursuit of these objectives, we have implemented the following strategies:

Expand our industry-leading franchise.    We are constantly enhancing our product and service offerings across our portfolio of businesses, further building and leveraging our customer relationships, and looking to acquire complementary businesses at attractive valuations.

•

Enhance our product and service offerings.    We continually support, upgrade and enhance our systems to incorporate new technology and meet the needs of our customers for increased operational efficiency and resilience. Our strong base of recurring revenue allows us to consistently reinvest in our products and services. We continue to introduce innovative products and services in all four of our business segments. We believe that our focus on product enhancement and innovation will help us to increase our penetration of existing and new customers.

•

Extend our strong customer relationships.    We focus on developing trusted, well-managed, long-term relationships with our customers. We look to maximize cross-selling opportunities, increase our share of our customers’ total IT spending and maintain a high level of customer satisfaction. Our global account management program allows us to present a single face to our larger FS customers as well as better target potential cross-selling opportunities.

•

Acquire and integrate complementary businesses.    We seek opportunistically to acquire, at attractive valuations, businesses that broaden our existing product and service offerings, expand our customer base and strengthen our leadership positions, especially within the fragmented FS, HE and PS markets. Before committing to an acquisition, we devote significant resources to due diligence and to developing a post-acquisition integration plan, including the identification and quantification of potential cost savings and synergies. Our ongoing acquisition program has contributed significantly to our long-term growth and success.

Optimize our attractive business model.    We continue to focus on maintaining our attractive business model and, in particular, increasing our recurring revenue base and implementing incremental operational improvements.

•

Increase our recurring revenue base.    We strive to generate a high level of recurring revenue and stable cash flow from operations. We prefer to charge customers monthly subscription fees under multi-year contracts, and we continue to prefer such contracts because they offer high levels of revenue stability and visibility. Moreover, we believe that our high quality services and customized solutions help increase the level of integration and efficiency for our customers and reduce customer defections to other vendors or to in-house solutions.

•

Implement incremental operational improvements.    We have identified opportunities to further increase revenue, reduce costs and improve cash flow from operations. These include the global account management program within FS, which stimulates cross-selling opportunities and account penetration for our largest customers; centralization of certain product management functions and expansion of certain software development capacity in lower-cost regions; the selective integration of certain FS, HE and PS business units and back-office operations; and the increased focus on generating revenue from ancillary services such as customer training and education as well as consulting.

Enhance our performance-based culture.    We have an experienced management team that is focused on enhancing our performance-based culture. We continue to evaluate and implement programs to improve our current management structure through competitive compensation plans and continue to implement methods to effectively retain key individuals at acquired businesses. Our compensation program, consistent with past practices, is highly performance-based.

SunGard Data Systems Inc. was incorporated under Delaware law in 1982. Our principal executive offices are located at 680 East Swedesford Road, Wayne, Pennsylvania 19087. Our telephone number is (484) 582-2000.

The Exchange Offer

In this prospectus, the term “outstanding notes” refers to the 10 5/8% Senior Notes due 2015 and the term “exchange notes” refers to the 10 5/8% Senior Notes due 2015 as registered under the Securities Act of 1933, as amended (the “Securities Act”). The term “notes” refers collectively to the outstanding notes and the exchange notes.

On September 29, 2008, SunGard Data Systems Inc. issued $500 million aggregate principal amount of 10 5/8% Senior Notes due 2015 in a private offering.

General	In connection with the private offering, SunGard Data Systems Inc. and the guarantors of the outstanding notes entered into a registration rights agreement with the initial purchasers in which they agreed, among other things, to deliver this prospectus to you and to complete the exchange offer within 360 days after the date of original issuance of the outstanding notes. You are entitled to exchange in the exchange offer your outstanding notes for exchange notes which are identical in all material respects to the outstanding notes except:

•	the exchange notes have been registered under the Securities Act;

•	the exchange notes are not entitled to any registration rights which are applicable to the outstanding notes under the registration rights agreement; and

•	the additional interest provisions of the registration rights agreement are no longer applicable.

The Exchange Offer	SunGard is offering to exchange $500 million aggregate principal amount of 10 5/8% Senior Notes due 2015 which have been registered under the Securities Act for any and all of its existing 10 5/8% Senior Notes due 2015.

You may only exchange outstanding notes in a minimum denomination of $2,000 and integral multiples of $1,000 in excess of $2,000.

Resale	Based on an interpretation by the staff of the Securities and Exchange Commission (the “SEC”) set forth in no-action letters issued to third parties, we believe that the exchange notes issued pursuant to the exchange offer in exchange for outstanding notes may be offered for resale, resold and otherwise transferred by you (unless you are our “affiliate” within the meaning of Rule 405 under the Securities Act) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that:

•	you are acquiring the exchange notes in the ordinary course of your business; and

•	you have not engaged in, do not intend to engage in, and have no arrangement or understanding with any person to participate in, a distribution of the exchange notes.

If you are a broker-dealer and receive exchange notes for your own account in exchange for outstanding notes that you acquired as a result of market-making activities or other trading activities, you must acknowledge that you will deliver this prospectus in connection with any resale of the exchange notes. See “Plan of Distribution.”

Any holder of outstanding notes who:

•	is our affiliate;

•	does not acquire exchange notes in the ordinary course of its business; or

•	tenders its outstanding notes in the exchange offer with the intention to participate, or for the purpose of participating, in a distribution of exchange notes cannot rely on the position of the staff of the SEC enunciated in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated available July 2, 1993, or similar no-action letters and, in the absence of an exemption therefrom, must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

Expiration Date	The exchange offer will expire at 12:00 a.m. midnight, New York City time, on , 2009, unless extended by SunGard Data Systems Inc. SunGard Data Systems Inc. does not currently intend to extend the expiration date.

Withdrawal	You may withdraw the tender of your outstanding notes at any time prior to the expiration of the exchange offer. SunGard Data Systems Inc. will return to you any of your outstanding notes that are not accepted for any reason for exchange, without expense to you, promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which SunGard Data Systems Inc. may waive. See “The Exchange Offer—Conditions to the Exchange Offer.”

Procedures for Tendering Outstanding Notes	If you wish to participate in the exchange offer, you must complete, sign and date the accompanying letter of transmittal, or a facsimile of such letter of transmittal, according to the instructions contained in this prospectus and the letter of transmittal. You must then mail or otherwise deliver the letter of transmittal, or a facsimile of such letter of transmittal, together with the outstanding notes and any other required documents, to the exchange agent at the address set forth on the cover page of the letter of transmittal.

If you hold outstanding notes through The Depository Trust Company (“DTC”) and wish to participate in the exchange offer, you must comply with the Automated Tender Offer Program procedures of DTC by which you will agree to be bound by the letter of transmittal. By signing, or agreeing to be bound by, the letter of transmittal, you will represent to us that, among other things:

•	you are not our “affiliate” within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in the distribution of the exchange notes;

•	you are acquiring the exchange notes in the ordinary course of your business; and

•

if you are a broker-dealer that will receive exchange notes for your own account in exchange for outstanding notes that were acquired as a result of market-making activities, that you will deliver a prospectus, as required by law, in connection with any resale of such exchange notes.

Special Procedures for Beneficial Owners	If you are a beneficial owner of outstanding notes that are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender those outstanding notes in the exchange offer, you should contact the registered holder promptly and instruct the registered holder to tender those outstanding notes on your behalf. If you wish to tender on your own behalf, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either make appropriate arrangements to register ownership of the outstanding notes in your name or obtain a properly completed bond power from the registered holder. The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Guaranteed Delivery Procedures	If you wish to tender your outstanding notes and your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents, or you cannot comply with the procedures under DTC’s Automated Tender Offer Program for transfer of book-entry interests, prior to the expiration date, you must tender your outstanding notes according to the guaranteed delivery procedures set forth in this prospectus under “The Exchange Offer—Guaranteed Delivery Procedures.”

Effect on Holders of Outstanding Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered outstanding notes pursuant to the terms of the exchange offer, SunGard Data Systems Inc. and the guarantors of the notes will have fulfilled a covenant under the registration rights agreement. Accordingly, there will be no increase in the interest rate on the outstanding notes under the circumstances described in the registration rights agreement. If you do not tender your outstanding notes in the exchange offer, you will continue to be entitled to all the rights and limitations applicable to the outstanding notes as set forth in the indenture, except SunGard Data Systems Inc. and the guarantors of the notes will not have any further obligation to you to provide for the exchange and registration of the outstanding notes under the registration rights agreement. To the extent that outstanding notes are tendered and accepted in the exchange offer, the trading market for outstanding notes could be adversely affected.

Consequences of Failure to Exchange	All untendered outstanding notes will continue to be subject to the restrictions on transfer set forth in the outstanding notes and in the indenture. In general, the outstanding notes may not be offered or sold, unless registered under the Securities Act, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws. Other than in connection with the exchange offer, SunGard Data Systems Inc. and the guarantors of the notes do not currently anticipate that they will register the outstanding notes under the Securities Act.

United States Federal Income Tax Consequences	The exchange of outstanding notes in the exchange offer will not be a taxable event for United States federal income tax purposes. See “Certain United States Federal Income and Estate Tax Consequences of the Exchange Offer.”

Use of Proceeds	We will not receive any cash proceeds from the issuance of exchange notes in the exchange offer. See “Use of Proceeds.”

Exchange Agent	The Bank of New York Mellon is the exchange agent for the exchange offer. The addresses and telephone numbers of the exchange agent are set forth in the section captioned “The Exchange Offer—Exchange Agent.”

The Exchange Notes

The summary below describes the principal terms of the exchange notes. Certain of the terms and conditions described below are subject to important limitations and exceptions. The “Description of the Senior Notes” section of this prospectus contains a more detailed description of the terms and conditions of the outstanding notes and the exchange notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement.

Issuer	SunGard Data Systems Inc.

Securities Offered	$500 million aggregate principal amount of 10 5/8% Senior Notes due 2015.

Maturity	The exchange notes will mature on May 15, 2015.

Interest Rate	The exchange notes will bear interest at a rate of 10 5/8% per annum.

Interest Payment Dates	We will pay interest on the exchange notes on April 1 and October 1. Interest will accrue from the issue date of the notes.

Guarantees	Each of our domestic subsidiaries that guarantees the obligations under our senior secured credit facilities are initially jointly and severally and unconditionally guaranteeing the exchange notes on a senior unsecured basis.

Ranking	The exchange notes will be our senior unsecured obligations and will:

•

rank senior in right of payment to our future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the exchange notes, including the senior subordinated notes (the “senior subordinated notes due 2015”);

•	rank equally in right of payment to all of our existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the exchange notes; and

•

be effectively subordinated in right of payment to all of our existing and future secured debt including obligations under our senior secured credit facilities and the 4.875% senior notes due 2014 (referred to in this prospectus as the “senior secured notes”), to the extent of the value of the assets securing such debt, and be structurally subordinated to all obligations of each of our subsidiaries that is not a guarantor of the exchange notes.

Similarly, the guarantees of the exchange notes will be senior unsecured obligations of the guarantors and will:

•

rank senior in right of payment to all of the applicable guarantor’s future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the exchange notes, including such guarantor’s guarantee under the senior subordinated notes;

•

rank equally in right of payment to all of the applicable guarantor’s existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the exchange notes; and

•

be effectively subordinated in right of payment to all of the applicable guarantor’s existing and future secured debt (including such guarantor’s guarantee under our senior secured credit facilities and the senior secured notes), to the extent of the value of the assets securing such debt, and be structurally subordinated to all obligations of any subsidiary of a guarantor if that subsidiary is not also a guarantor of the senior notes.

As of June 30, 2009, (1) the notes and related guarantees ranked effectively junior to approximately $5,065 million of senior secured indebtedness (including $250 million face amount of our senior secured notes that are recorded at $232 million), (2) the notes and related guarantees ranked senior to the $1,000 million of senior subordinated notes, (3) the senior subordinated notes and related guarantees ranked junior to approximately $7,165 million of senior indebtedness under the senior secured credit facilities, the senior secured notes, the senior notes and $27 million of payment obligations relating to historical acquisitions and capital lease obligations, (4) we had an additional $734 million of unutilized capacity under our revolving credit facility, after giving effect to certain outstanding letters of credit and (5) our non-guarantor subsidiaries had approximately $13 million (of the $27 million described above) of payment obligations relating to historical acquisitions and capital lease obligations. In addition, $317 million was outstanding under our receivables facility which is secured by accounts receivable of our subsidiaries that participate in the facility.

Optional Redemption	Prior to April 1, 2012, we will have the option to redeem some or all of the exchange notes for cash at a redemption price equal to 100% of their principal amount plus an applicable make-whole premium (as described in “Description of Senior Notes— Optional Redemption”) plus accrued and unpaid interest to the redemption date. Beginning on April 1, 2012, we may redeem some or all of the exchange notes at the redemption prices listed under “Description of Senior Notes—Optional Redemption” plus accrued interest on the exchange notes to the date of redemption.

Optional Redemption After Certain Equity Offerings	At any time (which may be more than once) before October 1, 2011, we may choose to redeem up to 35% of the exchange notes at a redemption price equal to 110.625% of the face thereof with proceeds that we or one of our parent companies (as defined below) raise in one or more equity offerings, as long as at least 50% of the aggregate principal amount of the exchange notes issued remains outstanding afterwards.

See “Description of Senior Notes—Optional Redemption.”

Change of Control Offer	Upon the occurrence of a change of control, you will have the right, as holders of the notes, to require us to repurchase some or all of your exchange notes at 101% of their face amount, plus accrued and unpaid interest to the repurchase date. See “Description of Senior Notes—Repurchase at the Option of Holders—Change of Control.”

We may not be able to pay you the required price for exchange notes you present to us at the time of a change of control, because we may not have enough funds at that time.

Your right to require us to repurchase exchange notes upon the occurrence of a change of control will be suspended during any time that the exchange notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s.

Certain Indenture Provisions	The indenture governing the exchange notes contains covenants limiting our ability and the ability of our restricted subsidiaries to:

•	incur additional debt or issue certain preferred shares;

•	pay dividends on or make distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell certain investments;

•	create liens on certain assets to secure debt;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets;

•	enter into certain transactions with our affiliates; and

•	designate our subsidiaries as unrestricted subsidiaries.

These covenants are subject to a number of important limitations and exceptions. See “Description of Senior Notes.” Certain covenants will cease to apply to the exchange notes at all times after the exchange notes have investment grade ratings from both Moody’s Investors Service, Inc. and Standard & Poor’s.

No Public Market	The exchange notes will be freely transferable but will be new securities for which there will not initially be an active trading market. Accordingly, we cannot assure you as to the future liquidity of any market. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market in the exchange notes. The initial purchasers are not obligated, however, to make a market in the exchange notes, and any such market-making may be discontinued by the initial purchasers in their discretion at any time without notice.

Risk Factors

You should carefully consider all the information in the prospectus prior to exchanging your outstanding notes. In particular, we urge you to consider carefully consider the factors set forth under the heading “Risk Factors.”

SUMMARY HISTORICAL CONSOLIDATED FINANCIAL DATA

Set forth below is summary historical consolidated financial data, at the dates and for the periods indicated. The historical data for the fiscal years ended December 31, 2006, 2007 and 2008 have been derived from SunGard’s historical consolidated financial statements included elsewhere in this prospectus. We derived the historical data for the six months ended June 30, 2008 and 2009 and the balance sheet data presented below at June 30, 2008 and 2009 from our unaudited condensed consolidated financial statements included elsewhere in this prospectus. The unaudited condensed consolidated financial statements include, in our opinion, all adjustments consisting of normal recurring adjustments necessary for a fair presentation of results for the periods covered. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period.

The summary historical consolidated financial data should be read in conjunction with “Selected Historical Consolidated Financial Data,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes appearing elsewhere in this prospectus.

	Year Ended December 31, 2006	Year Ended December 31, 2007	Year Ended December 31, 2008	Six Months Ended June 30,
				2008	2009
	(Dollars in millions)			(unaudited)	(unaudited)
Statement of Operations Data:
Revenue	$4,323	$4,901	$5,596	$2,659	$2,704

Operating costs and expenses:
Cost of sales and direct operating	1,980	$2,268	$2,744	1,296	1,396
Sales, marketing and administration	915	1,042	1,151	570	530
Product development	255	271	308	157	148
Depreciation and amortization	238	251	278	137	191
Amortization of acquisition-related intangible assets	399	438	515	230	254
Goodwill impairment charge and merger costs	4	—	130	—	1

Total operating costs and expenses	3,791	4,270	5,126	2,390	2,470

Income from operations	532	631	470	269	234
Interest income	14	19	18	9	1
Interest expense	(656)	(645)	(599)	(291)	(306)
Other (expense) income (1)	(29)	(68)	(93)	(25)	21

Loss before income taxes	(139)	(63)	(204)	(38)	(50)
Income tax (expense) benefit	21	3	(38)	18	9

Net loss	$(118)	$(60)	$(242)	$(20)	$(41)

Statement of Cash Flows Data:
Net cash provided by (used in):
Operating activities	$491	$701	$385	$247	$163
Investing activities	(469)	(564)	(1,109)	(366)	(176)
Financing activities	(48)	(32)	1,303	132	(459)
Other Financial Data:
EBITDA(2)	$1,140	$1,252	$1,298	$611	$650
Capital expenditures, net(3)	312	307	392	189	167

(1)

During 2006, we recorded $29 million related to the loss on sale of the receivables and discount on retained interests in connection with the accounts receivable securitization program. During 2007, we recorded $29 million related to the loss on sale of the receivables and discount on retained interests in connection with the accounts receivable securitization program and $28 million associated with the early retirement of the $400 million of senior floating rate notes due 2013, of which $19 million represented the retirement premium paid to the noteholders. During 2008, we recorded $25 million related to the loss on sale of the receivables and discount on retained interests in connection with the accounts receivable securitization program; $46 million in foreign exchange losses related to our Euro denominated term loan; $10 million related to hedge settlements associated with the GL TRADE acquisition; and $7 million related to unused alternative financing commitments for the acquisition of GL TRADE. During the six months ended June 30, 2008, we recorded $14 million in foreign currency exchange losses related to our Euro denominated term loan and $8 million related to the loss on sale of the receivables and discount on retained interests in connection with the accounts receivable securitization program. During the six months ended June 30, 2009, we recorded $21 million in foreign exchange currency gains related to our Euro denominated term loan.

(2)	EBITDA, a measure used by management to measure operating performance, is defined as net income plus interest, taxes, depreciation and amortization. EBITDA is not a recognized term under generally accepted accounting principles (GAAP) and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Management believes EBITDA is helpful in highlighting trends because EBITDA can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. In addition, EBITDA provides more comparability between the historical results of SunGard and results that reflect purchase accounting and the new capital structure. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these presentations of EBITDA may not be comparable to other similarly titled measures of other companies.

Historical EBITDA is calculated as follows:

	Year Ended December 31, 2006	Year Ended December 31, 2007	Year Ended December 31, 2008	Six Months Ended June 30,
				2008	2009
	(Dollars in millions)			(unaudited)	(unaudited)
Net loss	$(118)	$(60)	$(242)	$(20)	$(41)
Interest expense, net	642	626	581	282	305
Taxes	(21)	(3)	38	(18)	(9)
Depreciation and amortization	637	689	793	367	395
Goodwill impairment charge	—	—	128	—	—

EBITDA	$1,140	$1,252	$1,298	$611	$650

(3)	Capital expenditures represent net cash paid for property and equipment as well as software and other assets.

RISK FACTORS

You should carefully consider the following risk factors and all other information contained in this prospectus before deciding whether to tender your outstanding notes in the exchange offer. The risks and uncertainties described below are not the only ones we face. Additional risks and uncertainties that we are unaware of, or that we currently deem immaterial, also may become important factors that affect us.

If any of the following risks occur, our business, financial condition or results of operations could be materially and adversely affected. In that case, the trading price of the exchange notes could decline or we may not be able to make payments of interest and principal on the exchange notes, and you may lose some or all of your investment.

Risks Related to the Exchange Offer

There may be adverse consequences if you do not exchange your outstanding notes.

If you do not exchange your outstanding notes for exchange notes in the exchange offer, you will continue to be subject to restrictions on transfer of your outstanding notes as set forth in the offering circular distributed in connection with the private offering of the outstanding notes. In general, the outstanding notes may not be offered or sold unless they are registered or exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act. You should refer to “Summary—The Exchange Offer” and “The Exchange Offer” for information about how to tender your outstanding notes.

The tender of outstanding notes under the exchange offer will reduce the outstanding amount of the outstanding notes, which may have an adverse effect upon, and increase the volatility of, the market prices of the outstanding notes due to a reduction in liquidity.

Risks Related to Our Indebtedness

Our substantial leverage could adversely affect our ability to raise additional capital to fund our operations, limit our ability to react to changes in the economy or our industry, expose us to interest rate risk to the extent of our variable rate debt and prevent us from meeting our debt obligations.

As a result of being acquired on August 11, 2005 by a consortium of private equity investment funds, we are highly leveraged and our debt service requirements are significant. At June 30, 2009, our total indebtedness was $8.49 billion, and we had $734 million available for borrowing under our revolving credit facility, after giving effect to certain outstanding letters of credit.

Our high degree of leverage could have important consequences, including:

•	making it more difficult for us to make payments on our debt obligations;

•	increasing our vulnerability to general economic and industry conditions;

•

requiring a substantial portion of cash flow from operations to be dedicated to the payment of principal and interest on our indebtedness, therefore reducing our ability to use our cash flow to fund our operations, capital expenditures and future business opportunities;

•	exposing us to the risk of increased interest rates as certain of our borrowings, including borrowings under our senior secured credit facilities, are at variable rates of interest;

•	restricting us from making acquisitions or causing us to make non-strategic divestitures;

•	limiting our ability to obtain additional financing for working capital, capital expenditures, product development, debt service requirements, acquisitions and general corporate or other purposes; and

•	limiting our ability to adjust to changing market conditions and placing us at a competitive disadvantage compared to our competitors who are less highly leveraged.

We and our subsidiaries may be able to incur substantial additional indebtedness in the future, subject to the restrictions contained in our senior secured credit facilities and the indentures relating to our senior notes due 2013, the exchange notes and senior subordinated notes due 2015. If new indebtedness is added to our current debt levels, the related risks that we now face could intensify. If we incur any additional indebtedness that ranks equally with the senior notes or the senior subordinated notes, the holders of that additional debt will be entitled to share ratably with the holders of the senior notes and the subordinated notes, respectively, in any proceeds distributed in connection with any insolvency, liquidation, reorganization, dissolution or other winding-up of us. This may have the effect of reducing the amount of proceeds paid to you.

Our debt agreements contain restrictions that limit our flexibility in operating our business.

Our senior secured credit agreement and the indentures governing our senior notes due 2013, the exchange notes and senior subordinated notes due 2015 contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our ability to, among other things:

•	incur additional indebtedness or issue certain preferred shares;

•	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments;

•	make certain investments;

•	sell certain assets;

•	create liens;

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets; and

•	enter into certain transactions with our affiliates.

In addition, under the senior secured credit agreement, we are required to satisfy and maintain specified financial ratios and other financial condition tests. Our ability to meet those financial ratios and tests can be affected by events beyond our control, and we may not be able to meet those ratios and tests. A breach of any of these covenants could result in a default under the senior secured credit agreement. Upon an event of default under the senior secured credit agreement, the lenders could elect to declare all amounts outstanding to be immediately due and payable and terminate all commitments to extend further credit.

If we were unable to repay those amounts, the lenders under the senior secured credit agreement could proceed against the collateral granted to them to secure that indebtedness. We have pledged a significant portion of our assets as collateral under the senior secured credit agreement and the senior secured notes, to the extent required by the indenture governing these notes. If the lenders under the senior secured credit agreement accelerate the repayment of borrowings, we may not have sufficient assets to repay the senior secured credit facilities and the senior secured notes, as well as our unsecured indebtedness.

Risks Related to Our Business

Our business depends largely on the economy and financial markets, and a slowdown or downturn in the economy or financial markets could adversely affect our business and results of operations.

When there is a slowdown or downturn in the economy, a drop in stock market levels or trading volumes, or an event that disrupts the financial markets, our business and financial results may suffer for a number of reasons. Customers may react to worsening conditions by reducing their capital expenditures in general or by specifically reducing their IT spending. In addition, customers may curtail or discontinue trading operations, delay or cancel IT projects, or seek to lower their costs by renegotiating vendor contracts. Also, customers with excess IT resources may choose to take their availability solutions in-house rather than obtain those solutions from us. Moreover, competitors may respond to market conditions by lowering prices and attempting to lure away our customers to lower cost solutions. If any of these circumstances remain in effect for an extended period of time, there could be a material adverse effect on our financial results. Because our financial performance tends to lag behind fluctuations in the economy, our recovery from any particular downturn in the economy may not occur until after economic conditions have generally improved.

Our business depends largely on the financial services industry, and a weakening of the financial services industry could adversely affect our business and results of operations.

Because our customer base is concentrated in the financial services industry, our business is largely dependent on the health of that industry. When there is a general downturn in the financial services industry, or if our customers in that industry experience financial or business problems, our business and financial results may suffer. If financial services firms continue to consolidate, there could be a material adverse effect on our business and financial results. When a customer merges with a firm using its own solution or another vendor’s solution, they could decide to consolidate on a non-SunGard system, which could have an adverse effect on our financial results.

Our acquisition program is an important element of our strategy but, because of the uncertainties involved, this program may not be successful and we may not be able to successfully integrate and manage acquired businesses.

Part of our growth strategy is to pursue additional acquisitions in the future. There can be no assurance that our acquisition program will continue to be successful. In addition, we may finance any future acquisition with debt, which would increase our interest costs. If we are unable to successfully integrate and manage acquired businesses, including GL TRADE, then our business and financial results may suffer. It is possible that the businesses we have acquired and businesses that we acquire in the future may perform worse than expected, be subject to an adverse litigation outcome or prove to be more difficult to integrate and manage than expected. If that happens, there may be a material adverse effect on our business and financial results for a number of reasons, including:

•	we may have to devote unanticipated financial and management resources to acquired businesses;

•	we may not be able to realize expected operating efficiencies or product integration benefits from our acquisitions;

•	we may have to write-off goodwill or other intangible assets; and

•	we may incur unforeseen obligations or liabilities (including assumed liabilities not fully indemnified by the seller) in connection with acquisitions.

If we are unable to identify suitable acquisition candidates and successfully complete acquisitions, our growth and our financial results may be adversely affected.

Our growth has depended in part on our ability to acquire similar or complementary businesses on favorable terms. This growth strategy is subject to a number of risks that could adversely affect our business and financial results, including:

•	we may not be able to find suitable businesses to acquire at affordable valuations or on other acceptable terms;

•

we may face competition for acquisitions from other potential acquirers, some of whom may have greater resources than us or may be less highly leveraged, or from the possibility of an acquisition target pursuing an initial public offering of its stock;

•

we may have to incur additional debt to finance future acquisitions as we have done in the past and no assurance can be given as to whether, and on what terms, such additional debt will be available; and

•	we may find it more difficult or costly to complete acquisitions due to changes in accounting, tax, securities or other regulations.

Catastrophic events may disrupt or otherwise adversely affect the markets in which we operate, our business and our profitability.

Our business may be adversely affected by a war, terrorist attack, natural disaster or other catastrophe. A catastrophic event could have a direct negative impact on us or an indirect impact on us by, for example, affecting our customers, the financial markets or the overall economy. The potential for a direct impact is due primarily to our significant investment in our infrastructure. Although we maintain redundant facilities and have contingency plans in place to protect against both man-made and natural threats, it is impossible to fully anticipate and protect against all potential catastrophes. Despite our preparations, a security breach, criminal act, military action, power or communication failure, flood, severe storm or the like could lead to service interruptions and data losses for customers, disruptions to our operations, or damage to our important facilities. The same disasters or circumstances that may lead to our customers requiring access to our availability services may negatively impact our own ability to provide such services. Our three largest availability services facilities are particularly important, and a major disruption at one or more of those facilities could disrupt or otherwise impair our ability to provide services to our availability services customers. If any of these events happen, we may be exposed to unexpected liability, our customers may leave, our reputation may be tarnished, and there could be a material adverse effect on our business and financial results.

Our application service provider systems may be subject to disruptions that could adversely affect our reputation and our business.

Our application service provider systems maintain and process confidential data on behalf of our customers, some of which is critical to their business operations. For example, our trading, treasury and risk management systems maintain account and trading information for our customers and their clients, and our benefit administration and insurance systems maintain investor account information for retirement plans, insurance policies and mutual funds. There is no guarantee that the systems and procedures that we maintain to protect against unauthorized access to such information are adequate to protect against all security breaches. If our application service provider systems are disrupted or fail for any reason, or if our systems or facilities are infiltrated or damaged by unauthorized persons, our customers could experience data loss, financial loss, harm to reputation and significant business interruption. If that happens, we may be exposed to unexpected liability, our customers may leave, our reputation may be tarnished, and there could be a material adverse effect on our business and financial results.

Because the sales cycle for our software is typically lengthy and unpredictable, our results may fluctuate from period to period.

Our operating results may fluctuate from period to period and be difficult to predict in a particular period due to the timing and magnitude of software sales. We offer a number of our software solutions on a license basis, which means that the customer has the right to run the software on its own computers. The customer usually makes a significant up-front payment to license software, which we generally recognize as revenue when the license contract is signed and the software is delivered. The size of the up-front payment often depends on a number of factors that are different for each customer, such as the number of customer locations, users or accounts. As a result, the sales cycle for a software license may be lengthy and take unexpected turns. Thus, it is difficult to predict when software sales will occur or how much revenue they will generate. Since there are few incremental costs associated with software sales, our operating results may fluctuate from quarter to quarter and year to year due to the timing and magnitude of software sales.

Rapid changes in technology and our customers’ businesses could adversely affect our business and financial results.

Our business may suffer if we do not successfully adapt our products and services to changes in technology and changes in our customers’ businesses. These changes can occur rapidly and at unpredictable intervals and we may not be able to respond adequately. If we do not successfully update and integrate our products and services to adapt to these changes, or if we do not successfully develop new products and services needed by our customers to keep pace with these changes, then our business and financial results may suffer. Our ability to keep up with technology and business changes is subject to a number of risks, including:

•	we may find it difficult or costly to update our products and services and to develop new products fast enough to meet our customers’ needs;

•	we may find it difficult or costly to make some features of our products and services work effectively and securely over the Internet;

•	we may find it difficult or costly to integrate more of our FS solutions;

•

we may find it difficult or costly to update our products and services to keep pace with business, regulatory and other developments in the financial services industry, where many of our customers operate; and

•	we may find it difficult or costly to update our services to keep pace with advancements in hardware, software and telecommunications technology.

Some technological changes, such as advancements that have facilitated the ability of our AS customers to develop their own internal solutions, may render some of our products and services less valuable or eventually obsolete. In addition, because of ongoing, rapid technological changes, the useful lives of some technology assets have become shorter and customers are therefore replacing these assets more often. As a result, our customers are increasingly expressing a preference for contracts with shorter terms, which could make our revenue less predictable in the future.

Customers taking their availability solutions in-house may continue to create pressure on our organic revenue growth rate.

Our AS solutions allow customers to leverage our significant infrastructure and take advantage of our experience, technology expertise, resource management capabilities and vendor neutrality. Technological advances in recent years have significantly reduced the cost and the complexity of developing in-house solutions. Some customers, especially among the very largest having significant IT resources, prefer to develop and maintain their own in-house availability solutions, which can result in a loss of revenue from those customers. If this trend continues or worsens, there will be continued pressure on our organic revenue growth rate.

The trend toward information availability solutions utilizing more single customer dedicated resources likely will lower our overall operating margin rate over time.

In the information availability services industry, especially among our more sophisticated customers, there is an increasing preference for solutions that utilize some level of dedicated resources, such as blended advanced recovery services and managed services. The primary reason for this trend is that adding dedicated resources, although more costly, provides greater control, reduces data loss and facilitates quicker responses to business interruptions. Advanced recovery services often result in greater use of dedicated resources with a modest decrease in operating margin rate. Managed services require significant dedicated resources and, therefore, have an appropriately lower operating margin rate.

Our brokerage operations are highly regulated and are riskier than our other businesses.

Organizations like the Securities and Exchange Commission, Financial Services Authority and Financial Industry Regulatory Authority can, among other things, fine, censure, issue cease-and-desist orders and suspend or expel a broker/dealer or any of its officers or employees for failures to comply with the many laws and regulations that govern brokerage operations. Our ability to comply with these laws and regulations is largely dependent on our establishment, maintenance and enforcement of an effective brokerage compliance program. Our failure to establish, maintain and enforce proper brokerage compliance procedures, even if unintentional, could subject us to significant losses, lead to disciplinary or other actions, and tarnish our reputation. Regulations affecting the brokerage industry, in particular with respect to active traders, may change, which could adversely affect our financial results.

We are exposed to certain risks relating to the execution and clearance services provided by our brokerage operations to retail customers, institutional clients (including hedge funds and other broker-dealers), and proprietary traders. These risks include, but are not limited to, customers failing to pay for securities commitments in the marketplace, trading errors, the inability or failure to settle trades, and trade execution or clearance systems failures. In our other businesses, we generally can disclaim liability for trading losses that may be caused by our software, but in our brokerage operations, we cannot limit our liability for trading losses even when we are not at fault. As a result we may suffer losses that are disproportionate to the relatively modest profit contributions of this business.

We could lose revenue due to “fiscal funding” or “termination for convenience” clauses in certain customer contracts, especially in our HE and PS businesses.

Certain of our customer contracts, particularly those with governments, institutions of higher education and school districts, may be partly or completely terminated by the customer due to budget cuts or sometimes for any reason at all. These types of clauses are often called “fiscal funding” or “termination for convenience” clauses. If a customer exercises one of these clauses, the customer would be obligated to pay for the services we performed up to the date of exercise, but would not have to pay for any further services. While we have not been materially affected by exercises of these clauses in the past, we may be in the future. If customers that collectively represent a substantial portion of our revenue were to invoke the fiscal funding or termination for convenience clauses of their contracts, our future business and results of operations could be adversely affected.

If we fail to comply with government regulations in connection with our business or providing technology services to certain financial institutions, our business and results of operations may be adversely affected.

Because we act as a third-party service provider to financial institutions and provide mission-critical applications for many financial institutions that are regulated by one or more member agencies of the Federal Financial Institutions Examination Council (“FFIEC”), we are subject to examination by the member agencies of the FFIEC. More specifically, we are a Multi-Regional Data Processing Servicer of the FFIEC because we provide mission critical applications for financial institutions from several data centers located in different geographic regions. As a result, the FFIEC conducts periodic reviews of certain of our operations in order to identify existing or potential risks associated with our operations that could adversely affect the financial institutions to whom we provide services, evaluate our risk management systems and controls, and determine our compliance with applicable laws that affect the services we provide to financial institutions. In addition to examining areas such as our management of technology, data integrity, information confidentiality and service availability, the reviews also assess our financial stability. Our incurrence of significant debt in connection with the Transaction increases the risk of an FFIEC agency review determining that our financial stability has been weakened. A sufficiently unfavorable review from the FFIEC could result in our financial institution customers not being allowed to use our technology services, which could have a material adverse effect on our business and financial condition.

If we fail to comply with any regulations applicable to our business, we may be exposed to unexpected liability and/or governmental proceedings, our customers may leave, our reputation may be tarnished, and there could be a material adverse effect on our business and financial results. In addition, the future enactment of more restrictive laws or rules on the federal or state level, or, with respect to our international operations, in foreign jurisdictions on the national, provincial, state or other level, could have an adverse impact on business and financial results.

If we are unable to retain or attract customers, our business and financial results will be adversely affected.

If we are unable to keep existing customers satisfied, sell additional products and services to existing customers or attract new customers, then our business and financial results may suffer. A variety of factors could affect our ability to successfully retain and attract customers, including the level of demand for our products and services, the level of customer spending for information technology, the level of competition from customers that develop their own solutions internally and from other vendors, the quality of our customer service, our ability to update our products and develop new products and services needed by customers, and our ability to integrate and manage acquired businesses. Our services revenue, which has been largely recurring in nature, comes from the sale of our products and services under fixed-term contracts. We do not have a unilateral right to extend these contracts when they expire. Revenue from our broker/dealer businesses is not subject to minimum or ongoing contractual commitments on the part of brokerage customers. If customers cancel or refuse to renew their contracts, or if customers reduce the usage levels or asset values under their contracts, there could be a material adverse effect on our business and financial results.

If we fail to retain key employees, our business may be harmed.

Our success depends on the skill, experience and dedication of our employees. If we are unable to retain and attract sufficiently experienced and capable personnel, especially in product development, sales and management, our business and financial results may suffer. For example, if we are unable to retain and attract a sufficient number of skilled technical personnel, our ability to develop high quality products and provide high quality customer service may be impaired. Experienced and capable personnel in the technology industry remain in high demand, and there is continual competition for their talents. When talented employees leave, we may have difficulty replacing them, and our business may suffer. There can be no assurance that we will be able to successfully retain and attract the personnel that we need.

We are subject to the risks of doing business internationally.

During 2008, approximately 29% of our revenue was generated outside the United States. Approximately 76% of this revenue was from customers located in the United Kingdom and Continental Europe. Over the past few years we have expanded our support operations in India and acquired businesses in China and Singapore, in an effort to increase our presence throughout Asia Pacific. Because we sell our services outside the United States, our business is subject to risks associated with doing business internationally. Accordingly, our business and financial results could be adversely affected due to a variety of factors, including:

•	changes in a specific country’s or region’s political and cultural climate or economic condition;

•	unexpected changes in foreign laws and regulatory requirements;

•	difficulty of effective enforcement of contractual provisions in local jurisdictions;

•	inadequate intellectual property protection in foreign countries;

•

trade-protection measures, import or export licensing requirements such as Export Administration Regulations promulgated by the U.S. Department of Commerce and fines, penalties or suspension or revocation of export privileges;

•	the effects of applicable foreign tax structures and potentially adverse tax consequences; and

•	significant adverse changes in foreign currency exchange rates.

The private equity firms that acquired the Company (“Sponsors”) control us and may have conflicts of interest with us.

Investment funds associated with or designated by the Sponsors indirectly own, through their ownership in our top-tier parent companies, a substantial portion of our capital stock. As a result, the Sponsors have control over our decisions to enter into any corporate transaction regardless of whether noteholders believe that any such transaction is in their own best interests. For example, the Sponsors could cause us to make acquisitions or pay dividends that increase the amount of indebtedness that is secured or that is senior to our senior subordinated notes or to sell assets.

Additionally, the Sponsors are in the business of making investments in companies and may from time to time acquire and hold interests in businesses that compete directly or indirectly with us. One or more of the Sponsors may also pursue acquisition opportunities that may be complementary to our business and, as a result, those acquisition opportunities may not be available to us. So long as investment funds associated with or designated by the Sponsors continue to indirectly own a significant amount of the outstanding shares of our common stock, even if such amount is less than 50%, the Sponsors will continue to be able to strongly influence or effectively control our decisions.

If we are unable to protect our proprietary technologies and defend infringement claims, we could lose one of our competitive advantages and our business could be adversely affected.

Our success depends in part on our ability to protect our proprietary products and services and to defend against infringement claims. If we are unable to do so, our business and financial results may suffer. To protect our proprietary technology, we rely upon a combination of copyright, patent, trademark and trade secret law, confidentiality restrictions in contracts with employees, customers and others, software security measures, and registered copyrights and patents. Despite our efforts to protect the proprietary technology, unauthorized persons may be able to copy, reverse engineer or otherwise use some of our technology. It also is possible that others will develop and market similar or better technology to compete with us. Furthermore, existing patent, copyright and trade secret laws may afford only limited protection, and the laws of certain countries do not protect proprietary technology as well as United States law. For these reasons, we may have difficulty protecting our proprietary technology against unauthorized copying or use. If any of these events happens, there could be a material adverse effect on the value of our proprietary technology and on our business and financial results. In addition, litigation may be necessary to protect our proprietary technology. This type of litigation is often costly and time-consuming, with no assurance of success.

The software industry is characterized by the existence of a large number of patents and copyrights and by frequent litigation based on allegations of infringement or other violations of intellectual property rights. Some of our competitors or other third parties may have been more aggressive than us in applying for or obtaining patent protection for innovative proprietary technologies both in the United States and internationally In addition, we use a limited amount of open source software in our products and may use more open source software in the future. Because open source software is developed by numerous independent parties over whom we exercise no supervision or control, allegations of infringement for using open source software are possible. As a result of all of these factors, there can be no assurance that in the future third parties will not assert infringement claims against us (as they have already done in the past) and preclude us from using a technology in our products or require us to enter into royalty and licensing arrangements on terms that are not favorable to us, or force us to engage in costly infringement litigation, which could result in us paying monetary damages or being forced to redesign our products to avoid infringement. Additionally, our licenses and service agreements with our customers generally provide that we will defend and indemnify them for claims against them relating to our alleged infringement of the intellectual property rights of third parties with respect to our products or services. We might have to defend or indemnify our customers to the extent they are subject to these types of claims. Any of these claims may be difficult and costly to defend and may lead to unfavorable judgments or settlements, which could have a material adverse effect on our reputation, business and financial results. For these reasons, we may find it difficult or costly to add or retain important features in our products and services.

Certain of our and our suppliers’ software may contain open source software. Although we monitor our use of open source software to avoid subjecting our products to conditions we do not intend, the terms of many open source licenses have not been interpreted by United States or other courts, and there is a risk that these licenses could be construed in a manner that could impose unanticipated conditions or restrictions on our ability to commercialize our products.

Defects, design errors or security flaws in our products could harm our reputation and expose us to potential liability.

Most of our products are very complex software systems that are regularly updated. No matter how careful the design and development, complex software often contains errors and defects when first introduced and when major new updates or enhancements are released. If errors or defects are discovered in our current or future products, we may not be able to correct them in a timely manner, if at all. In our development of updates and enhancements to our products, we may make a major design error that makes the product operate incorrectly or less efficiently.

In addition, certain of our products include security features that are intended to protect the privacy and integrity of customer data. Despite these security features, our products and systems, and our customers’ systems may be vulnerable to break-ins and similar problems caused by third parties, such as hackers bypassing firewalls and misappropriating confidential information. Such break-ins or other disruptions could jeopardize the security of information stored in and transmitted through our computer systems and those of our customers, subject us to liability and tarnish our reputation. We may need to expend significant capital resources in order to eliminate or work around errors, defects, design errors or security problems. Any one of these problems in our products may result in the loss of or a delay in market acceptance of our products, the diversion of development resources, a lower rate of license renewals or upgrades and damage to our reputation, and in turn may increase service and warranty costs.

A material weakness in our internal controls could have a material adverse affect on us.

Effective internal controls are necessary for us to provide reasonable assurance with respect to our financial reports and to effectively prevent fraud. If we cannot provide reasonable assurance with respect to our financial reports and effectively prevent fraud, our reputation and operating results could be harmed. Pursuant to the Sarbanes-Oxley Act of 2002, we are required to furnish a report by management on internal control over financial reporting, including management’s assessment of the effectiveness of such control. Internal control over financial reporting may not prevent or detect misstatements because of its inherent limitations, including the possibility of human error, the circumvention or overriding of controls, or fraud. Therefore, even effective internal controls can provide only reasonable assurance with respect to the preparation and fair presentation of financial statements. In addition, projections of any evaluation of effectiveness of internal control over financial reporting to future periods are subject to the risk that the control may become inadequate because of changes in conditions, or that the degree of compliance with the policies or procedures may deteriorate. If we fail to maintain the adequacy of our internal controls, including any failure to implement required new or improved controls, or if we experience difficulties in their implementation, we could fail to meet our reporting obligations, and there could be a material adverse effect on our business and financial results.

Risks Relating to the Exchange Notes

We may not be able to generate sufficient cash to service all of our indebtedness, including the exchange notes, and may be forced to take other actions to satisfy our obligations under our indebtedness, which may not be successful.

Our ability to make scheduled payments or to refinance our debt obligations depends on our financial and operating performance, which is subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. We may not be able to maintain a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources.”

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay capital expenditures, seek additional capital or seek to restructure or refinance our indebtedness, including the exchange notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations. In the absence of such operating results and resources, we could face substantial liquidity problems and might be required to sell material assets or operations to attempt to meet our debt service and other obligations. The senior secured credit facilities, the indentures relating to the senior notes due 2013 and senior subordinated notes due 2015 and, the indenture under which the exchange notes will be issued restrict our ability to use the proceeds from asset sales. We may not be able to consummate those asset sales to raise capital or sell assets at prices that we believe are fair and proceeds that we do receive may not be adequate to meet any debt service obligations then due. See “Description of Other Indebtedness—Senior Credit Facilities,” and “Description of Senior Notes.”

Your right to receive payments on the exchange notes is effectively junior to those lenders who have a security interest in our assets.

Our obligations under the exchange notes and our guarantors’ obligations under their guarantees of the exchange notes are unsecured, but our obligations under our senior secured credit facilities and senior secured notes and each guarantor’s obligations under their respective guarantees of the senior secured credit facilities and senior secured notes are secured by a security interest in substantially all of our domestic tangible and, in the case of the senior secured credit facilities, intangible assets, including the stock of most of our wholly owned U.S. subsidiaries, and the assets and a portion of the stock of certain of our non-U.S. subsidiaries. If we are declared bankrupt or insolvent, or if we default under our senior secured credit agreement, the lenders could declare all of the funds borrowed thereunder, together with accrued interest, immediately due and payable. If we were unable to repay such indebtedness, the lenders could foreclose on the pledged assets to the exclusion of holders of the exchange notes, even if an event of default exists under the indenture governing the exchange notes offered hereby at such time. Furthermore, if the lenders foreclose and sell the pledged equity interests in any subsidiary guarantor under the exchange notes, then that guarantor will be released from its guarantee of the notes automatically and immediately upon such sale. In any such event, because the exchange notes will not be secured by any of our assets or the equity interests in subsidiary guarantors, it is possible that there would be no assets remaining from which your claims could be satisfied or, if any assets remained, they might be insufficient to satisfy your claims fully. See “Description of Other Indebtedness.”

As of June 30, 2009, we had $5,065 million of senior secured indebtedness (including $250 million face amount of our senior secured notes that are recorded at $232 million), all of which was indebtedness under our senior secured credit facilities and senior secured notes and which does not include availability of $734 million under our revolving credit facility after giving effect to certain outstanding letters of credit. The indenture governing the exchange notes offered hereby permits us and our restricted subsidiaries to incur substantial additional indebtedness in the future, including senior secured indebtedness.

Claims of noteholders will be structurally subordinate to claims of creditors of all of our non-U.S. subsidiaries and some of our U.S. subsidiaries because they will not guarantee the exchange notes.

The exchange notes will not be guaranteed by any of our non-U.S. subsidiaries, our less than wholly owned U.S. subsidiaries, our receivables subsidiaries or certain other U.S. subsidiaries. Accordingly, claims of holders of the exchange notes will be structurally subordinate to the claims of creditors of these non-guarantor subsidiaries, including trade creditors. All obligations of our non-guarantor subsidiaries will have to be satisfied before any of the assets of such subsidiaries would be available for distribution, upon a liquidation or otherwise, to us or a guarantor of the exchange notes.

Our non-guarantor subsidiaries accounted for approximately $1,059 million, or 39%, of our total revenue, and approximately $122 million, or 19%, of our total EBITDA, for the six months ended June 30, 2009, and approximately $4.22 billion, or 28%, of our total assets, and approximately $1.72 billion, or 14%, of our total liabilities, as of June 30, 2009.

If we default on our obligations to pay our indebtedness, we may not be able to make payments on the exchange notes.

Any default under the agreements governing our indebtedness, including a default under the senior secured credit agreement, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness, could prevent us from paying principal, premium, if any, and interest on the exchange notes and substantially decrease the market value of the exchange notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants, in the instruments governing our indebtedness (including covenants in our senior secured credit facilities and the indentures governing the senior notes due 2013, senior subordinated notes due 2015 and the indenture governing the exchange notes offered hereby), we could be in default under the terms of the agreements governing such indebtedness, including our senior secured credit agreement and the indentures governing the senior notes due 2013, senior subordinated notes due 2015 and the indenture governing the exchange notes offered hereby. In the event of such default, the holders of such indebtedness could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest, the lenders under our senior secured credit facilities could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets, and we could be forced into bankruptcy or liquidation. If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our senior secured credit facilities to avoid being in default. If we breach our covenants under our senior secured credit facilities and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our senior secured credit agreement, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

We may not be able to repurchase the exchange notes upon a change of control.

Upon the occurrence of specific kinds of change of control events, we will be required to offer to repurchase all outstanding exchange notes at 101% of their principal amount plus accrued and unpaid interest. The source of funds for any such purchase of the exchange notes will be our available cash or cash generated from our subsidiaries’ operations or other sources, including borrowings, sales of assets or sales of equity. We may not be able to repurchase the exchange notes upon a change of control because we may not have sufficient financial resources to purchase all of the exchange notes that are tendered upon a change of control. Further, we will be contractually restricted under the terms of our senior secured credit agreement from repurchasing all of the exchange notes tendered by holders upon a change of control. Accordingly, we may not be able to satisfy our obligations to purchase the exchange notes unless we are able to refinance or obtain waivers under our senior secured credit agreement. Our failure to repurchase the exchange notes upon a change of control would cause a default under the indentures governing the 2014 senior secured notes, exchange notes offered hereby and a cross-default under the senior secured credit agreement and the indentures governing the senior notes due 2013 and the senior subordinated notes due 2015. The senior secured credit agreement also provides that a change of control will be a default that permits lenders to accelerate the maturity of borrowings thereunder. Any of our future debt agreements may contain similar provisions.

The lenders under the senior secured credit facilities will have the discretion to release the guarantors under the senior secured credit agreement in a variety of circumstances, which will cause those guarantors to be released from their guarantees of the exchange notes.

While any obligations under the senior secured credit facilities remain outstanding, any guarantee of the exchange notes may be released without action by, or consent of, any holder of the exchange notes or the trustee under the indenture governing the exchange notes offered hereby, at the discretion of lenders under the senior secured credit facilities, if the related guarantor is no longer a guarantor of obligations under the senior secured credit facilities or any other indebtedness. See “Description of Senior Notes.” The lenders under the senior secured credit facilities will have the discretion to release the guarantees under the senior secured credit facilities in a variety of circumstances. You will not have a claim as a creditor against any subsidiary that is no longer a guarantor of the exchange notes, and the indebtedness and other liabilities, including trade payables, whether secured or unsecured, of those subsidiaries will effectively be senior to claims of noteholders.

Federal and state fraudulent transfer laws may permit a court to void the exchange notes and the related guarantees of the exchange notes, and, if that occurs, you may not receive any payments on the exchange notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the exchange notes and the incurrence of the related guarantees. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the exchange notes or related guarantees could be voided as a fraudulent transfer or conveyance if (1) we or any of the guarantors, as applicable, issued the exchange notes or incurred the related guarantees with the intent of hindering, delaying or defrauding creditors or (2) we or any of the guarantors, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the exchange notes or incurring the related guarantees and, in the case of (2) only, one of the following is also true at the time thereof:

•	we or any of the guarantors, as applicable, were insolvent or rendered insolvent by reason of the issuance of the exchange notes or the incurrence of the related guarantees;

•	the issuance of the exchange notes or the incurrence of the related guarantees left us or any of the guarantors, as applicable, with an unreasonably small amount of capital to carry on the business;

•	we or any of the guarantors intended to, or believed that we or such guarantor would, incur debts beyond our or such guarantor’s ability to pay as they mature; or

•

we or any of the guarantors was a defendant in an action for money damages, or had a judgment for money damages docketed against us or such guarantor if, in either case, after final judgment, the judgment is unsatisfied.

If a court were to find that the issuance of the exchange notes or the incurrence of the related guarantees was a fraudulent transfer or conveyance, the court could void the payment obligations under the exchange notes or such related guarantees or further subordinate the notes or such related guarantees to presently existing and future indebtedness of ours or of the related guarantor, or require the holders of the notes to repay any amounts received with respect to such related guarantees. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the exchange notes. Further, the voidance of the exchange notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

We cannot be certain as to the standards a court would use to determine whether or not we or the guarantors were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the related guarantees would not be further subordinated to our or any of our guarantors’ other debt. Generally, however, an entity would be considered solvent if, at the time it incurred indebtedness:

•	the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or

•

the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or

•	it could not pay its debts as they become due.

Your ability to transfer the exchange notes may be limited by the absence of an active trading market, and there is no assurance that any active trading market will develop for the exchange notes.

We are offering the exchange notes to the holders of the outstanding notes. The outstanding notes were offered and sold in September 2008 to institutional investors and are eligible for trading in the PORTAL market.

We do not intend to apply for a listing of the exchange notes on a securities exchange or on any automated dealer quotation system. There is currently no established market for the exchange notes and we cannot assure you as to the liquidity of markets that may develop for the exchange notes, your ability to sell the exchange notes or the price at which you would be able to sell the exchange notes. If such markets were to exist, the exchange notes could trade at prices that may be lower than their principal amount or purchase price depending on many factors, including prevailing interest rates, the market for similar notes, our financial and operating performance and other factors. The initial purchasers in the private offering of the outstanding notes have advised us that they currently intend to make a market with respect to the exchange notes. However, these initial purchasers are not obligated to do so, and any market making with respect to the exchange notes may be discontinued at any time without notice. Therefore, we cannot assure you that an active market for the exchange notes will develop or, if developed, that it will continue. Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market, if any, for the exchange notes may experience similar disruptions and any such disruptions may adversely affect the prices at which you may sell your exchange notes.

FORWARD-LOOKING STATEMENTS

This prospectus contains “forward-looking statements” within the meaning of the federal securities laws, which involve risks and uncertainties. You can identify forward-looking statements because they contain words such as “believes,” “expects,” “may,” “will,” “should,” “seeks,” “approximately,” “intends,” “plans,” “estimates,” or “anticipates” or similar expressions that concern our strategy, plans or intentions. All statements we make relating to estimated and projected earnings, margins, costs, expenditures, cash flows, growth rates and financial results are forward-looking statements. In addition, we, through our senior management, from time to time make forward-looking public statements concerning our expected future operations and performance and other developments. All of these forward-looking statements are subject to risks and uncertainties that may change at any time, and, therefore, our actual results may differ materially from those we expected. We derive most of our forward-looking statements from our operating budgets and forecasts, which are based upon many detailed assumptions. While we believe that our assumptions are reasonable, we caution that it is very difficult to predict the impact of known factors, and, of course, it is impossible for us to anticipate all factors that could affect our actual results. Important factors that could cause actual results to differ materially from our expectations (“cautionary statements”) are disclosed under “Risk Factors” and elsewhere in this prospectus, including, without limitation, in conjunction with the forward-looking statements included in this prospectus. All subsequent written and oral forward-looking statements attributable to us, or persons acting on our behalf, are expressly qualified in their entirety by the cautionary statements. Some of the factors that we believe could affect our results include:

•	our high degree of leverage

•	general economic and market conditions;

•	the condition of the financial services industry, including the effect of any further consolidation among financial services firms;

•	the integration of acquired businesses, the performance of acquired businesses and the prospects for future acquisitions;

•	the effect of war, terrorism, natural disasters or other catastrophic events;

•	the effect of disruptions to our systems and infrastructure;

•	the timing and magnitude of software sales;

•	the timing and scope of technological advances;

•	customers taking their information availability solutions in-house;

•	the trend in information availability toward solutions utilizing more dedicated resources;

•	the market and credit risks associated with clearing broker operations;

•	the ability to retain and attract customers and key personnel;

•	risks relating to the foreign countries where we transact business;

•	the ability to obtain patent protection and avoid patent-related liabilities in the context of a rapidly developing legal framework for software and business-method patents;

•	a material weakness in our internal controls; and

•	the other factors set forth under “Risk Factors.”

We caution you that the foregoing list of important factors may not contain all of the material factors that are important to you. In addition, in light of these risks and uncertainties, the matters referred to in the forward-looking statements contained in this prospectus may not in fact occur. We undertake no obligation to publicly update any written or oral forward-looking statements made by us or on our behalf as a result of new information, future events or otherwise, except as otherwise required by law.

USE OF PROCEEDS

We will not receive any cash proceeds from the issuance of the exchange notes pursuant to the exchange offer. In consideration for issuing the exchange notes as contemplated in this prospectus, we will receive in exchange a like principal amount of outstanding notes, the terms of which are identical in all material respects to the exchange notes. The outstanding notes surrendered in exchange for the exchange notes will be retired and canceled and cannot be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our capitalization.

CASH AND CAPITALIZATION

As of June 30, 2009
(Dollars in millions)
(unaudited)
Cash and cash equivalents	$508

Debt:
Senior secured credit facilities:
Revolving credit facility(1)	$75
Term loan facilities(2)	4,740
Senior notes(3)	2,100
Senior subordinated notes	1,000
Senior secured notes(4)	250
Receivables facility(5)	317
Other existing debt(6)	27

Total debt	8,509
Equity	3,098

Total capitalization	$11,607

(1)	Upon the closing of the Transaction, we entered into a $1,000 million senior secured revolving credit facility with a six-year maturity, $149 million of which was drawn on the closing date of the Transaction. On June 9, 2009, we amended the senior secured credit facilities to, among other things, change certain terms and covenants and extend a portion of the senior secured revolving credit facility to May 11, 2013.

(2)	Upon the closing of the Transaction, we entered into $4,000 million-equivalent of senior secured term loan facilities, comprised of a $3,685 million facility with SunGard as the borrower and $315 million-equivalent facilities with a newly formed U.K. subsidiary as the borrower, $165 million of which is denominated in euros and $150 million of which is denominated in pounds sterling, with a seven-and-a-half-year maturity. On February 28, 2007, we amended the senior secured credit facilities to, among other things, increase the amount of term loan borrowings of SunGard Data Systems Inc. by $400 million. Additional borrowings were used to redeem our outstanding floating rate notes. On September 29, 2008, we amended the senior secured credit facilities to, among other things, increase the amount of term loan borrowings of SunGard Data Systems Inc. by $500 million. On June 9, 2009, we amended the senior secured credit facilities to, among other things, change certain terms and covenants and extend a portion of the senior secured term loan facility to February 16, 2016.

(3)	The original issuance of the senior notes upon the closing of the Transaction included $400 million of floating rate notes. On March 26, 2007, we redeemed all outstanding floating rate notes in accordance with the indenture governing the senior notes with the proceeds of additional borrowings under the senior secured term loan facilities. On September 29, 2008 we issued at a $6 million discount, $500 million senior notes due 2015 and used the proceeds of that offering and borrowings under the new $500 million incremental senior secured term facility to purchase GL Trade SA and to repay the senior secured notes due 2009 at maturity.

(4)	Consists of $250 million face amount of 4.875% senior notes due 2014. Upon consummation of the Transaction, the senior secured notes became secured on an equal and ratable basis with loans under the senior secured credit facilities to the extent required by the indenture governing the senior secured notes and are guaranteed by all our subsidiaries that guarantee the notes. The senior secured notes are recorded at $232 million as of June 30, 2009 as a result of fair value adjustments related to purchase accounting. The discount of $18 million on the senior secured notes will continue to be amortized into interest expense and added to the recorded amount over the remaining period up to their maturity date.

(5)	In March 2009 the Company entered into a syndicated receivables facility with an initial maximum commitment of $250 million. In May 2009 the size of the receivables facility was increased by $66.5 million.

(6)	Consists of payment obligations relating to historical acquisitions and capital lease obligations.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL INFORMATION

The following table sets forth selected historical consolidated financial data of SunGard Data Systems Inc. as of the dates and for the periods indicated. The selected historical consolidated financial data as of December 31, 2007 and 2008 and for the years ended December 31, 2006, 2007 and 2008 have been derived from our audited consolidated financial statements and related notes appearing elsewhere in this prospectus. The selected historical consolidated financial data as of December 31, 2004, 2005 and 2006 and for the year ended December 31, 2004, the periods from January 1, 2005 through August 10, 2005 and August 11, 2005 through December 31, 2005 and the six months ended June 30, 2008 and 2009 presented in this table have been derived from audited consolidated financial statements not included in this prospectus. The unaudited condensed consolidated financial statements include, in our opinion, all adjustments consisting of normal recurring adjustments necessary for a fair presentation of results for the periods covered. The results of operations for the interim periods are not necessarily indicative of the results to be expected for the full year or any future period. The selected historical consolidated financial data set forth below should be read in conjunction with, and are qualified by reference to, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and related notes thereto appearing elsewhere in this prospectus.

	Predecessor		Successor
	Year Ended December 31,	January 1 through August 10,	August 11 through December 31,	Year Ended December 31,	Year Ended December 31,	Year Ended December 31,	Six Months Ended June 30,
	2004	2005	2005	2006	2007	2008	2008	2009
	(Dollars in millions)						(unaudited)	(unaudited)
Statement of Operations Data:
Revenue	$3,556	$2,371	$1,631	$4,323	$4,901	$5,596	$2,659	$2,704

Operating costs and expenses:
Cost of sales and direct operating	1,608	1,119	741	1,980	2,268	2,744	1,296	1,396
Sales, marketing and administration	665	456	343	915	1,042	1,151	570	530
Product development	236	154	96	255	271	308	157	148
Depreciation and amortization	218	141	89	238	251	278	137	141
Amortization of acquisition-related intangible assets	119	84	147	399	438	515	230	254
Goodwill impairment charge and merger costs(1)	6	121	18	4	—	130	—	1

Total operating costs and expenses	2,852	2,075	1,434	3,791	4,270	5,126	2,390	2,470

Income from operations	704	296	197	532	631	470	269	234
Interest income	8	9	6	14	19	18	9	1
Interest expense	(29)	(17)	(248)	(656)	(645)	(599)	(291)	(306)
Other income (expense)(2)	78	—	(17)	(29)	(68)	(93)	(25)	21

Income (loss) before income taxes	761	288	(62)	(139)	(63)	(204)	(38)	(50)
Income tax (expense) benefit	(307)	(142)	33	21	3	(38)	18	9

Net income (loss)	$454	$146	$(29)	$(118)	$(60)	$(242)	$(20)	$(41)

Balance Sheet Data:
Cash and cash equivalents	$675		$317	$316	$427	$975		$508
Total assets	5,195		14,587	14,671	14,840	15,778		15,300
Total debt (including current portion of long-term debt)	554		7,429	7,439	7,485	8,875		8,486
Total stockholders’ equity	3,252		3,572	3,574	3,556	3,063		3,098
Statement of Cash Flows Data:
Net cash provided by (used in):
Operating activities	$785	$571	$705	$491	$701	$385	$247	$163
Investing activities	(845)	(569)	(11,800)	(469)	(564)	(1,109)	(366)	(176)
Financing activities	256	329	10,406	(48)	(32)	1,303	132	(459)
Other Financial Data:
EBITDA(3)	$1,119	$521	$416	$1,140	$1,252	$1,298	$611	$650
Unusual items included in EBITDA:
Gain on Brut sale and other non-recurring items(2)	78	—	—	—	—	—	—	—
Merger costs(1)	6	121	18	4	—	2	—	1
Capital expenditures, net(4)	240	155	119	312	307	392	189	167
Ratio of earnings to fixed charges(5)	9.8x	6.2x	—	—	—	—	—	—

(1)

During 2004, we recorded merger costs of $6 million consisting of $5 million of accounting, investment banking, and legal and other costs associated with the abandoned spin-off of our availability services business and $1 million in net facility shut-down and severance costs related to previous acquisitions. During the period from January 1 through August 10, 2005, we recorded merger costs of $121 million, primarily $59 million of accounting, investment banking, legal and other costs associated with the Transaction and a non-cash charge for stock compensation of approximately $59 million resulting from the acceleration of stock options and restricted stock. During the period from August 11 through December 31, 2005, we recorded merger costs of $18 million consisting primarily of payroll taxes and certain compensation expenses related to the Transaction. During 2008, we recorded $128 million of goodwill impairment in the PS segment, and $2 million of merger costs.

(2)	During 2004, we recorded other income of $78 million relating to the sale of Brut to The NASDAQ Stock Market, Inc. During the period from August 11 through December 31, 2005, we recorded $17 million related to the loss on sale of the receivables and discount on retained interests in connection with the accounts receivable securitization program. During 2006, we recorded $29 million related to the loss on sale of the receivables and discount on retained interests in connection with the accounts receivable securitization program. During 2007, we recorded $29 million related to the loss on sale of the receivables and discount on retained interests in connection with the accounts receivable securitization program and $28 million associated with the early retirement of the $400 million of senior floating rate notes due 2013, of which $19 million represented the retirement premium paid to the noteholders. During 2008, we recorded $46 million in foreign exchange losses relating to our Euro denominated term loan, $25 million related to the loss on sale of the receivables and discount on retained interests in connection with the accounts receivable securitization program, $10 million related to hedge settlements associated with the GL TRADE acquisition and $7 million related to unused alternative financing commitments for the GL TRADE acquisition. During the six months ended June 30, 2008, we recorded $14 million in foreign currency exchange losses related to our Euro denominated term loan and $8 million related to the loss on sale of the receivables and discount on retained interests in connection with the accounts receivable securitization program. During the six months ended June 30, 2009, we recorded $21 million in foreign currency exchange gains related to our Euro denominated term loan.

(3)	EBITDA is calculated as follows:

	Predecessor		Successor
	Year Ended December 31, 2004	January 1 through August 10, 2005	August 11 through December 31, 2005	Year Ended December 31,			Six Months Ended June 30,
				2006	2007	2008	2008	2009
	(Dollars in millions)						(unaudited)	(unaudited)
Net income	$454	$146	$(29)	$(118)	$(60)	$(242)	$(20)	$(41)
Interest expense, net	21	8	242	642	626	581	282	305
Taxes	307	142	(33)	(21)	(3)	38	(18)	(9)
Depreciation and amortization	337	225	236	637	689	793	367	395
Goodwill impairment charge	—	—	—	—	—	128	—	—

EBITDA	$1,119	$521	$416	$1,140	$1,252	$1,298	$611	$650

EBITDA, a measure used by management to measure operating performance, is defined as net income plus interest, taxes, depreciation and amortization and goodwill impairment. EBITDA is not a recognized term under GAAP and does not purport to be an alternative to net income as a measure of operating performance or to cash flows from operating activities as a measure of liquidity. Additionally, EBITDA is not intended to be a measure of free cash flow available for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements. Management believes EBITDA is helpful in highlighting trends because EBITDA can differ significantly from company to company depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate and capital investments. In addition, EBITDA provides more comparability between the historical results of SunGard and results that reflect purchase accounting and the new capital structure. Management compensates for the limitations of using non-GAAP financial measures by using them to supplement GAAP results to provide a more complete understanding of the factors and trends affecting the business than GAAP results alone. Because not all companies use identical calculations, these presentations of EBITDA may not be comparable to other similarly titled measures of other companies.

(4)	Capital expenditures represent net cash paid for property and equipment as well as software and other assets.

(5)	For purposes of calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges include: interest expense, whether expensed or capitalized; amortization of debt issuance cost; and the portion of rental expense representative of the interest factor. Earnings for the period August 11 to December 31, 2005, for 2006, 2007 and 2008 and for the six month periods ended June 30, 2008 and 2009 were inadequate to cover fixed charges by $62 million, $139 million, $63 million, $204 million, $38 million and $50 million, respectively.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATIONS

Overview

We are one of the world’s leading software and IT services companies. We provide software and processing solutions to institutions throughout the financial services industry, higher education, and the public sector; and we help enterprises of all types maintain the continuity of their business through information availability services. We support more than 25,000 customers in over 70 countries. We operate our business in four segments: Financial Systems (“FS”), Higher Education (“HE”), Public Sector (“PS”) and Availability Services (“AS”). Our FS segment primarily serves financial services companies, corporate and government treasury departments and energy companies. Our HE segment primarily serves higher education institutions. Our PS segment primarily serves state and local governments and not-for-profit organizations. Our AS segment serves IT-dependent companies across virtually all industries.

SunGard Data Systems Inc. (“SunGard”) was acquired on August 11, 2005 by a consortium of private equity investment funds associated with Bain Capital Partners, The Blackstone Group, Goldman Sachs & Co., Kohlberg Kravis Roberts & Co., Providence Equity Partners, Silver Lake and TPG (the “Transaction”).

SunGard is a wholly owned subsidiary of SunGard Holdco LLC, which is wholly owned by SunGard Holding Corp., which is wholly owned by SunGard Capital Corp. II, which is a subsidiary of SunGard Capital Corp. SunGard Capital Corp. II and SunGard Capital Corp. are collectively referred to as the “Parent Companies.” All of these companies were formed for the purpose of facilitating the Transaction and are collectively referred to as the “Holding Companies.”

In FS, we primarily serve financial services companies through a broad range of complementary software solutions that process their investment and trading transactions. The principal purpose of most of these systems is to automate the business processes associated with trading securities, managing portfolios and accounting for investment assets.

In HE, we primarily provide software, strategic and systems integration consulting, and technology management services to higher education organizations around the world, including colleges, universities, campuses, foundations and state systems. HE solutions include administration, advancement, IT management, performance analytics, enrollment management, academic performance and strategic planning.

In PS, we primarily provide software and processing solutions designed to meet the specialized needs of central, federal, state and local governments, public safety and justice agencies, public schools, utilities, non-profits, and other public sector institutions. Our PS solutions support a range of specialized enterprise resource planning and administrative solutions.

In AS, we help our customers maintain access to the information and computer systems they need to run their businesses by providing them with cost-effective resources to keep their mission-critical IT systems reliable and secure. We offer a complete range of availability services, including recovery services, managed services, consulting services and business continuity management software.

Global Economic Conditions

Current instability in the worldwide financial markets, including volatility in and disruption of the credit markets, has resulted in uncertain economic conditions. Late in 2008, a global financial crisis triggered unprecedented market volatility and depressed economic growth.

SunGard’s results of operations are typically a trailing indicator of current economic activity, largely due to the multi-year contracts that generate the majority of our revenue. While our 2008 results show some effect of the current crisis, we believe that 2009 will be more challenging. As we have always done, our businesses have right-sized their expense base in line with their expected revenue opportunities, but the lack of visibility in the current economic environment limits our ability to estimate the impact of the crisis.

The following discussion includes historical and certain forward-looking information that should be read together with the accompanying Consolidated Financial Statements and related footnotes and the discussion above of certain risks and uncertainties (see “Risk Factors”) that could cause future operating results to differ materially from historical results or the expected results indicated by forward-looking statements.

Use of Estimates and Critical Accounting Policies

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires us to make many estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses. Those estimates and judgments are based on historical experience, future expectations and other factors and assumptions we believe to be reasonable under the circumstances. We review our estimates and judgments on an ongoing basis and revise them when necessary. Actual results may differ from the original or revised estimates. A summary of our significant accounting policies is contained in Note 1 of Notes to Consolidated Financial Statements. A description of the most critical policies and those areas where estimates have a relatively greater effect in the financial statements follows. Our management has discussed the critical accounting policies described below with our audit committee.

Intangible Assets and Purchase Accounting

Purchase accounting requires that all assets and liabilities be recorded at fair value on the acquisition date, including identifiable intangible assets separate from goodwill. Identifiable intangible assets include customer base (which includes customer contracts and relationships), software and trade name. Goodwill represents the excess of cost over the fair value of net assets acquired.

The estimated fair values and useful lives of identified intangible assets are based on many factors, including estimates and assumptions of future operating performance and cash flows of the acquired business, the nature of the business acquired, the specific characteristics of the identified intangible assets, and our historical experience and that of the acquired business. The estimates and assumptions used to determine the fair values and useful lives of identified intangible assets could change due to numerous factors, including product demand, market conditions, technological developments, economic conditions and competition. In connection with our determination of fair values for the Transaction and for other significant acquisitions, we engage independent appraisal firms to assist us with the valuation of intangible (and certain tangible) assets acquired and certain assumed obligations. The carrying values and useful lives for amortization of identified intangible assets are reviewed on an ongoing basis, and any resulting changes in estimates could have a material adverse effect on our financial results.

At least annually, we compare the carrying value of our reporting units to their estimated fair value. If the carrying value is greater than the respective estimated fair value, we then determine if the goodwill is impaired, and whether some or all of the goodwill should be written off as a charge to operations, which could have a material adverse effect on our financial results. The estimate of fair value requires various assumptions including the use of projections of future cash flows and discount rates that reflect the risks associated with achieving the future cash flows. Changes in the underlying business could affect these estimates, which in turn could affect the fair value of the reporting unit.

In connection with certain acquisitions, we have accrued the estimated costs of closing certain facilities. Historically, the estimated cost of closing our existing facilities was included in merger costs and the estimated cost of closing acquired facilities was included in goodwill. Effective for acquisitions after January 1, 2009, the estimated cost of closing acquired facilities will also be recorded in merger costs.

Revenue Recognition

We generate services revenue from availability services, processing services, software maintenance and rentals, professional services and broker/dealer fees. All services revenue is recorded as the services are provided based on the fair value of each element. Fair value is determined based on the sales price of each element when sold separately. Most AS services revenue consists of fixed monthly fees based upon the specific computer configuration or business process for which the service is being provided, and the related costs are incurred ratably over the contract period. When recovering from an interruption, customers generally are contractually obligated to pay additional fees, which typically cover our incremental costs of supporting customers during recoveries. FS services revenue includes monthly fees, which may include a fixed minimum fee and/or variable fees based on a measure of volume or activity, such as the number of accounts, trades or transactions, users or the number of hours of service.

For fixed-fee professional services contracts, services revenue is recorded based upon the estimated percentage of completion, measured by the actual number of hours incurred divided by the total estimated number of hours for the project. When contracts include both professional services and software and require a significant amount of program modification or customization, installation, systems integration or related services, the professional services and license revenue is recorded based upon the estimated percentage of completion, measured in the manner described above. Changes in the estimated costs or hours to complete the contract and losses, if any, are reflected in the period during which the change or loss becomes known.

License fees result from contracts that permit the customer to use our software products at its site. Generally, these contracts are multiple-element arrangements since they usually provide for professional services and ongoing software maintenance. In these instances, license fees are recognized upon the signing of the contract and delivery of the software if the license fee is fixed, collection is probable, and there is sufficient evidence of the fair value of each undelivered element. Revenue is recorded when billed when customer payments are extended beyond normal billing terms, or when there is significant acceptance, technology or service risk. Revenue also is recorded over the contract period in those instances where the software is bundled together with computer equipment or other post-delivery services, and there is not sufficient evidence of the fair value of each undelivered element.

We believe that our revenue recognition practices comply with the complex and evolving rules governing revenue recognition. Future interpretations of existing accounting standards, new standards or changes in our business practices could result in changes in our revenue recognition accounting policies that could have a material effect on our financial results.

Accounting for Income Taxes

The objectives of accounting for income taxes are to recognize the amount of taxes payable or refundable for the current year and deferred tax liabilities and assets for the future tax consequences of events that have been recognized in an entity’s financial statements or tax returns. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances. Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the appropriate taxing authority has completed their examination even though the statute of limitations remains open, or the statute of limitation expires. Considerable judgment is required in assessing and estimating these amounts and differences between the actual outcome of these future tax consequences and our estimates could have a material effect on our financial results.

Accounting for Stock-Based Compensation

Stock-based compensation cost is measured at the grant date based on the value of the award and is recognized as expense over the appropriate service period. Determining the fair value of stock-based awards requires considerable judgment, including estimating the expected term of stock options, expected volatility of our stock price, and the number of awards expected to be forfeited. In addition, for stock-based awards where vesting is dependent upon achieving certain operating performance goals, we estimate the likelihood of achieving the performance goals. Differences between actual results and these estimates could have a material effect on our financial results. A deferred income tax asset is recorded over the vesting period as stock compensation expense is recorded. Our ability to use the deferred tax asset is ultimately based on the actual value of the stock-based award upon exercise. If the actual value is lower than the fair value determined on the date of grant, then there could be an income tax expense for the portion of the deferred tax asset that cannot be used, which could have a material effect on our financial results.

Results of Operations

We evaluate performance of our segments based on operating results before interest, income taxes, amortization of acquisition-related intangible assets, goodwill impairment charges, stock compensation and certain other costs (see Note 10 of Notes to Consolidated Financial Statements for the fiscal year ended December 31, 2008 and Note 7 of Notes to Consolidated Financial Statement for the quarterly period ended June 30, 2009 included elsewhere herein).

Three and Six Months Ended June 30, 2008 and June 30, 2009

The following table sets forth, for the periods indicated, certain amounts included in our Consolidated Statements of Operations, the relative percentage that those amounts represent to consolidated revenue (unless otherwise indicated), and the percentage change in those amounts from period to period.

	Three Months Ended June 30, 2008		Three Months Ended June 30, 2009		Percent Increase (Decrease) 2009 vs. 2008	Six Months Ended June 30, 2008		Six Months Ended June 30, 2009		Percent Increase (Decrease) 2009 vs. 2008

(in millions)		percent of revenue		percent of revenue			percent of revenue		percent of revenue
Revenue
Financial systems (FS)	$710	52%	$766	56%	8%	$1,397	53%	$1,508	56%	8%
Higher education (HE)	146	11%	132	10%	(10)%	272	10%	264	10%	(3)%
Public sector (PS)	112	8%	95	7%	(15)%	213	8%	186	7%	(13)%

Software & processing solutions	968	71%	993	73%	3%	1,882	71%	1,958	72%	4%
Availability services (AS)	389	29%	376	27%	(3)%	777	29%	746	28%	(4)%

	$1,357	100%	$1,369	100%	1%	$2,659	100%	$2,704	100%	2%

Costs and Expenses
Cost of sales and direct operating	$653	48%	$705	51%	8%	$1,296	49%	$1,396	52%	8%
Sales, marketing and administration	293	22%	254	19%	(13)%	570	21%	530	20%	(7)%
Product development	78	6%	73	5%	(6)%	157	6%	148	5%	(6)%
Depreciation and amortization	70	5%	72	5%	3%	137	5%	141	5%	3%
Amortization of acquisition-related intangible assets	118	9%	130	9%	10%	230	9%	254	9%	10%
Merger and other costs	—	—%	1	—%	—%	—	—%	1	—%	—%

	$1,212	89%	$1,235	90%	2%	$2,390	90%	$2,470	91%	3%

Income from Operations
Financial systems (1)	$129	18%	$138	18%	7%	$250	18%	$257	17%	3%
Higher education (1)	36	25%	35	27%	(3)%	60	22%	62	23%	3%
Public sector (1)	21	19%	19	20%	(10)%	39	18%	36	19%	(8)%

Software & processing solutions (1)	186	19%	192	19%	3%	349	19%	355	18%	2%
Availability services (1)	111	29%	99	26%	(11)%	212	27%	188	25%	(11)%
Corporate administration	(12)	(1)%	(14)	(1)%	17%	(24)	(1)%	(27)	(1)%	13%
Amortization of acquisition-related intangible assets	(118)	(9)%	(130)	(9)%	10%	(230)	(9)%	(254)	(9)%	10%
Stock Compensation expense	(7)	(1)%	(7)	(1)%	—%	(14)	(1)%	(14)	(1)%	—%
Other items (2)	(15)	(1)%	(6)	—%	(60)%	(24)	(1)%	(14)	(1)%	(42)%

	$145	11%	$134	10%	(8)%	$269	10%	$234	9%	(13)%

(1)	Percent of revenue is calculated as a percent of revenue from FS, HE, PS, Software and Processing Solutions, and AS, respectively.

(2)	Other items include certain purchase accounting adjustments and management fees paid to the Sponsors, partially offset by capitalized software development costs.

The following table sets forth, for the periods indicated, certain supplemental revenue data, the relative percentage that those amounts represent to total revenue and the percentage change in those amounts from period to period.

	Three Months Ended June 30, 2008		Three Months Ended June 30, 2009		Percent Increase (Decrease) 2009 vs. 2008	Six Months Ended June 30, 2008		Six Months Ended June 30, 2009		Percent Increase (Decrease) 2009 vs. 2008
(in millions)		percent of revenue		percent of revenue			percent of revenue		percent of revenue
Financial Systems
Services	$618	46%	$687	50%	11%	$1,233	46%	$1,385	51%	12%
License and resale fees	55	4%	37	3%	(33)%	89	3%	63	2%	(29)%

Total products and services	673	50%	724	53%	8%	1,322	50%	1,448	54%	10%
Reimbursed expenses	37	3%	42	3%	14%	75	3%	60	2%	(20)%

	$710	52%	$766	56%	8%	$1,397	53%	$1,508	56%	8%

Higher Education
Services	$121	9%	$115	8%	(5)%	$231	9%	$229	8%	(1)%
License and resale fees	22	2%	16	1%	(27)%	36	1%	32	1%	(11)%

Total products and services	143	11%	131	10%	(8)%	267	10%	261	10%	(2)%
Reimbursed expenses	3	—%	1	—%	(67)%	5	—%	3	—%	(40)%

	$146	11%	$132	10%	(10)%	$272	10%	$264	10%	(3)%

Public Sector
Services	$93	7%	$69	5%	(26)%	$182	7%	$138	5%	(24)%
License and resale fees	18	1%	25	2%	39%	29	1%	46	2%	59%

Total products and services	111	8%	94	7%	(15)%	211	8%	184	7%	(13)%
Reimbursed expenses	1	—%	1	—%	—%	2	—%	2	—%	—%

	$112	8%	$95	7%	(15)%	$213	8%	$186	7%	(13)%

Software & Processing Solutions
Services	$832	61%	$871	64%	5%	$1,646	62%	$1,752	65%	6%
License and resale fees	95	7%	78	6%	(18)%	154	6%	141	5%	(8)%

Total products and services	927	68%	949	69%	2%	1,800	68%	1,893	70%	5%
Reimbursed expenses	41	3%	44	3%	7%	82	3%	65	2%	(21)%

	$968	71%	$993	73%	3%	$1,882	71%	$1,958	72%	4%

Availability Services
Services	$382	28%	$371	27%	(3)%	$766	29%	$737	27%	(4)%
License and resale fees	3	—%	1	—%	(67)%	3	—%	2	—%	(33)%

Total products and services	385	28%	372	27%	(3)%	769	29%	739	27%	(4)%
Reimbursed expenses	4	—%	4	—%	—%	8	—%	7	—%	(13)%

	$389	29%	$376	27%	(3)%	$777	29%	$746	28%	(4)%

Total Revenue
Services	$1,214	89%	$1,242	91%	2%	$2,412	91%	$2,489	92%	3%
License and resale fees	98	7%	79	6%	(19)%	157	6%	143	5%	(9)%

Total products and services	1,312	97%	1,321	96%	1%	2,569	97%	2,632	97%	2%
Reimbursed expenses	45	3%	48	4%	7%	90	3%	72	3%	(20)%

	$1,357	100%	$1,369	100%	1%	$2,659	100%	$2,704	100%	2%

Three Months Ended June 30, 2009 Compared to Three Months Ended June 30, 2008

Income from Operations:

Our total operating margin was 10% for the three months ended June 30, 2009, compared to 11% for the three months ended June 30, 2008 primarily due to a $25 million decrease in license fees and the decline in the AS operating margin.

Financial Systems:

The FS operating margin was 18% for each of the three months ended June 30, 2009 and 2008. The $9 million increase in income from operations is primarily due to the impact of acquired businesses, cost reductions, primarily employee and consultant-related, and the impact of the increase in revenue at one of our trading systems businesses, partially offset by an $18 million decrease in software license fees and the impact from the decrease in professional services revenue.

Higher Education:

The HE operating margin was 27% and 25% for the three months ended June 30, 2009 and 2008, respectively, primarily due to cost reductions, mainly employee and consultant-related and professional services expenses and a customer conference held in the second quarter of 2008 that was held in the first quarter of 2009, partially offset by a $4 million decrease in software license fees.

Public Sector:

The PS operating margin was 20% and 19% for the three months ended June 30, 2009 and 2008, respectively, due primarily to improvement in the U.K. business.

Availability Services:

The AS operating margin was 26% and 29% for the three months ended June 30, 2009 and 2008, respectively. The operating margin decline and the decrease of $12 million are primarily due to facility expansions in Europe and North America, which increased the fixed cost base in advance of anticipated revenue growth.

Revenue:

Total revenue increased $12 million or 1% for the three months ended June 30, 2009 compared to the second quarter of 2008. On a constant currency basis, organic revenue decreased 0.5% in the second quarter of 2009 compared to the prior year period, primarily because of a decline in professional service revenue across all of our segments except AS and a decrease in software license fees. Organic revenue is defined as revenue for businesses owned for at least one year and further adjusted for the effects of businesses sold in the previous twelve months. Approximately 6% of organic revenue growth in the quarter was attributed to one of our broker/dealer businesses. While we have seen some improvement in the tone from the first quarter of 2009, spending remains cautious and the environment continues to be subject to pricing pressure. We expect a challenging second half in 2009, and some difficulty in achieving positive organic growth in part due to comparatively strong third and fourth quarters in 2008 when organic revenue growth on a constant currency basis was 11% and 8%, respectively.

Financial Systems:

FS revenue increased $56 million or 8% in the second quarter of 2009 from the prior year period. On a constant currency basis, organic revenue grew 2% in the quarter. Approximately 12% of organic revenue growth was attributed to one of our broker/dealer businesses. The broker/dealer revenue has remained uncharacteristically high and is a function of market volatility and customer mix; while this revenue increased year over year, sequentially it was unchanged after declining from the fourth quarter of 2008. We expect this revenue to decline at some point but are unable to predict the timing. Depending on the nature, timing and extent of the future decline, there could be a triggering event requiring an interim goodwill impairment test in addition to the annual impairment test performed each year as of July 1st and some or all of the approximately $385 million in goodwill of our trading systems reporting unit could be impaired. Professional services revenue decreased $38 million or 23%. Revenue from license and resale fees included software license revenue of $33 million and $52 million in the three months ended June 30, 2009 and 2008, respectively.

Higher Education:

HE revenue decreased $14 million or 10% for the three months ended June 30, 2009 compared to the corresponding period in 2008 due entirely to a decrease in organic revenue. HE services revenue decreased $6 million, primarily due to revenue associated with a customer conference held in the first quarter of 2009 that was held in the second quarter of 2008 and a decrease in professional services. Revenue from license and resale fees included software license revenue of $5 million in the three months ended June 30, 2009, a decrease of $4 million from the prior year period.

Public Sector:

PS revenue decreased $17 million or 15% for the three months ended June 30, 2009 compared to the corresponding period in 2008. On a constant currency basis, organic revenue decreased 7%. Revenue from license and resale fees included software license revenue of $7 million in each of the three months ended June 30, 2009 and 2008.

Availability Services:

AS revenue decreased $13 million or 3% in the second quarter of 2009 from the prior year period. On a constant currency basis, organic revenue grew 2% in the quarter. In North America, revenue grew 1% overall, but remained flat organically where decreases in basic and advanced recovery services offset growth in managed services and professional fees. Revenue in Europe decreased 18%, but grew 7% on a constant currency basis.

Costs and Expenses:

Cost of sales and direct operating expenses as a percentage of total revenue was 51% and 48% in the three-month periods ended June 30, 2009 and 2008, respectively, largely the result of the higher volumes of the broker/dealer business previously mentioned. Also impacting the period were increased costs from acquired businesses, net of a business sold in 2008, partially offset by lower FS and PS employee-related and consultant expenses.

Sales, marketing and administration expenses as a percentage of total revenue was 19% and 22% in the three-month periods ended June 30, 2009 and 2008, respectively. Decreases in sales, marketing and administration expenses, were primarily due to decreases in FS employment-related expenses.

Because AS product development costs are insignificant, it is more meaningful to measure product development expenses as a percentage of revenue from software and processing solutions. For the three months ended June 30, 2009 and 2008, product development costs were 7% and 8% of revenue from software and processing solutions, respectively.

Depreciation and amortization as a percentage of total revenue was 5% in each of the three-month periods ended June 30, 2009 and 2008.

Amortization of acquisition-related intangible assets as a percentage of total revenue was 9% in each of the three-month periods ended June 30, 2009 and 2008. The $12 million increase in 2009 was due to acquisitions made in 2008 and from shortening the remaining useful lives of certain intangible assets.

Interest expense was $155 million and $143 million for the three months ended June 30, 2009 and 2008, respectively. The increase in interest expense was due primarily to increased borrowings from the issuance of $500 million senior notes due 2015, a $500 million increase in the term loan, borrowings under our receivables facility and additional borrowings under our revolving credit facility, partially offset by interest rate decreases.

Other income was $14 million for the three months ended June 30, 2009 compared to other expense of $4 million for the three months ended June 30, 2008. The change is primarily attributable to $14 million of foreign currency translation gains related to our Euro denominated term loan in the three months ended June 30, 2009 compared to a $1 million translation gain and $4 million of losses on sales of receivables related to our terminated off-balance sheet receivables facility in the same period in 2008.

Six Months Ended June 30, 2009 Compared to Six Months Ended June 30, 2008

Income from Operations:

Our total operating margin was 9% for the six months ended June 30, 2009, compared to 10% for the six months ended June 30, 2008 primarily due to a $33 million decrease in license fees and the decline in the AS operating margin.

Financial Systems:

The FS operating margin was 17% and 18% for the six months ended June 30, 2009 and 2008, respectively. The $7 million increase is primarily related to the impact of acquired businesses, cost reductions, primarily employee and consultant-related, and the impact of the increase in revenue at one of our trading systems businesses, partially offset by a $28 million decrease in software license fees and the impact from the decrease in professional services revenue.

Higher Education:

The HE operating margin was 23% and 22% for the six months ended June 30, 2009 and 2008, respectively. The operating margin increase is due primarily to the impact of cost savings in the year, partially offset by a $3 million decrease in software license fees.

Public Sector:

The PS operating margin was 19% and 18% for the six months ended June 30, 2009 and 2008, respectively, due primarily to improvement in the U.K. business.

Availability Services:

The AS operating margin was 25% and 27% for the six months ended June 30, 2009 and 2008, respectively. The operating margin decline and the decrease of $24 million are primarily due to facility expansions in Europe and North America, which increased the fixed cost base in advance of anticipated revenue growth.

Revenue:

Total revenue increased $45 million or 2% for the six months ended June 30, 2009 compared to the same period in 2008. On a constant currency basis, organic revenue growth was 1% in the first six months of 2009 compared to the prior year period, primarily because of a decline in professional services revenue across all of our segments except AS and a decrease in software license fees. Approximately 5% of organic revenue growth in the quarter was attributed to one of our broker/dealer businesses.

Financial Systems:

FS revenue increased $111 million or 8% in the first six months of 2009 from the prior year period. On a constant currency basis, organic revenue grew 3% in the six-month period. Approximately 11% of organic revenue growth was attributed to one of our broker/dealer businesses. The broker/dealer revenue has remained uncharacteristically high and is a function of market volatility and customer mix; while this revenue increased year over year, sequentially it was unchanged after declining from the fourth quarter of 2008. We expect this revenue to decline at some point but are unable to predict the timing. Depending on the nature, timing and extent of the future decline, there could be a triggering event requiring an interim goodwill impairment test in addition to the annual impairment test performed each year as of July 1st and some or all of the approximately $385 million in goodwill of our trading systems reporting unit could be impaired. Professional services revenue decreased $72 million or 23%. Revenue from license and resale fees included software license revenue of $54 million and $82 million in the six months ended June 30, 2009 and 2008, respectively.

Higher Education:

HE revenue decreased $8 million or 3% for the six months ended June 30, 2009 compared to the corresponding period in 2008 due entirely to organic revenue growth. HE services revenue decreased $2 million, primarily due to a decrease in professional services, partially offset by an increase in processing and support revenue. Revenue from license and resale fees included software license revenue of $10 million in the six months ended June 30, 2009, a decrease of $3 million from the prior year period.

Public Sector:

PS revenue decreased $27 million or 13% for the six months ended June 30, 2009 compared to the corresponding period in 2008. On a constant currency basis, organic revenue decreased 3%. Revenue from license and resale fees included software license revenue of $12 million in each of the six months ended June 30, 2009 and 2008.

Availability Services:

AS revenue decreased $31 million or 4% for the six months ended June 30, 2009 compared to the prior year period. On a constant currency basis, organic revenue grew 1% in the first six months of 2009. In North America, revenue grew 1% overall, but decreased 1% organically where decreases in basic and advanced recovery services exceeded growth in managed services and professional services revenue. Revenue in Europe decreased 20%, but grew 7% on a constant currency basis.

Costs and Expenses:

Cost of sales and direct operating expenses as a percentage of total revenue was 52% and 49% in the six-month periods ended June 30, 2009 and 2008, respectively, largely the result of the higher volumes of the broker/dealer business previously mentioned. Also impacting the period were increased costs from acquired businesses, net of a business sold in 2008, partially offset by lower FS and PS employee-related and consultant expenses.

Sales, marketing and administration expenses as a percentage of total revenue was 20% and 21% in the six-month periods ended June 30, 2009 and 2008, respectively. Organic decreases in sales, marketing and administration expenses, most notably decreases in FS employment-related and consultant expenses, were partially offset by increases from acquired businesses.

Because AS product development costs are insignificant, it is more meaningful to measure product development expenses as a percentage of revenue from software and processing solutions. For each of the six months ended June 30, 2009 and 2008, product development costs were 8% of revenue from software and processing solutions.

Depreciation and amortization as a percentage of total revenue was 5% in each of the six-month periods ended June 30, 2009 and 2008.

Amortization of acquisition-related intangible assets as a percentage of total revenue was 9% in each of the six-month periods ended June 30, 2009 and 2008. The $24 million increase in 2009 was due to acquisitions made in 2008 and from shortening the remaining useful lives of certain intangible assets.

Interest expense was $306 million and $291 million for the six months ended June 30, 2009 and 2008, respectively. The increase in interest expense was due primarily to increased borrowings from the issuance of $500 million senior notes due 2015, a $500 million increase in the term loan, borrowings under our receivables facility and additional borrowings under our revolving credit facility, partially offset by interest rate decreases.

Other income was $21 million for the six months ended June 30, 2009 compared to other expense of $25 million for the six months ended June 30, 2008. The change is primarily attributable to $21 million of foreign currency translation gains primarily related to our Euro denominated term loan in the six months ended June 30, 2009 compared to $14 million of translation losses and $8 million of losses on sales of receivables related to our terminated off-balance sheet receivables facility in the same period in 2008.

The effective income tax rates in the six months ended June 30, 2009 and 2008 were 18% and 47%, respectively. The rate in the first six months of 2009 reflects less recovery on our book loss due to further limitations on our ability to utilize certain foreign tax credits.

Fiscal Years Ended December 31, 2006, 2007 and 2008

The following table sets forth, for the periods indicated, certain amounts included in our Consolidated Statements of Operations and the relative percentage that those amounts represent to consolidated revenue (unless otherwise indicated).

	2006		2007		2008
		% of revenue		% of revenue		% of revenue
(in millions)
Revenue
Financial systems (FS)	$2,072	48%	$2,500	51%	$3,078	55%
Higher education (HE)	498	12%	543	11%	540	10%
Public sector systems (PS)	395	9%	410	8%	411	7%

Software & processing solutions	2,965	69%	3,453	70%	4,029	72%
Availability services (AS)	1,358	31%	1,448	30%	1,567	28%

	$4,323	100%	$4,901	100%	$5,596	100%

Costs and Expenses
Cost of sales and direct operating	$1,980	46%	$2,268	46%	$2,744	49%
Sales, marketing and administration	915	21%	1,042	21%	1,151	21%
Product development	255	6%	271	6%	308	6%
Depreciation and amortization	238	6%	251	5%	278	5%
Amortization of acquisition- related intangible assets	399	9%	438	9%	515	9%
Goodwill impairment charge and merger costs	4	—%	—	—%	130	2%

	$3,791	88%	$4,270	87%	$5,126	92%

Income from operations
Financial systems(1)	$414	20%	$525	21%	$608	20%
Higher education(1)	118	24%	143	26%	130	24%
Public sector systems(1)	79	20%	84	20%	79	19%

Software & processing solutions(1)	611	21%	752	22%	817	20%
Availability services(1)	412	30%	428	30%	443	28%
Corporate administration	(46)	(1)%	(55)	(1)%	(51)	(1)%
Amortization of acquisition-related intangible assets	(399)	(9)%	(438)	(9)%	(515)	(9)%
Goodwill impairment charge	—	—%	—	—%	(128)	(2)%
Stock Compensation expense	(38)	(1)%	(32)	(1)%	(35)	(1)%
Merger costs and other items(2)	(8)	—%	(24)	—%	(61)	(1)%

Income from operations	$532	12%	$631	13%	$470	8%

(1)	Percent of revenue is calculated as a percent of revenue from FS, HE, PS, Software & Processing Solutions, and AS, respectively.

(2)	Merger costs and other items include merger costs, management fees paid to the Sponsors, purchase accounting adjustments, including in 2008 certain acquisition-related compensation expense, and, in 2007, an unfavorable arbitration award related to a customer dispute, partially offset in each year by capitalized software development costs.

The following table sets forth, for the periods indicated, certain supplemental revenue data and the relative percentage that those amounts represent to total revenue.

	2006		2007		2008
(in millions)		% of revenue		% of revenue		% of revenue
Financial Systems
Services	$1,792	41%	$2,155	44%	$2,737	49%
License and resale fees	196	5%	232	5%	229	4%

Total products and services	1,988	46%	2,387	49%	2,966	53%
Reimbursed expenses	84	2%	113	2%	112	2%

	$2,072	48%	$2,500	51%	$3,078	55%

Higher Education
Services	$409	9%	$435	9%	$453	8%
License and resale fees	80	2%	98	2%	77	1%

Total products and services	489	11%	533	11%	530	9%
Reimbursed expenses	9	—%	10	—%	10	—%

	$498	12%	$543	11%	$540	10%

Public Sector Systems
Services	$329	8%	$348	7%	$349	6%
License and resale fees	62	1%	58	1%	57	1%

Total products and services	391	9%	406	8%	406	7%
Reimbursed expenses	4	—%	4	—%	5	—%

	$395	9%	$410	8%	$411	7%

Software & Processing Solutions
Services	$2,530	59%	$2,938	60%	$3,539	63%
License and resale fees	338	8%	388	8%	363	6%

Total products and services	2,868	66%	3,326	68%	3,902	70%
Reimbursed expenses	97	2%	127	3%	127	2%

	$2,965	69%	$3,453	70%	$4,029	72%

Availability Services
Services	$1,340	31%	$1,426	29%	$1,544	28%
License and resale fees	4	—%	8	—%	6	—%

Total products and services	1,344	31%	1,434	29%	1,550	28%
Reimbursed expenses	14	—%	14	—%	17	—%

	$1,358	31%	$1,448	30%	$1,567	28%

Total Revenue
Services	$3,870	90%	$4,364	89%	$5,083	91%
License and resale fees	342	8%	396	8%	369	7%

Total products and services	4,212	97%	4,760	97%	5,452	97%
Reimbursed expenses	111	3%	141	3%	144	3%

	$4,323	100%	$4,901	100%	$5,596	100%

Year Ended December 31, 2008 Compared to Year Ended December 31, 2007

Income from Operations:

Our total operating margin decreased from 13% in 2007 to 8% in 2008 primarily due to a $128 million goodwill impairment charge in PS, intangible asset write-offs of $67 million and the decline in operating margins at each of our operating segments.

Financial Systems:

The FS operating margin was 20% for the year ended December 31, 2008, compared to 21% for the prior year period. The operating margin decline reflects the impact of the increase in revenue at one of our trading systems businesses which has an inherently lower margin, an increase in restructuring charges and an $11 million decrease in software license revenue.

The most important factors affecting the FS operating margin are:

•	the level of trading volumes,

•	the level of IT spending and its impact on the overall demand for professional services and software license sales,

•	the rate and value of contract renewals, new contract signings and contract terminations,

•	the extent and degree of price negotiation by our customers,

•	the overall condition of the financial services industry and the effect of any further consolidation among financial services firms, and

•	the operating margins of recently acquired businesses, which tend to be lower at the outset and improve over a number of years.

Higher Education:

The HE operating margin was 24% for the year ended December 31, 2008 compared to 26% for the year ended December 31, 2007. The operating margin decline is due to a $15 million decrease in software license fees.

The most important factors affecting the HE operating margin are:

•	the rate and value of contract renewals, new contract signings and contract terminations,

•	the level of IT spending and its impact on the overall demand for professional services and software license sales, and

•	the extent and degree of price negotiation by our customers.

Public Sector:

The PS operating margin was 19% for the year ended December 31, 2008 compared to 20% for the year ended December 31, 2007. The operating margin decline is due primarily to the impact of significantly lower margins in the U.K. business and a $4 million decrease in software license fees.

The most important factors affecting the PS operating margin are:

•	the rate and value of contract renewals, new contract signings and contract terminations,

•	the level of IT spending and its impact on the overall demand for professional services and software license sales, and

•	the extent and degree of price negotiation by our customers.

Availability Services:

The AS operating margin was 28% for the year ended December 31, 2008 compared to 30% for the year ended December 31, 2007, primarily due to facility expansions in both North America and Europe, which increased the fixed cost base in advance of anticipated revenue growth.

The most important factors affecting the AS operating margin are:

•	the rate and value of contract renewals, new contract signings and contract terminations,

•	the timing and magnitude of equipment and facilities expenditures, and

•	the trend toward availability solutions utilizing more dedicated resources.

The margin rate of the AS European business is inherently lower than the margin rate of the North American business due primarily to lower economies of scale in the distinct geographic markets served. However, the differential in the margins has narrowed over the past several years because of operational improvements in Europe and the growing proportion of managed services in North America.

Revenue:

Total revenue was $5.60 billion for the year ended December 31, 2008 compared to $4.90 billion for the year ended December 31, 2007. The increase in total revenue in 2008 is due primarily to organic revenue growth of approximately 10%, with trading volumes of one of our trading systems businesses adding $335 million or six percentage points to the growth rate. The broker/dealer revenue has remained uncharacteristically high and is a function of market volatility and customer mix. We expect this revenue to decline at some point but are unable to predict the timing. Organic revenue is defined as revenue from businesses owned for at least one year and further adjusted for the effects of businesses sold in the previous twelve months. When assessing our financial results, we focus on growth in organic revenue because overall revenue growth is affected by the timing and magnitude of acquisitions, dispositions and by purchase accounting adjustments.

Services revenue, which is largely recurring in nature, includes revenue from availability services, processing services, software support and rentals, professional services, broker/dealer fees and hardware rentals. Services revenue increased to $5.08 billion from $4.36 billion, representing approximately 91% of total revenue in 2008 compared to 89% in 2007. The revenue increase of $719 million in 2008 was due primarily to organic revenue growth of $529 million, mostly in FS with $333 million coming from the broker/dealer mentioned above, and the impact of acquired revenue in FS and AS.

Professional services revenue was $961 million and $886 million in 2008 and 2007, respectively. The $75 million increase was due primarily to FS acquired and organic revenue.

Revenue from license and resale fees was $369 million and $396 million for the years ended December 31, 2008 and 2007, respectively, and includes software license revenue of $266 million and $293 million, respectively.

Financial Systems:

FS revenue was $3.08 billion for the year ended December 31, 2008 compared to $2.50 billion for the year ended December 31, 2007. Organic revenue growth was approximately 18% in 2008, with trading volumes of one of our trading systems businesses adding $335 million or 13 percentage points to the growth rate. The broker/dealer revenue has remained uncharacteristically high and is a function of market volatility and customer mix. We expect this revenue to decline at some point but are unable to predict the timing.

Professional services revenue increased $63 million or 11%. Revenue from license and resale fees included software license revenue of $204 million and $214 million, respectively, in 2008 and 2007.

Higher Education:

HE revenue was $540 million for the year ended December 31, 2008 compared to $543 million for the year ended December 31, 2007. Services revenue increased $18 million, primarily from increases in software support revenue. Professional services revenue was $146 million in 2008, an increase of $7 million. In 2008, longer sales cycles caused software license fees and resale fees to decline by $15 million and $6 million, respectively. HE organic revenue decreased 1% in 2008.

Public Sector:

PS revenue was $411 million for the year ended December 31, 2008 compared to $410 million for the year ended December 31, 2007. Excluding the impact of currency exchange rates, organic revenue increased approximately 2%. Increases in software support revenue and processing revenue were offset by a decrease in professional services. Software license fees were $25 million in 2008, a decrease of $4 million.

Availability Services:

AS revenue was $1.57 billion for the year ended December 31, 2008 compared to $1.45 billion for the year ended December 31, 2007, an 8% increase. AS organic revenue increased approximately 3% in 2008. In North America, revenue grew 10% overall and 3% organically as strong growth in managed services was offset in part by a decrease in basic and advanced recovery services. Revenue from license and resale fees included software license revenue of $6 million, an increase of $3 million from the prior year. Revenue in Europe grew 4% overall and 9% excluding the impact of currency exchange rates.

Costs and Expenses:

Cost of sales and direct operating expenses as a percentage of total revenue was 49% and 46% for the years ended December 31, 2008 and 2007, respectively, largely the result of the higher volumes of the trading systems business previously mentioned. Also impacting the period were increased costs resulting from acquired businesses, an increase in FS and HE employee-related expenses supporting increased services revenue and an increase in AS facilities costs.

The increase in sales, marketing and administration expenses of $109 million was due primarily to increased costs resulting from acquired businesses, AS employee-related expenses and an insurance settlement in 2007, partially offset by decreases in HE and FS employee-related expenses and an unfavorable arbitration award in 2007 related to a customer dispute.

Because AS product development costs are insignificant, it is more meaningful to measure product development expense as a percentage of revenue from software and processing solutions. For the years ended December 31, 2008 and 2007, software development expenses were unchanged at 8% of revenue from software and processing solutions.

Depreciation and amortization as a percentage of total revenue was 5% for each of the years ended December 31, 2008 and 2007. The $27 million increase in 2008 was due primarily to capital expenditures supporting FS and AS and from the AS business acquired in the third quarter of 2007.

Amortization of acquisition-related intangible assets was 9% of total revenue for each of the years ended December 31, 2008 and 2007. Amortization of acquisition-related intangible assets increased $77 million in 2008 due primarily to the impact of recent acquisitions made by the Company and a $57 million increase in impairment charges.

As a result of the change in the economic environment in the second half of 2008 and completion of the annual budgeting process, we completed an assessment of the recoverability of our goodwill in December 2008.

In completing this review, we considered a number of factors, including a comparison of the budgeted revenue and profitability for 2009 to that included in the annual impairment test conducted as of July 1, 2008, and the amount by which the fair value of each reporting unit exceeded its carrying value in the 2008 impairment analysis, as well as qualitative factors such as the overall economy’s effect on each reporting unit. Based on that review, we concluded that the entire enterprise did not experience a triggering event that would require an impairment analysis of all of our reporting units, but that some reporting units required further impairment analysis. Based on this further analysis, we concluded that the decline in expected future cash flows in one of our PS reporting units was sufficient to result in an impairment of goodwill of $128 million.

Interest expense was $599 million for the year ended December 31, 2008 compared to $645 million for the year ended December 31, 2007. The decrease is primarily due to interest rate decreases and the redemption of the senior floating rate notes in 2007, partially offset by the issuance of $500 million senior notes due 2015, a $500 million increase in the term loan and additional borrowings under our revolving credit facility.

Other expense increased $25 million in the year ended December 31, 2008 due primarily to increased foreign currency translation losses primarily related to our Euro denominated term loan and losses on Euros purchased in advance of and fees associated with unused alternative financing commitments for the acquisition of GL TRADE S.A. (“GL TRADE”), partially offset by $28 million of expense in 2007 associated with the early retirement of the $400 million of senior floating rate notes due 2013, of which $19 million represented the retirement premium paid to noteholders.

We believe that our overall effective income tax rate is typically between 38% and 40%. The effective income tax rates for 2008 and 2007 were -19% and 5%, respectively. The rate in 2008 reflects a nondeductible goodwill impairment charge as well as an increase to our income tax reserve for tax matters for open years, some of which are currently under audit. The rate in 2007 reflects a change in the mix of taxable income in various jurisdictions and limitations on our ability to utilize certain foreign tax credits.

Year Ended December 31, 2007 Compared to Year Ended December 31, 2006

Income from Operations:

Our total operating margin increased from 12% in 2006 to 13% in 2007 because of improved performance within FS and HE.

Financial Systems:

The FS operating margin was 21% for the year ended December 31, 2007 compared to 20% for the prior year period. The $32 million increase in software license fees, improvement in the operating contribution from the growth in professional services revenue and operating leverage from other services revenue were partially offset by the impact of recently acquired businesses.

Higher Education:

The HE operating margin was 26% for the year ended December 31, 2007 compared to 24% for the year ended December 31, 2006. Income from operations increased $25 million in 2007 primarily due to a $15 million increase in resale fees, improved operating profit contribution from services revenue, and a $4 million increase in software license fees.

Public Sector:

The PS operating margin was 20% for the year ended December 31, 2007, unchanged from the prior year period. Income from operations increased $5 million in 2007 primarily due to a $3 million increase in software license fees.

Availability Services:

The AS operating margin was 30% for the year ended December 31, 2007, unchanged from the prior year period. Income from operations increased $16 million in 2007 primarily due to improved operating profit contribution.

Revenue:

Total revenue was $4.90 billion for the year ended December 31, 2007 compared to $4.32 billion for the year ended December 31, 2006. The increase in total revenue in 2007 is due primarily to organic revenue growth of approximately 11%, with trading volumes of one of our trading systems businesses adding three percentage points to the growth rate and changes in currency exchange rates adding approximately two percentage points overall. Excluding these items, organic growth would have been 6%.

Services revenue increased to $4.36 billion from $3.87 billion, representing approximately 89% of total revenue in 2007 compared to 90% in 2006. The revenue increase of $494 million in 2007 was due to organic revenue growth of $391 million across all segments and the impact of acquired revenue in FS.

Professional services revenue was $886 million and $767 million in 2007 and 2006, respectively. The $119 million increase was due primarily to FS organic and acquired revenue.

Revenue from license and resale fees was $396 million and $342 million for the years ended December 31, 2007 and 2006, respectively, and includes software license revenue of $293 million and $255 million, respectively.

Financial Systems:

FS revenue was $2.50 billion for the year ended December 31, 2007 compared to $2.07 billion for the year ended December 31, 2006. Organic revenue growth was approximately 17% in 2007, with trading volumes of one of our trading systems businesses adding $121 million or five percentage points to the growth rate, which exceeded our expectations for the year and the future. Excluding this business, organic revenue growth was approximately 12% in 2007.

Professional services had the most significant contribution to overall FS growth, having increased $133 million or 29%. Revenue from license and resale fees included software license revenue of $214 million and $182 million, respectively, in 2007 and 2006.

Higher Education:

HE revenue was $543 million for the year ended December 31, 2007 compared to $498 million for the year ended December 31, 2006. Services revenue increased $26 million. In 2007, resale fees were $51 million, an increase of $15 million, and software license fees were $47 million, an increase of $4 million. HE organic revenue growth was approximately 9% in 2007.

Public Sector:

PS revenue was $410 million for the year ended December 31, 2007 compared to $395 million for the year ended December 31, 2006, an increase of 4%, with changes in currency exchange rates adding approximately five percentage points. Organic revenue declined approximately 2%. Software license fees were $28 million in 2007, an increase of $3 million.

Availability Services:

AS revenue was $1.45 billion for the year ended December 31, 2007 compared to $1.36 billion for the year ended December 31, 2006, a 7% increase. AS organic revenue increased approximately 4% in 2007. In North

America revenue grew 4% overall and 1% organically as strong growth in managed services was offset by a net decrease in basic and advanced recovery services. Revenue in Europe grew 17%, 8% excluding the impact of currency exchange rates.

Costs and Expenses:

Cost of sales and direct operating expenses as a percentage of total revenue remained unchanged at 46% for each of the years ended December 31, 2007 and 2006. The increase of $288 million was due primarily to an increase in FS employee-related and consultant expenses supporting increased services revenue and increased costs related to the higher volumes in one of our trading systems businesses.

Sales, marketing and administration expenses remained unchanged as a percentage of total revenue at 21% for each of the years ended December 31, 2007 and 2006. The increase of $127 million was due primarily to FS businesses acquired in the last twelve months and an unfavorable arbitration award related to a customer dispute, partially offset by reduced stock compensation expense and an insurance settlement.

Because AS product development costs are insignificant, it is more meaningful to measure product development expense as a percentage of revenue from software and processing solutions. For the years ended December 31, 2007 and 2006, software development expenses were 8% and 9% of revenue from software and processing solutions, respectively.

Depreciation and amortization as a percentage of total revenue was 5% and 6% for the years ended December 31, 2007 and 2006, respectively. The $13 million increase in 2007 was due primarily to capital expenditures supporting AS.

Amortization of acquisition-related intangible assets was 9% of total revenue for each of the years ended December 31, 2007 and 2006. Amortization of acquisition-related intangible assets increased $39 million in 2007 due primarily to the impact of recent acquisitions made by the Company and an impairment charge of $10 million.

Interest expense was $645 million for the year ended December 31, 2007 compared to $656 million for the year ended December 31, 2006. The decrease is primarily due to a lower effective interest cost due to the refinancing of our term loan facility in February 2007, partially offset by the additional borrowing on our Term loan prior to the early retirement of the senior floating rate notes and an increase in average borrowings under the revolving credit facility.

Other expense increased $39 million in the year ended December 31, 2007 due primarily to $28 million of expense associated with the early retirement of the $400 million of senior floating rate notes due 2013, of which $19 million represented the retirement premium paid to noteholders.

We believe that our overall effective income tax rate is typically between 38% and 40%. The effective income tax rates for 2007 and 2006 were 5% and 15%, respectively. The lower rates in 2007 and 2006 reflect the combination of our overall net loss in each year, limitations on our ability to utilize foreign tax credits resulting from the large amount of interest expense and, in 2007, changes in enacted tax rates in certain state and foreign jurisdictions. The result is a lower income tax benefit in each of 2007 and 2006 than would otherwise be expected.

Liquidity And Capital Resources

At June 30, 2009, cash and equivalents were $508 million, a decrease of $467 million from December 31, 2008. Cash flow provided by operations was $163 million in the six months ended June 30, 2009 compared to $247 million in the six months ended June 30, 2008. The decrease in cash flow from operations is due primarily to a $67 million increase in working capital requirements including deferred revenue and higher requirements for the clearing broker/dealer.

Net cash used in investing activities was $176 million in the six months ended June 30, 2009, comprised of cash paid for property and equipment and other assets, one business acquired in each of our FS and PS segments and payment of a contingent purchase obligation.

Net cash used in financing activities was $459 million for the six months ended June 30, 2009, primarily related to repayment at maturity of the $250 million senior secured notes and repayment of $425 million of borrowings under the revolving credit facility, partially offset by cash received from the new receivables facility (net of associated fees). At June 30, 2009, there was $75 million outstanding under the revolving credit facility and $317 million outstanding under the receivables facility. In early 2009, we entered into interest rate swap agreements, with an aggregate notional amount of $1.2 billion, which expire in February 2012 under which we pay fixed interest payments (at 1.78%) for the term of the swaps and, in turn, receive variable interest payments based on LIBOR.

At June 30, 2009, contingent purchase price obligations that depend upon the operating performance of certain acquired businesses could total $58 million, of which $46 million could be due in the next 12 months. We also have outstanding letters of credit and bid bonds that total approximately $27 million.

At June 30, 2009, we have outstanding $8.49 billion in aggregate indebtedness, with additional borrowing capacity of $734 million under the revolving credit facility (after giving effect to outstanding letters of credit).

On June 9, 2009, SunGard entered into an amendment to the Credit Agreement (“Amended Credit Agreement”) which, among other things, (a) extends the maturity date of $2.5 billion of its dollar-denominated term loans, £40 million of pound sterling-denominated term loans, and €120 million of Euro-denominated term loans from February 2014 to February 28, 2016, (b) reduces existing revolving credit commitments to $829 million and extends the termination date of $580 million of revolving credit commitments to May 11, 2013, and (c) amends certain other provisions of the Credit Agreement, including provisions relating to negative covenants and financial covenants.

As of June 30, 2009, the interest rate for the extended term loans, after adjusting for interest rate swaps, and revolving credit loans was 4.41% and 5.5%, respectively, and for the unextended term loans, after adjusting for interest rate swaps, and revolving credit loans was 2.51% and 4.25%, respectively. The commitment fee on the daily unused portion of the 2013 and 2011 revolving credit commitments was 0.75% and 0.50%, respectively. The amended credit agreement increased our interest payments obligation in the table below by $44 million in 2009, $87 million for 2010-2011, $86 million for 2012-2013 and $289 million thereafter.

We expect our cash flows from operations, combined with availability under the revolving credit facility and receivables facility, to provide sufficient liquidity to fund our current obligations, projected working capital requirements and capital spending for a period that includes the next 12 months.

At December 31, 2008, cash and cash equivalents were $975 million, an increase of $548 million from December 31, 2007, while availability under our revolving credit facility decreased $458 million to $483 million. Early in 2009, $250 million was used to repay the senior notes.

Cash flow from operations was $385 million in the year ended December 31, 2008 compared to cash flow from operations of $701 million in the year ended December 31, 2007. The decrease in cash flow from operations is due primarily to increased working capital needed to replace the liquidity provided by the terminated accounts receivable securitization program, higher income tax payments and higher incentive compensation payments, partially offset by lower interest payments and improvement in earnings before interest, taxes, depreciation and amortization and goodwill impairment (“EBITDA” as defined and calculated below).

Net cash used in investing activities was $1.1 billion in 2008 and $564 million in 2007. We spent $721 million for six acquisitions during 2008, including $546 million for the acquisition of GL TRADE in our FS business, and $265 million for eleven acquisitions during 2007, including $161 million for the acquisition of Vericenter in our AS business. Capital expenditures were $392 million in 2008 and $307 million in 2007.

Net cash provided by financing activities was $1.3 billion in 2008, the proceeds of which were used to fund the acquisition of GL TRADE, replace the liquidity provided by the terminated accounts receivable securitization facility and repay $250 million of senior notes due in January 2009.

In September 2008 the Credit Agreement was amended to increase the amount of our term loan borrowings under the Credit Agreement by $500 million (“Incremental Term Loan”), and we issued at a $6 million discount $500 million aggregate principal amount of 10.625% Senior Notes due 2015.

We use interest rate swap agreements to manage the amount of our floating rate debt in order to reduce our exposure to variable rate interest payments associated with the senior secured credit facilities. We pay a stream of fixed interest payments for the term of the swap, and in turn, receive variable interest payments based on LIBOR (2.39% at December 31, 2008). The net receipt or payment from the interest rate swap agreements is included in interest expense. A summary of our interest rate swaps at December 31, 2008 follows:

Inception	Maturity	Notional Amount (in millions)	Interest rate paid	Interest rate received
November 2005	February 2009	$800	4.85%	LIBOR
February 2006	February 2011	$800	5.00%	LIBOR
January 2008	February 2011	$750	3.17%	LIBOR
February 2008	February 2010	$750	2.71%	LIBOR

Total/Weighted average interest rate		$3,100	3.96%

In early 2009, we entered into 3-year interest rate swaps that expire in February 2012 for an aggregate notional amount of $1.2 billion under which we pay fixed interest payments (at 1.78%) for the term of the swaps, and in turn, receive variable interest payments based on LIBOR.

At December 31, 2008, contingent purchase price obligations that depend upon the operating performance of certain acquired businesses could total $71 million, $20 million of which could be due in the next 12 months. We also have outstanding letters of credit and bid bonds that total approximately $25 million.

We are highly leveraged and our debt service requirements are significant. At December 31, 2008, our total indebtedness was $8.87 billion and we had $483 million available for borrowing under the revolving credit facility, after giving effect to certain outstanding letters of credit. In addition, at December 31, 2008, we had outstanding $77 million under our $450 million off-balance sheet accounts receivable securitization program that was terminated in December 2008. We funded the $77 million outstanding during January 2009 with collections of receivables previously sold into the facility and repaid the $250 million senior notes that matured in January 2009.

At December 31, 2008, our contractual obligations follow (in millions):

	Total	2009	2010 – 2011	2012 – 2013	2014 and After
Short-term and long-term debt(1)	$8,901	$322	$625	$5,730	$2,224
Interest payments(2)	2,907	563	1,091	919	334
Operating leases	942	198	291	200	253
Purchase obligations(3)	151	89	51	8	3

	$12,901	$1,172	$2,058	$6,857	$2,814

(1)	The senior notes due 2014 and the senior notes due 2015 are recorded at $230 million and $494 million, respectively, as of December 31, 2008, reflecting the remaining unamortized discount caused by the Transaction. The $26 million discount at December 31, 2008 will be amortized and included in interest expense over the remaining periods to maturity.

(2)	Interest payments consist of interest on both fixed-rate and variable-rate debt. Variable-rate debt consists primarily of the unhedged portion of the US$ term loan facility ($849 million at 3.58% at December 31, 2008), the euro denominated portion of the term loan facility ($181 million at 4.71% at December 31, 2008) and pound sterling denominated portion of the term loan facility ($119 million at 4.52% at December 31, 2008), the revolving credit facility ($500 million at 3.1%) and the Incremental Term Loan ($499 million at 6.75%). See Note 5 to Notes to Consolidated Financial Statements. The swap agreements put in place in early 2009 will increase the amount of interest payments in the table above by $2 million in 2009 and $5 million in 2010-2011.

(3)	Purchase obligations include our estimate of the minimum outstanding obligations under noncancelable commitments to purchase goods or services.

We expect our cash on hand, cash flows from operations and availability under our revolving credit facility to provide sufficient liquidity to fund our current obligations, projected working capital requirements and capital spending for a period that includes the next 12 months.

Depending on market conditions, the Company, its Sponsors and their affiliates, may from time to time repurchase debt securities issued by the Company, in privately negotiated or open market transactions, by tender offer or otherwise.

Receivables Facility

Overview

On March 27, 2009, SunGard AR Financing LLC, a newly-formed wholly-owned, bankruptcy-remote, special purpose financing subsidiary (“Financing”) of SunGard entered into a syndicated receivables facility with each of the financial institutions signatory thereto from time to time, as the Lenders and General Electric Capital Corporation, as a Lender, as the Swing Line Lender and as administrative agent (the “Receivables Facility”). The initial maximum commitment under the Receivables Facility is $250 million of which approximately $107 million is on a revolving basis and the balance is a term loan. The Receivables Facility has a term of three years.

Subject to obtaining the commitment of additional lenders, and the satisfaction of other customary conditions, the Receivables Facility may be increased up to a maximum amount of $500 million.

In May 2009, the Company increased the size of its receivables facility by $66.5 million.

The full amount of the initial availability under the Receivables Facility was borrowed as of June 30, 2009. Subsidiaries of SunGard that participate in the Receivables Facility (“Sellers”) transfer their receivables as a true sale to Financing pursuant to the Receivables Sale Agreement dated as of March 27, 2009 (the “Receivables Sale Agreement”) and without recourse except for recourse for breaches of customary representations and warranties related to the receivables. Additional subsidiaries of SunGard may become parties to the Receivables Facility, subject to the satisfaction of specified conditions. Upon becoming parties, receivables originated by these subsidiaries will be included in the receivables balance eligible for funding under the Receivables Facility and will be included in the calculation of available funding thereunder.

Availability of funding under the Receivables Facility depends primarily upon the outstanding trade accounts receivable balance of the Sellers. Aggregate availability is determined by using a formula that reduces the gross receivables balance by factors that take into account historical default and dilution rates, excessive concentrations and average days outstanding and the costs of the facility.

Interest Rates and Fees

Under the Receivables Facility, Financing is generally required to pay interest on the amount of each advance at the one month LIBOR rate, adjusted for statutory reserves, plus 4.50% per annum. Financing is required to pay a fee on the unused portion of the Receivables Facility of 1.00% per annum, payable monthly in arrears. In addition, SunGard, acting as the initial receivables servicer, services, administers and collects receivables transferred pursuant to the Receivables Facility. Under the Receivables Facility, SunGard receives a monthly servicing fee of 1.00% per annum of the daily average outstanding balance of the receivables under such facility, payable monthly in arrears by Financing.

The Receivables Facility may be terminated for material breaches of representations and warranties, bankruptcies of any Seller, the collection agent or Financing, a default by any Seller or Financing in the performance of any payment required to be made under the transaction documents, a merger or similar transaction involving Financing, cross acceleration under our other facilities, a change of control affecting SunGard, and a failure to maintain a minimum fixed charge coverage ratio, among other reasons.

Guaranty and Security

SunGard unconditionally guarantees the performance of the Sellers’ obligations under the Receivables Sale Agreement. All obligations under the Receivables Facility are secured by the receivables purchased by Financing under the Receivables Sale Agreement.

The Transaction

As a result of the Transaction (August 11, 2005), we are highly leveraged and our debt service requirements are significant. Below is a summary of our debt instruments.

Senior Secured Credit Facilities

Borrowings under the senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate that is the higher of (1) the prime rate of JPMorgan Chase Bank, N.A. and (2) the federal funds rate plus 1/2 of 1% or (b) LIBOR based on the costs of funds for deposits in the currency of such borrowing for either 30, 60, 90 or 180 days. The applicable margin for borrowings under the revolving credit facility and the term loan facility may change subject to attaining certain leverage ratios. In addition to paying interest on outstanding principal under the senior secured credit facilities, we pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments.

All obligations under the senior secured credit facilities are fully and unconditionally guaranteed by SunGard Holdco LLC and by substantially all domestic, 100% wholly owned subsidiaries.

We are required to repay installments on the loans under the term loan facilities in quarterly principal amounts of 0.25% of their funded total principal amount through March 2013, with the remaining amount payable in May 2013, provided, however, that such date will automatically become February 2014 if all the Senior Notes due 2013 are extended, renewed or refinanced on or prior to May 15, 2013.

The senior secured credit facilities also require us to prepay outstanding term loans, subject to certain exceptions, with excess cash flow and proceeds from certain asset sales, casualty and condemnation events, other borrowings and certain financings under our accounts receivable securitization program (terminated in December 2008). Any required payments would be applied pro rata to the term loan lenders and to installments of the term loan facilities in direct order of maturity.

Principal amounts outstanding under the revolving credit facility are due and payable in full at maturity in August 2011. As of June 30, 2009, we have $734 million available under the revolving credit facility, after giving effect to certain letters of credit.

The second amendment to the Credit Agreement in September 2008 changed certain terms applicable to the Incremental Term Loan. Borrowings can be at either a Base Rate or a Eurocurrency Rate. Base Rate borrowings reset daily and bear interest at a minimum of 4.0% plus a spread of 2.75%. Eurocurrency borrowings can be made for periods of 30, 60, 90 or 180 days and bear interest at a minimum of 3.0% plus a spread of 3.75%. The interest rate at June 30, 2009 was 6.75%.

The senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, our (and most or all of our subsidiaries’) ability to incur additional debt or issue preferred stock, pay dividends and distributions on or repurchase capital stock, create liens on assets, enter into sale and leaseback transactions, repay subordinated indebtedness, make investments, loans or advances, make capital expenditures, engage in certain transactions with affiliates, amend certain material agreements, change our lines of business, sell assets and engage in mergers or consolidations. In addition, under the senior secured credit facilities, we are required to satisfy certain total leverage and interest coverage ratios. We were in compliance with all covenants at June 30, 2009.

2009 Amendment to the Senior Secured Credit Agreement

On June 9, 2009, we entered into an amendment to the Credit Agreement (“Amended Credit Agreement”) which, among other things, (a) extends the maturity date of $2.5 billion of its dollar-denominated term loans, £40 million of pound sterling-denominated term loans, and €120 million of euro-denominated term loans to February 28, 2016, (b) reduces existing revolving credit commitments to $829 million and extends the termination date of $580 million of revolving credit commitments to May 11, 2013, and (c) amends certain other provisions of the Credit Agreement, including provisions relating to negative covenants and financial covenants.

Interest rate spreads with respect to the extended term loans and interest rate spreads (and letter of credit fees) with respect to the 2013 revolving credit facility will be the applicable rate as set forth in the Amended Credit Agreement and may change subject to attaining certain leverage ratios. All other interest rate spreads and fees remain unchanged.

Based on the leverage ratio for the period ended June 30, 2009, the current interest spread for extended LIBOR based loans is 3.625% and for 2013 revolving credit loans is 3.25%. The commitment fee on the daily unused portion of the 2013 revolving credit commitments is 0.75%.

Senior Notes due 2009 and 2014

On January 15, 2004, we issued $500 million of senior unsecured notes, of which $250 million 3.75% notes were due and paid in full in January 2009 and $250 million are 4.875% notes due 2014, which are subject to certain standard covenants. As a result of the Transaction, these senior notes became collateralized on an equal and ratable basis with loans under the senior secured credit facilities and are guaranteed by all subsidiaries that guarantee the senior notes due 2013 and 2015 and senior subordinated notes due 2015. The senior notes due 2014 are recorded at $232 million as of June 30, 2009, reflecting the remaining unamortized discount caused by the Transaction. The $18 million discount will be amortized and included in interest expense.

Senior Notes due 2013 and 2015 and Senior Subordinated Notes due 2015

The senior notes due 2013 and 2015 are senior unsecured obligations that rank senior in right of payment to future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior notes, including the senior subordinated notes. The senior notes (i) rank equally in right of payment to all existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the senior notes, (ii) are effectively subordinated in right of payment to all existing and future secured debt to the extent of the value of the assets securing such debt, and (iii) are structurally subordinated to all obligations of each subsidiary that is not a guarantor of the senior notes. All obligations under the senior notes are fully and unconditionally guaranteed, subject to certain exceptions, by substantially all domestic, 100% wholly owned subsidiaries of the Company.

The senior subordinated notes due 2015 are unsecured senior subordinated obligations that are subordinated in right of payment to the existing and future senior debt, including the senior secured credit facilities, the senior notes due 2014 and the senior notes due 2013 and 2015. The senior subordinated notes (i) rank equally in right of payment to all future senior subordinated debt, (ii) are effectively subordinated in right of payment to all existing and future secured debt to the extent of the value of the assets securing such debt, (iii) are structurally subordinated to all obligations of each subsidiary that is not a guarantor of the senior subordinated notes, and (iv) rank senior in right of payment to all future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior subordinated notes.

The senior notes due 2013 and 2015 and senior subordinated notes due 2015 are redeemable in whole or in part, at our option, at any time at varying redemption prices that generally include premiums, which are defined in the applicable indentures. In addition, upon a change of control, we are required to make an offer to redeem all of the senior notes and senior subordinated notes at a redemption price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest.

The indentures governing the senior notes due 2013 and 2015 and senior subordinated notes due 2015 contain a number of covenants that restrict, subject to certain exceptions, our ability and the ability of our restricted subsidiaries to incur additional indebtedness or issue certain preferred shares, pay dividends on or make other distributions in respect of its capital stock or make other restricted payments, make certain investments, enter into certain types of transactions with affiliates, create liens securing certain debt without securing the senior notes due 2013 and 2015 or senior subordinated notes due 2015, as applicable, sell certain assets, consolidate, merge, sell or otherwise dispose of all or substantially all of our assets and designate our subsidiaries as unrestricted subsidiaries.

The senior notes due 2015 contain registration rights by which the Company has agreed to use its reasonable efforts to register with the U.S. Securities & Exchange Commission notes having substantially identical terms. The Company will use its reasonable best efforts to cause the exchange offer to be completed or, if required, to have one or more shelf registration statements declared effective, within 360 days after the issue date of the senior notes due 2015.

If the Company fails to meet this target (a “registration default”) with respect to the senior notes due 2015, the annual interest rate on the senior notes due 2015 will increase by 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year over the applicable interest rate. If the registration default is corrected or, if it is not corrected, upon the two year anniversary of the issue date of the senior notes due 2015, the applicable interest rate on such senior notes due 2015 will revert to the original level.

Off-Balance Sheet Debt—Accounts Receivable Securitization Program

In December 2008, we terminated our accounts receivable securitization program. Under the accounts receivable facility, eligible receivables were sold to third-party conduits through a wholly owned, bankruptcy remote special purpose entity that is not consolidated for financial reporting purposes. We serviced the receivables and charged a monthly servicing fee at market rates. The third-party conduits were sponsored by certain lenders under our senior secured credit facilities.

Sales of receivables under the facility qualified as sales under applicable accounting pronouncements. Accordingly, receivables totaling $363 million net of applicable allowances, and the corresponding borrowings, totaling $77 million, are excluded from our consolidated balance sheet as of December 31, 2008. Our retained interest in these receivables is $285 million as of December 31, 2008. Expenses associated with the receivables facilities totaled $25 million for 2008, which related to the loss on sale of the receivables and the discount on retained interest, and is recorded in other income (expense) in our consolidated statements of operations. The loss on sale of receivables was determined at the date of transfer based upon the fair value of the assets sold and the interests retained based on the present value of expected cash flows.

Covenant Compliance

Our senior secured credit facilities and the indentures governing our senior notes due 2013 and 2015 and our senior subordinated notes due 2015 contain various covenants that limit our ability to engage in specified types of transactions. These covenants limit our ability to, among other things:

•	incur additional indebtedness or issue certain preferred shares,

•	pay dividends on, repurchase or make distributions in respect of our capital stock or make other restricted payments,

•	make certain investments,

•	sell certain assets,

•	create liens,

•	consolidate, merge, sell or otherwise dispose of all or substantially all of our assets, and

•	enter into certain transactions with our affiliates.

In addition, pursuant to the Principal Investor Agreement by and among our Holding Companies and the Sponsors, we are required to obtain approval from certain Sponsors prior to the declaration or payment of any dividend by us or any of our subsidiaries (other than dividends payable to us or any of our wholly owned subsidiaries).

Under the senior secured credit facilities, we are required to satisfy and maintain specified financial ratios and other financial condition tests. As of June 30, 2009, we are in compliance with the financial and nonfinancial covenants. While we believe that we will remain in compliance, our continued ability to meet those financial ratios and tests can be affected by events beyond our control, and there is no assurance that we will meet those ratios and tests. A breach of any of these covenants could result in a default under the senior secured credit facilities. Upon the occurrence of an event of default under the senior secured credit facilities, the lenders could elect to declare all amounts outstanding under the senior secured credit facilities to be immediately due and payable and terminate all commitments to extend further credit.

Adjusted earnings before interest, taxes, depreciation and amortization and goodwill impairment (“EBITDA”) is a non-GAAP measure used to determine our compliance with certain covenants contained in the indentures governing the senior notes due 2013 and 2015 and senior subordinated notes due 2015 and in our senior secured credit facilities. Adjusted EBITDA is defined as EBITDA further adjusted to exclude unusual items and other adjustments permitted in calculating covenant compliance under the indentures and our senior secured credit facilities. We believe that including supplementary information concerning Adjusted EBITDA is appropriate to provide additional information to investors to demonstrate compliance with our financing covenants.

The breach of covenants in our senior secured credit facilities that are tied to ratios based on Adjusted EBITDA could result in a default and the lenders could elect to declare all amounts borrowed due and payable. Any such acceleration would also result in a default under our indentures. Additionally, under our debt agreements, our ability to engage in activities such as incurring additional indebtedness, making investments and paying dividends is also tied to ratios based on Adjusted EBITDA.

Adjusted EBITDA does not represent net income (loss) or cash flow from operations as those terms are defined by GAAP and does not necessarily indicate whether cash flows will be sufficient to fund cash needs. While Adjusted EBITDA and similar measures are frequently used as measures of operations and the ability to meet debt service requirements, these terms are not necessarily comparable to other similarly titled captions of other companies due to the potential inconsistencies in the method of calculation. Adjusted EBITDA does not reflect the impact of earnings or charges resulting from matters that we may consider not to be indicative of our ongoing operations. In particular, the definition of Adjusted EBITDA in the indentures allows us to add back certain non-cash, extraordinary, unusual or non-recurring charges that are deducted in calculating net income (loss). However, these are expenses that may recur, vary greatly and are difficult to predict. Further, our debt instruments require that Adjusted EBITDA be calculated for the most recent four fiscal quarters. As a result, the measure can be disproportionately affected by a particularly strong or weak quarter. Further, it may not be comparable to the measure for any subsequent four-quarter period or any complete fiscal year.

The following is a reconciliation of net loss, which is a GAAP measure of our operating results, to Adjusted EBITDA as defined in our debt agreements. The terms and related calculations are defined in the indentures.

	Year ended December 31,			Six Months Ended June 30,		Last Twelve Months June 30, 2009
(in millions)	2006	2007	2008	2008	2009
				(unaudited)	(unaudited)	(unaudited)
Net loss	$(118)	$(60)	$(242)	$(20)	$(41)	$(263)
Interest expense, net	642	626	581	282	305	604
Taxes	(21)	(3)	38	(18)	(9)	47
Depreciation and amortization	637	689	793	367	395	821
Goodwill impairment charge	—	—	128	—	—	128

EBITDA	1,140	1,252	1,298	611	650	1,337
Purchase accounting adjustments(1)	(2)	14	39	20	8	27
Non-cash charges(2)	41	37	35	14	17	38
Unusual or non-recurring items(3)	30	43	68	8	10	71
Acquired EBITDA, net of disposed EBITDA(4)	—	12	57	2	—	19
Pro forma expense savings related to acquisitions(5)	—	—	17	—	1	9
Other(6)	16	38	76	27	(11)	39

Adjusted EBITDA—Senior Secured Credit Facilities	1,225	1,396	1,590	682	675	1,540
Loss on sale of receivables(7)	29	29	25	9	—	17

Adjusted EBITDA—Senior Notes due 2013 and 2015 and Senior Subordinated Notes due 2015	$1,254	$1,425	$1,615	$691	$675	$1,557

(1)	Purchase accounting adjustments include the adjustment of deferred revenue and lease reserves to fair value at the dates of the Transaction and subsequent acquisitions made by the Company and certain acquisition-related compensation expense.

(2)	Non-cash charges include stock-based compensation resulting from stock-based compensation accounted for under SFAS 123R (see Note 7 of Notes to Consolidated Financial Statements) and loss on the sale of assets.

(3)	Unusual or non-recurring items include debt refinancing costs, severance and related payroll taxes, an unfavorable arbitration award related to a customer dispute, an insurance recovery and other expenses associated with acquisitions made by the Company.

(4)	Acquired EBITDA net of disposed EBITDA reflects the EBITDA impact of businesses that were acquired or disposed of during the period as if the acquisition or disposition occurred at the beginning of the period.

(5)	Pro forma adjustments represent the full-year impact of savings resulting from post-acquisition integration activities.

(6)	Other includes gains or losses related to fluctuation of foreign currency exchange rates impacting the foreign-denominated debt, management fees paid to the Sponsors and franchise and similar taxes reported in operating expenses, partially offset by certain charges relating to the accounts receivable securitization facility (terminated in December 2008).

(7)	The loss on sale of receivables under the accounts receivable securitization facility (terminated in December 2008) is added back in calculating Adjusted EBITDA for purposes of the indentures governing the senior notes due 2013 and 2015 and the senior subordinated notes due 2015 but is not added back in calculating Adjusted EBITDA for purposes of the senior secured credit facilities.

Our covenant requirements and actual ratios for the twelve months ended June 30, 2009 are as follows:

	Covenant Requirements	Actual Ratios

Senior secured credit facilities(1)
Minimum Adjusted EBITDA to consolidated interest expense ratio	1.65x	2.66	x

Maximum total debt to Adjusted EBITDA	6.75x	5.02	x

Senior Notes due 2013 and Senior Subordinated Notes due 2015(2)
Minimum Adjusted EBITDA to fixed charges ratio required to incur additional debt pursuant to ratio provisions	2.00x	2.63	x

(1)	Our senior secured credit facilities require us to maintain an Adjusted EBITDA to consolidated interest expense ratio at a minimum of 1.65x for the four-quarter period ended December 31, 2008 and increasing over time to 1.70x by the end of 2009, to 1.80x by the end of 2010 and 2.20x by the end of 2013. Consolidated interest expense is defined in the senior secured credit facilities as consolidated cash interest expense less cash interest income further adjusted for certain non-cash or nonrecurring interest expense and the elimination of interest expense and fees associated with our receivables facility. Beginning with the four-quarter period ending December 31, 2008, we are required to maintain a consolidated total debt to Adjusted EBITDA ratio of 6.75x and decreasing over time to 6.25x by the end of 2009 and to 4.75x by the end of 2013. Consolidated total debt is defined in the senior secured credit facilities as total debt less certain indebtedness and further adjusted for cash and cash equivalents on our balance sheet in excess of $50 million. Failure to satisfy these ratio requirements would constitute a default under the senior secured credit facilities. If our lenders failed to waive any such default, our repayment obligations under the senior secured credit facilities could be accelerated, which would also constitute a default under our indentures.

(2)	Our ability to incur additional debt and make certain restricted payments under our indentures, subject to specified exceptions, is tied to an Adjusted EBITDA to fixed charges ratio of at least 2.0x, except that we may incur certain debt and make certain restricted payments and certain permitted investments without regard to the ratio, such as our ability to incur up to an aggregate principal amount of $5.75 billion under credit facilities (inclusive of amounts outstanding under our senior credit facilities from time to time; as of June 30, 2009, we had $4.74 billion outstanding under our term loan facilities and available commitments of $734 million under our revolving credit facility), to acquire persons engaged in a similar business that become restricted subsidiaries and to make other investments equal to 6% of our consolidated assets. Fixed charges is defined in the indentures governing the Senior Notes due 2013 and 2015 and the Senior Subordinated Notes due 2015 as consolidated interest expense less interest income, adjusted for acquisitions, and further adjusted for non-cash interest and the elimination of interest expense and fees associated with our accounts receivable securitization program.

Effect of Recent Accounting Pronouncements:

In April 2009, the Financial Accounting Standards Board issued FSP FAS 107-1, Interim Disclosures about Fair Value of Financial Instruments (“FSP 107-1”). FSP 107-1 increase the frequency of fair value disclosures from annual only to quarterly, in an effort to provide financial statement users with more timely and transparent information about the effects of current market conditions on financial instruments. FSP 107-1 is effective as of April 1, 2009. FSP 107-1 did not have a material impact on the consolidated financial statements.

In December 2007, the FASB issued Statement of Financial Accounting Standards (“SFAS”) No. 141R, Business Combinations, (“SFAS 141R”), which changes accounting principles for business acquisitions. SFAS No. 141R requires the recognition of all the assets acquired and liabilities assumed in the transaction based on the acquisition-date fair value. Certain provisions of this standard will, among other things, impact the determination of consideration paid or payable in a business combination and change accounting practices for transaction costs, acquired contingencies, acquisition-related restructuring costs, in-process research and development, indemnification assets, and tax benefits. SFAS No. 141R is effective for business combinations and adjustments to all acquisition-related deferred tax asset and liability balances occurring after December 31, 2008. This standard has not had but could in the future have a significant impact on our consolidated financial statements.

In December 2007, the FASB also issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (“SFAS 160”). The objective of SFAS 160 is to improve the relevance, comparability and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective January 1, 2009. SFAS 160 did not have a material impact on the consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”). SFAS 161 is intended to help investors better understand how derivative instruments and hedging activities affect an entity’s financial position, financial performance and cash flows through enhanced disclosure requirements. SFAS 161 is effective as of January 1, 2009. SFAS 161 did not have a material impact on the consolidated financial statements.

In April 2008, the FASB issued FASB Staff Position (“FSP”) No. FAS 142-3, Determination of the Useful Life of Intangible Assets. FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). FSP 142-3 is intended to improve the consistency between the useful life of an intangible asset determined under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141R and other GAAP. FSP 142-3 is effective as of January 1, 2009. FSP 142-3 did not have a material impact on the consolidated financial statements.

In November 2008, the Emerging Issues Task Force (“EITF”) issued Issue No. 08-7, Accounting for Defensive Intangible Assets (“EITF 08-7”). EITF 08-7 applies to all acquired intangible assets in which the acquirer does not intend to actively use the asset but intends to hold (lock up) the asset to prevent its competitors from obtaining access to the asset (a defensive asset), assets that the acquirer will never actually use, as well as assets that will be used by the acquirer during a transition period when the intention of the acquirer is to discontinue the use of those assets. EITF 08-7 is effective as of January 1, 2009. EITF 08-7 did not have a material impact on the consolidated financial statements.

Quantitative and Qualitative Disclosures about Market Risk:

We do not use derivative financial instruments for trading or speculative purposes. We have invested our available cash in short-term, highly liquid financial instruments, with a substantial portion having initial maturities of three months or less. When necessary, we have borrowed to fund acquisitions.

At June 30, 2009, we had total debt of $8.49 billion, including $5.13 billion of variable rate debt. We have entered into interest rate swap agreements which fixed the interest rates for $3.5 billion of our variable rate debt. Swap agreements with a notional value of $800 million effectively fix our interest rates at 5.00% and expire in February 2011. Swap agreements expiring in February 2010 and 2011 each have a notional value of $750 million and, effectively, fix our interest rates at 2.71% and 3.17%, respectively. Swap agreements expiring in February 2012 have a notional value of $1.2 billion and effectively fix our interest rates at 1.78%. Our remaining variable rate debt of $1.63 billion is subject to changes in underlying interest rates, and, accordingly, our interest payments will fluctuate. During the period when all of our interest rate swap agreements are effective, a 1% change in interest rates would result in a change in interest of approximately $16 million per year. Upon the expiration of each interest rate swap agreement in February 2010, February 2011 and February 2012, a 1%

change in interest rates would result in a change in interest of approximately $24 million, $39 million and $51 million per year, respectively.

At December 31, 2008, we had total debt of $8.87 billion, including $5.25 billion of variable rate debt. We entered into four interest rate swap agreements which fixed the interest rates for $3.1 billion of our variable rate debt. Our four swap agreements each have notional values of $800 million or $750 million (see table above), and effectively fix our interest rates at a weighted average rate of 3.96%, and expire in February 2009, 2010 or 2011. In early 2009, we entered into additional three-year interest rate swap agreements for a notional amount of $1.2 billion, under which we are required to pay a stream of fixed rate interest payments of 1.78%, and in turn, receive variable interest payments based on LIBOR. After the early 2009 activity, our remaining variable rate debt of $1.75 billion is subject to changes in underlying interest rates and our interest payments will also change as a result of market changes. During the period when our interest rate swap agreements are effective, a 1% change in interest rates would result in a change in interest of approximately $17 million per year. Upon the expiration of interest rate swap agreements in February 2010, 2011 and 2012, a 1% change in interest rates would result in a change in interest of approximately $25 million, $40 million and $52 million per year, respectively. See Note 5 to Consolidated Financial Statements.

In addition, at December 31, 2008, one of our U.K. subsidiaries, whose functional currency is the pound sterling, has $181 million of debt which is denominated in euros. A 10% change in the euro-pound sterling exchange rate would result in a charge or credit in the statement of operations of approximately $19 million.

During 2008, approximately 29% of our revenue was from customers outside the United States with approximately 76% of this revenue coming from customers located in the United Kingdom and Continental Europe. Only a portion of the revenue from customers outside the United States is denominated in other currencies, the majority being pounds sterling and euros. Revenue and expenses of our foreign operations are generally denominated in their respective local currencies. We continue to monitor our exposure to currency exchange rates.

BUSINESS

Our Company

We are one of the world’s leading software and IT services companies. We provide software and processing solutions to institutions throughout the financial services industry, higher education, and the public sector. We also provide disaster recovery services, managed services, information availability consulting services and business continuity management software. We operate our business in four segments:

Financial Systems (“FS”)—serves financial services companies, corporate and government treasury departments and energy companies;

Higher Education (“HE”)—serves higher education institutions;

Public Sector (“PS”)—serves state and local governments, public safety and justice agencies, and not-for-profit organizations; and

Availability Services (“AS”)—serves IT-dependent companies across virtually all industries.

We serve more than 25,000 customers in more than 70 countries. We seek to establish long-term customer relationships by negotiating multi-year contracts and by emphasizing customer support and product quality and integration. We believe that we are one of the most efficient operators of mission-critical IT solutions as a result of the economies of scale we derive from serving multiple customers on shared platforms. Our revenue is highly diversified by customer and product, with no single customer accounting for more than 8% of our total revenue during any of the past three fiscal years. We estimate that approximately 90% of our revenue for the past three fiscal years was recurring in nature.

We were acquired on August 11, 2005 by a consortium of private equity investment funds associated with Bain Capital Partners, The Blackstone Group, Goldman Sachs & Co., Kohlberg Kravis Roberts & Co., Providence Equity Partners, Silver Lake and TPG (the “Transaction”).

Our Strengths

Leading franchise in attractive industries.    Built over many years, our business has leading positions and strong customer relationships in industries with attractive growth dynamics.

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Leading industry positions.    We believe that the majority of businesses within our FS segment are leaders in the sectors in which they participate within the highly fragmented global market for financial services IT software and services. We believe that HE and PS are both leading providers of software and services to higher education institutions and the public sector, respectively. AS is the pioneer and leading provider in the availability services industry.

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Attractive industry dynamics.    While the current economic crisis has presented some challenges in the near term, we believe that, over the long term, the sectors in which we participate will continue to have favorable growth dynamics. We believe that the sectors in which we participate have favorable growth dynamics. We believe that FS will benefit from several key industry dynamics: the shift from internal to external IT spending, the shift from infrastructure to application software spending, and the general increase in IT spending associated with rising compliance and regulatory requirements and real-time information needs. We anticipate that HE and PS will benefit from favorable growth dynamics in higher education and public justice and safety IT spending. We believe that AS will continue to benefit from favorable organic growth in the small and medium business sector. We believe that our strong relationships with our customers in the relatively fragmented software and processing sectors that we serve and our extensive experience and the significant total capital that we have invested in AS help us to maintain leading positions. We believe that these factors provide us with competitive advantages and enhance our growth potential.

Highly attractive business model.    Our portfolio of businesses has substantial recurring revenue, a diversified customer base and significant operating cash flow generation.

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Extensive portfolio of businesses with substantial recurring revenue.    With a large portfolio of services and products in each of our four business segments, we have a diversified and stable business. We estimate that approximately 90% of our revenue for the past three fiscal years was recurring in nature. Because our FS customers generally pay us monthly fees that are based on metrics such as number of accounts, trades or transactions, users or number of hours of service, we believe that our FS revenue is more insulated from trading and transaction volumes than the financial services industry at large. Our portfolio of businesses and the largely recurring nature of our revenue across all four of our segments have reduced volatility in our revenue and income from operations.

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Diversified and stable customer base.    Our base of more than 25,000 customers includes many of the world’s largest financial services firms, a variety of other financial services firms, corporate and government treasury departments, energy companies, higher education institutions, school districts, local governments and not-for-profit organizations. Our AS business serves customers across virtually all industries. We believe that our specialized solutions and services help our customers improve operational efficiency, capture growth opportunities and respond to regulatory requirements, which results in long-term customer relationships. Our customer base is highly diversified with no single customer accounting for more than 8% of total revenue during any of the last three fiscal years.

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Significant operating cash flow generation.    The combination of moderate capital expenditures and minimal working capital requirements allows us to convert a significant proportion of our revenue to cash available for debt service.

Experienced and committed management team with track record of success.    Our management team fosters an entrepreneurial culture, has a long track record of operational excellence, has a proven ability to acquire and integrate complementary businesses, and is highly committed to our company’s long-term success.

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Long track record of operational excellence.    We have a solid track record of performance consistent with internal financial targets. Our experienced senior executive officers have proven capabilities in both running a global business and managing numerous applications that are important to our customers. Our FS solutions account for and manage over $25 trillion in investment assets and process over 5 million transactions per day. In our HE business, 1,600 organizations including colleges, universities, campuses, foundations and state systems rely on SunGard Higher Education. Our PS products are used by agencies that serve more than 140 million citizens in North America and 40 million citizens in the U.K. Our AS business has had a 100% success rate in supporting customer recoveries since our inception.

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Successful, disciplined acquisition program.    To complement our organic growth, we have a highly disciplined due diligence program to evaluate, execute and integrate acquisitions. We have completed 170 acquisitions and overall have improved the operating performance of acquired businesses. Our ongoing acquisition program has contributed significantly to our long-term growth and success.

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Experienced and committed management team.    Our executive officers have on average more than 15 years of industry experience. Our senior managers have committed significant personal capital to our company in connection with the Transaction.

Business Strategy

We are focused on expanding our position not only as a leading provider of integrated software and processing solutions, but also as the provider of choice for a wide range of availability services for IT-dependent companies. Our operating and financial strategy emphasizes fiscal discipline, profitable revenue growth and significant operating cash flow generation. In pursuit of these objectives, we have implemented the following strategies:

Expand our industry-leading franchise.    We are constantly enhancing our product and service offerings across our portfolio of businesses, further building and leveraging our customer relationships, and looking to acquire complementary businesses at attractive valuations.

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Enhance our product and service offerings.    We continually support, upgrade and enhance our systems to incorporate new technology and meet the needs of our customers for increased operational efficiency and resilience. Our strong base of recurring revenue allows us to consistently reinvest in our products and services. We continue to introduce innovative products and services in all four of our business segments. We believe that our focus on product enhancement and innovation will help us to increase our penetration of existing and new customers.

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Extend our strong customer relationships.    We focus on developing trusted, well-managed, long-term relationships with our customers. We look to maximize cross-selling opportunities, increase our share of our customers’ total IT spending and maintain a high level of customer satisfaction. Our global account management program allows us to present a single face to our larger FS customers as well as better target potential cross-selling opportunities.

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Acquire and integrate complementary businesses.    We seek opportunistically to acquire, at attractive valuations, businesses that broaden our existing product and service offerings, expand our customer base and strengthen our leadership positions, especially within the fragmented FS, HE and PS markets. Before committing to an acquisition, we devote significant resources to due diligence and to developing a post-acquisition integration plan, including the identification and quantification of potential cost savings and synergies. Our ongoing acquisition program has contributed significantly to our long-term growth and success.

Optimize our attractive business model.    We continue to focus on maintaining our attractive business model and, in particular, increasing our recurring revenue base and implementing incremental operational improvements.

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Increase our recurring revenue base.    We strive to generate a high level of recurring revenue and stable cash flow from operations. We prefer to charge customers monthly subscription fees under multi-year contracts, and we continue to prefer such contracts because they offer high levels of revenue stability and visibility. Moreover, we believe that our high quality services and customized solutions help increase the level of integration and efficiency for our customers and reduce customer defections to other vendors or to in-house solutions.

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Implement incremental operational improvements.    We have identified opportunities to further increase revenue, reduce costs and improve cash flow from operations. These include the global account management program within FS, which stimulates cross-selling opportunities and account penetration for our largest customers; centralization of certain product management functions and expansion of certain software development capacity in lower-cost regions; the selective integration of certain FS, HE and PS business units and back-office operations; and the increased focus on generating revenue from ancillary services such as customer training and education as well as consulting.

Enhance our performance-based culture.    We have an experienced management team that is focused on enhancing our performance-based culture. We continue to evaluate and implement programs to improve our current management structure through competitive compensation plans and continue to design effective human resources initiatives to retain key individuals at acquired businesses. Our compensation program, consistent with past practices, is highly performance-based.

Business Segment Overview

Our Segments

Software & Processing
	Financial Systems	Higher Education	Public Sector	Availability Services
Revenue for the Year Ended December 31, 2008	• $3.1 billion	• $540 million	• $411 million	• $1.6 billion

Product and Service Offerings

•   Specialized software and processing solutions that automate the business processes associated with trading securities, managing portfolios and accounting for investment assets, consulting services, and IT management services

•   Specialized software and enterprise resource planning solutions, professional services, consulting services and IT management services to address the administrative, academic and community needs of higher education institutions

•   Specialized software and enterprise resource planning and administrative solutions, public safety and justice solutions, K-12 student information solutions, consulting services and IT management services

•   Portfolio of standby recovery services, advanced recovery and managed services, consulting services and software that help companies maintain uninterrupted access to their mission-critical IT systems

Number of Customers	• 14,000	• 1,600	• 2,000	• 10,000

Primary Customers	• Financial services companies • Corporate and government treasury departments • Energy companies	• Higher education organizations around the world, including colleges, universities, campuses, foundations and state systems	• School districts • Federal, state and local governments • Public safety and justice agencies • Not-for-profit organizations	• Large, medium and small companies across virtually all industries, primarily in North America and Europe

Financial Systems

FS provides mission-critical software and IT services to institutions in virtually every segment of the financial services industry. The primary purpose of these systems is to automate the many detailed processes associated with trading, managing investment portfolios and accounting for investment assets. These solutions address the processing requirements of a broad range of users within financial services, including asset managers, traders, custodians, compliance officers, treasurers, insurers, risk managers, hedge fund managers, plan administrators and clearing agents. In addition, we also provide professional services that focus on application implementation and integration of these solutions and on custom software development. Since our inception, we have consistently enhanced our FS solutions to add new features, process new types of financial instruments, meet new regulatory requirements, incorporate new technologies and meet evolving customer demands.

We deliver many of our FS solutions as an application service provider, primarily from our data centers located in North America and Europe that customers access through the Internet or virtual private networks. We also deliver some of our FS solutions by licensing the software to customers for use on their own computers.

Our FS businesses are grouped internally into two divisions. The main distinction between the two divisions is that one division serves customers whose business is primarily in North America while the other division serves customers whose business is primarily international. The grouping of FS businesses in two divisions also takes into account the balance of management workload.

Americas Division:     The Americas division includes our Brokerage & Clearance, Corporations, Insurance, Trading and Wealth Management businesses as well as our US-based Consulting Services. It offers software solutions and strategic IT consulting to a broad range of users, including insurers and reinsurers, traders, custodians, plan administrators and compliance officers. These solutions help automate and manage the trading and processing requirements of banks, broker/dealers, insurance companies, pension companies, fiduciary trusts and other financial services firms primarily in North America.

International Division:    The International division includes our Alternative Investments, Banks, Capital Markets & Investment Banking, Global Trading and Institutional Asset Management businesses, as well as our European-based Consulting Services. It also includes our FS international distribution organization which conducts business with customers in China, Japan, and the rest of Asia-Pacific, Central and Eastern Europe, Africa and the Middle East. The International division offers software solutions and strategic IT consulting to a broad range of users including asset managers, fund administrators, traders, compliance officers, market makers, chief financial officers and treasurers. These solutions help connect every stage of the investment lifecycle, from portfolio analysis to regulatory compliance to investor accounting and reporting. They also help mitigate risk and deliver straight-through processing.

Our FS businesses in the Americas and International divisions are organized in the following customer-facing business areas:

Alternative Investments

We offer solutions specifically designed for firms specializing in alternative investments. These solutions support multiple asset classes and their derivatives, including equities, currency exchange rates, interest rates, credit, commodities, and convertibles. Solutions include strategy-specific applications for convertible and capital structure arbitrage, global repurchase agreements, stock finance, and listed options trading. Our enterprise-wide, straight-through processing solutions meet the trading, risk management, and investor and portfolio accounting requirements of single- and multi-strategy institutions.

Banks

We provide an integrated solution suite for asset/liability management, budgeting and planning, regulatory compliance, and profitability. Our products also manage all aspects of universal banking including back-office transaction processing, front-office multi-channel delivery, card management and payments.

Corporations

Our solutions provide chief financial officers and treasurers with the ability to monitor cash flow in real time and with increased operational controls on treasury, receivables and payments functions. An end-to-end collaborative financial management framework gives CFOs and treasurers tools to help drive maximum value from working capital and reduce risk.

Brokerage & Clearance

We are a leading provider of solutions for the global processing of securities and derivatives. These solutions support trade processing, clearing, and accounting, helping brokerage and clearing firms streamline operations and control risk and cost. Our solutions provide centralized transactional databases, support cross-asset business functions, and offer consolidated views of accounts and risk management. These solutions help firms gain front-to-back operational efficiencies and realize advantages of scale, supporting business growth.

Capital Markets & Investment Banking

Our solutions support cross-asset trading and straight-through processing of derivative instruments, helping investment banks to manage global trading books in multiple asset classes. These solutions also support securities lending and borrowing, repurchase agreements, and related transactions. We also offer solutions for the enterprise-wide management of market, credit, interest rate and liquidity risk. In addition, we provide a framework for helping banks to manage operational risk and compliance requirements.

Institutional Asset Management

We provide asset managers with comprehensive, integrated solutions to support their global investment operations. These solutions help connect every stage of the investment lifecycle, from portfolio analysis and electronic trading connectivity to regulatory compliance and investment accounting and reporting. We also provide systems for trading, pre- and post-trade compliance measurement, risk management, performance measurement and attribution, and data management.

Insurance

We provide IT solutions for the insurance industry in each of the following major business lines: life/health/annuities/pensions, property and casualty, reinsurance and asset management. Our software and services support functions from the front-office through the back-office—from customer service and policy administration to actuarial calculations, financial and investment accounting, and reporting.

Trading

We provide traders of U.S. equities, commodities and listed options with Web-based, electronic trading platforms for trade order management, direct market access and risk and compliance management. Our cross-asset solutions automate the transaction lifecycle, providing network connectivity and straight-through processing from pre- to post-trade. Our data analysis tools help improve the speed and ease of optimizing portfolios, assessing risk exposure and identifying market opportunities. Our energy solutions help financial services institutions, industrial and energy companies to efficiently compete in global energy markets by streamlining and integrating the trading, risk management and operations of physical commodities and their associated financial instruments.

Global Trading

Through the acquisition of GL TRADE S.A. in October 2008, we provide multi-asset, front- to back-office trading solutions for equities, fixed income, derivatives, FX and commodities on exchanges worldwide. These solutions support full lifecycle trading and trade processing activities including information services, market connectivity and order management that help improve trade efficiency and risk monitoring.

Wealth Management

Our wealth management solutions help investment advisors, trust bank managers and wealth managers grow their businesses by helping support the needs of their mass affluent and high-net worth clients. We provide solutions for financial planning, asset allocation, surveillance and suitability, new account opening, portfolio management, unified managed account programs, trade execution, asset management, custody and trust accounting. Our compliance and data management solutions help compliance officers mitigate risk and improve efficiencies through centralized data infrastructures, automated trade supervision and code-of-ethics monitoring. We also serve organizations that administer defined-contribution and defined-benefit retirement plans. Our retirement plan recordkeeping systems support many plan types and fulfill functions ranging from processing of contributions and payments to tax reporting and trade management.

Higher Education

In HE, we provide software, strategic and systems integration consulting, and technology management services to colleges and universities. Our HE solutions help institutions worldwide strengthen institutional performance by improving constituent services, increasing accountability and enhancing the education experience. Our Unified Digital Campus Solutions unite people, processes and technology in an environment that addresses the needs of higher education institutions and the people they serve with specific components tailored to the unique needs of each institution. HE solutions include administration and enterprise resource planning, advancement, IT management and outsourcing, portal and communication tools, performance management, enrollment management, academic performance and strategic planning.

Public Sector

In PS, we provide software and processing solutions designed to meet the specialized needs of local, state, federal and central governments, public safety and justice agencies, public schools, utilities, non-profits, and other public sector institutions. Our systems and services help institutions improve the efficiency of their operations and utilize the Web and wireless technologies in serving their constituents. Our PS products support a range of specialized enterprise resource planning and administrative solutions for functions such as accounting, human resources, payroll, utility billing, land management, public safety and criminal justice, and grant and project management.

Availability Services

In AS, we help our customers improve the uptime and resilience of their information and computer systems by providing them with cost-effective IT infrastructure and services to help them keep their mission-critical business systems reliable and secure. Since we pioneered commercial disaster recovery in the 1970s, we believe that our specialization in information availability solutions, together with our experience, technology expertise, resource management capabilities, vendor neutrality and diverse service offerings, have uniquely positioned us to meet customers’ varied needs in an environment where businesses are critically dependent on availability of IT. Over three decades, we have developed a comprehensive portfolio of business continuity and information availability services that extend from always ready standby services to advanced recovery services and always on production and managed services. We also provide business continuity management software and consulting services to help our customers design, implement and maintain plans to protect their central business systems. To serve our 10,000 AS customers, we utilize 4,000,000 square feet of operations space at over 60 locations in nine countries and a global network of approximately 25,000 miles. Since our inception, we have had a 100% success rate helping our customers recover from unplanned interruptions resulting from major disasters including the Gulf Coast hurricanes in 2008, widespread flooding in the U.K. in 2007, hurricane Katrina and Gulf Coast hurricanes in 2005, Florida hurricanes in 2004, the Northeast U.S. blackout in 2003 and the terrorist attacks of September 11, 2001.

We provide the following four categories of services: recovery services, managed services, consulting services and business continuity management software. They can be purchased independently or collectively, depending on the level of information availability required by customers as well as their other business continuity and IT infrastructure services needs. Although recovery services remain our principal revenue generating services, managed services, consulting and business continuity management software increasingly accounts for a greater percentage of our new sales. Because these services are often unique to individual customers and utilize a greater proportion of dedicated vs. shared resources, they typically require modestly more capital expenditures and command a somewhat lower operating margin rate than recovery services. The combination of all of these services provides our customers with a total, end-to-end business continuity solution.

Recovery Services

AS helps customers maintain access to the information and computer systems they need to run their businesses by providing cost-effective solutions to keep IT systems operational and secure in the event of an unplanned business disruption. These business disruptions can range from man-made events (e.g. power outages, telecommunications disruptions and acts of terrorism) to natural disasters (e.g. floods, hurricanes and earthquakes). AS offers a complete range of recovery services, depending on the length of time deemed acceptable by customers for IT systems outage – ranging from minutes (for mission-critical applications) to several hours or several days (for non-mission-critical applications). We deliver these services using processors, servers, storage devices, networks and other resources and infrastructure that are subscribed to by multiple customers, which results in economies of scale for us and cost-effectiveness for our customers. These shared services range from basic standby disaster recovery services to blended services labeled as “advanced recovery” or “high availability” solutions that combine the basic standby services with dedicated workgroup recovery and data storage resources that allow customers to continuously replicate data to one of our sites, helping customers to minimize data loss and reduce recovery times.

Managed Services

AS increasingly provides IT infrastructure and production services that customers use to run their businesses on a day-to-day basis. These services range from co-located IT infrastructure (e.g., where AS provides data center space, power, cooling and network connectivity) to fully-managed infrastructure services (e.g., where AS fully manages the daily operation of a customer’s IT infrastructure). Managed services typically require more dedicated processors, servers, storage devices, networks and other resources, which are either obtained by the customer or provided by us for the customer’s exclusive use. Managed services are designed in a flexible manner allowing customers to choose the services they need from a menu of options. Therefore, the combination of selected managed services is unique to each customer, with solutions crafted to meet that customer’s specific needs. Managed services help customers augment their IT resources and skills without having to hire full-time internal IT staff.

Consulting and Professional Services

AS offers consulting services to help customers solve critical business continuity and IT infrastructure problems including business continuity, data storage and management, information security, and numerous categories of IT infrastructure operations. In addition, we also provide professional services that help customers design, implement and maintain other services provided by AS.

Business Continuity Management Software

AS offers software solutions that help customers operate a comprehensive and professional business continuity plan across their enterprise. AS software solutions include business risk assessment, business continuity plan development, emergency notification in the event of a business disruption and virtual command center functionality. These solutions help enable ongoing business operations and management when business teams cannot be physically together because of an unplanned business disruption.

Acquisitions

To complement organic growth, we have a highly disciplined due diligence program to evaluate, execute and integrate acquisitions. Generally, we seek to acquire businesses that broaden our existing product lines and service offerings by adding complementary products and service offerings and by expanding our geographic reach. During 2008, we spent approximately $721 million in cash to acquire six businesses.

The following table lists the businesses we acquired in 2008:

Acquired Company/Business	Date Acquired	Description
Advanced Portfolio Technologies, Inc.	02/29/08	Portfolio optimization and risk management software.

Corporate Payments Division of Payformance Corporation	02/29/08	Integrated electronic and outsourced payment solutions.

Strohl Systems Group, Inc.	05/21/08	Business continuity planning software.

Delphi Technologies Ltd.	07/01/08	Consulting and IT professional services to banks and insurance companies in Ireland.

GL TRADE SA	10/01/08	Global provider of multi-asset front to back solutions, connectivity and information services.

Assets of a disaster recovery business based in Paris, France	10/07/08	Disaster recovery business based in Paris, France.

Product Development

We continually support, upgrade and enhance our systems and develop new products to meet the needs of our customers for operational efficiency and resilience and to leverage advances in technology. FS is transforming some of the key functionality of its core systems into components to form a new software development and on-demand delivery environment called Infinity. Infinity enables financial institutions to develop and deploy custom applications, integrating SunGard components with their own proprietary or third party components. Infinity uses SunGard’s Common Services Architecture (CSA), a service-oriented architecture (SOA) development framework, offering business process management (BPM) and a virtualized, software-as-a-service (SaaS) infrastructure.

Our expenditures for software development during the years ended December 31, 2006, 2007 and 2008, including amounts that were capitalized, totaled approximately $276 million, $297 million and $325 million, respectively. These amounts do not include routine software support costs that are included in cost of sales, nor do they include costs incurred in performing certain customer-funded development projects in the ordinary course of business.

Marketing

Most of our FS solutions are marketed throughout North America and Western Europe and many are marketed world wide, including Asia-Pacific, Central and Eastern Europe, the Middle East and Africa, with the principal focus being on selling additional products and services to existing customers. Our AS, HE and PS solutions are marketed primarily in North America and Europe, with a focus on both new accounts and existing accounts. Our revenue from sales outside the United States during the years ended December 31, 2006, 2007 and 2008 totaled approximately $1.23 billion, $1.48 billion and $1.64 billion, respectively.

Competition

Since most of our computer services and software solutions are specialized and technical in nature, most of the market niches in which we compete have a relatively small number of significant competitors. Some of our existing competitors and some potential competitors have substantially greater financial, technological and marketing resources than we have (see “Risk Factors”).

Financial Systems.    In our FS business, we compete with numerous other data processing and software vendors that may be broadly categorized into two groups. The first group is comprised of specialized financial systems companies that are much smaller than us. The second group is comprised of large computer services companies whose principal businesses are not in the financial systems area, some of which are also active acquirors. We also face competition from the internal processing and IT departments of our customers and prospects. The key competitive factors in marketing financial systems are the accuracy and timeliness of processed information provided to customers, features and adaptability of the software, level and quality of customer support, degree of responsiveness, level of software development expertise, total cost of ownership and return on investment. We believe that we compete effectively with respect to each of these factors and that our leadership, reputation and experience in this business are important competitive advantages.

Higher Education and Public Sector.    In our HE and PS businesses, we compete with a variety of other vendors depending upon customer characteristics such as size, type, location, computing environment and functional requirements. For example, there may be different competitors for different sizes or types of educational institutions or government agencies, or in different states or geographic regions. Competitors in this business range from larger providers of generic enterprise resource planning systems to smaller providers of specialized applications and technologies. We also compete with outsourcers and systems integrators, as well as the internal processing and information technology departments of our customers and prospective customers. The key competitive factors in marketing higher education and public sector systems are the accuracy and timeliness of processed information provided to customers, features and adaptability of the software, level and quality of customer support, degree of responsiveness, level of software development expertise and overall net cost. We believe that we compete effectively as to each of these factors and that our leadership, reputation and experience in these businesses are important competitive advantages.

Availability Services.    In our AS business, our greatest source of competition for recovery and advanced recovery services is in-house dedicated solutions, which are solutions that our customers or prospective customers develop and maintain internally instead of purchasing from a vendor such as us. Historically, our single largest commercial competitor in the AS business for recovery and advanced recovery services has been IBM Corporation, which we believe is the only company other than ours that currently provides the full continuum of availability services. We also face competition from specialized vendors, including hardware manufacturers, data-replication and virtualization software companies, outsourcers, managed hosting companies, IT services companies and telecommunications companies. Competition among managed or data center service providers is fragmented with various competitor types, such as major telecommunication providers, carrier neutral managed services providers, real estate investment trusts , IT outsourcers and regional colocation providers. We believe that we compete effectively with respect to the key competitive dimensions in information availability, namely economies of scale, quality of infrastructure, scope and quality of services, including breadth of hardware platforms and network capacity, level and quality of customer support, level of technical expertise, vendor neutrality and price. We also believe that our experience and reputation as an innovator in information availability solutions, our proven track record, our financial stability and our ability to provide the entire portfolio of availability services as a single vendor solution are important competitive advantages.

Employees

On June 30, 2009, we had approximately 20,000 employees. We believe that our success depends partly on our continuing ability to retain and attract skilled technical, sales and management personnel. While skilled personnel are in high demand and competition exists for their talents, we believe that we have been able to retain and attract highly qualified personnel (see “Risk Factors”). We believe that our employee relations are excellent.

Proprietary Protection

We own registered marks for the SUNGARD name and own or have applied for trademark registrations for many of our services and software products.

To protect our proprietary services and software, we rely upon a combination of copyright, patent, trademark and trade secret law, confidentiality restrictions in contracts with employees, customers and others, software security measures, and registered copyrights and patents. We also have established policies requiring our personnel and representatives to maintain the confidentiality of our proprietary property. We have a few registrations of our copyrights and a number of patents and patent applications pending. We will continue to apply for software and business method patents on a case-by-case basis and will continue to monitor ongoing developments in the evolving software and business method patent field (see “Risk Factors”).

Sustainable Development

We have a strong commitment to sustainability. The customers, communities and environment we do business with and in are increasingly influenced by sustainability issues. Our employees identify strongly with global issues such as climate change, and most of our businesses already have established practices for recycling, conservation and disposal of hazardous materials. We believe in accountability, doing business ethically and doing the right thing. During 2008, we adopted a company-wide sustainability policy and supplier code of conduct, began a process to measure our carbon footprint and continued our employee engagement and communications programs. We also continued our partnerships with the World Business Council on Sustainable Development, The Green Grid and the Corporate Eco-Forum as part of our objective to work with companies across industries to implement best practices. We remain dedicated to establishing a corporate culture of sustainable development to help ensure that SunGard can continue to take pride in what we do and the way we do it.

Properties and Facilities

We lease space, primarily for availability services facilities, data centers, sales offices, customer support offices and administrative offices, in many locations worldwide. We also own some of our computer and office facilities. Our principal facilities include our leased availability services facilities in Philadelphia, Pennsylvania (640,000 square feet), Carlstadt, New Jersey (578,600 square feet), and Hounslow, England (195,000 square feet) and include our financial systems application service provider centers in Voorhees, New Jersey, Birmingham, Alabama, Burlington, Massachusetts, Hopkins, Minnesota and Ridgefield, New Jersey. We believe that our leased and owned facilities are adequate for our present operations.

Legal Proceedings

We are presently a party to certain lawsuits arising in the ordinary course of our business. We believe that none of our current legal proceedings will be material to our business, financial condition or results of operations.

MANAGEMENT

Our executive officers and directors are listed below.

Name	Age	Principal Position With SunGard Data Systems Inc.
Executive Officers
James E. Ashton III	50	Division Chief Executive Officer, Financial Systems
Kathleen Asser Weslock	53	Senior Vice President—Human Resources and Chief Human Resources Officer
Eric Berg	46	Group Chief Executive Officer, Availability Services
Cristóbal Conde	49	President, Chief Executive Officer and Director
Harold C. Finders	53	Division Chief Executive Officer, Financial Systems
Till M. Guldimann	60	Vice Chairman
Ronald M. Lang	58	Group Chief Executive Officer, Higher Education
Karen M. Mullane	44	Vice President and Controller
Brian Robins	51	Senior Vice President and Chief Marketing Officer
Michael J. Ruane	56	Senior Vice President—Finance and Chief Financial Officer
Gilbert O. Santos	49	Group Chief Executive Officer, Public Sector
Victoria E. Silbey	45	Senior Vice President—Legal and General Counsel
Richard C. Tarbox	57	Senior Vice President—Corporate Development

Directors
Chinh E. Chu	42	Director
John Connaughton	44	Director
James H. Greene, Jr.	58	Director
Glenn H. Hutchins	53	Chairman of the Board of Directors
James L. Mann	75	Director
John Marren	46	Director
Sanjeev Mehra	50	Director
Julie Richardson	46	Director

Mr. Ashton has been Division Chief Executive Officer, Financial Systems, since 2007. Mr. Ashton was Group Chief Executive Officer, SunGard Trading, Treasury & Risk Management from 2005 to 2007. Mr. Ashton served as Group Chief Executive Officer, SunGard Trading and Risk Systems from 1999 to 2005 and Group Chief Executive Officer, SunGard Treasury Systems from 2003 to 2005. From 1997 to 1999, he served as Senior Vice President and General Manager of a wealth management systems business that we acquired in 1997.

Ms. Asser Weslock has been Senior Vice President—Human Resources and Chief Human Resources Officer since 2006. From 2005 to 2006, Ms. Asser Weslock was head of Human Resources at Deloitte Financial Services LLP, and from 2001 to 2005 she was Director of Global Human Resources for Shearman & Sterling LLP, an international law firm. Ms. Asser Weslock has over twenty years of human resources experience as both a consultant and a practitioner.

Mr. Berg has been Group Chief Executive Officer, SunGard Availability Services since 2007. Before joining SunGard, Mr. Berg was Chief Administrative Officer of NCR Corporation from 2003 to 2007. Prior to that, Mr. Berg was Chief Information Officer at The Goodyear Tire & Rubber Company and a Regional Vice President of PepsiCo’s Frito-Lay division.

Mr. Conde has been Chief Executive Officer since 2002, President since 2000 and a director since 1999. Mr. Conde served as Chief Operating Officer from 1999 to 2002 and Executive Vice President from 1998 to 1999. Before then, Mr. Conde was Chief Executive Officer of SunGard Trading Systems Group from 1991 to 1998. Mr. Conde was cofounder of a trading and risk systems business that we acquired in 1987.

Mr. Finders has been Division Chief Executive Officer, Financial Systems, since 2007. Mr. Finders was Group Chief Executive Officer, SunGard Europe from 2005 to 2007. From 2001 to 2005, Mr. Finders headed the SunGard Investment Management Systems businesses based in Europe. From 1996 to 2001, he held various senior management positions with us overseeing a number of our European financial systems businesses. Mr. Finders headed a Geneva-based wealth management systems business that we acquired in 1996.

Mr. Guldimann has been Vice Chairman since 2002. He was our Senior Vice President, Strategy and a member of our board of directors from 1999 to 2002. Mr. Guldimann was Vice Chairman from 1997 to 1999 and Senior Vice President from 1995 to 1997 of a trading and risk systems business that we acquired in 1998.

Mr. Lang has been Group Chief Executive Officer, SunGard Higher Education since January 2009 and Group Chief Executive Officer, Enterprise Solutions Group from 2005 until January 2009. He was Chief Product Officer—Financial Systems from January to December 2005. From 2000 to 2005, Mr. Lang was Group Chief Executive Officer, SunGard Trading Systems and was responsible for our SunGard Brokerage Systems and SunGard Financial Networks groups from 2003 to January 2005. Mr. Lang was Vice President of Marketing from 1997 to 1998 and President from 1998 to 2000 of a trading and risk systems business that we acquired in 1998.

Ms. Mullane has been Vice President and Controller since 2006, Vice President and Director of SEC Reporting from 2005 to 2006, Director of SEC Reporting from 2004 to 2005 and Manager of SEC Reporting from 1999 to 2004. From 1997 to 1999, she was Vice President of Finance at NextLink Communications of Pennsylvania and, from 1994 to 1997, she was Director of Finance at EMI Communications. Ms. Mullane is a director and/or officer of most of our domestic subsidiaries.

Mr. Robins has been Senior Vice President—Chief Marketing Officer since 2005. From 2003 to 2005, he was Senior Vice President—Corporate Marketing and was Vice President—Corporate Marketing from 2000 to 2003. From 1995 to 2000, Mr. Robins held various marketing positions, including Vice President—Marketing, with a trading and risk systems business that we acquired in 1998.

Mr. Ruane has been Senior Vice President—Finance since 2001 and our Chief Financial Officer since 1994. He was Vice President—Finance from 1994 to 2001 and Treasurer from 1994 to 2005. From 1984 to 1994, Mr. Ruane held various executive positions with us. Mr. Ruane is a director and officer of most of our domestic and foreign subsidiaries. Mr. Ruane was a director of Arbinet-thexchange, Inc. from 2004 to 2009.

Mr. Santos has been Group Chief Executive Officer, SunGard Public Sector since 2007. Mr. Santos held various senior executive positions, including most recently President and Chief Executive Officer, with a business that we acquired in 2003 and that he joined in 1998. From 1983 to 1998, Mr. Santos held various executive positions at Motorola, Inc., including Director of the Public Sector Solutions Division and Land Mobile Sector Strategy Office.

Ms. Silbey has been Senior Vice President—Legal and General Counsel since 2006 and Vice President—Legal and General Counsel from 2005 to 2006. From 1997 to 2005, Ms. Silbey held various legal positions with us, including Vice President—Legal and Assistant General Counsel from 2004 to 2005. From 1991 to 1997, she was a lawyer with Morgan, Lewis & Bockius LLP, Philadelphia. Ms. Silbey is a director and officer of most of our domestic and foreign subsidiaries.

Mr. Tarbox has been Senior Vice President—Corporate Development since 2001 and was Vice President—Corporate Development from 1987 to 2001.

Mr. Chu has been a Director since 2005. Mr. Chu is a Senior Managing Director of The Blackstone Group, a private equity firm which he joined in 1990. Mr. Chu serves on the Boards of Directors of Alliant Insurance, Allied Barton, Bayview, Catalent Pharma Solutions, DJO Incorporated, Financial Guaranty Insurance Company, Graham Packaging Holdings Company, HealthMarkets, Inc. and Stiefel Laboratories.

Mr. Connaughton has been a Director since 2005. Mr. Connaughton has been a Managing Director of Bain Capital Partners, LLC, a global private investment firm, since 1997 and a member of the firm since 1989. Mr. Connaughton serves on the Boards of Directors of Clear Channel, CRC Health Group, MC Communications (PriMed), Quintiles Transnational Corp., The Boston Celtics, Warner Chilcott, Warner Music Group Corp. and Hospital Corporation of America.

Mr. Greene has been a Director since 2005. Mr. Greene joined Kohlberg Kravis Roberts & Co. LP, a private equity firm (“KKR”), in 1986 and was a General Partner of KKR from 1993 until 1996, when he became a member of KKR & Co. L.L.C., which is the general partner of KKR. Mr. Greene serves on the Boards of Directors of Aricent Inc., Avago Technologies, NuVox Inc., Sun Microsystems, Inc., Western New York Energy, LLC and Zhone Technologies, Inc.

Mr. Hutchins has been Chairman of the Board of Directors since 2005. Mr. Hutchins is a co-founder and Co-Chief Executive of Silver Lake, a technology investment firm that was established in 1999. Mr. Hutchins serves on the Board of Directors of The Nasdaq OMX Group, Inc.

Mr. Mann has been a Director since September 2006 and has been employed by SunGard since 1983. Mr. Mann served as Chairman of the Board from 1987 to 2005 and as a Director from 1983 to 1986. Mr. Mann served as Chief Executive Officer from 1986 to 2002, President from 1986 to 2000, and Chief Operating Officer from 1983 to 1985. Mr. Mann serves on the Board of Directors of athenahealth, Inc.

Mr. Marren has been a Director since 2005. Mr. Marren joined TPG Capital, a private equity firm, in 2000 as a partner and leads the firm’s technology team. From 1996 to 2000, he was a Managing Director at Morgan Stanley. From 1992 to 1996, he was a Managing Director and Senior Semiconductor Research Analyst at Alex Brown & Sons. Mr. Marren is currently the Chairman of the Board of MEMC Electronic Materials, Inc. and serves on the Boards of Directors of AllTel Corporation, Avaya Inc., Freescale Semiconductor Inc., Intergraph Corp. and Isola Group S.à r.l.

Mr. Mehra has been a Director since 2005. Mr. Mehra has been a partner of Goldman, Sachs & Co. since 1998 and a Managing Director of Goldman, Sachs & Co.’s Principal Investment Area of its Merchant Banking Division since 1996. He serves on the Boards of Directors of ADESA, Inc., ARAMARK Corporation, Burger King Corporation, First Aviation Services, Inc., Hawker Beechcraft, Inc. and Sigma Electric.

Ms. Richardson has been a Director since 2005. Ms. Richardson has been a Managing Director of Providence Equity Partners since 2003 and oversees the New York-based team. Between 1998 and 2003, Ms. Richardson held various roles at JPMorgan, including Vice Chairman of the firm’s investment banking division and Global Co-Head of the firm’s Telecom, Media and Technology group. Prior to joining JPMorgan in 1998, Ms. Richardson was a Managing Director at Merrill Lynch, where she spent over 11 years. Ms. Richardson serves on the Boards of Directors of eTelecare Global Solutions, Open Solutions Inc. and USIS Corporation.

The Principal Investor Agreement dated August 10, 2005 by and among our four parent companies and the Sponsors contain agreements among the parties with respect to the election of our directors and the directors or managers of our parent companies. Each Sponsor is entitled to elect one representative to the board of directors of SunGard Capital Corp., which will then cause the board of directors or managers, as applicable, of the other parent companies and of us to consist of the same members. In accordance with the charter of the Nominating and Corporate Governance Committee, to the extent consistent with applicable agreements, the Nominating and Corporate Governance Committee will identify, recommend and recruit qualified candidates to fill new positions on the Board and will conduct the appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates.

The Board has determined that Mr. Connaughton qualifies as an “audit committee financial expert” within the meaning of regulations adopted by the Securities and Exchange Commission. Mr. Connaughton is not an independent director because of his affiliation with Bain Capital Partners, LLC, the affiliated funds of which hold a 13.70% equity interest in SunGard Capital Corp. and SunGard Capital Corp. II (collectively referred to as the “Parent Companies”).

We adopted a Global Business Conduct and Compliance Program that is applicable to our directors and employees, including the chief executive officer, chief financial officer and controller. The Global Business Conduct and Compliance Program is available on our website at www.sungard.com/corporateresponsibility. A free copy of our Global Business Conduct and Compliance Program may be requested from:

SunGard Data Systems Inc.

Chief Compliance Officer

680 East Swedesford Road

Wayne, PA 19087

If we make any substantive amendments to the Global Business Conduct and Compliance Program which apply to our chief executive officer, chief financial officer or controller or grant any waiver, including any implicit waiver, from a provision of the Global Business Conduct and Compliance Program to our directors or executive officers, we will disclose the nature of the amendment or waiver on our website at www.sungard.com/corporateresponsibility or in a report on Form 8-K.

Executive	Compensation

Compensation Discussion and Analysis

This section discusses the principles underlying our executive compensation policies and decisions. It provides qualitative information regarding the manner in which compensation is earned by our executive officers and places in context the data presented in the tables that follow. In addition, in this section, we address the compensation paid or awarded during fiscal year 2008 to our chief executive officer (principal executive officer), chief financial officer (principal financial officer) and three other executive officers who were the most highly compensated executive officers in fiscal year 2008. We refer to these five executive officers as our “Named Executive Officers.”

Our executive compensation program is overseen and administered by the Compensation Committee. The Compensation Committee operates under a written charter adopted by our Board and has responsibility for discharging the responsibilities of the Board of Directors relating to the compensation of the Company’s executive officers and related duties. Management, including our chief executive officer, or CEO, evaluates a number of factors in developing cash and equity compensation recommendations to the Compensation Committee for its consideration and approval. Following this in-depth review and in consultation with management, our CEO makes compensation recommendations for our corporate executive officers and our Named Executive Officers, including the CEO, to the Compensation Committee based on his evaluation of each officer’s performance, expectations for the coming year and market compensation data, and our CEO also provides an overview of compensation for other executive officers. The Compensation Committee reviews these proposals and makes all final compensation decisions for corporate executive officers and Named Executive Officers by exercising its discretion in accepting, modifying or rejecting any management recommendations, including any recommendations from our CEO.

Objectives of Our Compensation Program

Our executive compensation program is intended to meet three principal objectives:

•	to provide competitive compensation packages to attract and retain superior executive talent;

•	to reward successful performance by the executive and the Company by linking a significant portion of compensation to future financial and business results; and

•	to further align the interests of executive officers with those of our ultimate parent company stockholders by providing long-term equity compensation and meaningful equity ownership.

To meet these objectives, our compensation program balances short-term and long-term performance goals and mixes fixed and at-risk compensation that is directly related to stockholder value and overall performance.

Our compensation program for senior executives, including the Named Executive Officers, is designed to reward Company performance. The compensation program is intended to reinforce the importance of performance and accountability at various operational levels, and therefore a significant portion of total compensation is in both cash and stock-based compensation incentives that reward performance as measured against established goals, i.e., “pay for performance.” Each element of our compensation program is reviewed individually and considered collectively with the other elements of our compensation program to ensure that it is consistent with the goals and objectives of both that particular element of compensation and our overall compensation program. For each Named Executive Officer, we look at each individual’s contributions to our overall results, our operating and financial performance compared with the targeted goals, and our size and complexity compared with companies in our compensation peer group.

Elements of Our Executive Compensation Program

In 2008, the principal elements of compensation for Named Executive Officers were:

•	annual cash compensation consisting of base salary and performance-based incentive bonuses;

•	long-term equity incentive compensation;

•	benefits and perquisites; and

•	severance compensation and change of control protection.

Annual Cash Compensation

Management, including our CEO, develops recommendations for annual executive cash compensation plans by using compensation survey data for a broad set of organizations of comparable business, size and complexity, and then compares the survey results to publicly available compensation data for a group of companies we consider to be our peer group. We believe that the compensation practices of these companies provide us with appropriate benchmarks because they also provide technology products and services to a variety of customers and compete with us for executives and other employees.

The survey data comes from three sources: Radford Executive Benchmark Survey, which focuses on technology companies; Towers Perrin Compensation Data Bank, which focuses on a broader array of organizations including professional services, high-tech and manufacturing companies; and CHiPS, which has a technology industry focus. For purposes of establishing compensation recommendations, we use a blend of the Radford, Towers Perrin and CHiPS survey data to reflect our size and industry. From the Radford survey data, we assessed compensation from 220 public and private companies with annual revenues above $1 billion, from the Towers Perrin survey data we assessed compensation of 80 companies with annual revenues in the range of $3 billion to $6 billion, and from the CHiPS survey data we assessed compensation from 66 companies with annual revenues between $1 billion to $10 billion.

The companies we consider within our peer group are financial services and software companies of similar industry and revenue as the Company, and some of which various businesses within the Company compete against for business and for talent. Peer group compensation data is limited to publicly available information and therefore generally does not provide precise comparisons by position as offered by the more comprehensive survey data from Radford, Towers Perrin and CHiPS. As a result, the peer group data provides limited guidance and does not dictate the setting of executive officers’ compensation. The following companies comprised our peer group in 2008:

Automatic Data Processing, Inc. BMC Software, Inc. Broadridge Financial Solutions, Inc. Computer Sciences Corporation Convergys Corporation	DST Systems, Inc. Fidelity National Information Services, Inc. Fiserv, Inc. Iron Mountain Incorporated	MasterCard Incorporated Paychex, Inc. SEI Investments Company The Thomson Corporation The Western Union Company

Our annual cash compensation packages for executive officers include base salary and a performance-based executive incentive compensation (“EIC”) bonus. We generally target total cash compensation at approximately 85% of the blended survey data. Because we pay for performance, we weight the cash compensation more heavily toward the performance incentives and less toward the base salary.

Base Salary.    For base salary, we generally target the 60th percentile of the blended survey data to provide a fixed compensation based on competitive market practice that is not subject to performance risk while also considering other factors, such as individual and company performance. We review the base salaries for each Named Executive Officer annually as well as at the time of any promotion or significant change in job responsibilities. Base salaries are determined for each Named Executive Officer based on his or her position and responsibility by using survey data. In 2008, we provided salary increases for the Named Executive Officers of 2.0% to 5.6% to more closely align base salaries with the targeted 60th percentile of market data for each position. Salary for each Named Executive Officer for calendar year 2008 is reported in Table 1—Summary Compensation Table below.

Performance-Based Incentive Compensation.    The annual EIC bonus for executive officers is designed to reward our executives for the achievement of annual financial goals related to the business for which they have responsibility. A minimum incentive may be earned at threshold EIC goals, which are set generally at levels that reflect an improvement over prior year results, and no payment is awarded if the threshold goal is not achieved.

On-target EIC goals are set generally at levels that reflect budgeted performance. Consistent with our focus on pay for performance, additional amounts can be earned when actual performance exceeds on-target performance. Additional mid-range goals between threshold and target with corresponding incentive amounts are also established. The Company may revise or cancel an executive’s EIC at any time as a result of a significant change in circumstances or the occurrence of an unusual event that was not anticipated when the performance plan was approved. Internal EBITA targets are adjusted to take into account acquisitions and/or dispositions which were not included in the budgeted EIC targets.

The financial measures used for the 2008 EIC bonuses for the Named Executive Officers, or NEOs, were one or both of the following: (i) Internal EBITA, which represents actual earnings before interest, taxes and amortization, noncash stock compensation expense, management fees paid to the Sponsors and certain other unusual items and (ii) budgeted revenue growth of the Company’s business segments. These metrics were selected as the most appropriate measures upon which to base the 2008 EIC bonuses for the Named Executive Officers because they are important metrics that management and the Sponsors use to evaluate the performance of the Company. While we have established threshold, mid-range, and on-target Internal EBITA goals, as set forth in the table below, EIC bonuses may be increased if the applicable Internal EBITA goal is exceeded. As a result, the NEO may be entitled to receive an increase in bonus equal to a small percentage of the amount by which the applicable Internal EBITA goal is exceeded. We refer to any such increase in the bonus as an “override adjustment.” For Messrs. Ashton and Finders, EIC bonuses earned on the achievement of Internal EBITA goals were also subject to a multiplier that, depending upon the achievement of year-over-year revenue growth goals of the Financial Systems segment, could result in a further increase or decrease of any bonus earned based on the achievement of Internal EBITA goals. As set forth in the table below, the multiplier ranged from 0 to 1.5, meaning that revenue growth results could reduce or increase amounts earned by the NEO based on the achievement of Internal EBITA goals; with a multiplier of 1 resulting in no adjustment to the award established by the Internal EBITA goals.

The following table provides the 2008 threshold, mid-range, and on-target Internal EBITA goals for the Named Executive Officers and the EIC bonuses paid to them based on actual results from 2008:

Name	Internal EBITA Goals			Actual 2008 EIC Bonus Payment
	Threshold	Mid-Point	On-Target
Cristóbal Conde Consolidated Company Internal EBITA	$1,134,000,000	$1,164,000,000	$1,194,000,000	$1,946,000	(1)
Michael J. Ruane Consolidated Company Internal EBITA	$1,134,000,000	$1,164,000,000	$1,194,000,000	$726,000	(1)
James E. Ashton III Financial Systems Segment Internal EBITA	$522,640,000	$542,100,000	$556,000,000	$770,130	(2)
Harold C. Finders Financial Systems Segment Internal EBITA	$522,640,000	$542,100,000	$556,000,000	$731,665	(2)
Michael K. Muratore Financial Systems, Higher Education and Public Sector Segments Internal EBITA	$783,900,000	$844,600,000	$825,200,000	$885,000	(1)

(1)	Represents the on-target EIC bonus earned as a result of the Company achieving the applicable on-target 2008 Internal EBITA goal.

(2)

Represents the EIC bonus earned as a result of the Financial Systems Segment exceeding the on-target 2008 Internal EBITA goal. Thus, the bonus amount earned reflects the on-target EIC amount plus the override adjustment. The revenue multiplier applicable to the 2008 EBITA incentive amounts earned was 1 in 2008, therefore, it did not increase or decrease the incentive payment earned based on the achievement of the on-target Internal EBITA goal.

The following table provides the low, target and maximum multiplier applicable to the 2008 Internal EBITA incentive amounts earned by Messrs. Ashton and Finders, which is based on the percentage increase or decrease in revenue of the Financial Systems segment as compared to the prior year.

Name	0 Multiplier Low	1 Multiplier Target	1.5 Multiplier Max	Actual 2008 Multiplier
James E. Ashton III Financial Systems Segment Revenue Growth (% increase/(decrease) over prior year)	(1.0%)	5.2-7.4%	14.0%	1
Harold C. Finders Financial Systems Segment Revenue Growth (% increase/(decrease) over prior year)	(1.0%)	5.2-7.4%	14.0%	1

Long-Term Equity Compensation

We intend for our equity program to be the primary vehicle for offering long-term incentives and rewarding our executive officers, managers and key employees. Because of the direct relationship between the value of an option or restricted stock unit (“RSU”) award and the value of our stock, we believe that granting options and RSUs is the best method of motivating our executive officers to manage our Company in a manner that is consistent with the interests of our Company and our stockholders. We also regard our equity program as a key retention tool. Retention is an important factor in our determination of the type of award to grant and the number of underlying Units to grant.

In 2005 in connection with the Transaction, executive officers and other managers and key employees were granted a combination of time-based and performance-based options to purchase equity in the Parent Companies. The size of these initial option grants were commensurate with the executive’s position, performance and tenure with the Company and were agreed to in connection with the Transaction. These grants were intended to cover the period between the grant date and December 31, 2010, absent promotions or other unusual circumstances. Accordingly, no Named Executive Officers has received equity grants since 2005 other than Mr. Finders, who received a 2007 option grant due to his promotion to Division Chief Executive Officer, Financial Systems. Additional information on all outstanding grants to the Named Executive Officers is shown in Table 3—Outstanding Equity Awards at 2008 Fiscal Year-End below.

Performance-based options granted to the Named Executive Officers vest upon the attainment of certain annual or cumulative earnings goals based on Internal EBITA targets for the Company during a specified performance period, generally five or six years. Based upon actual year-end 2008 results, 3.86% of each 2005 performance-based option award vested out of a maximum of 16.67% available to vest each of six years in the performance period, and 4.63% of each 2007 performance-based option award vested out of a maximum of 20% available to vest each of five years in the performance period. The annual vesting goals for the performance-based options were agreed to by the Sponsors and senior management in 2005 in connection with the Transaction and require sustained and superior company-wide performance in each of the years in the performance period but allow for additional vesting for over performance.

Benefits and Perquisites

We offer a variety of health and welfare programs to all eligible employees, including the Named Executive Officers. The Named Executive Officers are eligible for the same benefit programs on the same basis as the rest of the Company’s employees in the particular country in which the Named Executive Officer resides, including medical and dental care coverage, life insurance coverage, short-and long-term disability and a 401(k) or defined contribution pension plan.

The Company limits the use of perquisites as a method of compensation and provides executive officers with only those perquisites that we believe are reasonable and consistent with our overall compensation program to better enable the Company to attract and retain superior employees for key positions. The perquisites provided to the Named Executive Officers include leased automobiles and related tax gross-ups and are quantified in Table 1—Summary Compensation Table below.

Employment Agreements, Severance Compensation & Change of Control Protection

In connection with the Transaction, the Company entered into definitive employment agreements with certain senior managers, including the Named Executive Officers. The executives with such agreements are eligible for payments if employment terminates or if there is a change of control, as described under “Potential Payments on Termination or Change of Control” below. The agreements were designed to retain executives and provide continuity of management in the event of an actual or threatened change of control.

The agreements include the following terms:

•	A term through December 31, 2010, with one-year automatic renewals unless terminated on one year’s advance notice.

•

The same base salary as that payable by the Company prior to the Transaction, subject to annual adjustments, if any, made by the board of directors or the compensation committee of the board, in consultation with the chief executive officer. See “Base Salary” above for a description of the determination of base salary for the Company’s senior management.

•

The opportunity to earn an annual cash bonus provided that the aggregate bonus opportunity for the senior management as a group will be consistent with that provided by the Company to executives as a group prior to the Transaction, although the board of directors may re-align the performance metrics and other terms in consultation with the chief executive officer. See “Performance-Based Incentive Compensation” above for a description of the determination of cash bonuses for the Company’s senior management.

•	Employee benefits consistent with those provided by the Company to executives prior to the Transaction, including the right to participate in all employee benefit plans and programs.

•	Participation in the equity plan of SunGard Capital Corp. and SunGard Capital Corp. II.

•

The right to receive certain severance payments, including upon a termination without “cause,” a resignation for “good reason” or a change of control, consistent with the severance payments provided for under the change of control agreement with the Company in effect prior to the Transaction. See “Potential Payments Upon Termination or Change of Control” below.

•	Certain restrictive covenants (noncompetition, confidentiality and nonsolicitation) that continue for applicable post-termination periods.

•	The right to receive a tax gross-up payment should any payment provided under the agreement be subject to the excise tax under section 4999 of the Internal Revenue Code of 1986, as amended.

In addition, under the terms of the option awards made to executives, acceleration of vesting of options occurs if a change of control takes place or due to certain other termination events. These arrangements and potential post-employment termination compensation payments are described in more detail in the section entitled “Potential Payments Upon Termination or Change of Control” below.

Accounting and Tax Implications

The accounting and tax treatment of particular forms of compensation do not materially affect the Compensation Committee’s compensation decisions. However, we evaluate the effect of such accounting and tax treatment on an ongoing basis and will make appropriate modifications to compensation policies where appropriate.

Stock Ownership

The Company does not have a formal policy requiring stock ownership by management. Our senior managers, including the Named Executive Officers, however, have committed significant personal capital to our Company in connection with the Transaction. See “Beneficial Ownership” below.

2009 Compensation Update

Our normal schedule would have called for approval of salary and bonus adjustments during the February 2009 Compensation Committee meeting. However, because the economic outlook for 2009 remains uncertain and in order to help best position our Company to emerge from this economic crisis stronger, we determined that there will be no increases of salary or EIC performance bonus for the Named Executive Officers and other senior executives in 2009.

Summary Compensation Table

The following table contains certain information about compensation earned in 2008, 2007 and 2006 by the Named Executive Officers.

Table 1—Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compen- sation(2) ($)	Change in Pension Value and Nonqualified Deferred Compen- sation Earnings ($)	All Other Compen- sation(3) ($)	Total ($)
Cristóbal Conde	2008	931,000	—	—	4,530,698	1,946,000	—	47,588	7,455,286
President, Chief Executive Officer and Director	2007	887,000	—	—	4,770,589	1,883,400	—	46,110	7,587,099
	2006	874,000	—	—	5,580,358	1,517,972	—	46,299	8,018,629
Michael J. Ruane	2008	454,000	—	—	1,004,429	726,000	—	46,712	2,231,141
Senior Vice President—Finance and Chief Financial Officer	2007	430,000	—	—	1,060,530	698,851	—	40,145	2,229,526
	2006	424,000	—	—	1,238,870	550,749	—	47,997	2,261,616
James E. Ashton III(4)	2008	510,000	—	—	566,865	770,130	—	51,084	1,898,079
Division Chief Executive Officer, Financial Systems	2007	468,500	—	—	605,626	2,061,346	—	49,573	3,185,045
	2006	374,000	—	—	703,387	1,213,629	—	50,941	2,341,957
Harold C. Finders(5)	2008	522,532	—	—	823,770	731,665	—	71,505	2,149,472
Division Chief Executive Officer, Financial Systems	2007	487,740	—	—	675,241	2,011,400	—	190,327	3,364,708
Michael K. Muratore(6)	2008	582,000	—	—	1,812,273	885,000	—	48,537	3,327,810
Former Executive Vice President	2007	565,000	—	—	1,908,235	1,034,036	—	48,300	3,555,571
	2006	557,000	—	—	2,232,136	850,423	—	55,055	3,694,614

(1)	No option awards were granted in 2008 or 2006 to any of the Named Executive Officers. The amounts in this column reflect the dollar amount recorded for financial statement reporting purposes for the fiscal year ended December 31, 2008, 2007 and 2006, as applicable, in accordance with FAS 123(R), of awards granted pursuant to the SunGard 2005 Management Incentive Plan. The amounts for all of the Named Executive Officers thus include amounts from awards granted on August 12, 2005 at an exercise price of $18.00 per Unit and for Mr. Finders additional amounts from awards granted on September 21, 2007 at an exercise price of $20.72 per Unit. Assumptions used in the calculation of this amount are included in Note 7 of the Notes to the Company’s Consolidated Financial Statements for the fiscal year ended December 31, 2008 included in this Annual Report on Form 10-K. Because these amounts represent expense for financial reporting purposes, they are not representative of the actual value that the Named Executive Officer would receive upon exercise of these options.

(2)	The amounts in this column reflect the cash awards payable under performance-based incentive compensation, which is discussed in further detail above in the Compensation Discussion and Analysis.

(3)	For Mr. Conde, amount includes health and welfare benefits, matching 401(k) savings plan contributions, car lease payments, and automobile tax gross-ups ($12,341 in each of 2008 and 2007 and $10,770 in 2006).

For Mr. Ruane, amount includes health and welfare benefits, matching 401(k) savings plan contributions, car lease payments and related maintenance expenses, and automobile tax gross-ups ($10,844 in 2008 and $11,066 in both 2007 and 2006).

For Mr. Ashton, amount includes health and welfare benefits, matching 401(k) savings plan contributions, car lease payments, reimbursement of fuel and maintenance expenses in 2007 and 2006, and automobile tax gross-ups ($11,524 in 2008, $10,104 in 2007 and $9,364 in 2006).

For Mr. Finders, amount includes health and welfare benefits, company defined contribution pension plan contributions, car lease payments and reimbursement of fuel and maintenance expenses.

For Mr. Muratore, amount includes health and welfare benefits, matching 401(k) savings plan contributions, car lease payments, reimbursement of fuel and maintenance expenses, and automobile tax gross-ups ($8,842 in 2008, $10,610 in 2007 and $13,639 in 2006).

(4)	For Mr. Ashton, the 2007 salary represents a blended rate of $374,000 from January 1 to March 31, 2007 and $500,000 from April 1 to December 31, 2007. In April 2007, Mr. Ashton received a promotion and a salary increase commensurate with his new responsibilities.

(5)	Mr. Finders’ compensation was paid in Swiss Francs (CHF). All 2008 amounts have been converted into U.S. dollars at the currency exchange rate of 0.832260, which rate was used for purposes of the Company’s 2008 operating budget and for purposes of establishing 2008 compensation, and all 2007 amounts have been converted into U.S. dollars at the 2007 average annual currency exchange rate of 0.83424. For Mr. Finders, the 2007 salary represents a blended rate of $410,000 from January 1 to March 31, 2007 and $500,000 from April 1 to December 31, 2007. In April 2007, Mr. Finders received a promotion and a salary increase commensurate with his new responsibilities. Compensation information for fiscal year 2006 is not provided for Mr. Finders because he was not a Named Executive Officer in that year.

(6)	Mr. Muratore retired on February 2, 2009. Mr. Muratore had been Executive Vice President since 2002 and most recently serving as acting Group Chief Executive Officer, SunGard Higher Education from September 2008 until his retirement. He was Senior Vice President from 1998 to 2002, Chief Executive Officer of the SunGard Financial Systems Group from 1995 to 1998 and Chief Executive Officer of the SunGard Computer Services Group from 1990 to 1995. From 1985 to 1990, Mr. Muratore held various senior executive positions with us.

Grants of Plan-Based Awards in Fiscal Year 2008

To provide long-term equity incentives following the Transaction, the SunGard 2005 Management Incentive Plan (“Plan”) was established. The Plan authorizes the issuance of equity subject to awards made under the Plan for up to 60 million shares of Class A common stock and 7 million shares of Class L common stock of SunGard Capital Corp. and 2.5 million shares of preferred stock of SunGard Capital Corp. II.

Under the Plan, awards of time-based and performance-based options have been granted to purchase “Units” in the Parent Companies. Each “Unit” consists of 1.3 shares of Class A common stock and 0.1444 shares of Class L common stock of SunGard Capital Corp. and 0.05 shares of preferred stock of SunGard Capital Corp. II. The shares comprising a Unit are in the same proportion as the shares issued to all stockholders of the Parent Companies. The options are exercisable only for whole Units and cannot be separately exercised for the individual classes of stock. Beginning in 2007, hybrid equity awards generally were granted under the Plan, which awards are composed of restricted stock units (“RSUs”) for Units in the Parent Companies and options to purchase Class A common stock in SunGard Capital Corp. All awards under the Plan are granted at fair market value on the date of grant.

Time-based options vest over five years as follows: 25% one year after date of grant, and 1/48th of the remaining balance each month thereafter for 48 months. Time-based RSUs vest over five years as follows: 10% one year after date of grant, and 1/48th of the remaining balance each month thereafter for 48 months. Performance-based options and RSUs vest upon the attainment of certain annual or cumulative earnings goals based on Internal EBITA targets for the Company during a specified performance period, generally five or six years. Time-based and performance-based options can partly or fully vest upon a change of control and certain other termination events, subject to certain conditions, and expire ten years from the date of grant. Once vested, time-based and performance-based RSUs become payable in shares upon the first to occur of a change of control, separation from service without cause, or the date that is five years after the date of grant.

The following table contains information concerning grants of plan-based awards to the Named Executive Officers during 2008.

Table 2—2008 Grants of Plan-Based Awards

Name	Grant Date	Estimated Possible Payouts under Non-Equity Incentive Plan Awards(1) ($)	Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards
			Threshold (#)	Target (#)	Maximum (#)
Cristóbal Conde	N/A	1,946,000	—	—	—	—	—	—	—
Michael J. Ruane	N/A	726,000	—	—	—	—	—	—	—
James E. Ashton III	N/A	770,130	—	—	—	—	—	—	—
Harold C. Finders	N/A	731,665	—	—	—	—	—	—	—
Michael K. Muratore	N/A	885,000	—	—	—	—	—	—	—

(1)	Amounts reflect the cash awards to the named individuals under the performance-based incentive compensation, which is discussed in further detail above in the Compensation Discussion and Analysis.

Outstanding Equity Awards at 2008 Fiscal Year-End

The following table contains certain information with respect to options held as of December 31, 2008 by the Named Executive Officers.

Table 3—Outstanding Equity Awards at 2008 Fiscal Year-End

	Option Awards					Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)
Cristóbal Conde	1,218,246(1)	553,748	—	18.00	08/11/2015	—	—	—	—
	678,735(2)	—	2,510,808	18.00	08/11/2015
Michael J. Ruane	265,992(1)	120,905	—	18.00	08/11/2015	—	—	—	—
	158,371(2)	—	585,852	18.00	08/11/2015
	3,424(3)	—	—	4.50	02/26/2013
	43,687(3)	—	—	4.50	02/25/2014
	59,153(3)	—	—	4.50	03/03/2015
James E. Ashton III	140,173(1)	63,715	—	18.00	08/11/2015	—	—	—	—
	108,598(2)	—	401,727	18.00	08/11/2015
	3,083(3)	—	—	4.50	02/22/2010
	50,648(3)	—	—	4.50	08/22/2010
	36,578(3)	—	—	4.50	11/18/2010
	11,111(3)	—	—	4.50	03/07/2011
	34,000(3)	—	—	4.50	03/07/2011
	10,740(3)	—	—	4.50	03/06/2012
	77,885(3)	—	—	4.50	03/03/2013
	39,437(3)	—	—	4.50	02/25/2014
	55,038(3)	—	—	4.50	03/03/2015
Harold C. Finders	121,826(1)	55,375	—	18.00	08/11/2015	—	—	—	—
	31,568(4)	74,765	—	20.72	09/20/2017
	67,875(2)	—	251,083	18.00	08/11/2015
	18,934(5)	—	172,465	20.72	09/20/2017
Michael K. Muratore	487,297(1)	221,498	—	18.00	08/11/2015	—	—	—	—
	271,494(2)	—	1,004,320	18.00	08/11/2015

(1)	Time-based stock options granted on August 12, 2005 and which vest over five years with 25% vesting one year from the date of grant, and 1/48th of the remaining balance vesting each month thereafter for 48 months.

(2)	Performance-based options granted on August 12, 2005 and which vest upon the attainment of certain annual or cumulative earnings goals for the Company during the six-year period beginning January 1, 2005, as discussed in further detail above.

(3)	Continuation options are fully vested. To the extent outstanding options of the Predecessor company were not exercised before closing the Transaction, such options converted into fully vested options to purchase equity units in the Parent Companies.

(4)	Time-based stock options granted on September 21, 2007 and which vest over five years with 25% vesting one year from the date of grant, and 1/48th of the remaining balance vesting each month thereafter for 48 months.

(5)	Performance-based options granted on September 21, 2007 and which vest upon the attainment of certain annual or cumulative earnings goals for the Company during the five-year period beginning January 1, 2007, as discussed in further detail above.

Option Exercises and Stock Vested

None of the Named Executive Officers exercised any stock options during the fiscal year ended December 31, 2008.

Pension Benefits

None of the Named Executive Officers receive benefits under any defined benefit or actuarial pension plan.

Employment and Change of Control Agreements

As discussed above, the Company entered into a definitive employment agreement with each of the Named Executive Officers. The terms of these agreements are described above under Compensation Discussion and Analysis.

Potential Payments Upon Termination or Change of Control

Pursuant to the terms of the executive employment agreements and option agreements, set forth below is a description of the potential payments the Named Executive Officers would receive if their employment was terminated on December 31, 2008.

The terms cause, good reason, change of control and sale of business are defined in the executive employment agreements. Forms of these agreements have been filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2005.

Termination without Cause or Resignation for Good Reason; Certain Change in Control or Sale of Business Transactions.    If a Named Executive Officer’s employment is terminated by the Company without cause, or a Named Executive Officer terminates his employment in certain circumstances which constitute good reason, including certain change of control and sale of business transactions, then:

•	the Company will pay the Named Executive Officer the following:

•	a lump sum cash severance amount equal to the applicable multiplier multiplied by the sum of 2008 base salary and target incentive bonus;

•	a lump sum cash payment of all accrued compensation (as defined in the agreement) as of December 31, 2008;

•

a lump sum cash payment in an amount equal to the applicable multiplier multiplied by the Company’s cost of the Named Executive Officer’s medical, dental and vision coverage in effect on December 31, 2008, as increased by a tax gross-up payment equal to the income and FICA tax imposed on such payment;

•

a lump sum cash payment in an amount equal to the applicable multiplier multiplied by $17,500, in lieu of retirement, life insurance and long term disability coverage, as increased by a tax gross-up payment equal to the income and FICA tax imposed on such payment;

•	an amount equal to any excise tax charged to the Named Executive Officer as a result of the receipt of any change of control payments;

•	performance-based options vest on a pro rata basis through the termination date, time-based options immediately stop vesting and all unvested time-based options are forfeited;

•	if a change of control occurs and employment is not offered, then all unvested performance-based options vest on a return-on-equity basis and all unvested time-based options become fully vested;

•

if a sale of the business occurs and the employment agreement is not assumed, then performance-based options vest on a pro rata basis through the termination date, all unvested time-based options become fully vested and all unvested performance-based options are forfeited.

Resignation without Good Reason; Voluntary Retirement and Certain Change in Control Transactions.    If a Named Executive Officer terminates his employment voluntarily without good reason, including certain change of control transactions and retirements, then:

•

with the exception of certain voluntary retirements, the Company will pay the Named Executive Officer only a lump sum cash payment of all accrued compensation with the exception of his 2008 pro rated target incentive bonus. Under the terms of Mr. Conde’s employment agreement, if a change of control occurs and Mr. Conde is offered employment but he resigns, his resignation is considered for good reason;

•

if the Named Executive Officer voluntarily retires after August 11, 2008, provided he is at least 62 years of age, the Company will pay the Named Executive Officer a lump sum cash payment of all accrued compensation and upon satisfying certain conditions, $10,000 per month for twelve months from the date of termination;

•

all performance-based options stop vesting as of the beginning of the year of termination, all time-based options immediately stop vesting, and all unvested time-based and performance-based options are forfeited;

•

if a change of control occurs and employment is offered but the Named Executive Officer resigns, then all unvested performance-based options vest on a return-on-equity basis and all unvested time-based options become fully vested; and

•

if the Named Executive retires after August 11, 2008, provided he is at least 62 years of age, then all performance-based options stop vesting as of the beginning of the year of termination, all time-based options continue to vest throughout the consulting period and all unvested performance-based options are forfeited.

Termination for Cause.    If the Company terminates a Named Executive Officer’s employment for cause, then:

•	the Company will pay the Named Executive Officer only a lump sum cash payment of all accrued compensation with the exception of his 2008 pro rated target incentive bonus;

•	all vested and unvested time and performance options are forfeited.

Disability or Death.    If a Named Executive Officer’s employment is terminated due to his disability or death, then:

•	the Company will pay the Named Executive Officer (or his beneficiary in the event of death) a lump sum cash payment of all accrued compensation;

•

in the event of disability, if the Named Executive Officer elected to participate, he shall receive payments under an insurance policy offered through the Company until he reaches retirement age as defined by the 1983 Amended Social Security Normal Retirement Age;

•	in the event of death, the Named Executive Officer’s beneficiary shall receive payments under an insurance policy offered through the Company; and

•	performance-based options vest on a pro rata basis through the termination date; all time-based options immediately stop vesting and all unvested time-based options are forfeited.

In order to receive any of the above described severance benefits, the Named Executive Officer is required to execute a release of all claims against the Company. In order to exercise stock options, the Named Executive Officer must execute a certificate of compliance with the restrictive covenants contained in his employment agreement and all other agreements.

With the exception of Mr. Muratore, the tables below reflect the amount of compensation payable to each of the Named Executive Officers in the event of termination of such executive’s employment. The amounts shown assume that such termination was effective as of December 31, 2008, and thus includes amounts earned through such time and are estimates of the amounts which would be paid out to the Named Executive Officers upon their termination. The actual amounts to be paid, if any, can only be determined at the time of such executive’s separation from the Company. Effective as of February 2, 2009, Mr. Muratore retired from his position as an executive officer of the Company. The table for Mr. Muratore reflects the actual amount of compensation he received from the Company in connection with his retirement.

Cristóbal Conde—Potential Termination Payments and Benefits

Executive Benefits and Payment Upon Termination	Termination Without Cause or Resignation For Good Reason	Termination For Cause; Resignation Without Good Reason	Termination Due to Voluntary Retirement	Termination Due to Sale of Business Employment Not Offered	Termination Due to Change of Control Employment Not Offered	Termination Due to Change of Control Employment Offered but Resigns	Termination Due to Disability	Termination Due to Death
Compensation:
Base Salary & Target Incentive Bonus(1)	$8,631,000	—	—	$8,631,000	$8,631,000	$8,631,000	—	—
Target Incentive Bonus of Year of Termination	$1,946,000	—	1,946,000	$1,946,000	$1,946,000	$1,946,000	$1,946,000	$1,946,000
Time-Based Stock Options(2)	—	—	—	$2,214,992	$2,214,992	$2,214,992	—	—
Performance-Based Stock Options(3)	—	—	—	—	$10,043,231	$10,043,231	—	—
Benefits & Perquisites:
Health and Welfare Benefits(4)	$174,984	—	—	$174,984	$174,984	$174,984	—	—
Life Insurance Proceeds	—	—	—	—	—	—	—	$1,000,000
Disability Benefits	—	—	—	—	—	—	—	—
Accrued Vacation Pay	$17,904	$17,904	17,904	$17,904	$17,904	$17,904	$17,904	$17,904
Excise Tax & Gross-Up	—	—	—	—	—	—	—	—
Total:	$10,769,888	$17,904	1,963,904	$12,984,880	$23,028,111	$23,028,111	$1,963,904	$2,963,904

(1)	Consists of three times the sum of (a) 2008 base salary of $931,000 and (b) 2008 target incentive bonus of $1,946,000.

(2)	Represents the value of accelerated unvested time-based options based upon a fair market price of $22.00 per Unit as of December 31, 2008. Excludes the value of vested time-based options.

(3)	Represents the value of accelerated performance-based options if the Sponsors receive an amount constituting at least 300% of their equity investment (“Investment”). If the Sponsors receive an amount constituting at least 200% of their Investment, then the value of the accelerated performance-based options would be $4,253,575, and if the Sponsors receive an amount constituting less than 200% of their Investment the performance-based options would have no value. Excludes the value of vested performance-based options.

(4)	Consists of three times the sum of (a) the Company’s cost of Mr. Conde’s medical, dental and vision coverage and (b) $17,500 in lieu of the Company’s retirement plan matching contribution, life insurance and long-term disability coverage. The health and welfare benefits have been increased by a tax gross-up equal to the estimated income and FICA tax that would be imposed on such payments.

Michael J. Ruane—Potential Termination Payments and Benefits

Executive Benefits and Payment Upon Termination	Termination Without Cause or Resignation For Good Reason	Termination For Cause; Resignation Without Good Reason	Termination Due to Voluntary Retirement	Termination Due to Sale of Business Employment Not Offered	Termination Due to Change of Control Employment Not Offered	Termination Due to Change of Control Employment Offered but Resigns	Termination Due to Disability	Termination Due to Death
Compensation:
Base Salary & Target Incentive Bonus(1)	$3,540,000	—	—	$3,540,000	$3,540,000	—	—	—
Target Incentive Bonus of Year of Termination	$726,000	—	$726,000	$726,000	$726,000	—	$726,000	$726,000
Time-Based Stock Options(2)	—	—	—	$483,620	$483,620	$483,620	—	—
Performance-Based Stock Options(3)	—	—	—	—	$2,343,408	$2,343,408	—	—
Benefits & Perquisites:
Health and Welfare Benefits(4)	$141,593	—	—	$141,593	$141,593	—	—	—
Life Insurance Proceeds	—	—	—	—	—	—	—	$909,000
Disability Benefits	—	—	—	—	—	—	—	—
Accrued Vacation Pay	$8,731	$8,731	$8,731	$8,731	$8,731	$8,731	$8,731	$8,731
Excise Tax & Gross-Up	—	—	—	—	—	—	—	—
Total:	$4,416,324	$8,731	$734,731	$4,899,944	$7,243,352	$2,835,759	$734,731	$1,643,731

(1)	Consists of three times the sum of (a) 2008 base salary of $454,000 and (b) 2008 target incentive bonus of $726,000.

(2)	Represents the value of accelerated unvested time-based options based upon a fair market price of $22.00 per Unit as of December 31, 2008. Excludes the value of vested time-based options.

(3)	Represents the value of accelerated performance-based options if the Sponsors receive an amount constituting at least 300% of their Investment. If the Sponsors receive an amount constituting at least 200% of their Investment, then the value of the accelerated performance-based options would be $992,496, and if the Sponsors receive an amount constituting less than 200% of their Investment the performance-based options would have no value. Excludes the value of vested performance-based options.

(4)	Consists of three times the sum of (a) the Company’s cost of Mr. Ruane’s medical, dental and vision coverage and (b) $17,500 in lieu of the Company’s retirement plan matching contribution, life insurance and long-term disability coverage. The health and welfare benefits have been increased by a tax gross-up equal to the estimated income and FICA tax that would be imposed on such payments.

James E. Ashton III—Potential Termination Payments and Benefits

Executive Benefits and Payment Upon Termination	Termination Without Cause or Resignation For Good Reason	Termination For Cause; Resignation Without Good Reason	Termination Due to Voluntary Retirement	Termination Due to Sale of Business Employment Not Offered	Termination Due to Change of Control Employment Not Offered	Termination Due to Change of Control Employment Offered but Resigns	Termination Due to Disability	Termination Due to Death
Compensation:
Base Salary & Target Incentive Bonus(1)	$2,142,000	—		$2,142,000	$2,142,000	—	—	—
Target Incentive Bonus of Year of Termination	$561,000	—	$561,000	$561,000	$561,000	—	$561,000	$561,000
Time-Based Stock Options(2)	—	—	—	$254,860	$254,860	$254,860	—	—
Performance-Based Stock Options(3)	—	—	—	—	$1,606,910	$1,606,910	—	—
Benefits & Perquisites:
Health and Welfare Benefits(4)	$97,408	—	—	$97,408	$97,408	—	—	—
Life Insurance Proceeds	—	—	—	—	—	—	—	$1,000,000
Disability Benefits(5)	—	—	—	—	—	—	$1,449,038	—
Accrued Vacation Pay	—	—	—	—	—	—	—	—
Excise Tax & Gross-Up	—	—	—	—	—	—	—	—
Total:	$2,800,408	—	$561,000	$3,055,268	$4,662,178	$1,861,770	$2,010,038	$1,561,000

(1)	Consists of two times the sum of (a) 2008 base salary of $510,000 and (b) 2008 target incentive bonus of $561,000.

(2)	Represents the value of accelerated unvested time-based options based upon a fair market price of $22.00 per Unit as of December 31, 2008. Excludes the value of vested time-based options.

(3)	Represents the value of accelerated performance-based options if the Sponsors receive an amount constituting at least 300% of their Investment. If the Sponsors receive an amount constituting at least 200% of their Investment, then the value of the accelerated performance-based options would be $680,570, and if the Sponsors receive an amount constituting less than 200% of their Investment the performance-based options would have no value. Excludes the value of vested performance-based options.

(4)	Consists of two times the sum of (a) the Company’s cost for Mr. Ashton’s medical, dental and vision coverage and (b) $17,500 in lieu of the Company’s retirement plan matching contribution, life insurance and long-term disability coverage. The health and welfare benefits have been increased by a tax gross-up equal to the estimated income and FICA tax that would be imposed on such payments.

(5)	Reflects the estimated lump-sum present value of all future payments which Mr. Ashton would be entitled to receive under the Company’s fully insured disability program. Mr. Ashton is entitled to receive such benefits until he reaches the age of 66 years and 8 months.

Harold C. Finders—Potential Termination Payments and Benefits

Executive Benefits and Payment Upon Termination	Termination Without Cause or Resignation For Good Reason	Termination For Cause; Resignation Without Good Reason	Termination Due to Voluntary Retirement	Termination Due to Sale of Business Employment Not Offered	Termination Due to Change of Control Employment Not Offered	Termination Due to Change of Control Employment Offered but Resigns	Termination Due to Disability	Termination Due to Death
Compensation:
Base Salary & Target Incentive Bonus(1)	$2,379,038	—	—	$2,379,038	$2,379,038	—	—	—
Target Incentive Bonus of Year of Termination	$594,759	—	$594,759	$594,759	$594,759	—	$594,759	$594,759
Time-Based Stock Options(2)	—	—	—	$317,200	$317,200	$317,200	—	—
Performance-Based Stock Options(3)	—	—	—	—	$1,225,089	$1,225,089	—	—
Benefits & Perquisites:
Health and Welfare Benefits(4)	$54,905	—	—	$54,905	$54,905	—	—	—
Death Benefits	—	—	—	—	—	—	—	$4,962,276
Disability Benefits(5)	—	—	—	—	—	—	$8,812,732	—
Accrued Vacation Pay	—	—	—	—	—	—	—	—
Excise Tax & Gross-Up	—	—	—	—	—	—	—	—
Total:	$3,028,702	—	$594,759	$3,345,902	$4,570,991	$1,542,289	$9,407,491	$5,557,035

(1)	Consists of two times the sum of (a) 2008 base salary of $594,759 and (b) 2008 target incentive bonus of $594,759. Mr. Finders’ payments would be in Swiss Francs (CHF). These amounts have been converted into U.S. dollars at the December 31, 2008 currency exchange rate of 0.94730.

(2)	Represents the value of accelerated unvested time-based options based upon a fair market price of $22.00 per Unit as of December 31, 2008. Excludes the value of vested time-based options.

(3)	Represents the value of accelerated performance-based options if the Sponsors receive an amount constituting at least 300% of their Investment. If the Sponsors receive an amount constituting at least 200% of their Investment, then the value of the accelerated performance-based options would be $572,357, and if the Sponsors receive an amount constituting less than 200% of their Investment the performance-based options would have no value. Excludes the value of vested performance-based options.

(4)	Consists of two times the sum of (a) the Company’s cost for Mr. Finders’ medical benefits, as converted into U.S. dollars and (b) $17,500 in lieu of the Company’s defined contribution pension plan contribution, life insurance and long-term disability coverage.

(5)	Represents Swiss disability program benefits, as converted into U.S. dollars.

Michael K. Muratore—Termination Payments and Benefits

Mr. Muratore voluntarily retired from the Company effective as of February 2, 2009 and in connection with his retirement, Mr. Muratore waived his right to receive certain compensation from the Company. Consistent with the terms of his employment agreement, Mr. Muratore entered into a consulting agreement with the Company, effective February 3, 2009 to February 2, 2010.

Director Compensation

None of our directors except Mr. Mann receive compensation for serving as directors. Mr. Mann receives annual director equity awards; he does not receive any cash director fees. On November 13, 2008, Mr. Mann was granted a time-based hybrid equity grant for 1,868 Units, consisting of an RSU grant of 1,868 Units and an option for 4,704 shares of Class A common stock at an exercise price of $1.41 per share. The RSU vests over five years as follows: 10% one year after date of grant, and 1/48th of the remaining balance each month thereafter for 48 months. Once vested, the RSUs become payable in shares upon the first to occur of a change of control, removal or resignation as a director, or the date that is five years after the date of grant. The option expires ten years from the date of grant and vests over five years as follows: 25% one year after date of grant and 1/48th of the remaining balance each month thereafter for 48 months. The following table contains for Mr. Mann compensation received during the year ended December 31, 2008 for serving as a director of the Company and its holding companies.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)	Option Awards(1) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James L. Mann(2)	—	5,040	10,250	—	—	—	15,290

(1)	The amount in this column reflects the dollar amount recorded for financial statement reporting purposes for the fiscal year ended December 31, 2008, in accordance with FAS 123(R), of Mr. Mann’s equity awards granted pursuant to the Plan. Assumptions used in the calculation of this amount are included in Note 6 of the Notes to the Company’s Consolidated Financial Statements for the fiscal year ended December 31, 2008 included in this Annual Report on Form 10-K.

(2)	In addition to serving as a director, Mr. Mann is currently an employee of the Company and received in 2008 a base salary of $300,000 and health and welfare benefits, a matching 401(k) savings plan contribution, automobile benefits including reimbursement of fuel and maintenance expenses and an automobile tax gross-up ($4,158).

Compensation Committee Interlocks and Insider Participation

Our Compensation Committee is currently comprised of Messrs. Connaughton, Greene and Marren, who were each appointed to the Compensation Committee in 2005 in connection with the Transaction, and Ms. Richardson, who was appointed to the Compensation Committee in March 2008. None of these individuals has been at any time an officer or employee of our Company. During 2008, we had no compensation committee “interlocks”—meaning that it was not the case that an executive officer of ours served as a director or member of the compensation committee of another entity and an executive officer of the other entity served as a director or member of our Compensation Committee.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

All of our outstanding stock is beneficially owned by SunGard Capital Corp. and SunGard Capital Corp. II through its wholly owned subsidiaries. The following table presents information regarding beneficial ownership of the equity securities of SunGard Capital Corp. and SunGard Capital Corp. II as of April 15, 2009 by each person who is known by us to beneficially own more than 5% of the equity securities of SunGard Capital Corp. and SunGard Capital Corp. II, by each of our directors, by each of the Named Executive Officers, and by all of our directors and executive officers as a group.

Name of Beneficial Owner	Number of Shares Beneficially Owned(1)			Percent of Classes(2)
	Class A Common	Class L Common	Preferred
Bain Funds(3)	34,849,657	3,872,184	1,340,371	13.70%
Blackstone Funds(4)	34,849,657	3,872,184	1,340,371	13.70%
GS Limited Partnerships(5)	28,393,651	3,154,850	1,092,063	11.16%
KKR Funds(6)	34,849,657	3,872,184	1,340,371	13.70%
Providence Equity Funds(7)	21,295,238	2,366,138	819,048	8.37%
Silver Lake Funds(8)	34,488,546	3,832,061	1,326,483	13.55%
TPG Funds(9)	34,849,657	3,872,184	1,340,371	13.70%
James E. Ashton III(10) (Named Executive Officer)	762,326	84,691	29,320	—
Chinh E. Chu(4)(11) (director)	34,849,657	3,872,184	1,340,371	13.70%
Cristóbal Conde(10) (director and Named Executive Officer)	4,270,926	474,456	164,266	1.69%
John Connaughton(3)(12) (director)	—	—	—	—
Harold C. Finders(10) (Named Executive Officer)	416,882	46,308	16,034	—
James H. Greene, Jr.(6)(13) (director)	34,849,657	3,872,184	1,340,371	13.70%
Glenn H. Hutchins(8)(14) (director)	34,488,546	3,832,061	1,326,483	13.55%
James L. Mann (director)	77,544	8,444	2,923	—
John Marren(15) (director)	—	—	—	—
Sanjeev Mehra(5)(16) (director)	28,393,651	3,154,850	1,092,063	11.16%
Michael K. Muratore(10) (Named Executive Officer)	1,558,362	173,115	59,937	—
Julie Richardson(7)(17) (director)	21,295,238	2,366,138	819,048	8.37%
Michael J. Ruane(10) (Named Executive Officer)	1,124,472	124,921	43,249	—
All 21 directors and executive officers as a group(10)(11)(12)(13)(14)(15)(16)(17)(18)	200,390,266	22,299,475	7,719,115	78.86%

(1)	Includes shares held in the beneficial owner’s name or jointly with others, or in the name of a bank, nominee or trustee for the beneficial owner’s account. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each stockholder named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned.

(2)	Unless otherwise indicated, the beneficial ownership of any named person does not exceed, in the aggregate, one percent of the outstanding equity securities of SunGard Capital Corp. and SunGard Capital Corp. II on February 15, 2009, as adjusted as required by applicable rules.

(3)

Includes (i) 34,693,273 Class A shares and 3,801,832 Class L shares of common stock of SunGard Capital Corp. and 1,313,076 shares of preferred stock of SunGard Capital Corp. II held by Bain Capital Integral

Investors, LLC (“Bain Integral”), whose administrative member is Bain Capital Investors, LLC (“BCI”); and (ii) 156,384 Class A shares and 70,352 Class L shares of common stock of SunGard Capital Corp. and 27,295 shares of preferred stock of SunGard Capital Corp. II held by BCIP TCV, LLC (“BCIP TCV” and, together with Bain Integral, the “Bain Funds”), whose administrative member is BCI. The address of each of the entities listed in this footnote is c/o Bain Capital, LLC, 111 Huntington Avenue, Boston, Massachusetts 02199.

(4)	Includes (i) 18,317,228 Class A shares and 2,035,248 Class L shares of common stock of SunGard Capital Corp. and 704,509 shares of preferred stock of SunGard Capital Corp. II held by Blackstone Capital Partners IV L.P. (“BCP IV”), whose general partner is Blackstone Management Associates IV L.L.C. (“BMA IV”); (ii) 289,253 Class A shares and 32,139 Class L shares of common stock of SunGard Capital Corp. and 11,125 shares of preferred stock of SunGard Capital Corp. II held by Blackstone Capital Partners IV-A L.P. (“BCP IV-A”), whose general partner is BMA IV; (iii) 810,541 Class A shares and 90,060 Class L shares of common stock of SunGard Capital Corp. and 31,175 shares of preferred stock of SunGard Capital Corp. II held by Blackstone Family Investment Partnership IV-A L.P. (“BFIP IV-A”), whose general partner is BMA IV; (iv) 66,204 Class A shares and 7,356 Class L shares of common stock of SunGard Capital Corp. and 2,546 shares of preferred stock of SunGard Capital Corp. II held by Blackstone Participation Partnership IV L.P. (“BPP IV”), whose general partner is BMA IV; (v) 14,444,444 Class A shares and 1,604,938 Class L shares of common stock of SunGard Capital Corp. and 555,556 shares of preferred stock of SunGard Capital Corp. II held by Blackstone GT Communications Partners L.P. (“BGTCP”), whose general partner is Blackstone Communications Management Associates I L.L.C. (“BCMA IV”); and (vi) 921,986 Class A shares and 102,443 Class L shares of common stock of SunGard Capital Corp. and 35,461 shares of preferred stock of SunGard Capital Corp. II held by Blackstone Family Communications Partnership L.P. (“BFCP” and, collectively with BCP IV, BCP IV-A, BFIP IV-A, BPP IV and BGTCP, the “Blackstone Funds”), whose general partner is BCMA IV. Messrs. Peter G. Peterson and Stephen A. Schwarzman are the founding members of BMA IV and BCMA IV and as such may be deemed to share beneficial ownership of the shares held or controlled by the Blackstone Funds. Each of BMA IV and BCMA IV and Messrs. Peterson and Schwarzman disclaims beneficial ownership of such shares. The address of each of the entities listed in this footnote is c/o The Blackstone Group, L.P., 345 Park Avenue, New York, New York 10154.

(5)

The Goldman Sachs Group, Inc., which we refer to as GS Group, Goldman, Sachs & Co., which we refer to as Goldman Sachs, and certain of their affiliates may be deemed to own beneficially and indirectly Class A shares and Class L shares of common stock of SunGard Capital Corp. and shares of preferred stock of SunGard Capital Corp. II which are owned directly or indirectly by investment partnerships of which affiliates of Goldman Sachs and GS Group are the general partner, managing limited partner or managing partner. We refer to these investment partnerships as the GS Limited Partnerships. Goldman Sachs is an affiliate of each of, and investment manager for certain of, the GS Limited Partnerships. GS Group, Goldman, Sachs and the GS Limited Partnerships share voting power and investment power with certain of their respective affiliates. The GS Limited Partnerships and their respective beneficial ownership of shares of SunGard Capital Corp. and SunGard Capital Corp. II include: (i) 8,034,125 Class A shares and 892,681 Class L shares of common stock of SunGard Capital Corp. and 309,005 shares of preferred stock of SunGard Capital Corp. II held by GS Capital Partners 2000, L.P.; (ii) 2,552,674 Class A shares and 283,630 Class L shares of common stock of SunGard Capital Corp. and 98,180 shares of preferred stock of SunGard Capital Corp. II held by GS Capital Partners 2000 Employee Fund, L.P.; (iii) 2,919,293 Class A shares and 324,366 Class L shares of common stock of SunGard Capital Corp. and 112,281 shares of preferred stock of SunGard Capital Corp. II held by GS Capital Partners 2000 Offshore, L.P.; (iv) 354,921 Class A shares and 39,436 Class L shares of common stock of SunGard Capital Corp. and 13,651 shares of preferred stock of SunGard Capital Corp. II held by Goldman Sachs Direct Investment Fund 2000, L.P.; (v) 335,812 Class A shares and 37,312 Class L shares of common stock of SunGard Capital Corp. and 12,916 shares of preferred stock of SunGard Capital Corp. II held by GS Capital Partners 2000 GmbH & Co. Beteiligungs KG; (vi) 7,475,480 Class A shares and 830,609 Class L shares of common stock of SunGard Capital Corp. and 287,518 shares of preferred stock of SunGard Capital Corp. II held by GS Capital Partners V Fund, L.P.; (vii) 3,861,537 Class A shares and 429,060 Class L shares of common stock of SunGard Capital Corp. and

148,521 shares of preferred stock of SunGard Capital Corp. II held by GS Capital Partners V Offshore Fund, L.P.; (viii) 296,373 Class A shares and 32,930 Class L shares of common stock of SunGard Capital Corp. and 11,399 shares of preferred stock of SunGard Capital Corp. II held by GS Capital Partners V GmbH & Co. KG; and (ix) 2,563,436 Class A shares and 284,826 Class L shares of common stock of SunGard Capital Corp. and 98,594 shares of preferred stock of SunGard Capital Corp. II held by GS Capital Partners V Institutional, L.P. Each of Goldman Sachs and GS Group disclaims beneficial ownership of the shares owned directly and indirectly by the GS Limited Partnerships, except to the extent of their pecuniary interest therein, if any. The address for GS Group, Goldman Sachs and the GS Limited Partnerships is 85 Broad Street, New York, New York 10004.

(6)	Includes (i) 33,937,852 Class A shares and 3,770,872 Class L shares of common stock of SunGard Capital Corp. and 1,305,302 shares of preferred stock of SunGard Capital Corp. II held by KKR Millennium Fund L.P. (“KKR Millennium Fund”), whose general partner is KKR Associates Millennium L.P., whose general partner is KKR Millennium GP LLC; and (ii) 911,806 Class A shares and 101,312 Class L shares of common stock of SunGard Capital Corp. and 35,069 shares of preferred stock of SunGard Capital Corp. II held by KKR Partners III, L.P. (“KKR III” and, together with KKR Millennium Fund, the “KKR Funds”), whose general partner is KKR III GP LLC. Messrs. Henry R. Kravis, George R. Roberts, James H. Greene, Jr., Paul E. Raether, Michael W. Michelson, Perry Golkin, Johannes P. Huth, Todd A. Fisher, Alexander Navab, Marc Lipschultz, Jacques Garaialde, Reinhard Gorenflos, Michael M. Calbert and Scott C. Nuttall, as members or managing members of KKR Millennium GP LLC and KKR III GP LLC, may be deemed to share beneficial ownership of any shares beneficially owned by KKR Millennium GP LLC and KKR III GP LLC, respectively, but disclaim such beneficial ownership except to the extent of their pecuniary interest therein. The address of each of the entities listed in this footnote is c/o Kohlberg Kravis Roberts & Co. L.P., 9 West 57th Street, New York, New York 10019.

(7)	Includes (i) 18,390,397 Class A shares and 2,043,377 Class L shares of common stock of SunGard Capital Corp. and 707,323 shares of preferred stock of SunGard Capital Corp. II held by Providence Equity Partners V LP (“PEP V”), whose general partner is Providence Equity GP V LP, whose general partner is Providence Equity Partners V L.L.C. (“PEP V LLC”); and (ii) 2,904,841 Class A shares and 322,760 Class L shares of common stock of SunGard Capital Corp. and 111,725 shares of preferred stock of SunGard Capital Corp. II held by Providence Equity Partners V-A LP (“PEP V-A” and, together with PEP V, the “Providence Equity Funds”), whose general partner is Providence Equity GP V LP, whose general partner is PEP V LLC. PEP V LLC may be deemed to share beneficial ownership of the shares owned by PEP V and PEP V-A. PEP V LLC disclaims this beneficial ownership. Messrs. Angelakis, Creamer, Masiello, Mathieu, Nelson, Pelson and Salem are members of PEP V LLC and may also be deemed to possess indirect beneficial ownership of the securities owned by the Providence Equity Funds, but disclaim such beneficial ownership. The address of each of the entities listed in this footnote is c/o Providence Equity Partners Inc., 50 Kennedy Plaza, 18th Floor, Providence, Rhode Island 02903.

(8)	Includes (i) 34,440,889 Class A shares and 3,826,765 Class L shares of common stock of SunGard Capital Corp. and 1,324,650 shares of preferred stock of SunGard Capital Corp. II held by Silver Lake Partners II, L.P. (“SLP II”), whose general partner is Silver Lake Technology Associates II, L.L.C. (“SLTA II”); and (ii) 47,657 Class A shares and 5,295 Class L shares of common stock of SunGard Capital Corp. and 1,833 shares of preferred stock of SunGard Capital Corp. II held by Silver Lake Technology Investors II, L.P. (“SLTI II” and, together with SLP II, the “Silver Lake Funds”), whose general partner is SLTA II. The address of each of the entities listed in this footnote is c/o Silver Lake, 9 West 57th Street, 25th Floor, New York, New York 10019.

(9)

Includes (i) 20,745,833 Class A shares and 2,305,093 Class L shares of common stock of SunGard Capital Corp. and 797,917 shares of preferred stock of SunGard Capital Corp. II held by TPG Partners IV, L.P. (“TPG IV”), whose general partner is TPG GenPar IV, L.P. (“TPG GenPar IV”), whose general partner is TPG Advisors IV, Inc. (“TPG Advisors IV”); (ii) 2,349,389 Class A shares and 261,043 Class L shares of common stock of SunGard Capital Corp. and 90,361 shares of preferred stock of SunGard Capital Corp. II held by T3 Partners II, L.P. (“T3 Partners II”), whose general partner is T3 GenPar II, L.P. (“T3 GenPar II”), whose general partner is T3 Advisors II, Inc. (“T3 Advisors II”); (iii) 377,000 Class A shares and 41,889 Class L shares of common stock of SunGard Capital Corp. and 14,500 shares of preferred stock of SunGard Capital Corp. II held by T3 Parallel II, L.P. (“T3 Parallel II”), whose general partner is T3 GenPar II, whose general partner is T3 Advisors II; (iv) 5,416,667 Class A shares and 601,852 Class L shares of common stock of SunGard Capital Corp. and 208,333 shares of preferred stock of SunGard Capital Corp. II held by TPG Solar III LLC (“TPG Solar III”), whose managing member is TPG Partners III, L.P. (“TPG Partners III”), whose general partner is TPG GenPar III, L.P. (“TPG GenPar III”), whose general partner is TPG Advisors III, Inc. (“TPG Advisors III”); and (v) 5,960,768 Class A shares and 662,308 Class L shares of common stock of SunGard Capital Corp. and 229,260 shares of preferred stock of SunGard Capital Corp. II held by TPG Solar Co-Invest LLC (“TPG Solar Co-Invest” and, collectively with TPG IV, T3 Partners II, T3 Parallel II and TPG Solar III, the “TPG Funds”), whose managing member is TPG GenPar IV, whose general partner is TPG Advisors IV. Messrs. David Bonderman and James G. Coulter, as directors, officers and sole shareholders of each of TPG Advisors IV, T3 Advisors II and TPG Advisors III, may be deemed to have investment powers and beneficial ownership with respect to the shares owned by the TPG Funds, but disclaim beneficial ownership of such shares except to the extent of their respective pecuniary interest therein. The address of each of the entities and persons identified in this footnote is c/o TPG Capital, L.P., 301 Commerce Street, Fort Worth, Texas 76102.

(10)	Includes the following shares which the beneficial owner has the right to acquire within 60 days after April 15, 2009 by exercising stock options:

Beneficial Owner	Shares of Class A Common Stock	Shares of Class L Common Stock	Shares of Preferred Stock
James E. Ashton III	762,326	84,691	29,320
Cristóbal Conde	2,682,037	297,912	103,155
Harold C. Finders	344,660	38,284	13,256
James L. Mann	5,322	420	145
Michael J. Ruane	736,968	81,865	28,345
All 21 directors and officers as a group	8,088,585	883,557	305,910

(11)	Mr. Chu, a director of the Parent Companies and SunGard, is a member of BMA IV and BCMA IV and a senior managing director of The Blackstone Group, L.P. Amounts disclosed for Mr. Chu are also included above in the amounts disclosed in the table next to “Blackstone Funds.” Mr. Chu disclaims beneficial ownership of any shares owned directly or indirectly by the Blackstone Funds, except to the extent of his pecuniary interest therein. Mr. Chu does not have sole voting or investment power with respect to the shares owned by the Blackstone Funds.

(12)	Investment and voting decisions at BCI are made jointly by three or more individuals who are managing directors of the entity, and therefore no individual managing director of BCI is the beneficial owner of the securities, except with respect to the shares in which such member holds a pecuniary interest. Mr. Connaughton, a director of the Parent Companies and SunGard, is a member and managing director of BCI and may therefore be deemed to beneficially own the amounts disclosed in the table next to “Bain Funds.” Mr. Connaughton disclaims beneficial ownership of any shares owned directly or indirectly by the Bain Funds, except to the extent of his pecuniary interest therein.

(13)	Mr. Greene, a director of the Parent Companies and SunGard, is a member of KKR Millennium GP LLC and KKR III GP LLC. Amounts disclosed for Mr. Greene are also included above in the amounts disclosed in the table next to “KKR Funds.” Mr. Greene disclaims beneficial ownership of any shares owned directly or indirectly by the KKR Funds, except to the extent of his pecuniary interest therein.

(14)	Mr. Hutchins, a director of the Parent Companies and SunGard, is a managing director of SLTA II. Amounts disclosed for Mr. Hutchins are also included above in the amounts disclosed in the table next to “Silver Lake Funds.” Mr. Hutchins disclaims beneficial ownership of any shares owned directly or indirectly by the Silver Lake Funds, except to the extent of his pecuniary interest therein.

(15)	Mr. Marren, a director of the Parent Companies and SunGard, is a senior partner of TPG Capital, L.P., an affiliate of the TPG Funds.

(16)	Mr. Mehra, a director of the Parent Companies and SunGard, is a managing director of Goldman Sachs. Amounts disclosed for Mr. Mehra are also included above in the amounts disclosed in the table next to “GS Limited Partnerships.” Mr. Mehra disclaims beneficial ownership of any shares owned directly or indirectly by the GS Limited Partnerships, except to the extent of his pecuniary interest therein.

(17)	Ms. Richardson, a director of the Parent Companies and SunGard, is a managing director of Providence Equity Partners, Inc., an affiliate of the Providence Equity Funds. Amounts disclosed for Ms. Richardson are also included above in the amounts disclosed in the table next to “Providence Equity Funds.” Ms. Richardson disclaims beneficial ownership of any shares owned directly or indirectly by the Providence Equity Funds, except to the extent of her pecuniary interest therein.

(18)	Excluding shares beneficially owned by Ms. Richardson and Messrs. Chu, Connaughton, Greene, Hutchins and Mehra, the number of shares beneficially owned by all directors and officers as a group is as follows: Class A Common—13,477,404; Class L Common—1,483,148; Preferred—513,474; percent of classes—5.25%.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Pursuant to our Global Business Conduct and Compliance Program, all employees and directors (including our NEOs) who have, or whose immediate family members have, any financial interests in other entities where such involvement is or may appear to cause a conflict of interest situation are required to report to us the conflict. If the conflict involves a director or executive officer or is considered material, the situation will be reviewed by the Compliance Committee. The Compliance Committee will then consult with the Audit Committee and determine whether a conflict exists or will exist, and if so, what action should be taken to resolve the conflict or potential conflict. In other cases, conflicts are reviewed and resolved by the Compliance Committee. Additionally, in connection with the Transaction, the Company’s four parent companies and the Sponsors entered into a principal investor agreement which requires affiliated party transactions involving the Sponsors to be approved by the majority of Sponsors not involved in the affiliated party transaction.

Other than as described under this heading, the Company has not adopted any formal policies or procedures for the review, approval or ratification of certain related-party transactions that may be required to be reported under the SEC disclosure rules. Such transactions, if and when they are proposed or have occurred, have traditionally been (and will continue to be) reviewed by the Audit Committee (other than the committee members involved, if any) on a case-by-case basis.

On August 11, 2005, upon completion of the Transaction, the Company and its four parent companies entered into a management agreement with affiliates of each of the Sponsors pursuant to which such entities or their affiliates will provide management consultant services, including financial, managerial and operational advice and implementation of strategies for improving the operating, marketing and financial performance of the Company and its subsidiaries. Under the management agreement, affiliates of the Sponsors receive quarterly annual management fees equal to 1% of the Company’s quarterly “EBITDA,” as defined in the Indenture dated August 11, 2005 governing the senior notes due 2013 (but assuming the management fee had not been paid for purposes of such calculation), and reimbursement for out-of-pocket expenses incurred by them or their affiliates in connection with the provision of management consulting services pursuant to the agreement. During the years ended December 31, 2006, 2007 and 2008, the Company recorded $14 million, $17 million and $23.3 million respectively relating to management fees.

In the event that the management agreement is terminated, the Sponsors will receive a lump sum payment equal to the present value of the annual management fees that would have been payable for the remainder of the term of the management agreement. The initial term of the management agreement is ten years, and it extends annually for one year unless the Sponsors or the Company and its parent companies provide notice to the other. Finally, the management agreement provides that affiliates of the Sponsors will be entitled to receive a fee equal to 1% of the gross transaction value in connection with certain subsequent financing, acquisition, disposition and change of control transactions in excess of a threshold amount.

In addition to serving as a director, Mr. Mann is currently an employee of the Company and accordingly in 2008 received salary and benefits. See note 2 to the table under “Director Compensation.”

Our Sponsors and/or their respective affiliates have from time to time entered into, and may continue to enter into, arrangements with us to use our products and services in the ordinary course of their business, which often result in revenues to SunGard in excess of $120,000 annually.

Two of our Sponsors, Goldman Sachs & Co. and Kohlberg Kravis Roberts & Co., and/or their respective affiliates served as co-managers in connection with both our recent debt offering of $500,000,000 10.625% Senior Notes due 2015 and Incremental Term Loan. In connection with serving in such capacity, Goldman Sachs & Co. and Kohlberg Kravis Roberts & Co. received customary fees and expenses in amounts of $25.9 million and $4.3 million, respectively.

DIRECTOR INDEPENDENCE

The Company is a privately held corporation. Our directors (other than Messrs. Conde and Mann) are not independent because of their affiliations with funds which hold more than 5% equity interests in the Parent Companies. Messrs. Conde and Mann are not independent directors because they are currently employed by the Company.

DESCRIPTION OF OTHER INDEBTEDNESS

Senior Secured Credit Facilities

Overview

In connection with the Transaction, we entered into a senior secured credit agreement with J.P. Morgan Securities Inc., as joint lead arranger and joint bookrunner, Citigroup Global Markets Inc., as joint lead arranger, joint bookrunner and co-syndication agent, Deutsche Bank Securities Inc., as joint bookrunner and co-syndication agent, and JPMorgan Chase Bank, N.A. as administrative agent and collateral agent.

The senior secured credit facilities entered into in connection with the Transaction provided senior secured financing of $5,000 million, consisting of:

•

$4,000 million-equivalent in term loan facilities, comprised of a $3,685 million facility and $315 million-equivalent facilities, $165 million of which is denominated in euros and $150 million of which is denominated in pounds sterling; and

•	a $1,000 million revolving credit facility.

In February 2007, we entered into an amendment to, among other things, increase the amount of term loan facilities by $400 million. After giving effect to the amendment, the aggregate amount of the U.S. dollar denominated portion of the term loan facilities was approximately $4,030 million.

In September 2008, we entered into a second amendment to, among other things, increase the amount of term loan facilities by $500 million. After giving effect to the second amendment, the aggregate amount of the U.S. dollar denominated portion of the term loan facilities was approximately $4,459 million.

In June 2009, we entered into an amendment and restatement to, among other things, (a) extend the maturity date of $2.5 billion of dollar-denominated term loans, £40 million of pound sterling-denominated term loans, and €120 million of euro-denominated term loans to February 28, 2016, (b) reduce existing revolving credit commitments to $829 million and extend the termination date of $580 million of revolving credit commitments to May 11, 2013, and (c) amend certain other provisions, including provisions relating to negative covenants and financial covenants.

SunGard is the primary borrower under the senior secured credit facilities, except that a U.K. subsidiary, organized under the laws of the United Kingdom, is the borrower under the sterling and euro term loan facilities. We also have the ability to designate one or more of our other U.K. subsidiaries as borrowers under the revolving credit facility. The revolving credit facility includes borrowing capacity available for letters of credit and for borrowings on same-day notice referred to as the swingline loans and is available in U.S. dollars, euros and pound sterling.

Interest Rate and Fees

Borrowings under the senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at our option, either (a) a base rate determined by reference to the higher of (1) the prime rate of JPMorgan Chase Bank, N.A. and (2) the federal funds rate plus  1/2 of 1% or (b) a LIBOR rate determined by reference to the costs of funds for deposits in the currency of such borrowing for either 30, 60, 90 or 180 days. The initial applicable margin for borrowings was, under the revolving credit facility, 1.50% with respect to base rate borrowings and 2.50% with respect to LIBOR borrowings and, under the term loan facilities, 1.50% with respect to base rate borrowings and 2.50% with respect to LIBOR borrowings.

In February 2007, we entered into an amendment to, among other things, reduce the interest rate margin on all outstanding term loans under the senior secured credit agreement with respect to both base rate borrowings and LIBOR borrowings, subject to our attaining certain leverage ratios.

The second amendment in September 2008 changed certain terms applicable to the incremental term loan. Borrowings can either be at a base rate or a eurocurrency rate. Base rate borrowings reset daily and bear interest at a minimum of 4.0% plus a spread of 2.75%. Eurocurrency borrowings can be made for periods of 30, 60, 90 or 180 days and bear interest at a minimum of 3.0% plus a spread of 3.75%. The interest rate at June 30, 2009 was 6.75%.

Pursuant to the June 2009 amendment and restatement, interest rate spreads with respect to the extended term loans and interest rate spreads (and letter of credit fees) with respect to the extended portion of the revolving credit facility will be the applicable rate as set forth in the amended and restated agreement. All other interest rate spreads and fees remain unchanged, however, the 30 day borrowing option is not available for the extended term loans. Based on the leverage ratio for the period ended June 30, 2009, the current interest spread for extended LIBOR based term loans is 3.625% and for extended revolving credit loans is 3.25%. The applicable margin for borrowings under the revolving credit facility and under the term loan facilities may be reduced subject to our attaining certain leverage ratios.

In addition to paying interest on outstanding principal under the senior secured credit facilities, we are required to pay a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments thereunder. Based on the leverage ratio for the period ended June 30, 2009, the commitment fee rate is 0.50% per annum on the daily unused portion of the unextended revolving credit commitments and 0.75% per annum on the daily unused portion of the extended revolving credit commitments. The commitment fee rate may be increased or reduced subject to our attaining certain leverage ratios. We must also pay customary letter of credit fees.

Prepayments

The senior secured credit agreement requires us to prepay outstanding term loans, subject to certain exceptions, with:

•	50% (which percentage is reduced to 0% if our total leverage ratio is less than 5.00 to 1.00) of our annual excess cash flow;

•

100% of the net cash proceeds of all nonordinary course asset sales or other dispositions of property by SunGard Holdco LLC and its subsidiaries (including insurance and condemnation proceeds), other than the sale of receivables in connection with the receivables facility, if we do not commit to reinvest those proceeds in assets to be used in our business or to make certain other permitted investments within 15 months as long as such reinvestment is completed within 180 days;

•	100% of the net cash proceeds of any incurrence of debt, other than proceeds from the receivables facility and other debt permitted under the senior secured credit agreement; and

•	100% of the net cash proceeds of financings under the receivables facility in excess of $750 million, including increases in the amount of the receivables facility.

The foregoing mandatory prepayments are applied pro rata to the term loan facilities and to installments of the term loan facilities.

We may voluntarily repay outstanding loans under the senior secured credit facilities at any time without premium or penalty, other than customary “breakage” costs with respect to LIBOR loans.

Amortization

We are required to repay installments on the loans under the term loan facilities in quarterly principal amounts of 0.25% of their funded total principal amount through their respective maturity dates with the remaining amount payable on their respective maturity dates. Maturity dates for all our term loan facilities will automatically become May 15, 2013 if all the senior notes are not extended, renewed or refinanced on or prior to May 15, 2013 and the maturity dates for our extended term loan facilities will automatically become May 15, 2015 if all the senior subordinated notes are not extended, renewed or refinanced on or prior to May 15, 2015.

Principal amounts outstanding under the revolving credit facility are due and payable in full at maturity on August 11, 2011 for the unextended portion of the revolving credit facility and on May 11, 2013 for the extended portion.

Guarantee and Security

All obligations under the senior secured credit agreement are unconditionally guaranteed by SunGard Holdco LLC and, subject to certain exceptions, each of our existing and future domestic wholly owned subsidiaries, referred to, collectively, as U.S. Guarantors. In addition, if our U.K. subsidiary borrowers borrow under the revolving credit facility, those borrowings are required to be unconditionally guaranteed by certain of our wholly owned U.K. subsidiaries.

All obligations under the senior secured credit facilities, and the guarantees of those obligations, are secured by substantially all the following assets of SunGard Holdco LLC, us and each U.S. Guarantor, subject to certain exceptions:

•

a pledge of 100% of the capital stock of SunGard Data Systems Inc., 100% of the capital stock of each U.S. Guarantor and 65% of the capital stock of each of our wholly owned foreign subsidiaries that are directly owned by us or one of the U.S. Guarantors; and

•	a security interest in, and mortgages on, substantially all tangible and intangible assets of SunGard Holdco LLC, SunGard Data Systems Inc. and each U.S. Guarantor.

In addition, any obligations of U.K. borrowers under the revolving credit facility, and any U.K. guarantees of such obligations, are required to be secured by the following (subject to certain exceptions and only to the extent that the granting of such security interests does not give rise to the requirement that the senior secured notes described under “—Senior Secured Notes” below be equally and ratably secured by such assets):

•	a pledge of the capital stock of each U.K. borrower and each U.K. guarantor; and

•	a lien on substantially all tangible and intangible assets of each U.K. borrower and each U.K. guarantor.

Certain Covenants and Events of Default

The senior secured credit agreement contains a number of covenants that, among other things, restrict, subject to certain exceptions, our ability to:

•	incur additional indebtedness or issue preferred stock;

•	create liens on assets;

•	enter into sale and leaseback transactions;

•	engage in mergers or consolidations;

•	sell assets;

•	pay dividends and distributions or repurchase our capital stock;

•	make investments, loans or advances;

•	make capital expenditures;

•	repay subordinated indebtedness (including the senior subordinated notes);

•	make certain acquisitions;

•	engage in certain transactions with affiliates;

•	amend material agreements governing our subordinated indebtedness (including the senior subordinated notes);

•	change our lines of business; and

•	change the status of SunGard Holdco LLC as a passive holding company.

In addition, the senior secured credit agreement requires us to maintain the following financial covenants:

•	a maximum total leverage ratio; and

•	a minimum interest coverage ratio.

The senior secured credit agreement also contains certain customary affirmative covenants and events of default.

Receivables Facility

In connection with the Transaction, certain of our domestic subsidiaries entered into a receivables facility that provided, in the aggregate, up to $375 million in funding for a period of six years following the closing of the Transaction. In December 2005, the agreements governing the principal receivables facility were amended to, among other things, increase the aggregate availability from $375 million to a maximum amount of $450 million and change certain other terms thereof, and the company terminated its transitional receivables facility (which had provided an amount of funding up to a maximum of $375 million less that amount of funding under the principal receivables facility). In December 2008, we terminated our accounts receivable securitization program. Under the accounts receivable facility, eligible receivables were sold to third-party conduits through a wholly owned, bankruptcy remote special purpose entity that is not consolidated for financial reporting purposes. We serviced the receivables and charged a monthly servicing fee at market rates. The third-party conduits were sponsored by certain lenders under our senior secured credit facilities.

On March 27, 2009, SunGard AR Financing LLC, a newly-formed wholly-owned, bankruptcy-remote, special purpose financing subsidiary (“Financing”) of the company entered into a syndicated receivables facility. The initial maximum commitment under the receivables facility is $250 million of which approximately $107 million is on a revolving basis and the balance is a term loan. The receivables facility has a term of three years.

Subject to obtaining the commitment of additional lenders, and the satisfaction of other customary conditions, the receivables facility may be increased up to a maximum amount of $500 million.

In May 2009, the company increased the size of its receivables facility by $66.5 million.

The full amount of the initial availability under the receivables facility was borrowed as of June 30, 2009. Subsidiaries of the company that participate in the receivables facility (“Sellers”) transfer their receivables as a true sale to Financing pursuant to the Receivables Sale Agreement dated as of March 27, 2009 (the “Receivables Sale Agreement”) and without recourse except for recourse for breaches of customary representations and warranties related to the receivables. Additional subsidiaries of the company may become parties to the receivables facility, subject to the satisfaction of specified conditions. Upon becoming parties, receivables originated by these subsidiaries will be included in the receivables balance eligible for funding under the receivables facility and will be included in the calculation of available funding thereunder.

Availability of funding under the receivables facility depends primarily upon the outstanding trade accounts receivable balance of the Sellers. Aggregate availability is determined by using a formula that reduces the gross receivables balance by factors that take into account historical default and dilution rates, excessive concentrations and average days outstanding and the costs of the facility.

Interest Rates and Fees

Under the receivables facility, Financing is generally required to pay interest on the amount of each advance at the one month LIBOR rate, adjusted for statutory reserves, plus 4.50% per annum. Financing is required to pay a fee on the unused portion of the receivables facility of 1.00% per annum, payable monthly in arrears. In addition, the company, acting as the initial receivables servicer, services, administers and collects receivables transferred pursuant to the receivables facility. Under the receivables facility, the company receives a monthly servicing fee of 1.00% per annum of the daily average outstanding balance of the receivables under such facility, payable monthly in arrears by Financing.

The receivables facility may be terminated for material breaches of representations and warranties, bankruptcies of any Seller, the collection agent or Financing, a default by any Seller or Financing in the performance of any payment required to be made under the transaction documents, a merger or similar transaction involving Financing, cross acceleration under our other facilities, a change of control affecting the company, and a failure to maintain a minimum fixed charge coverage ratio, among other reasons.

Guaranty and Security

The company unconditionally guarantees the performance of the Sellers’ obligations under the Receivables Sale Agreement. All obligations under the receivables facility are secured by the receivables purchased by Financing under the Receivables Sale Agreement.

Senior Secured Notes

In January 2004, SunGard issued $250 million aggregate principal amount of 3.750% senior notes due 2009 and $250 million aggregate principal amount of 4.875% senior notes due 2014 under a single indenture. Upon consummation of the Transaction, the senior secured notes became secured on an equal and ratable basis with loans under the senior secured credit facilities to the extent required by the indenture governing the senior secured notes and are guaranteed by all our subsidiaries that guarantee the notes. The terms of the indenture governing the senior secured notes provide that, in addition to customary events of default, a payment default or other default resulting in acceleration of payment obligations under any other indebtedness of SunGard or its subsidiaries aggregating more than $75 million, including the notes, constitute an event of default under the indenture governing the senior secured notes.

In January 2009, SunGard repaid the 3.750% senior notes due 2009 in full at maturity.

Senior Notes due 2013 and Senior Subordinated Notes due 2015

The senior notes due 2013 are senior unsecured obligations that rank senior in right of payment to future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior notes, including the senior subordinated notes. The senior notes (i) rank equally in right of payment to all existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the senior notes, (ii) are effectively subordinated in right of payment to all existing and future secured debt to the extent of the value of the assets securing such debt, and (iii) are structurally subordinated to all obligations of each subsidiary that is not a guarantor of the senior notes. All obligations under the senior notes are fully and unconditionally guaranteed, subject to certain exceptions, by substantially all of our domestic, 100% wholly owned subsidiaries.

The senior subordinated notes due 2015 are unsecured senior subordinated obligations that are subordinated in right of payment to the existing and future senior debt, including the senior secured credit facilities, the senior secured notes due 2014 and the senior notes due 2013. The senior subordinated notes (i) rank equally in right of payment to all future senior subordinated debt, (ii) are effectively subordinated in right of payment to all existing and future secured debt to the extent of the value of the assets securing such debt, (iii) are structurally subordinated to all obligations of each subsidiary that is not a guarantor of the senior subordinated notes, and (iv) rank senior in right of payment to all future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior subordinated notes.

The senior notes due 2013 and senior subordinated due 2015 notes are redeemable in whole or in part, at our option, at any time at varying redemption prices that generally include premiums, which are defined in the applicable indentures. In addition, upon a change of control, we are required to make an offer to redeem all of the senior notes and senior subordinated notes at a redemption price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest.

The indentures governing the senior notes due 2013 and senior subordinated notes due 2015 contain a number of covenants that restrict, subject to certain exceptions, our ability and the ability of our restricted subsidiaries to incur additional indebtedness or issue certain preferred shares, pay dividends on or make other distributions in respect of its capital stock or make other restricted payments, make certain investments, enter into certain types of transactions with affiliates, create liens securing certain debt without securing the senior notes due 2013 or senior subordinated notes due 2015, as applicable, sell certain assets, consolidate, merge, sell or otherwise dispose of all or substantially all of our assets and designate our subsidiaries as unrestricted subsidiaries.

THE EXCHANGE OFFER

Purpose and Effect of the Exchange Offer

SunGard and the guarantors of the notes have entered into a registration rights agreement with the initial purchasers of the outstanding notes in which they agreed, under certain circumstances, to use their reasonable best efforts to file a registration statement relating to offer to exchange the outstanding notes for exchange notes and thereafter cause the registration statement to become effective under the Securities Act no later than 360 days following the closing date of the issuance of the outstanding notes. The exchange notes will have terms identical in all material respects to the outstanding notes, except that the exchange notes will not contain terms with respect to transfer restrictions, registration rights and additional interest for failure to observe certain obligations in the registration rights agreement. The outstanding notes were issued on September 29, 2008.

Under the circumstances set forth below, SunGard and the guarantors will use their reasonable best efforts to cause the SEC to declare effective a shelf registration statement with respect to the resale of the outstanding notes within the time periods specified in the registration rights agreement and keep the statement effective for up to two years after the effective date of the shelf registration statement. These circumstances include:

•	if any changes in law, SEC rules or regulations or applicable interpretations thereof by the SEC do not permit us to effect the exchange offer as contemplated by the registration rights agreement;

•	if the exchange offer is not consummated within 360 days after the date of issuance of the outstanding notes;

•

if any initial purchaser so requests with respect to the outstanding notes not eligible to be exchanged for the exchange notes and held by it within 30 days after the consummation of the exchange offer; or

•	if any holder that participates in the exchange offer does not receive freely transferable exchange notes in exchange for tendered outstanding notes.

Under the registration rights agreement, if SunGard fails to complete the exchange offer (other than in the event we file a shelf registration statement) or the shelf registration statement, if required thereby, is not declared effective, in either case on or prior to 360 days after the issue date (the “target registration date”), the interest rate on the outstanding notes will be increased by (x) 0.25% per annum for the first 90-day period immediately following the target registration date and (y) an additional 0.25% per annum with respect to each subsequent 90-day period, in each case, until the exchange offer is completed or the shelf registration statement, if required, is declared effective by the SEC or the outstanding notes cease to constitute transfer restricted notes, up to a maximum of 1.00% per annum of additional interest.

If you wish to exchange your outstanding notes for exchange notes in the exchange offer, you will be required to make the following written representations:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 of the Securities Act;

•

you have no arrangement or understanding with any person to participate in a distribution (within the meaning of the Securities Act) of the exchange notes in violation of the provisions of the Securities Act;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where the broker-dealer acquired the outstanding notes as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. Please see “Plan of Distribution.”

Resale of Exchange Notes

Based on interpretations by the SEC set forth in no-action letters issued to third parties, we believe that you may resell or otherwise transfer exchange notes issued in the exchange offer without complying with the registration and prospectus delivery provisions of the Securities Act, if:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person to participate in a distribution of the exchange notes;

•	you are not engaged in, and do not intend to engage in, a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

If you are our affiliate or an affiliate of any guarantor, or are engaging in, or intend to engage in, or have any arrangement or understanding with any person to participate in, a distribution of the exchange notes, or are not acquiring the exchange notes in the ordinary course of your business:

•

You cannot rely on the position of the SEC set forth in Morgan Stanley & Co. Incorporated (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the SEC’s letter to Shearman & Sterling, dated July 2, 1993, or similar no-action letters; and

•

in the absence of an exception from the position stated immediately above, you must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale of the exchange notes.

This prospectus may be used for an offer to resell, resale or other transfer of exchange notes only as specifically set forth in this prospectus. With regard to broker-dealers, only broker-dealers that acquired the outstanding notes as a result of market-making activities or other trading activities may participate in the exchange offer. Each broker-dealer that receives exchange notes for its own account in exchange for outstanding notes, where such outstanding notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. Please read “Plan of Distribution” for more details regarding the transfer of exchange notes.

Terms of the Exchange Offer

On the terms and subject to the conditions set forth in this prospectus and in the accompanying letter of transmittal, SunGard will accept for exchange in the exchange offer any outstanding notes that are validly tendered and not validly withdrawn prior to the expiration date. Outstanding notes may only be tendered in a minimum denomination of $2,000 and integral multiples of $1,000 in excess of $2,000. SunGard will issue exchange notes in principal amounts identical to the outstanding notes surrendered in the exchange offer.

The form and terms of the exchange notes will be identical in all material respects to the form and terms of the outstanding notes except the exchange notes will be registered under the Securities Act, will not bear legends restricting their transfer and will not provide for any additional interest upon our failure to fulfill our obligations under the registration rights agreement to complete the exchange offer, or file, and cause to be effective, a shelf registration statement, if required thereby, within the specified time period. The exchange notes will evidence the same debt as the outstanding notes. The exchange notes will be issued under and entitled to the benefits of the same indenture that authorized the issuance of the outstanding notes. For a description of the indenture, see “Description of the Notes.”

The exchange offer is not conditioned upon any minimum aggregate principal amount of outstanding notes being tendered for exchange.

As of the date of this prospectus, $500 million aggregate principal amount of the 10 5/8% Senior Notes due 2015 are outstanding. This prospectus and the letter of transmittal are being sent to all registered holders of outstanding notes. There will be no fixed record date for determining registered holders of outstanding notes entitled to participate in the exchange offer. SunGard intends to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and the rules and regulations of the SEC. Outstanding notes that are not tendered for exchange in the exchange offer will remain outstanding and continue to accrue interest and will be entitled to the rights and benefits such holders have under the indenture relating to such holders’ series of outstanding notes and the registration rights agreement except we will not have any further obligation to you to provide for the registration of the outstanding notes under the registration rights agreement.

SunGard will be deemed to have accepted for exchange properly tendered outstanding notes when it has given oral or written notice of the acceptance to the exchange agent. The exchange agent will act as agent for the tendering holders for the purposes of receiving the exchange notes from us and delivering exchange notes to holders. Subject to the terms of the registration rights agreement, SunGard expressly reserves the right to amend or terminate the exchange offer and to refuse to accept the occurrence of any of the conditions specified below under “—Conditions to the Exchange Offer.”

If you tender your outstanding notes in the exchange offer, you will not be required to pay brokerage commissions or fees or, subject to the instructions in the letter of transmittal, transfer taxes with respect to the exchange of outstanding notes. We will pay all charges and expenses, other than certain applicable taxes described below in connection with the exchange offer. It is important that you read “—Fees and Expenses” below for more details regarding fees and expenses incurred in the exchange offer.

Expiration Date; Extensions, Amendments

As used in this prospectus, the term “expiration date” means 12:00 a.m. midnight, New York City time, on                 , 2009. However, if we, in our sole discretion, extend the period of time for which the exchange offer is open, the term “expiration date” will mean the latest time and date to which we shall have extended the expiration of such exchange offer.

To extend the period of time during which the exchange offer is open, we will notify the exchange agent of any extension by oral or written notice, followed by notification by press release or other public announcement to the registered holders of the outstanding notes no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

SunGard reserves the right, in its sole discretion:

•	to delay accepting for exchange any outstanding notes (if we amend or extend the exchange offer);

•

to extend the exchange offer or to terminate the exchange offer if any of the conditions set forth below under “—Conditions to the Exchange Offer” have not been satisfied, by giving oral or written notice of such delay, extension or termination to the exchange agent; and

•	subject to the terms of the registration rights agreement, to amend the terms of the exchange offer in any manner.

Any delay in acceptance, extension, termination or amendment will be followed as promptly as practicable by oral or written notice to the registered holders of the outstanding notes. If SunGard amends the exchange offer in a manner that we determine to constitute a material change, including the waiver of a material condition, it will promptly disclose the amendment in a manner reasonably calculated to inform the holders of the outstanding notes of that amendment and extend the exchange offer period if necessary so that at least five business days remain in the offer following notice of the material change.

Conditions to the Exchange Offer

Despite any other term of the exchange offer, SunGard will not be required to accept for exchange, or to issue exchange notes in exchange for, any outstanding notes and it may terminate or amend any of the exchange offer as provided in this prospectus prior to the expiration date if in its reasonable judgment:

•	the exchange offer or the making of any exchange by a holder violates any applicable law or interpretation of the SEC; or

•

any action or proceeding has been instituted or threatened in any court or by or before any governmental agency with respect to the exchange offer that, in our judgment, would reasonably be expected to impair our ability to proceed with the exchange offer.

In addition, SunGard will not be obligated to accept for exchange the outstanding notes of any holder that has not made to us:

•	the representations described under “—Purpose and Effect of the Exchange Offer,” “—Procedures for Tendering” and “Plan of Distribution;” or

•

any other representations as may be reasonably necessary under applicable SEC rules, regulations, or interpretations to make available to us an appropriate form for registration of the exchange notes under the Securities Act.

SunGard expressly reserves the right at any time or at various times to extend the period of time during which the exchange offer is open. Consequently, SunGard may delay acceptance of any outstanding notes by giving oral or written notice of such extension to their holders. SunGard will return any outstanding notes that it does not accept for exchange for any reason without expense to their tendering holder promptly after the expiration or termination of the exchange offer.

SunGard expressly reserves the right to amend or terminate the exchange offer and to reject for exchange any outstanding notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified above. SunGard will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the outstanding notes as promptly as practicable. In the case of any extension, such notice will be issued no later than 9:00 a.m., New York City time, on the next business day after the previously scheduled expiration date.

These conditions are for our sole benefit and SunGard may assert them regardless of the circumstances that may give rise to them or waive them in whole or in part at any or at various times prior to the expiration date in our sole discretion. If SunGard fails at any time to exercise any of the foregoing rights, this failure will not constitute a waiver of such right. Each such right will be deemed an ongoing right that it may assert at any time or at various times prior to the expiration date.

In addition, SunGard will not accept for exchange any outstanding notes tendered, and will not issue exchange notes in exchange for any such outstanding notes, if at such time any stop order is threatened or in effect with respect to the registration statement of which this prospectus constitutes a part or the qualification of the indentures under the Trust Indenture Act of 1939 (the “TIA”).

Procedures for Tendering Outstanding Notes

To tender your outstanding notes in the exchange offer, you must comply with either of the following:

•

complete, sign and date the letter of transmittal, or a facsimile of the letter of transmittal, have the signature(s) on the letter of transmittal guaranteed if required by the letter of transmittal and mail or deliver such letter of transmittal or facsimile thereof to the exchange agent at the address set forth below under “—Exchange Agent—Notes” prior to the expiration date; or

•	comply with DTC’s Automated Tender Offer Program procedures described below.

In addition, either:

•	the exchange agent must receive certificates for outstanding notes along with the letter of transmittal prior to the expiration date;

•

the exchange agent must receive a timely confirmation of book-entry transfer of outstanding notes into the exchange agent’s account at DTC according to the procedures for book-entry transfer described below or a properly transmitted agent’s message prior to the expiration date; or

•	you must comply with the guaranteed delivery procedures described below.

Your tender, if not withdrawn prior to the expiration date, constitutes an agreement between us and you upon the terms and subject to the conditions described in this prospectus and in the letter of transmittal.

The method of delivery of outstanding notes, the letter of transmittal, and all other required documents to the exchange agent is at your election and risk. We recommend that instead of delivery by mail, you use an overnight or hand delivery service, properly insured. In all cases, you should allow sufficient time to assure timely delivery to the exchange agent before the expiration date. You should not send the letter of transmittal or certificates representing outstanding notes to us. You may request that your broker, dealer, commercial bank, trust company or nominee effect the above transactions for you.

If you are a beneficial owner whose outstanding notes are registered in the name of a broker, dealer, commercial bank, trust company, or other nominee and you wish to tender your outstanding notes, you should promptly contact the registered holder and instruct the registered holder to tender on your behalf. If you wish to tender the outstanding notes yourself, you must, prior to completing and executing the letter of transmittal and delivering your outstanding notes, either:

•	make appropriate arrangements to register ownership of the outstanding notes in your name; or

•	obtain a properly completed bond power from the registered holder of outstanding notes.

The transfer of registered ownership may take considerable time and may not be able to be completed prior to the expiration date.

Signatures on the letter of transmittal or a notice of withdrawal, as the case may be, must be guaranteed by a member firm of a registered national securities exchange or of the Financial Industry Regulatory Authority, a commercial bank or trust company having an office or correspondent in the United States or another “eligible guarantor institution” within the meaning of Rule 17A(d)-15 under the Exchange Act unless the outstanding notes surrendered for exchange are tendered:

•	by a registered holder of the outstanding notes who has not completed the box entitled “Special Registration Instructions” or “Special Delivery Instructions” on the letter of transmittal; or

•	for the account of an eligible guarantor institution.

If the letter of transmittal is signed by a person other than the registered holder of any outstanding notes listed on the outstanding notes, such outstanding notes must be endorsed or accompanied by a properly completed bond power. The bond power must be signed by the registered holder as the registered holder’s name appears on the outstanding notes and an eligible guarantor institution must guarantee the signature on the bond power.

If the letter of transmittal or any certificates representing outstanding notes, or bond powers are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations, or others acting in a fiduciary or representative capacity, those persons should also indicate when signing and, unless waived by us, they should also submit evidence satisfactory to us of their authority to so act.

The exchange agent and DTC have confirmed that any financial institution that is a participant in DTC’s system may use DTC’s Automated Tender Offer Program to tender. Participants in the program may, instead of physically completing and signing the letter of transmittal and delivering it to the exchange agent, electronically transmit their acceptance of the exchange by causing DTC to transfer the outstanding notes to the exchange agent in accordance with DTC’s Automated Tender Offer Program procedures for transfer. DTC will then send an agent’s message to the exchange agent. The term “agent’s message” means a message transmitted by DTC, received by the exchange agent and forming part of the book-entry confirmation, which states that:

•	DTC has received an express acknowledgment from a participant in its Automated Tender Offer Program that is tendering outstanding notes that are the subject of the book-entry confirmation;

•

the participant has received and agrees to be bound by the terms of the letter of transmittal, or in the case of an agent’s message relating to guaranteed delivery, that such participant has received and agrees to be bound by the notice of guaranteed delivery; and

•	we may enforce that agreement against such participant.

DTC is referred to herein as a “book-entry transfer facility.”

Acceptance of Exchange Notes

In all cases, SunGard will promptly issue exchange notes for outstanding notes that it has accepted for exchange under the exchange offer only after the exchange agent timely receives:

•	outstanding notes or a timely book-entry confirmation of such outstanding notes into the exchange agent’s account at the book-entry transfer facility; and

•	a properly completed and duly executed letter of transmittal and all other required documents or a properly transmitted agent’s message.

By tendering outstanding notes pursuant to the exchange offer, you will represent to us that, among other things:

•	you are not our affiliate or an affiliate of any guarantor within the meaning of Rule 405 under the Securities Act;

•	you do not have an arrangement or understanding with any person or entity to participate in a distribution of the exchange notes; and

•	you are acquiring the exchange notes in the ordinary course of your business.

In addition, each broker-dealer that is to receive exchange notes for its own account in exchange for outstanding notes must represent that such outstanding notes were acquired by that broker-dealer as a result of market-making activities or other trading activities and must acknowledge that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. See “Plan of Distribution.”

SunGard will interpret the terms and conditions of the exchange offer, including the letter of transmittal and the instructions to the letter of transmittal, and will resolve all questions as to the validity, form, eligibility, including time of receipt, and acceptance of outstanding notes tendered for exchange. Our determinations in this regard will be final and binding on all parties. SunGard reserves the absolute right to reject any and all tenders of any particular outstanding notes not properly tendered or to not accept any particular outstanding notes if the acceptance might, in its or its counsel’s judgment, be unlawful. We also reserve the absolute right to waive any defects or irregularities as to any particular outstanding notes prior to the expiration date.

Unless waived, any defects or irregularities in connection with tenders of outstanding notes for exchange must be cured within such reasonable period of time as we determine. Neither SunGard, the exchange agent, nor any other person will be under any duty to give notification of any defect or irregularity with respect to any tender of outstanding notes for exchange, nor will any of them incur any liability for any failure to give notification. Any outstanding notes received by the exchange agent that are not properly tendered and as to which the irregularities have not been cured or waived will be returned by the exchange agent to the tendering holder, unless otherwise provided in the letter of transmittal, promptly after the expiration date.

Book-Entry Delivery Procedures

Promptly after the date of this prospectus, the exchange agent will establish an account with respect to the outstanding notes at DTC and, as the book-entry transfer facility, for purposes of the exchange offer. Any financial institution that is a participant in the book-entry transfer facility’s system may make book-entry delivery of the outstanding notes by causing the book-entry transfer facility to transfer those outstanding notes into the exchange agent’s account at the facility in accordance with the facility’s procedures for such transfer. To be timely, book-entry delivery of outstanding notes requires receipt of a confirmation of a book-entry transfer, a “book-entry confirmation,” prior to the expiration date. In addition, although delivery of outstanding notes may be effected through book-entry transfer into the exchange agent’s account at the book-entry transfer facility, the letter of transmittal or a manually signed facsimile thereof, together with any required signature guarantees and any other required documents, or an “agent’s message,” as defined below, in connection with a book-entry transfer, must, in any case, be delivered or transmitted to and received by the exchange agent at its address set forth on the cover page of the letter of transmittal prior to the expiration date to receive exchange notes for tendered outstanding notes, or the guaranteed delivery procedure described below must be complied with. Tender will not be deemed made until such documents are received by the exchange agent. Delivery of documents to the book-entry transfer facility does not constitute delivery to the exchange agent.

Holders of outstanding notes who are unable to deliver confirmation of the book-entry tender of their outstanding notes into the exchange agent’s account at the book-entry transfer facility or all other documents required by the letter of transmittal to the exchange agent on or prior to the expiration date must tender their outstanding notes according to the guaranteed delivery procedures described below.

Guaranteed Delivery Procedures

If you wish to tender your outstanding notes but your outstanding notes are not immediately available or you cannot deliver your outstanding notes, the letter of transmittal or any other required documents to the exchange agent or comply with the procedures under DTC’s Automatic Tender Offer Program in the case of outstanding notes, prior to the expiration date, you may still tender if:

•	the tender is made through an eligible guarantor institution;

•

prior to the expiration date, the exchange agent receives from such eligible guarantor institution either a properly completed and duly executed notice of guaranteed delivery, by facsimile transmission, mail, or hand delivery or a properly transmitted agent’s message and notice of guaranteed delivery, that (1) sets forth your name and address, the certificate number(s) of such outstanding notes and the principal amount of outstanding notes tendered; (2) states that the tender is being made thereby; and (3) guarantees that, within three New York Stock Exchange trading days after the expiration date, the letter of transmittal, or facsimile thereof, together with the outstanding notes or a book-entry confirmation, and any other documents required by the letter of transmittal, will be deposited by the eligible guarantor institution with the exchange agent; and

•

the exchange agent receives the properly completed and executed letter of transmittal or facsimile thereof, as well as certificate(s) representing all tendered outstanding notes in proper form for transfer or a book-entry confirmation of transfer of the outstanding notes into the exchange agent’s account at DTC all other documents required by the letter of transmittal within three New York Stock Exchange trading days after the expiration date.

Upon request, the exchange agent will send to you a notice of guaranteed delivery if you wish to tender your outstanding notes according to the guaranteed delivery procedures.

Withdrawal Rights

Except as otherwise provided in this prospectus, you may withdraw your tender of outstanding notes at any time prior to 12:00 a.m. midnight, New York City time, on the expiration date.

For a withdrawal to be effective:

•	the exchange agent must receive a written notice, which may be by telegram, telex, facsimile or letter, of withdrawal at its address set forth below under “—Exchange Agent”; or

•	you must comply with the appropriate procedures of DTC’s Automated Tender Offer Program system.

Any notice of withdrawal must:

•	specify the name of the person who tendered the outstanding notes to be withdrawn;

•	identify the outstanding notes to be withdrawn, including the certificate numbers and principal amount of the outstanding notes; and

•	where certificates for outstanding notes have been transmitted, specify the name in which such outstanding notes were registered, if different from that of the withdrawing holder.

If certificates for outstanding notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of such certificates, you must also submit:

•	the serial numbers of the particular certificates to be withdrawn; and

•	a signed notice of withdrawal with signatures guaranteed by an eligible institution unless your are an eligible guarantor institution.

If outstanding notes have been tendered pursuant to the procedures for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn outstanding notes and otherwise comply with the procedures of the facility. We will determine all questions as to the validity, form, and eligibility, including time of receipt of notices of withdrawal and our determination will be final and binding on all parties. Any outstanding notes so withdrawn will be deemed not to have been validly tendered for exchange for purposes of the exchange offer. Any outstanding notes that have been tendered for exchange but that are not exchanged for any reason will be returned to their holder, without cost to the holder, or, in the case of book-entry transfer, the outstanding notes will be credited to an account at the book-entry transfer facility, promptly after withdrawal, rejection of tender or termination of the exchange offer. Properly withdrawn outstanding notes may be retendered by following the procedures described under “—Procedures for Tendering Outstanding Notes” above at any time on or prior to the expiration date.

Exchange Agent

The Bank of New York Mellon has been appointed as the exchange agent for the exchange offer. The Bank of New York Mellon also acts as trustee under the indenture governing the notes. You should direct the executed letter of transmittal and all questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal, and requests for the notice of guaranteed delivery to the exchange agent addressed as follows:

By Registered or Certified Mail:	By Facsimile Transmission:	By Overnight Courier or Hand Delivery:

The Bank of New York Mellon 101 Barclay Street – 7 East Reorganization Unit New York, NY 10286 Attn: Telephone:	To Confirm by Telephone:	The Bank of New York Mellon 101 Barclay Street – 7 East Reorganization Unit New York, NY 10286 Attn: Telephone:

If you deliver the letter of transmittal to an address other than the one set forth above or transmit instructions via facsimile other than the one set forth above, that delivery or those instructions will not be effective.

Fees and Expenses

The registration rights agreement provides that we will bear all expenses in connection with the performance of our obligations relating to the registration of the exchange notes and the conduct of the exchange offer. These expenses include registration and filing fees, accounting and legal fees and printing costs, among others. We will pay the exchange agent reasonable and customary fees for its services and reasonable out-of-pocket expenses. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for customary mailing and handling expenses incurred by them in forwarding this prospectus and related documents to their clients that are holders of outstanding notes and for handling or tendering for such clients.

We have not retained any dealer-manager in connection with the exchange offer and will not pay any fee or commission to any broker, dealer, nominee or other person, other than the exchange agent, for soliciting tenders of outstanding notes pursuant to the exchange offer.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchanges of outstanding notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if:

•

certificates representing outstanding notes for principal amounts not tendered or accepted for exchange are to be delivered to, or are to be issued in the name of, any person other than the registered holder of outstanding notes tendered;

•	tendered outstanding notes are registered in the name of any person other than the person signing the letter of transmittal; or

•	a transfer tax is imposed for any reason other than the exchange of outstanding notes under the exchange offer.

If satisfactory evidence of payment of such taxes is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed to that tendering holder.

Holders who tender their outstanding notes for exchange will not be required to pay any transfer taxes. However, holders who instruct us to register exchange notes in the name of, or request that outstanding notes not tendered or not accepted in the exchange offer be returned to, a person other than the registered tendering holder will be required to pay any applicable transfer tax.

Consequences of Failure to Exchange

If you do not exchange your outstanding notes for exchange notes under the exchange offer, your outstanding notes will remain subject to the restrictions on transfer of such outstanding notes:

•

as set forth in the legend printed on the outstanding notes as a consequence of the issuance of the outstanding notes pursuant to the exemptions from, or in transactions not subject to, the registration requirements of the Securities Act and applicable state securities laws; and

•	as otherwise set forth in the offering circular distributed in connection with the private offerings of the outstanding notes.

In general, you may not offer or sell your outstanding notes unless they are registered under the Securities Act or if the offer or sale is exempt from registration under the Securities Act and applicable state securities laws. Except as required by the registration rights agreement, we do not intend to register resales of the outstanding notes under the Securities Act.

Other

Participating in the exchange offer is voluntary, and you should carefully consider whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered outstanding notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any outstanding notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered outstanding notes.

DESCRIPTION OF SENIOR NOTES

General

Certain terms used in this description are defined under the subheading “Certain Definitions.” In this description, (i) the terms “we,” “our” and “us” each refer to SunGard Data Systems Inc. (“SunGard”) and its consolidated Subsidiaries and (ii) the term “Issuer” refers only to SunGard and not any of its Subsidiaries.

The Issuer expects to issue up to $500,000,000 aggregate principal amount of 10.625% senior notes due 2015 (the “Senior Notes”) under an indenture dated as of September 29, 2008 (the “Indenture”) among the Issuer, the Guarantors and The Bank of New York Mellon, as trustee (the “Trustee”) in exchange for up to $500,000,000 aggregate principal amount of the currently outstanding 10.625% senior notes due 2015 issued on September 29, 2008. The currently outstanding 10.625% senior notes due 2015 were issued in a private transaction that was not subject to the registration requirements of the Securities Act. Except as set forth herein, the terms of the Senior Notes will be substantially identical and include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act.

The following description is only a summary of the material provisions of the Indenture, does not purport to be complete and is qualified in its entirety by reference to the provisions of that agreement, including the definitions therein of certain terms used below. We urge you to read the Indenture because it, not this description, define your rights as Holders of the Senior Notes. You may request copies of the Indenture or the escrow agreement at our address set forth under the heading “Offering Circular Summary.”

Brief Description of Senior Notes

The Senior Notes are:

•	unsecured senior obligations of the Issuer;

•	pari passu in right of payment with all existing and future Senior Indebtedness (including the Senior Credit Facilities and Existing Senior Notes) of the Issuer;

•	effectively subordinated to all secured Indebtedness of the Issuer (including the Senior Credit Facilities and the Existing Senior Secured Notes);

•	senior in right of payment to any future Subordinated Indebtedness (as defined with respect to the Senior Notes) (including the Existing Senior Subordinated Notes) of the Issuer;

•	initially guaranteed on a senior unsecured basis by each Restricted Subsidiary that guarantees the Senior Credit Facilities;

•

deposited in the escrow account until we consummate the acquisition of the GL Trade Block if, on the closing date of this offering, we do not expect the closing of the acquisition of the GL Trade Block to occur within two business days of the closing of this offering; and

•	subject to registration with the SEC pursuant to the Registration Rights Agreement.

Guarantees

The Guarantors, as primary obligors and not merely as sureties, jointly and severally irrevocably and unconditionally guarantee, on an unsecured senior basis, the performance and full and punctual payment when due, whether at maturity, by acceleration or otherwise, of all obligations of the Issuer under the Indenture and the Senior Notes, whether for payment of principal of or interest on or Additional Interest in respect of the Senior Notes, expenses, indemnification or otherwise, on the terms set forth in the Indenture by executing the Indenture.

The Restricted Subsidiaries (other than as detailed below) guarantee the Senior Notes. Each of the Guarantees of the Senior Notes is a general unsecured senior obligation of each Guarantor and is pari passu in right of payment with all existing and future Senior Indebtedness of each such entity, is effectively subordinated to all secured Indebtedness of each such entity and is senior in right of payment to all existing and future Subordinated Indebtedness (including the Existing Senior Subordinated Notes) of each such entity. The Senior Notes are structurally subordinated to Indebtedness of Subsidiaries of the Issuer that do not Guarantee the Senior Notes.

Not all of the Issuer’s Subsidiaries guarantee the Senior Notes. In the event of a bankruptcy, liquidation or reorganization of any of these non-guarantor Subsidiaries, the non-guarantor Subsidiaries will pay the holders of their debt and their trade creditors before they will be able to distribute any of their assets to the Issuer. None of our Foreign Subsidiaries, broker-dealer subsidiaries, non-Wholly Owned Subsidiaries (subject to certain limited exceptions) or any Receivables Subsidiary guarantee the Senior Notes. For the six months ended June 30, 2009, the non-guarantor Subsidiaries generated 39% and 19% of our total revenue and EBITDA, respectively. In addition, as of June 30, 2009, the non-guarantor Subsidiaries held 28% of our consolidated assets.

The obligations of each Guarantor under its Guarantees are limited as necessary to prevent the Guarantees from constituting a fraudulent conveyance under applicable law.

Any entity that makes a payment under its Guarantee is entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

If a Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Guarantee could be reduced to zero. See “Risk Factors—Risks Related to the Notes—Federal and state fraudulent transfer laws may permit a court to void the guarantees, and, if that occurs, you may not receive any payment on the notes.”

A Guarantee by a Guarantor provides by its terms that it shall be automatically and unconditionally released and discharged upon:

(1)(a) any sale, exchange or transfer (by merger or otherwise) of the Capital Stock of such Guarantor (including any sale, exchange or transfer), after which the applicable Guarantor is no longer a Restricted Subsidiary or all or substantially all the assets of such Guarantor which sale, exchange or transfer is made in compliance with the applicable provisions of the Indenture;

(b) the release or discharge of the guarantee by such Guarantor of the Senior Credit Facilities or the guarantee which resulted in the creation of such Guarantee, except a discharge or release by or as a result of payment under such guarantee;

(c) the proper designation of any Restricted Subsidiary that is a Guarantor as an Unrestricted Subsidiary; or

(d) the Issuer exercising its legal defeasance option or covenant defeasance option as described under “Legal Defeasance and Covenant Defeasance” or the Issuer’s obligations under the Indenture being discharged in accordance with the terms of the Indenture; and

(2) such Guarantor delivering to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for in the Indenture relating to such transaction have been complied with.

Ranking

Senior Secured Indebtedness Versus the Senior Notes

The payment of the principal of, premium, if any, and interest on the Senior Notes and the payment of any Guarantee rank pari passu in right of payment to all Senior Indebtedness of the Issuer or the relevant Guarantor, as the case may be, including the obligations of the Issuer and such Guarantor under the Senior Credit Facilities and the Existing Senior Notes.

The Senior Notes are effectively subordinated in right of payment to all of the Issuer’s and the Guarantors’ existing and future secured Indebtedness to the extent of the value of the assets securing such Indebtedness. As of June 30, 2009, SunGard had $5,065 million of secured Indebtedness, consisting entirely of secured Indebtedness under the Senior Credit Facilities and the Existing Senior Secured Notes (which have a face amount of $250 million, but are recorded at $232 million). As of June 30, 2009, $317 million was outstanding under our Receivables Facility.

Although the Indenture will contain limitations on the amount of additional Indebtedness that the Issuer and the Guarantors may incur, under certain circumstances the amount of such Indebtedness could be substantial and, in any case, such Indebtedness may be Senior Indebtedness. See “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock.”

Paying Agent and Registrar for the Senior Notes

The Issuer maintains one or more paying agents for the Senior Notes in the Borough of Manhattan, City of New York. The initial paying agent for the Senior Notes is the Trustee.

The Issuer also maintains a registrar with offices in the Borough of Manhattan, City of New York. The initial registrar is the Trustee. The registrar maintains a register reflecting ownership of the Senior Notes outstanding from time to time and makes payments on and facilitate transfer of Senior Notes on behalf of the Issuer.

The Issuer may change the paying agents or the registrars without prior notice to the Holders. The Issuer or any of its Subsidiaries may act as a paying agent or registrar.

Transfer and Exchange

A Holder may transfer or exchange Senior Notes in accordance with the Indenture. The registrar and the Trustee may require a Holder to furnish appropriate endorsements and transfer documents in connection with a transfer of Senior Notes. Holders will be required to pay all taxes due on transfer. The Issuer is not required to transfer or exchange any Senior Note selected for redemption. Also, the Issuer is not required to transfer or exchange any Senior Note for a period of 15 days before a selection of Senior Notes to be redeemed.

Principal, Maturity and Interest

The Issuer issued $500,000,000 of Senior Notes in this offering. The Senior Notes mature on May 15, 2015. Subject to compliance with the covenant described below under the caption “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” the Issuer may issue additional Senior Notes from time to time after this offering under the Indenture (“Additional Senior Notes”). The Senior Notes offered by the Issuer and any Additional Senior Notes subsequently issued under the Indenture are treated as a single class for all purposes under the Indenture, including waivers, amendments, redemptions and offers to purchase. Unless the context requires otherwise, references to “Senior Notes” for all purposes of the Indenture and this “Description of Notes” include any Additional Senior Notes that are actually issued.

Interest on the Senior Notes accrues at the rate of 10.625% per annum and is payable semi-annually in arrears on April 1 and October 1, commencing on April 1, 2009, to Holders of record on the immediately preceding March 15 and September 15. Interest on the Senior Notes accrues from the most recent date to which interest has been paid or, if no interest has been paid, from and including the Issue Date. Interest on the Senior Notes is computed on the basis of a 360-day year comprised of twelve 30-day months.

Additional Interest

Additional Interest may accrue on the Senior Notes in certain circumstances pursuant to the Registration Rights Agreement. All references in the Indenture and this “Description of Notes,” in any context, to any interest or other amount payable on or with respect to the Senior Notes shall be deemed to include any Additional Interest pursuant to the Registration Rights Agreement. Principal of, premium, if any, and interest on the Senior Notes will be payable at the office or agency of the Issuer maintained for such purpose within the City and State of New York or, at the option of the Issuer, payment of interest may be made by check mailed to the Holders of the Senior Notes at their respective addresses set forth in the register of Holders; provided that all payments of principal, premium, if any, and interest with respect to the Senior Notes represented by one or more global notes registered in the name of or held by DTC or its nominee will be made by wire transfer of immediately available funds to the accounts specified by the Holder or Holders thereof. Until otherwise designated by the Issuer, the Issuer’s office or agency in New York will be the office of the Trustee maintained for such purpose.

Mandatory Redemption; Offers to Purchase; Open Market Purchases

The Issuer is not required to make any mandatory redemption or sinking fund payments with respect to the Senior Notes. However, under certain circumstances, the Issuer may be required to offer to purchase Senior Notes as described under the caption “Repurchase at the Option of Holders.” We may at any time and from time to time purchase Senior Notes in the open market or otherwise.

Optional Redemption

Except as set forth below, the Issuer is not entitled to redeem the Senior Notes at its option prior to April 1, 2012.

At any time prior to April 1, 2012, the Issuer may redeem all or a part of the Senior Notes, upon not less than 30 nor more than 60 days’ prior notice mailed by first-class mail to the registered address of each Holder of Senior Notes, at a redemption price equal to 100% of the principal amount of the Senior Notes redeemed plus the Applicable Premium as of, and accrued and unpaid interest and Additional Interest, if any, to the date of redemption (the “Redemption Date”), subject to the rights of Holders of Senior Notes on the relevant record date to receive interest due on the relevant interest payment date.

On and after April 1, 2012, the Issuer may redeem the Senior Notes, in whole or in part, upon notice as described under the heading “Repurchase at the Option of Holders—Selection and Notice,” at the redemption prices (expressed as percentages of principal amount of the Senior Notes to be redeemed) set forth below, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Senior Notes of record on the relevant record date to receive interest due on the relevant interest payment date, if redeemed during the twelve-month period beginning on April 1, of each of the years indicated below:

Year	Percentage
2012	105.313%
2013	102.656%
2014 and thereafter	100.000%

In addition, until October 1, 2011, the Issuer may, at its option, on one or more occasions redeem up to 35% of the aggregate principal amount of Senior Notes at a redemption price equal to 110.625% of the aggregate principal amount thereof, plus accrued and unpaid interest thereon and Additional Interest, if any, to the applicable Redemption Date, subject to the right of Holders of Senior Notes of record on the relevant record date to receive interest due on the relevant interest payment date, with the net cash proceeds of one or more Equity Offerings; provided that at least 50% of the sum of the aggregate principal amount of Senior Notes originally issued under the Indenture and any Additional Senior Notes Senior issued under the Indenture after the Issue Date remains outstanding immediately after the occurrence of each such redemption; provided further that each such redemption occurs within 90 days of the date of closing of each such Equity Offering.

Notice of any redemption upon any Equity Offering may be given prior to the redemption thereof, and any such redemption or notice may, at the Issuer’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of the related Equity Offering.

The Trustee shall select the Senior Notes to be redeemed in the manner described under “Repurchase at the Option of Holders—Selection and Notice.”

Repurchase at the Option of Holders

Change of Control

The Senior Notes provide that if a Change of Control occurs, unless the Issuer has previously or concurrently mailed a redemption notice with respect to all the outstanding Senior Notes as described under “Optional Redemption,” the Issuer will make an offer to purchase all of the Senior Notes pursuant to the offer described below (the “Change of Control Offer”) at a price in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest and Additional Interest, if any, to the date of purchase, subject to the right of Holders of the Senior Notes of record on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control, the Issuer will send notice of such Change of Control Offer by first-class mail, with a copy to the Trustee, to each Holder of Senior Notes to the address of such Holder appearing in the security register with a copy to the Trustee, with the following information:

(1) that a Change of Control Offer is being made pursuant to the covenant entitled “Change of Control,” and that all Senior Notes properly tendered pursuant to such Change of Control Offer will be accepted for payment by the Issuer;

(2) the purchase price and the purchase date, which will be no earlier than 30 days nor later than 60 days from the date such notice is mailed (the “Change of Control Payment Date”);

(3) that any Senior Note not properly tendered will remain outstanding and continue to accrue interest;

(4) that unless the Issuer defaults in the payment of the Change of Control Payment, all Senior Notes accepted for payment pursuant to the Change of Control Offer will cease to accrue interest on the Change of Control Payment Date;

(5) that Holders electing to have any Senior Notes purchased pursuant to a Change of Control Offer will be required to surrender such Senior Notes, with the form entitled “Option of Holder to Elect Purchase” on the reverse of such Senior Notes completed, to the paying agent specified in the notice at the address specified in the notice prior to the close of business on the third Business Day preceding the Change of Control Payment Date;

(6) that Holders will be entitled to withdraw their tendered Senior Notes and their election to require the Issuer to purchase such Senior Notes, provided that the paying agent receives, not later than the close of business on the 30th day following the date of the Change of Control notice, a telegram, telex, facsimile transmission or letter setting forth the name of the Holder of the Senior Notes, the principal amount of

Senior Notes tendered for purchase, and a statement that such Holder is withdrawing its tendered Senior Notes and its election to have such Senior Notes purchased;

(7) that if the Issuer is redeeming less than all of the Senior Notes, the Holders of the remaining Senior Notes will be issued new Senior Notes and such new Senior Notes will be equal in principal amount to the unpurchased portion of the Senior Notes surrendered. The unpurchased portion of the Senior Notes must be equal to $2,000 or an integral multiple thereof; and

(8) the other instructions, as determined by us, consistent with the covenant described hereunder, that a Holder must follow.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of Senior Notes pursuant to a Change of Control Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

On the Change of Control Payment Date, the Issuer will, to the extent permitted by law,

(1) accept for payment all Senior Notes issued by it or portions thereof properly tendered pursuant to the Change of Control Offer,

(2) deposit with the paying agent an amount equal to the aggregate Change of Control Payment in respect of all Senior Notes or portions thereof so tendered, and

(3) deliver, or cause to be delivered, to the Trustee for cancellation the Senior Notes so accepted together with an Officer’s Certificate to the Trustee stating that such Senior Notes or portions thereof have been tendered to and purchased by the Issuer.

The Senior Credit Facilities and future Credit Facilities or other agreements relating to Senior Indebtedness to which the Issuer becomes a party may, provide that certain change of control events with respect to the Issuer would constitute a default thereunder (including a Change of Control under the Indenture). If we experience a change of control that triggers a default under our Senior Credit Facilities, we could seek a waiver of such default or seek to refinance our Senior Credit Facilities. In the event we do not obtain such a waiver or refinance the Senior Credit Facilities, such default could result in amounts outstanding under our Senior Credit Facilities being declared due and payable and cause a Receivables Facility to be wound-down.

Our ability to pay cash to the Holders of Senior Notes following the occurrence of a Change of Control may be limited by our then-existing financial resources. Therefore, sufficient funds may not be available when necessary to make any required repurchases.

The Change of Control purchase feature of the Senior Notes may in certain circumstances make more difficult or discourage a sale or takeover of us and, thus, the removal of incumbent management. The Change of Control purchase feature is a result of negotiations between the Initial Purchasers and us. After the Issue Date, we have no present intention to engage in a transaction involving a Change of Control, although it is possible that we could decide to do so in the future. Subject to the limitations discussed below, we could, in the future, enter into certain transactions, including acquisitions, refinancings or other recapitalizations, that would not constitute a Change of Control under the Indenture, but that could increase the amount of indebtedness outstanding at such time or otherwise affect our capital structure or credit ratings. Restrictions on our ability to incur additional Indebtedness are contained in the covenants described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “Certain Covenants—Liens.” Such restrictions in the Indenture can be waived only with the consent of the Holders of a majority in principal amount of the Senior Notes then outstanding. Except for the limitations contained in such covenants, however, the

Indenture will not contain any covenants or provisions that may afford Holders of the Senior Notes protection in the event of a highly leveraged transaction.

We will not be required to make a Change of Control Offer following a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by us and purchases all Senior Notes validly tendered and not withdrawn under such Change of Control Offer. Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control, conditional upon such Change of Control, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

The definition of “Change of Control” includes a disposition of all or substantially all of the assets of the Issuer to any Person. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “all or substantially all” of the assets of the Issuer. As a result, it may be unclear as to whether a Change of Control has occurred and whether a Holder of Senior Notes may require the Issuer to make an offer to repurchase the Senior Notes as described above.

The provisions under the Indenture relative to the Issuer’s obligation to make an offer to repurchase the Senior Notes as a result of a Change of Control may be waived or modified with the written consent of the Holders of a majority in principal amount of the Senior Notes.

Asset Sales

The Indenture provides that the Issuer will not, and will not permit any of its Restricted Subsidiaries to, cause, make or suffer to exist an Asset Sale, unless:

(1) the Issuer or such Restricted Subsidiary, as the case may be, receives consideration at the time of such Asset Sale at least equal to the fair market value (as determined in good faith by the Issuer) of the assets sold or otherwise disposed of; and

(2) except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Issuer or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents; provided that the amount of:

(a) any liabilities (as shown on the Issuer’s or such Restricted Subsidiary’s most recent balance sheet or in the footnotes thereto) of the Issuer or such Restricted Subsidiary, other than liabilities that are by their terms subordinated to the Senior Notes, that are assumed by the transferee of any such assets and for which the Issuer and all of its Restricted Subsidiaries have been validly released by all creditors in writing,

(b) any securities received by the Issuer or such Restricted Subsidiary from such transferee that are converted by the Issuer or such Restricted Subsidiary into cash (to the extent of the cash received) within 180 days following the closing of such Asset Sale, and

(c) any Designated Non-cash Consideration received by the Issuer or such Restricted Subsidiary in such Asset Sale having an aggregate fair market value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (c) that is at that time outstanding, not to exceed 2.5% of Total Assets at the time of the receipt of such Designated Non-cash Consideration, with the fair market value of each item of Designated Non-cash Consideration being measured at the time received and without giving effect to subsequent changes in value, shall be deemed to be cash for purposes of this provision and for no other purpose.

Within 450 days after the receipt of any Net Proceeds of any Asset Sale, the Issuer or such Restricted Subsidiary, at its option, may apply the Net Proceeds from such Asset Sale,

(1) to permanently reduce:

(a) Obligations under the Senior Credit Facilities, and to correspondingly reduce commitments with respect thereto;

(b) Obligations under Senior Indebtedness that is secured by a Lien, which Lien is permitted by the Indenture, and to correspondingly reduce commitments with respect thereto;

(c) Obligations under other Senior Indebtedness (and to correspondingly reduce commitments with respect thereto), provided that the Issuer shall equally and ratably reduce Obligations under the Senior Notes as provided under “Optional Redemption,” through open-market purchases (to the extent such purchases are at or above 100% of the principal amount thereof) or by making an offer (in accordance with the procedures set forth below for an Asset Sale Offer) to all Holders to purchase their Senior Notes at 100% of the principal amount thereof, plus the amount of accrued but unpaid interest, if any, on the amount of Senior Notes that would otherwise be prepaid; or

(d) Indebtedness of a Restricted Subsidiary that is not a Guarantor, other than Indebtedness owed to the Issuer or another Restricted Subsidiary;

(2) to make (a) an Investment in any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) capital expenditures or (c) acquisitions of other assets, in each of (a), (b) and (c), used or useful in a Similar Business, or

(3) to make an investment in (a) any one or more businesses, provided that such Investment in any business is in the form of the acquisition of Capital Stock and results in the Issuer or another of its Restricted Subsidiaries, as the case may be, owning an amount of the Capital Stock of such business such that it constitutes a Restricted Subsidiary, (b) properties or (c) acquisitions of other assets that, in each of (a), (b) and (c), replace the businesses, properties and/or assets that are the subject of such Asset Sale;

provided that, in the case of clauses (2) and (3) above, a binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as the Issuer, or such other Restricted Subsidiary enters into such commitment with the good faith expectation that such Net Proceeds will be applied to satisfy such commitment within 180 days of such commitment (an “Acceptable Commitment”) and, in the event any Acceptable Commitment is later cancelled or terminated for any reason before the Net Proceeds are applied in connection therewith, the Issuer or such Restricted Subsidiary enters into another Acceptable Commitment (a “Second Commitment”) within 180 days of such cancellation or termination; provided further that if any Second Commitment is later cancelled or terminated for any reason before such Net Proceeds are applied, then such Net Proceeds shall constitute Excess Proceeds.

Any Net Proceeds from an Asset Sale that are not invested or applied as provided and within the time period set forth in the first sentence of the preceding paragraph will be deemed to constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $100.0 million, the Issuer shall make an offer to all Holders of the Senior Notes and, if required by the terms of any Indebtedness that is pari passu with the Senior Notes (“Pari Passu Indebtedness”), to the holders of such Pari Passu Indebtedness (an “Asset Sale Offer”), to purchase the maximum aggregate principal amount of the Senior Notes and such Pari Passu Indebtedness that is an integral multiple of $2,000 that may be purchased out of the Excess Proceeds at an offer price in cash in an amount equal to 100% of the principal amount thereof, plus accrued and unpaid interest and Additional Interest, if any, to the date fixed for the closing of such offer, in accordance with the procedures set forth in the Indenture. The Issuer will commence an Asset Sale Offer with respect to Excess Proceeds within ten Business Days after the date that Excess Proceeds exceed $100.0 million by mailing the notice required pursuant to the terms of the Indenture, with a copy to the Trustee.

To the extent that the aggregate amount of Senior Notes and such Pari Passu Indebtedness tendered pursuant to an Asset Sale Offer is less than the Excess Proceeds, the Issuer may use any remaining Excess Proceeds for general corporate purposes, subject to other covenants contained in the Indenture. If the aggregate principal amount of Senior Notes or the Pari Passu Indebtedness surrendered by such holders thereof exceeds the amount of Excess Proceeds, the Trustee shall select the Senior Notes and such Pari Passu Indebtedness to be purchased on a pro rata basis based on the accreted value or principal amount of the Senior Notes or such Pari Passu Indebtedness tendered. Upon completion of any such Asset Sale Offer, the amount of Excess Proceeds shall be reset at zero.

Pending the final application of any Net Proceeds pursuant to this covenant, the holder of such Net Proceeds may apply such Net Proceeds temporarily to reduce Indebtedness outstanding under a revolving credit facility or otherwise invest such Net Proceeds in any manner not prohibited by the Indenture.

The Issuer will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws or regulations are applicable in connection with the repurchase of the Senior Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the provisions of the Indenture, the Issuer will comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations described in the Indenture by virtue thereof.

Selection and Notice

If the Issuer is redeeming less than all of the Senior Notes issued by it at any time, the Trustee will select the Senior Notes to be redeemed (a) if the Senior Notes are listed on any national securities exchange, in compliance with the requirements of the principal national securities exchange on which the Senior Notes are listed or (b) on a pro rata basis to the extent practicable.

Notices of purchase or redemption shall be mailed by first-class mail, postage prepaid, at least 30 but not more than 60 days before the purchase or redemption date to each Holder of Senior Notes at such Holder’s registered address, except that (a) redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Senior Notes or a satisfaction and discharge of the Indenture and (b) redemption notices need not be mailed more than one Business Day before the redemption date if the notice is issued in connection with a special mandatory redemption. If any Senior Note is to be purchased or redeemed in part only, any notice of purchase or redemption that relates to such Senior Note shall state the portion of the principal amount thereof that has been or is to be purchased or redeemed.

The Issuer will issue a new Senior Note in a principal amount equal to the unredeemed portion of the original Senior Note in the name of the Holder upon cancellation of the original Senior Note. Senior Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Senior Notes or portions of them called for redemption.

Certain Covenants

Set forth below are summaries of certain covenants contained in the Indenture. If on any date following the date of the Issue Date (i) the Senior Notes have Investment Grade Ratings from both Rating Agencies, and (ii) no Default has occurred and is continuing under the Indenture then, beginning on that day and continuing at all times thereafter regardless of any subsequent changes in the rating of the Senior Notes, the covenants specifically listed under the following captions in this “Description of Notes” section of this offering circular will no longer be applicable to the Senior Notes:

(1) “Repurchase at the Option of Holders—Asset Sales”;

(2) “—Limitation on Restricted Payments”;

(3) “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(4) clause (4) of the first paragraph of “—Merger, Consolidation or Sale of All or Substantially All Assets”;

(5) “—Transactions with Affiliates”;

(6) “—Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries”; and

(7) “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries.”

In addition, during any period of time that: (i) the Senior Notes have Investment Grade Ratings from both Rating Agencies and (ii) no Default has occurred and is continuing under the Indenture (the occurrence of the events described in the foregoing clauses (i) and (ii) being collectively referred to as a “Covenant Suspension Event”), the Issuer and the Restricted Subsidiaries will not be subject to the covenant described under “Repurchase at the Option of Holders—Change of Control” (the “Suspended Covenant”). In the event that the Issuer and the Restricted Subsidiaries are not subject to the Suspended Covenant under the Indenture for any period of time as a result of the foregoing, and on any subsequent date (the “Reversion Date”) one or both of the Rating Agencies (a) withdraw their Investment Grade Rating or downgrade the rating assigned to the Senior Notes below an Investment Grade Rating and/or (b) the Issuer or any of its Affiliates enter into an agreement to effect a transaction that would result in a Change of Control and one or more of the Rating Agencies indicate that if consummated, such transaction (alone or together with any related recapitalization or refinancing transactions) would cause such Rating Agency to withdraw its Investment Grade Rating or downgrade the ratings assigned to the Senior Notes below an Investment Grade Rating, then the Issuer and the Restricted Subsidiaries will thereafter again be subject to the Suspended Covenant under the Indenture with respect to future events, including, without limitation, a proposed transaction described in clause (b) above.

There can be no assurance that the Senior Notes will ever achieve or maintain Investment Grade Ratings.

Limitation on Restricted Payments

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(I) declare or pay any dividend or make any payment or distribution on account of the Issuer’s, or any of its Restricted Subsidiaries’ Equity Interests, including any dividend or distribution payable in connection with any merger or consolidation other than:

(a) dividends or distributions by the Issuer payable solely in Equity Interests (other than Disqualified Stock) of the Issuer; or

(b) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Subsidiary, the Issuer or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities;

(II) purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Issuer or any direct or indirect parent of the Issuer, including in connection with any merger or consolidation;

(III) make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value in each case, prior to any scheduled repayment, sinking fund payment or maturity, any Subordinated Indebtedness, other than:

(a) Indebtedness permitted under clauses (7) and (8) of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(b) the purchase, repurchase or other acquisition of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of purchase, repurchase or acquisition; or

(IV) make any Restricted Investment

(all such payments and other actions set forth in clauses (I) through (IV) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

(1) no Default shall have occurred and be continuing or would occur as a consequence thereof;

(2) immediately after giving effect to such transaction on a pro forma basis, the Issuer could incur $1.00 of additional Indebtedness under the provisions of the first paragraph of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; and

(3) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Issuer and its Restricted Subsidiaries after August 11, 2005 (including Restricted Payments permitted by clauses (1), (2) (with respect to the payment of dividends on Refunding Capital Stock (as defined below) pursuant to clause (b) thereof only), (6)(c), (9) and (14) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of (without duplication):

(a) 50% of the Consolidated Net Income of the Issuer for the period (taken as one accounting period) beginning July 1, 2005, to the end of the Issuer’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment, or, in the case such Consolidated Net Income for such period is a deficit, minus 100% of such deficit; plus

(b) 100% of the aggregate net cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by the Issuer since immediately after August 11, 2005 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) from the issue or sale of:

(i) (A) Equity Interests of the Issuer, including Treasury Capital Stock (as defined below), but excluding cash proceeds and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received from the sale of: (x) Equity Interests to members of management, directors or consultants of the Issuer, any direct or indirect parent company of the Issuer and the Issuer’s Subsidiaries after the Issue Date to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph; and (y) Designated Preferred Stock; and

(B) to the extent such net cash proceeds are actually contributed to the Issuer, Equity Interests of the Issuer’s direct or indirect parent companies (excluding contributions of the proceeds from the sale of Designated Preferred Stock of such companies or contributions to the extent such amounts have been applied to Restricted Payments made in accordance with clause (4) of the next succeeding paragraph); or

(ii) debt securities of the Issuer that have been converted into or exchanged for such Equity Interests of the Issuer;

provided, however, that this clause (b) shall not include the proceeds from (W) Refunding Capital Stock (as defined below), (X) Equity Interests or convertible debt securities of the Issuer sold to a Restricted Subsidiary, as the case may be, (Y) Disqualified Stock or debt securities that have been converted into Disqualified Stock or (Z) Excluded Contributions; plus

(c) 100% of the aggregate amount of cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property contributed to the capital of the Issuer following August 11, 2005 (other than net cash proceeds to the extent such net cash proceeds have been used to incur Indebtedness, Disqualified Stock or Preferred Stock pursuant to clause (12)(a) of the second paragraph of “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) (other than by a Restricted Subsidiary and other than by any Excluded Contributions); plus

(d) 100% of the aggregate amount received in cash and the fair market value, as determined in good faith by the Issuer, of marketable securities or other property received by means of:

(i) the sale or other disposition (other than to the Issuer or a Restricted Subsidiary) of Restricted Investments made by the Issuer or its Restricted Subsidiaries and repurchases and redemptions of such Restricted Investments from the Issuer or its Restricted Subsidiaries and repayments of loans or advances, and releases of guarantees, which constitute Restricted Investments by the Issuer or its Restricted Subsidiaries, in each case after August 11, 2005; or

(ii) the sale (other than to the Issuer or a Restricted Subsidiary) of the stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary (other than in each case to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment) or a dividend from an Unrestricted Subsidiary after August 11, 2005; plus

(e) in the case of the redesignation of an Unrestricted Subsidiary as a Restricted Subsidiary after August 11, 2005, the fair market value of the Investment in such Unrestricted Subsidiary, as determined by the Issuer in good faith or if, in the case of an Unrestricted Subsidiary, such fair market value may exceed $150.0 million, in writing by an Independent Financial Advisor, at the time of the redesignation of such Unrestricted Subsidiary as a Restricted Subsidiary other than an Unrestricted Subsidiary to the extent the Investment in such Unrestricted Subsidiary was made by the Issuer or a Restricted Subsidiary pursuant to clause (7) of the next succeeding paragraph or to the extent such Investment constituted a Permitted Investment.

The foregoing provisions will not prohibit:

(1) the payment of any dividend within 60 days after the date of declaration thereof, if at the date of declaration such payment would have complied with the provisions of the Indenture;

(2) (a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Treasury Capital Stock”) or Subordinated Indebtedness of the Issuer or any Equity Interests of any direct or indirect parent company of the Issuer, in exchange for, or out of the proceeds of the substantially concurrent sale (other than to a Restricted Subsidiary) of, Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent contributed to the Issuer (in each case, other than any Disqualified Stock) (“Refunding Capital Stock”) and (b) if immediately prior to the retirement of Treasury Capital Stock, the declaration and payment of dividends thereon was permitted under clause (6) of this paragraph, the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of any direct or indirect parent company of the Issuer) in an aggregate amount per year no greater than the aggregate amount of dividends per annum that were declarable and payable on such Treasury Capital Stock immediately prior to such retirement;

(3) the redemption, repurchase or other acquisition or retirement of Subordinated Indebtedness of the Issuer or a Guarantor made by exchange for, or out of the proceeds of the substantially concurrent sale of, new Indebtedness of the Issuer or a Guarantor, as the case may be, which is incurred in compliance with “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” so long as:

(a) the principal amount of such new Indebtedness does not exceed the principal amount of (or accreted value, if applicable), plus any accrued and unpaid interest on, the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired for value, plus the amount of any reasonable premium required to be paid under the terms of the instrument governing the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired and any reasonable fees and expenses incurred in connection with the issuance of such new Indebtedness;

(b) such new Indebtedness is subordinated to the Senior Notes or the applicable Guarantee at least to the same extent as such Subordinated Indebtedness so purchased, exchanged, redeemed, repurchased, acquired or retired for value;

(c) such new Indebtedness has a final scheduled maturity date equal to or later than the final scheduled maturity date of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired; and

(d) such new Indebtedness has a Weighted Average Life to Maturity equal to or greater than the remaining Weighted Average Life to Maturity of the Subordinated Indebtedness being so redeemed, repurchased, acquired or retired;

(4) a Restricted Payment to pay for the repurchase, retirement or other acquisition or retirement for value of Equity Interests (other than Disqualified Stock) of the Issuer or any of its direct or indirect parent companies held by any future, present or former employee, director or consultant of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement; provided, however, that the aggregate Restricted Payments made under this clause (4) do not exceed in any calendar year $25.0 million (which shall increase to $50.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer) (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum (without giving effect to the following proviso) of $50.0 million in any calendar year (which shall increase to $100.0 million subsequent to the consummation of an underwritten public Equity Offering by the Issuer or any direct or indirect parent corporation of the Issuer)); provided further that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds from the sale of Equity Interests (other than Disqualified Stock) of the Issuer and, to the extent contributed to the Issuer, Equity Interests of any of the Issuer’s direct or indirect parent companies, in each case to members of management, directors or consultants of the Issuer, any of its Subsidiaries or any of its direct or indirect parent companies that occurs after the Issue Date, to the extent the cash proceeds from the sale of such Equity Interests have not otherwise been applied to the payment of Restricted Payments by virtue of clause (3) of the preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Issuer or its Restricted Subsidiaries after the Issue Date; less

(c) the amount of any Restricted Payments previously made with the cash proceeds described in clauses (a) and (b) of this clause (4);

and provided further that cancellation of Indebtedness owing to the Issuer from members of management of the Issuer, any of the Issuer’s direct or indirect parent companies or any of the Issuer’s Restricted Subsidiaries in connection with a repurchase of Equity Interests of the Issuer or any of its direct or indirect parent companies will not be deemed to constitute a Restricted Payment for purposes of this covenant or any other provision of the Indenture;

(5) the declaration and payment of dividends to holders of any class or series of Disqualified Stock of the Issuer or any of its Restricted Subsidiaries issued in accordance with the covenant described under

“—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” to the extent such dividends are included in the definition of “Fixed Charges”;

(6)(a) the declaration and payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) issued by the Issuer after the Issue Date;

(b) the declaration and payment of dividends to a direct or indirect parent company of the Issuer, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of such parent corporation issued after the Issue Date, provided that the amount of dividends paid pursuant to this clause (b) shall not exceed the aggregate amount of cash actually contributed to the Issuer from the sale of such Designated Preferred Stock; or

(c) the declaration and payment of dividends on Refunding Capital Stock that is Preferred Stock in excess of the dividends declarable and payable thereon pursuant to clause (2) of this paragraph;

provided, however, in the case of each of (a), (b) and (c) of this clause (6), that for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock or the declaration of such dividends on Refunding Capital Stock that is Preferred Stock, after giving effect to such issuance or declaration on a pro forma basis, the Issuer and its Restricted Subsidiaries on a consolidated basis would have had a Fixed Charge Coverage Ratio of at least 2.00 to 1.00;

(7) Investments in Unrestricted Subsidiaries having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities, not to exceed 2.0% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(8) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants;

(9) the declaration and payment of dividends on the Issuer’s common stock (or the payment of dividends to any direct or indirect parent entity to fund a payment of dividends on such entity’s common stock), following the first public offering of the Issuer’s common stock or the common stock of any of its direct or indirect parent companies after the Issue Date, of up to 6% per annum of the net cash proceeds received by or contributed to the Issuer in or from any such public offering, other than public offerings with respect to the Issuer’s common stock registered on Form S-8 and other than any public sale constituting an Excluded Contribution;

(10) Restricted Payments that are made with Excluded Contributions;

(11) other Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (11) not to exceed the greater of (x) $275.0 million or (y) 1.875% of Total Assets at the time made;

(12) distributions or payments of Receivables Fees;

(13) any Restricted Payment used to fund the Transaction and the fees and expenses related thereto or owed to Affiliates, in each case to the extent permitted by the covenant described under “—Transactions with Affiliates”;

(14) the repurchase, redemption or other acquisition or retirement for value of any Subordinated Indebtedness pursuant to the provisions similar to those described under the captions “Repurchase at the Option of Holders—Change of Control” and “Repurchase at the Option of Holders—Asset Sales”; provided that all Senior Notes tendered by Holders in connection with a Change of Control Offer or Asset Sale Offer, as applicable, have been repurchased, redeemed or acquired for value;

(15) the declaration and payment of dividends by the Issuer to, or the making of loans to, any direct or indirect parent in amounts required for any direct or indirect parent companies to pay, in each case without duplication,

(a) franchise taxes and other fees, taxes and expenses required to maintain their corporate existence;

(b) federal, state and local income taxes, to the extent such income taxes are attributable to the income of the Issuer and its Restricted Subsidiaries and, to the extent of the amount actually received from its Unrestricted Subsidiaries, in amounts required to pay such taxes to the extent attributable to the income of such Unrestricted Subsidiaries; provided that in each case the amount of such payments in any fiscal year does not exceed the amount that the Issuer and its Restricted Subsidiaries would be required to pay in respect of federal, state and local taxes for such fiscal year were the Issuer, its Restricted Subsidiaries and its Unrestricted Subsidiaries (to the extent described above) to pay such taxes separately from any such parent entity;

(c) customary salary, bonus and other benefits payable to officers and employees of any direct or indirect parent company of the Issuer to the extent such salaries, bonuses and other benefits are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries;

(d) general corporate operating and overhead costs and expenses of any direct or indirect parent company of the Issuer to the extent such costs and expenses are attributable to the ownership or operation of the Issuer and its Restricted Subsidiaries; and

(e) fees and expenses other than to Affiliates of the Issuer related to any unsuccessful equity or debt offering of such parent entity; and

(16) the distribution, dividend or otherwise, of shares of Capital Stock of, or Indebtedness owed to the Issuer or a Restricted Subsidiary by Unrestricted Subsidiaries (other than Unrestricted Subsidiaries, the primary assets of which are cash and/or Cash Equivalents);

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (11) and (16), no Default shall have occurred and be continuing or would occur as a consequence thereof.

As of the Issue Date, all of the Issuer’s Subsidiaries will be Restricted Subsidiaries. The Issuer will not permit any Unrestricted Subsidiary to become a Restricted Subsidiary except pursuant to the last sentence of the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Issuer and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments in an amount determined as set forth in the last sentence of the definition of “Investment.” Such designation will be permitted only if a Restricted Payment in such amount would be permitted at such time, whether pursuant to the first paragraph of this covenant or under clause (7), (10), (11) or (16) of the second paragraph of this covenant, or pursuant to the definition of “Permitted Investments,” and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in the Indenture.

Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise (collectively, “incur” and collectively, an “incurrence”) with respect to any Indebtedness (including Acquired Indebtedness) and the Issuer will not issue any shares of Disqualified Stock and will not permit any Restricted Subsidiary to issue any shares of Disqualified Stock or Preferred Stock; provided, however, that the Issuer may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock, and any of its Restricted Subsidiaries may incur Indebtedness (including Acquired Indebtedness), issue shares of Disqualified Stock and issue shares of Preferred Stock, if the Fixed Charge Coverage Ratio on a consolidated basis for the

Issuer and its Restricted Subsidiaries’ most recently ended four fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or Preferred Stock is issued would have been at least 2.00 to 1.00, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred, or the Disqualified Stock or Preferred Stock had been issued, as the case may be, and the application of proceeds therefrom had occurred at the beginning of such four-quarter period.

The foregoing limitations will not apply to:

(1) the incurrence of Indebtedness under Credit Facilities by the Issuer or any of its Restricted Subsidiaries and the issuance and creation of letters of credit and bankers’ acceptances thereunder (with letters of credit and bankers’ acceptances being deemed to have a principal amount equal to the face amount thereof), up to an aggregate principal amount of $5,750.0 million outstanding at any one time, less up to $1,000.0 million in the aggregate of mandatory principal payments actually made by the borrower thereunder in respect of Indebtedness thereunder with Net Proceeds from an Asset Sale or series of related Asset Sales that constitutes the sale, transfer, conveyance or other disposition of all or substantially all of a segment (as defined under GAAP) of the Issuer (other than any segment predominantly composed of assets acquired by the Issuer or its Restricted Subsidiaries subsequent to the Issue Date);

(2) the incurrence by the Issuer and any Guarantor of Indebtedness represented by the Senior Notes (including any Guarantee) (other than any Additional Senior Notes);

(3) Indebtedness of the Issuer and its Restricted Subsidiaries in existence on the Issue Date (other than Indebtedness described in clauses (1) and (2));

(4) Indebtedness (including Capitalized Lease Obligations), Disqualified Stock and Preferred Stock incurred by the Issuer or any of its Restricted Subsidiaries, to finance the purchase, lease or improvement of property (real or personal) or equipment (other than software) that is used or useful in a Similar Business, whether through the direct purchase of assets or the Capital Stock of any Person owning such assets;

(5) Indebtedness incurred by the Issuer or any of its Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit issued in the ordinary course of business, including letters of credit in respect of workers’ compensation claims, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims; provided, however, that upon the drawing of such letters of credit or the incurrence of such Indebtedness, such obligations are reimbursed within 30 days following such drawing or incurrence;

(6) Indebtedness arising from agreements of the Issuer or its Restricted Subsidiaries providing for indemnification, adjustment of purchase price or similar obligations, in each case, incurred or assumed in connection with the disposition of any business, assets or a Subsidiary, other than guarantees of Indebtedness incurred by any Person acquiring all or any portion of such business, assets or a Subsidiary for the purpose of financing such acquisition; provided, however, that

(a) such Indebtedness is not reflected on the balance sheet of the Issuer, or any of its Restricted Subsidiaries (contingent obligations referred to in a footnote to financial statements and not otherwise reflected on the balance sheet will not be deemed to be reflected on such balance sheet for purposes of this clause (6)(a)); and

(b) the maximum assumable liability in respect of all such Indebtedness shall at no time exceed the gross proceeds including non-cash proceeds (the fair market value of such non-cash proceeds being measured at the time received and without giving effect to any subsequent changes in value) actually received by the Issuer and its Restricted Subsidiaries in connection with such disposition;

(7) Indebtedness of the Issuer to a Restricted Subsidiary; provided that any such Indebtedness owing to a Restricted Subsidiary that is not a Guarantor is expressly subordinated in right of payment to the Senior Notes; provided further that any subsequent issuance or transfer of any Capital Stock or any other event which results in any Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(8) Indebtedness of a Restricted Subsidiary to the Issuer or another Restricted Subsidiary; provided that if a Guarantor incurs such Indebtedness to a Restricted Subsidiary that is not a Guarantor, such Indebtedness is expressly subordinated in right of payment to the Guarantee of the Senior Notes of such Guarantor; provided further that any subsequent transfer of any such Indebtedness (except to the Issuer or another Restricted Subsidiary) shall be deemed, in each case, to be an incurrence of such Indebtedness;

(9) shares of Preferred Stock of a Restricted Subsidiary issued to the Issuer or another Restricted Subsidiary, provided that any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Issuer or another of its Restricted Subsidiaries) shall be deemed in each case to be an issuance of such shares of Preferred Stock;

(10) Hedging Obligations (excluding Hedging Obligations entered into for speculative purposes) for the purpose of limiting interest rate risk with respect to any Indebtedness permitted to be incurred pursuant to “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” exchange rate risk or commodity pricing risk;

(11) obligations in respect of performance, bid, appeal and surety bonds and completion guarantees provided by the Issuer or any of its Restricted Subsidiaries in the ordinary course of business;

(12) (a) Indebtedness or Disqualified Stock of the Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary equal to 200.0% of the net cash proceeds received by the Issuer since immediately after the Issue Date from the issue or sale of Equity Interests of the Issuer or cash contributed to the capital of the Issuer (in each case, other than proceeds of Disqualified Stock or sales of Equity Interests to the Issuer or any of its Subsidiaries) as determined in accordance with clauses (3)(b) and (3)(c) of the first paragraph of “—Limitation on Restricted Payments” to the extent such net cash proceeds or cash have not been applied pursuant to such clauses to make Restricted Payments or to make other Investments, payments or exchanges pursuant to the second paragraph of “—Limitation on Restricted Payments” or to make Permitted Investments (other than Permitted Investments specified in clauses (1) and (3) of the definition thereof) and (b) Indebtedness or Disqualified Stock of Issuer and Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or any Restricted Subsidiary not otherwise permitted hereunder in an aggregate principal amount or liquidation preference, which when aggregated with the principal amount and liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and incurred pursuant to this clause (12)(b), does not at any one time outstanding exceed $600.0 million (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (12)(b) shall cease to be deemed incurred or outstanding for purposes of this clause (12)(b) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (12)(b));

(13) the incurrence by the Issuer or any Restricted Subsidiary, of the Issuer of Indebtedness, Disqualified Stock or Preferred Stock which serves to refund or refinance any Indebtedness, Disqualified Stock or Preferred Stock incurred as permitted under the first paragraph of this covenant and clauses (2), (3) and (12)(a) above, this clause (13) and clause (14) below or any Indebtedness, Disqualified Stock or Preferred Stock issued to so refund or refinance such Indebtedness, Disqualified Stock or Preferred Stock including additional Indebtedness, Disqualified Stock or Preferred Stock incurred to pay premiums (including reasonable tender premiums), defeasance costs and fees in connection therewith (the “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(a) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is incurred which is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded or refinanced,

(b) to the extent such Refinancing Indebtedness refinances (i) Indebtedness subordinated or pari passu to the Senior Notes or any Guarantee thereof, such Refinancing Indebtedness is subordinated or pari passu to the Senior Notes or the Guarantee at least to the same extent as the Indebtedness being refinanced or refunded or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness must be Disqualified Stock or Preferred Stock, respectively, and

(c) shall not include:

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Issuer;

(ii) Indebtedness, Disqualified Stock or Preferred Stock of a Subsidiary of the Issuer, that is not a Guarantor that refinances Indebtedness, Disqualified Stock or Preferred Stock of a Guarantor; or

(iii) Indebtedness, Disqualified Stock or Preferred Stock of the Issuer or a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary;

and provided further that subclause (a) of this clause (13) will not apply to any refunding or refinancing of any Indebtedness outstanding under a Credit Facility;

(14) Indebtedness, Disqualified Stock or Preferred Stock of (x) the Issuer or a Restricted Subsidiary incurred to finance an acquisition or (y) Persons that are acquired by the Issuer or any Restricted Subsidiary or merged into the Issuer or a Restricted Subsidiary in accordance with the terms of the Indenture; provided that either

(i) such Indebtedness, Disqualified Stock or Preferred Stock:

(a) is not Secured Indebtedness and is subordinated to the Senior Notes on terms no less favorable to the Holders thereof than the subordination terms set forth in the indenture governing the Existing Senior Subordinated Notes as in effect on the Issue Date;

(b) is not incurred while a Default exists and no Default shall result therefrom;

(c) matures and does not require any payment of principal prior to the final maturity of the Senior Notes (other than in a manner consistent with the terms of the Indenture); and

(d) in the case of clause (y), is not incurred in contemplation of such acquisition or merger; or

(ii) after giving effect to such acquisition or merger, either

(a) the Issuer would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of this covenant, or

(b) the Fixed Charge Coverage Ratio of the Issuer and the Restricted Subsidiaries is greater than immediately prior to such acquisition or merger;

(15) Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business, provided that such Indebtedness is extinguished within two Business Days of its incurrence;

(16) Indebtedness of the Issuer or any of its Restricted Subsidiaries supported by a letter of credit issued pursuant to the Credit Facilities, in a principal amount not in excess of the stated amount of such letter of credit;

(17)(a) any guarantee by the Issuer or a Restricted Subsidiary of Indebtedness or other obligations of any Restricted Subsidiary so long as the incurrence of such Indebtedness incurred by such Restricted Subsidiary is permitted under the terms of the Indenture, or

(b) any guarantee by a Restricted Subsidiary of Indebtedness of the Issuer provided that such guarantee is incurred in accordance with the covenant described below under “—Limitation on Guarantees of Indebtedness by Restricted Subsidiaries”;

(18) Indebtedness of Foreign Subsidiaries of the Issuer incurred not to exceed at any one time outstanding and together with any other Indebtedness incurred under this clause (18) 5.0% of the Total Assets of the Foreign Subsidiaries (it being understood that any Indebtedness incurred pursuant to this clause (18) shall cease to be deemed incurred or outstanding for purposes of this clause (18) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which the Issuer or such Restricted Subsidiary could have incurred such Indebtedness under the first paragraph of this covenant without reliance on this clause (18));

(19) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary incurred to finance or assumed in connection with an acquisition in a principal amount not to exceed $200.0 million in the aggregate at any one time outstanding together with all other Indebtedness, Disqualified Stock and/or Preferred Stock issued under this clause (19) (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock incurred pursuant to this clause (19) shall cease to be deemed incurred or outstanding for purposes of this clause (19) but shall be deemed incurred for the purposes of the first paragraph of this covenant from and after the first date on which such Restricted Subsidiary could have incurred such Indebtedness, Disqualified Stock or Preferred Stock under the first paragraph of this covenant without reliance on this clause (19));

(20) Indebtedness of the Issuer or any of its Restricted Subsidiaries consisting of (i) the financing of insurance premiums or (ii) take-or-pay obligations contained in supply arrangements in each case, incurred in the ordinary course of business; and

(21) Indebtedness consisting of Indebtedness issued by the Issuer or any of its Restricted Subsidiaries to current or former officers, directors and employees thereof, their respective estates, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Issuer or any direct or indirect parent company of the Issuer to the extent described in clause (4) of the second paragraph under the caption “—Limitation on Restricted Payments.”

For purposes of determining compliance with this covenant:

(1) in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of permitted Indebtedness, Disqualified Stock or Preferred Stock described in clauses (1) through (21) above or is entitled to be incurred pursuant to the first paragraph of this covenant, the Issuer, in its sole discretion, will classify or reclassify such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) and will only be required to include the amount and type of such Indebtedness, Disqualified Stock or Preferred Stock in one of the above clauses; provided that all Indebtedness outstanding under the Credit Facilities on the Issue Date will be treated as incurred on the Issue Date under clause (1) of the preceding paragraph; and

(2) at the time of incurrence, the Issuer will be entitled to divide and classify an item of Indebtedness in more than one of the types of Indebtedness described in the first and second paragraphs above.

Accrual of interest, the accretion of accreted value and the payment of interest in the form of additional Indebtedness, Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness, Disqualified Stock or Preferred Stock for purposes of this covenant.

For purposes of determining compliance with any U.S. dollar-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term debt, or first committed, in the case of revolving credit debt; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced.

The principal amount of any Indebtedness incurred to refinance other Indebtedness, if incurred in a different currency from the Indebtedness being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness is denominated that is in effect on the date of such refinancing.

The Indenture provides that the Issuer will not, and will not permit any Guarantor to, directly or indirectly, incur any Indebtedness (including Acquired Indebtedness) that is subordinated or junior in right of payment to any Indebtedness of the Issuer or such Guarantor, as the case may be, unless such Indebtedness is expressly subordinated in right of payment to the Senior Notes or such Guarantor’s Guarantee to the extent and in the same manner as such Indebtedness is subordinated to other Indebtedness of the Issuer or such Guarantor, as the case may be.

The Indenture will not treat (1) unsecured Indebtedness as subordinated or junior to Secured Indebtedness merely because it is unsecured or (2) Senior Indebtedness as subordinated or junior to any other Senior Indebtedness merely because it has a junior priority with respect to the same collateral.

Liens

The Issuer will not, and will not permit any Guarantor to, directly or indirectly, create, incur, assume or suffer to exist any Lien (except Permitted Liens) that secures obligations under any Indebtedness or any related Guarantee, on any asset or property of the Issuer or any Guarantor, or any income or profits therefrom, or assign or convey any right to receive income therefrom, unless:

(1) in the case of Liens securing Subordinated Indebtedness, the Senior Notes and related Guarantees are secured by a Lien on such property, assets or proceeds that is senior in priority to such Liens; or

(2) in all other cases, the Senior Notes or the Guarantees are equally and ratably secured, except that the foregoing shall not apply to (a) Liens securing the Senior Notes and the related Guarantees, (b) Liens securing Indebtedness permitted to be incurred under Credit Facilities, including any letter of credit facility relating thereto, that was permitted by the terms of the Indenture to be incurred pursuant to clause (1) of the second paragraph under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and (c) Liens incurred to secure Obligations in respect of any Indebtedness permitted to be incurred pursuant to the covenant described above under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that, with respect to Liens securing Obligations permitted under this subclause (c), at the time of incurrence and after giving pro forma effect thereto, the Consolidated Secured Debt Ratio would be no greater than 4.0 to 1.0.

Merger, Consolidation or Sale of All or Substantially All Assets

The Issuer may not consolidate or merge with or into or wind up into (whether or not the Issuer is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1) the Issuer is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than the Issuer) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of the Issuer or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Person, as the case may be, being herein called the “Successor Company”);

(2) the Successor Company, if other than the Issuer, expressly assumes all the obligations of the Issuer under the Senior Notes pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(3) immediately after such transaction, no Default exists;

(4) immediately after giving pro forma effect to such transaction and any related financing transactions, as if such transactions had occurred at the beginning of the applicable four-quarter period,

(a) the Successor Company would be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first sentence of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock,” or

(b) the Fixed Charge Coverage Ratio for the Successor Company, the Issuer and its Restricted Subsidiaries would be greater than such Ratio for the Issuer and its Restricted Subsidiaries immediately prior to such transaction;

(5) each Guarantor, unless it is the other party to the transactions described above, in which case clause (b) of the second succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Guarantee shall apply to such Person’s obligations under the Indenture, the Senior Notes and the Registration Rights Agreement; and

(6) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture.

The Successor Company will succeed to, and be substituted for the Issuer, as the case may be, under the Indenture, the Guarantees and the Senior Notes, as applicable. Notwithstanding the foregoing clauses (3) and (4),

(1) any Restricted Subsidiary may consolidate with or merge into or transfer all or part of its properties and assets to the Issuer, and

(2) the Issuer may merge with an Affiliate of the Issuer, as the case may be, solely for the purpose of reincorporating the Issuer in a State of the United States so long as the amount of Indebtedness of the Issuer and its Restricted Subsidiaries is not increased thereby.

Subject to certain limitations described in the Indenture governing release of a Guarantee upon the sale, disposition or transfer of a guarantor, no Guarantor will, and the Issuer will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not the Issuer or Guarantor is the surviving corporation), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)(a) such Guarantor is the surviving corporation or the Person formed by or surviving any such consolidation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a corporation organized or existing under the laws of the jurisdiction of organization of such Guarantor, as the case may be, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

(b) the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture and such Guarantor’s related Guarantee pursuant to supplemental indentures or other documents or instruments in form reasonably satisfactory to the Trustee;

(c) immediately after such transaction, no Default exists; and

(d) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture; or

(2) the transaction is made in compliance with the covenant described under “Repurchase at the Option of Holders—Asset Sales.”

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Guarantee. Notwithstanding the foregoing, any Guarantor may merge into or transfer all or part of its properties and assets to another Guarantor or the Issuer.

Transactions with Affiliates

The Issuer will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Issuer (each of the foregoing, an “Affiliate Transaction”) involving aggregate payments or consideration in excess of $20.0 million, unless:

(1) such Affiliate Transaction is on terms that are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis; and

(2) the Issuer delivers to the Trustee with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate payments or consideration in excess of $50.0 million, a resolution adopted by the majority of the board of directors of the Issuer approving such Affiliate Transaction and set forth in an Officer’s Certificate certifying that such Affiliate Transaction complies with clause (1) above.

The foregoing provisions will not apply to the following:

(1) transactions between or among the Issuer or any of its Restricted Subsidiaries;

(2) Restricted Payments permitted by the provisions of the Indenture described above under the covenant “—Limitation on Restricted Payments” and the definition of “Permitted Investments”;

(3) the payment of management, consulting, monitoring and advisory fees and related expenses to the Investors pursuant to the Sponsor Management Agreement in an aggregate amount in any fiscal year not to exceed 1% of EBITDA for such fiscal year (calculated, solely for the purpose of this clause (3), assuming (a) that such fees and related expenses had not been paid, when calculating Net Income, and (b) without giving effect to clause (h) of the definition of EBITDA) (plus any unpaid management, consulting, monitoring and advisory fees and related expenses within such amount accrued in any prior year) and the termination fees pursuant to the Sponsor Management Agreement not to exceed the amount set forth in the Sponsor Management Agreement as in effect on the Issue Date;

(4) the payment of reasonable and customary fees paid to, and indemnities provided on behalf of, officers, directors, employees or consultants of Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries;

(5) transactions in which the Issuer or any of its Restricted Subsidiaries, as the case may be, delivers to the Trustee a letter from an Independent Financial Advisor stating that such transaction is fair to the Issuer or such Restricted Subsidiary from a financial point of view or stating that the terms are not materially less favorable to the Issuer or its relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by the Issuer or such Restricted Subsidiary with an unrelated Person on an arm’s-length basis;

(6) any agreement as in effect as of the Issue Date, or any amendment thereto (so long as any such amendment is not disadvantageous to the Holders when taken as a whole as compared to the applicable agreement as in effect on the Issue Date);

(7) the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party as of the Issue Date and any similar agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Issuer or any of its Restricted Subsidiaries of obligations under any future amendment to any such existing agreement or under any similar agreement entered into after the Issue Date shall only be permitted by this clause (7) to the extent that the terms of any such amendment or new agreement are not otherwise disadvantageous to the Holders when taken as a whole;

(8) the Transaction and the payment of all fees and expenses related to the Transaction, in each case as described in this offering circular;

(9) transactions with customers, clients, suppliers, or purchasers or sellers of goods or services, in each case in the ordinary course of business and otherwise in compliance with the terms of the Indenture which are fair to the Issuer and its Restricted Subsidiaries, in the reasonable determination of the board of directors of the Issuer or the senior management thereof, or are on terms at least as favorable as might reasonably have been obtained at such time from an unaffiliated party;

(10) the issuance of Equity Interests (other than Disqualified Stock) of the Issuer to any Permitted Holder or to any director, officer, employee or consultant;

(11) sales of accounts receivable, or participations therein, in connection with any Receivables Facility;

(12) payments by the Issuer or any of its Restricted Subsidiaries to any of the Investors made for any financial advisory, financing, underwriting or placement services or in respect of other investment banking activities, including, without limitation, in connection with acquisitions or divestitures which payments are approved by a majority of the board of directors of the Issuer in good faith;

(13) payments or loans (or cancellation of loans) to employees or consultants of the Issuer, any of its direct or indirect parent companies or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case, are approved by the Issuer in good faith; and

(14) investments by the Investors in securities of the Issuer or any of its Restricted Subsidiaries so long as (i) the investment is being offered generally to other investors on the same or more favorable terms and (ii) the investment constitutes less than 5% of the proposed or outstanding issue amount of such class of securities.

Dividend and Other Payment Restrictions Affecting Restricted Subsidiaries

The Issuer will not, and will not permit any of its Restricted Subsidiaries that are not Guarantors to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any such Restricted Subsidiary to:

(1)(a) pay dividends or make any other distributions to the Issuer or any of its Restricted Subsidiaries on its Capital Stock or with respect to any other interest or participation in, or measured by, its profits, or

(b) pay any Indebtedness owed to the Issuer or any of its Restricted Subsidiaries;

(2) make loans or advances to the Issuer or any of its Restricted Subsidiaries; or

(3) sell, lease or transfer any of its properties or assets to the Issuer or any of its Restricted Subsidiaries,

except (in each case) for such encumbrances or restrictions existing under or by reason of:

(a) contractual encumbrances or restrictions in effect on the Issue Date, including pursuant to the Senior Credit Facilities and the related documentation and the indentures governing the Existing Senior Notes, the Existing Senior Secured Notes and the Existing Senior Subordinated Notes and the related documentation;

(b) the Indenture and the Senior Notes;

(c) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature discussed in clause (3) above on the property so acquired;

(d) applicable law or any applicable rule, regulation or order;

(e) any agreement or other instrument of a Person acquired by the Issuer or any of its Restricted Subsidiaries in existence at the time of such acquisition (but not created in contemplation thereof), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person and its Subsidiaries, or the property or assets of the Person and its Subsidiaries, so acquired;

(f) contracts for the sale of assets, including customary restrictions with respect to a Subsidiary of the Issuer pursuant to an agreement that has been entered into for the sale or disposition of all or substantially all of the Capital Stock or assets of such Subsidiary;

(g) Secured Indebtedness otherwise permitted to be incurred pursuant to the covenants described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” and “—Liens” that limit the right of the debtor to dispose of the assets securing such Indebtedness;

(h) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(i) other Indebtedness, Disqualified Stock or Preferred Stock of Foreign Subsidiaries permitted to be incurred subsequent to the Issue Date pursuant to the provisions of the covenant described under “—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(j) customary provisions in joint venture agreements and other similar agreements relating solely to such joint venture;

(k) customary provisions contained in leases or licenses of intellectual property and other agreements, in each case, entered into in the ordinary course of business;

(l) any encumbrances or restrictions of the type referred to in clauses (1), (2) and (3) above imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in clauses (a) through (k) above; provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings are, in the good faith judgment of the Issuer, no more restrictive with respect to such encumbrance and other restrictions taken as a whole than those prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing; and

(m) restrictions created in connection with any Receivables Facility that, in the good faith determination of the Issuer are necessary or advisable to effect such Receivables Facility.

Limitation on Guarantees of Indebtedness by Restricted Subsidiaries

The Issuer will not permit any of its Wholly Owned Subsidiaries that are Restricted Subsidiaries (and non-Wholly Owned Subsidiaries if such non-Wholly Owned Subsidiaries guarantee other capital markets debt securities), other than a Guarantor or a Foreign Subsidiary, to guarantee the payment of any Indebtedness of the Issuer or any other Guarantor unless:

(1) such Restricted Subsidiary within 30 days executes and delivers a supplemental indenture to the Indenture providing for a Guarantee by such Restricted Subsidiary, except that with respect to a guarantee of Indebtedness of the Issuer or any Guarantor:

(a) if the Senior Notes or such Guarantor’s Guarantee are subordinated in right of payment to such Indebtedness, the Guarantee under the supplemental indenture shall be subordinated to such Restricted Subsidiary’s guarantee with respect to such Indebtedness substantially to the same extent as the Senior Notes are subordinated to such Indebtedness; and

(b) if such Indebtedness is by its express terms subordinated in right of payment to the Senior Notes or such Guarantor’s Guarantee, any such guarantee by such Restricted Subsidiary with respect to such Indebtedness shall be subordinated in right of payment to such Guarantee substantially to the same extent as such Indebtedness is subordinated to the Senior Notes;

(2) such Restricted Subsidiary waives and will not in any manner whatsoever claim or take the benefit or advantage of, any rights of reimbursement, indemnity or subrogation or any other rights against the Issuer or any other Restricted Subsidiary as a result of any payment by such Restricted Subsidiary under its Guarantee; and

(3) such Restricted Subsidiary shall deliver to the Trustee an Opinion of Counsel to the effect that:

(a) such Guarantee has been duly executed and authorized; and

(b) such Guarantee constitutes a valid, binding and enforceable obligation of such Restricted Subsidiary, except insofar as enforcement thereof may be limited by bankruptcy, insolvency or similar laws (including, without limitation, all laws relating to fraudulent transfers) and except insofar as enforcement thereof is subject to general principles of equity;

provided that this covenant shall not be applicable to any guarantee of any Restricted Subsidiary that existed at the time such Person became a Restricted Subsidiary and was not incurred in connection with, or in contemplation of, such Person becoming a Restricted Subsidiary.

Reports and Other Information

Notwithstanding that the Issuer may not be subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act or otherwise report on an annual and quarterly basis on forms provided for such annual and quarterly reporting pursuant to rules and regulations promulgated by the SEC, the Indenture will require the Issuer to file with the SEC (and make available to the Trustee and Holders of the Senior Notes (without exhibits), without cost to any Holder, within 15 days after it files them with the SEC) from and after the Issue Date,

(1) within 90 days (or any other time period then in effect under the rules and regulations of the Exchange Act with respect to the filing of a Form 10-K by a non-accelerated filer) after the end of each fiscal year, annual reports on Form 10-K, or any successor or comparable form, containing the information required to be contained therein, or required in such successor or comparable form;

(2) within 45 days after the end of each of the first three fiscal quarters of each fiscal year, reports on Form 10-Q containing all quarterly information that would be required to be contained in Form 10-Q, or any successor or comparable form;

(3) promptly from time to time after the occurrence of an event required to be therein reported, such other reports on Form 8-K, or any successor or comparable form; and

(4) any other information, documents and other reports which the Issuer would be required to file with the SEC if it were subject to Section 13 or 15(d) of the Exchange Act;

in each case, in a manner that complies in all material respects with the requirements specified in such form; provided that the Issuer shall not be so obligated to file such reports with the SEC if the SEC does not permit such filing, in which event the Issuer will make available such information to prospective purchasers of Senior Notes, in addition to providing such information to the Trustee and the Holders of the Senior Notes, in each case within 15 days after the time the Issuer would be required to file such information with the SEC, if it were subject to Sections 13 or 15(d) of the Exchange Act. In addition, to the extent not satisfied by the foregoing, the Issuer will agree that, for so long as any Senior Notes are outstanding, it will furnish to Holders and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act.

In the event that any direct or indirect parent company of the Issuer becomes a guarantor of the Senior Notes, the Indenture will permit the Issuer to satisfy its obligations in this covenant with respect to financial information relating to the Issuer by furnishing financial information relating to such parent; provided that the same is accompanied by consolidating information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to the Issuer and its Restricted Subsidiaries on a standalone basis, on the other hand.

Notwithstanding the foregoing, such requirements shall be deemed satisfied prior to the commencement of the exchange offer or the effectiveness of the shelf registration statement by the filing with the SEC of the exchange offer registration statement or shelf registration statement, and any amendments thereto, with such financial information that satisfies Regulation S-X of the Securities Act.

Events of Default and Remedies

The Indenture provides that each of the following is an Event of Default:

(1) default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Senior Notes;

(2) default for 30 days or more in the payment when due of interest or Additional Interest on or with respect to the Senior Notes;

(3) failure by the Issuer or any Guarantor for 60 days after receipt of written notice given by the Trustee or the Holders of not less 30% in principal amount of the Senior Notes to comply with any of its obligations, covenants or agreements (other than a default referred to in clauses (1) and (2) above) contained in the Indenture or the Senior Notes;

(4) default under any mortgage, indenture or instrument under which there is issued or by which there is secured or evidenced any Indebtedness for money borrowed by the Issuer or any of its Restricted Subsidiaries or the payment of which is guaranteed by the Issuer or any of its Restricted Subsidiaries, other than Indebtedness owed to the Issuer or a Restricted Subsidiary, whether such Indebtedness or guarantee now exists or is created after the issuance of the Senior Notes, if both:

(a) such default either results from the failure to pay any principal of such Indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such Indebtedness at its stated final maturity and results in the holder or holders of such Indebtedness causing such Indebtedness to become due prior to its stated maturity; and

(b) the principal amount of such Indebtedness, together with the principal amount of any other such Indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate $100.0 million or more at any one time outstanding;

(5) failure by the Issuer or any Significant Subsidiary to pay final judgments aggregating in excess of $100.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

(6) certain events of bankruptcy or insolvency with respect to the Issuer or any Significant Subsidiary; or

(7) the Guarantee of any Significant Subsidiary shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a Significant Subsidiary, as the case may be, denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

If any Event of Default (other than of a type specified in clause (6) above) occurs and is continuing under the Indenture, the Trustee or the Holders of at least 30% in principal amount of the then total outstanding Senior Notes may declare the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Senior Notes to be due and payable immediately.

Upon the effectiveness of such declaration, such principal and interest will be due and payable immediately. Notwithstanding the foregoing, in the case of an Event of Default arising under clause (6) of the first paragraph of this section, all outstanding Senior Notes will become due and payable without further action or notice. The Indenture provides that the Trustee may withhold from the Holders notice of any continuing Default, except a Default relating to the payment of principal, premium, if any, or interest, if it determines that withholding notice is in their interest. In addition, the Trustee shall have no obligation to accelerate the Senior Notes if in the best judgment of the Trustee acceleration is not in the best interest of the Holders of the Senior Notes.

The Indenture provides that the Holders of a majority in aggregate principal amount of the then outstanding Senior Notes by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default and its consequences under the Indenture except a continuing Default in the payment of interest on, premium, if any, or the principal of any Senior Note held by a non-consenting Holder. In the event of any Event of Default specified in clause (4) above, such Event of Default and all consequences thereof (excluding any resulting payment default, other than as a result of acceleration of the Senior Notes) shall be annulled, waived and rescinded, automatically and without any action by the Trustee or the Holders, if within 20 days after such Event of Default arose:

(1) the Indebtedness or guarantee that is the basis for such Event of Default has been discharged; or

(2) holders thereof have rescinded or waived the acceleration, notice or action (as the case may be) giving rise to such Event of Default; or

(3) the default that is the basis for such Event of Default has been cured.

Subject to the provisions of the Indenture relating to the duties of the Trustee thereunder, in case an Event of Default occurs and is continuing, the Trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders of the Senior Notes unless the Holders have offered to the Trustee reasonable indemnity or security against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium (if any) or interest when due, no Holder of a Senior Note may pursue any remedy with respect to the Indenture or the Senior Notes unless:

(1) such Holder has previously given the Trustee notice that an Event of Default is continuing;

(2) Holders of at least 30% in principal amount of the total outstanding Senior Notes have requested the Trustee to pursue the remedy;

(3) Holders of the Senior Notes have offered the Trustee reasonable security or indemnity against any loss, liability or expense;

(4) the Trustee has not complied with such request within 60 days after the receipt thereof and the offer of security or indemnity; and

(5) Holders of a majority in principal amount of the total outstanding Senior Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

Subject to certain restrictions, under the Indenture the Holders of a majority in principal amount of the total outstanding Senior Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or of exercising any trust or power conferred on the Trustee. The Trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the Trustee determines is unduly prejudicial to the rights of any other Holder of a Senior Note or that would involve the Trustee in personal liability.

The Indenture provides that the Issuer is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Issuer is required, within five Business Days, upon becoming aware of any Default, to deliver to the Trustee a statement specifying such Default.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of the Issuer or any Guarantor or any of their parent companies shall have any liability for any obligations of the Issuer or the Guarantors under the Senior Notes, the Guarantees, the Indenture or the escrow agreement or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting Senior Notes waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Senior Notes. Such waiver may not be effective to waive liabilities under the federal securities laws and it is the view of the SEC that such a waiver is against public policy.

Legal Defeasance and Covenant Defeasance

The obligations of the Issuer and the Guarantors under the Indenture will terminate (other than certain obligations) and will be released upon payment in full of all of the Senior Notes. The Issuer may, at its option and at any time, elect to have all of its obligations discharged with respect to the Senior Notes and have the Issuer and each Guarantor’s obligation discharged with respect to its Guarantee (“Legal Defeasance”) and cure all then existing Events of Default except for:

(1) the rights of Holders of Senior Notes to receive payments in respect of the principal of, premium, if any, and interest on the Senior Notes when such payments are due solely out of the trust created pursuant to the Indenture;

(2) the Issuer’s obligations with respect to Senior Notes concerning issuing temporary Senior Notes, registration of such Senior Notes, mutilated, destroyed, lost or stolen Senior Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3) the rights, powers, trusts, duties and immunities of the Trustee, and the Issuer’s obligations in connection therewith; and

(4) the Legal Defeasance provisions of the Indenture.

In addition, the Issuer may, at its option and at any time, elect to have its obligations and those of each Guarantor released with respect to certain covenants that are described in the Indenture (“Covenant Defeasance”) and thereafter any omission to comply with such obligations shall not constitute a Default with respect to the Senior Notes. In the event Covenant Defeasance occurs, certain events (not including bankruptcy, receivership, rehabilitation and insolvency events pertaining to the Issuer) described under “Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Senior Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance with respect to the Senior Notes:

(1) the Issuer must irrevocably deposit with the Trustee, in trust, for the benefit of the Holders of the Senior Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest due on the Senior Notes on the stated maturity date or on the redemption date, as the case may be, of such principal, premium, if any, or interest on such Senior Notes and the Issuer must specify whether such Senior Notes are being defeased to maturity or to a particular redemption date;

(2) in the case of Legal Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions,

(a) the Issuer has received from, or there has been published by, the United States Internal Revenue Service a ruling, or

(b) since the issuance of the Senior Notes, there has been a change in the applicable U.S. federal income tax law,

in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, subject to customary assumptions and exclusions, the Holders of the Senior Notes will not recognize income, gain or loss for U.S. federal income tax purposes, as applicable, as a result of such Legal Defeasance and will be subject to U.S. federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3) in the case of Covenant Defeasance, the Issuer shall have delivered to the Trustee an Opinion of Counsel reasonably acceptable to the Trustee confirming that, subject to customary assumptions and exclusions, the Holders of the Senior Notes will not recognize income, gain or loss for U.S. federal income tax purposes as a result of such Covenant Defeasance and will be subject to such tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4) no Default (other than that resulting from borrowing funds to be applied to make such deposit and the granting of Liens in connection therewith) shall have occurred and be continuing on the date of such deposit;

(5) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a default under the Senior Credit Facilities, the Senior Subordinated Notes or the indenture pursuant to which the Senior Subordinated Notes were issued or any other material agreement or instrument (other than the Indenture) to which, the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(6) the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that, as of the date of such opinion and subject to customary assumptions and exclusions following the deposit, the trust funds will not be subject to the effect of Section 547 of Title 11 of the United States Code;

(7) the Issuer shall have delivered to the Trustee an Officer’s Certificate stating that the deposit was not made by the Issuer with the intent of defeating, hindering, delaying or defrauding any creditors of the Issuer or any Guarantor or others; and

(8) the Issuer shall have delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel (which Opinion of Counsel may be subject to customary assumptions and exclusions) each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance, as the case may be, have been complied with.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Senior Notes, when either:

(1) all Senior Notes theretofore authenticated and delivered, except lost, stolen or destroyed Senior Notes which have been replaced or paid and Senior Notes for whose payment money has theretofore been deposited in trust, have been delivered to the Trustee for cancellation; or

(2)(a) all Senior Notes not theretofore delivered to the Trustee for cancellation have become due and payable by reason of the making of a notice of redemption or otherwise, will become due and payable within one year or are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer and the Issuer or any Guarantor have irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust solely for the benefit of the Holders of the Senior Notes, cash in U.S. dollars, Government Securities, or a combination thereof, in such amounts as will be sufficient without consideration of any reinvestment of interest to pay and discharge the entire indebtedness on the Senior

Notes not theretofore delivered to the Trustee for cancellation for principal, premium, if any, and accrued interest to the date of maturity or redemption;

(b) no Default (other than that resulting from borrowing funds to be applied to make such deposit) with respect to the Indenture or the Senior Notes shall have occurred and be continuing on the date of such deposit or shall occur as a result of such deposit and such deposit will not result in a breach or violation of, or constitute a default under the Senior Credit Facilities, Senior Subordinated Notes (or the indenture under which the Senior Subordinated Notes are issued) or any other material agreement or instrument (other than the Indenture) to which the Issuer or any Guarantor is a party or by which the Issuer or any Guarantor is bound;

(c) the Issuer has paid or caused to be paid all sums payable by it under the Indenture; and

(d) the Issuer has delivered irrevocable instructions to the Trustee to apply the deposited money toward the payment of the Senior Notes at maturity or the redemption date, as the case may be.

In addition, the Issuer must deliver an Officer’s Certificate and an Opinion of Counsel to the Trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

Amendment, Supplement and Waiver

Except as provided in the next two succeeding paragraphs, the Indenture, any Guarantee and the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the Senior Notes then outstanding, including consents obtained in connection with a purchase of, or tender offer or exchange offer for, Senior Notes, and any existing Default or compliance with any provision of the Indenture or the Senior Notes issued thereunder may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes, other than Senior Notes beneficially owned by the Issuer or its Affiliates (including consents obtained in connection with a purchase of or tender offer or exchange offer for the Senior Notes).

The Indenture provides that, without the consent of each affected Holder of Senior Notes, an amendment or waiver may not, with respect to any Senior Notes held by a non-consenting Holder:

(1) reduce the principal amount of such Senior Notes whose Holders must consent to an amendment, supplement or waiver;

(2) reduce the principal of or change the fixed final maturity of any such Senior Note or alter or waive the provisions with respect to the redemption of such Senior Notes (other than provisions relating to the covenants described above under the caption “Repurchase at the Option of Holders”);

(3) reduce the rate of or change the time for payment of interest on any Senior Note;

(4) waive a Default in the payment of principal of or premium, if any, or interest on the Senior Notes, except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default that resulted from such acceleration, or in respect of a covenant or provision contained in the Indenture or any Guarantee which cannot be amended or modified without the consent of all Holders;

(5) make any Senior Note payable in money other than that stated therein;

(6) make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of Holders to receive payments of principal of or premium, if any, or interest on the Senior Notes;

(7) make any change in these amendment and waiver provisions;

(8) impair the right of any Holder to receive payment of principal of, or interest on such Holder’s Senior Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Senior Notes;

(9) make any change to or modify the ranking of the Senior Notes that would adversely affect the Holders; or

(10) except as expressly permitted by the Indenture, modify the Guarantees of any Significant Subsidiary in any manner adverse to the Holders of the Senior Notes.

Notwithstanding the foregoing, the Issuer, any Guarantor (with respect to a Guarantee or the Indenture to which it is a party) and the Trustee may amend or supplement the Indenture and any Guarantee or Senior Notes without the consent of any Holder;

(1) to cure any ambiguity, omission, mistake, defect or inconsistency;

(2) to provide for uncertificated Senior Notes of such series in addition to or in place of certificated Senior Notes;

(3) to comply with the covenant relating to mergers, consolidations and sales of assets;

(4) to provide the assumption of the Issuer’s or any Guarantor’s obligations to the Holders;

(5) to make any change that would provide any additional rights or benefits to the Holders or that does not adversely affect the legal rights under the Indenture of any such Holder;

(6) to add covenants for the benefit of the Holders or to surrender any right or power conferred upon the Issuer or any Guarantor;

(7) to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(8) to evidence and provide for the acceptance and appointment under the Indenture of a successor Trustee thereunder pursuant to the requirements thereof;

(9) to provide for the issuance of exchange notes or private exchange notes, which are identical to exchange notes except that they are not freely transferable;

(10) to add a Guarantor under the Indenture;

(11) to conform the text of the Indenture, Guarantees or the Senior Notes to any provision of this “Description of Notes” to the extent that such provision in this “Description of Notes” was intended to be a verbatim recitation of a provision of the Indenture, Guarantee or Senior Notes; or

(12) making any amendment to the provisions of the Indenture relating to the transfer and legending of Senior Notes as permitted by the Indenture, including, without limitation to facilitate the issuance and administration of the Senior Notes; provided, however, that (i) compliance with the Indenture as so amended would not result in Senior Notes being transferred in violation of the Securities Act or any applicable securities law and (ii) such amendment does not materially and adversely affect the rights of Holders to transfer Senior Notes.

The consent of the Holders is not necessary under the Indenture to approve the particular form of any proposed amendment. It is sufficient if such consent approves the substance of the proposed amendment.

Notices

Notices given by publication will be deemed given on the first date on which publication is made and notices given by first-class mail, postage prepaid, will be deemed given five calendar days after mailing.

Concerning the Trustee

The Indenture contains certain limitations on the rights of the Trustee thereunder, should it become a creditor of the Issuer, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The Trustee is permitted to engage in other transactions; however, if it acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue or resign.

The Indenture provides that the Holders of a majority in principal amount of the outstanding Senior Notes have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the Trustee, subject to certain exceptions. The Indenture provides that in case an Event of Default shall occur (which shall not be cured), the Trustee will be required, in the exercise of its power, to use the degree of care of a prudent person in the conduct of his own affairs. Subject to such provisions, the Trustee is under no obligation to exercise any of its rights or powers under the Indenture at the request of any Holder of the Senior Notes, unless such Holder shall have offered to the Trustee security and indemnity satisfactory to it against any loss, liability or expense.

Governing Law

The Indenture, the Senior Notes and any Guarantee are governed by and construed in accordance with the laws of the State of New York.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. For purposes of the Indenture, unless otherwise specifically indicated, the term “consolidated” with respect to any Person refers to such Person consolidated with its Restricted Subsidiaries, and excludes from such consolidation any Unrestricted Subsidiary as if such Unrestricted Subsidiary were not an Affiliate of such Person.

“Acquired Indebtedness” means, with respect to any specified Person,

(1) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Restricted Subsidiary of such specified Person, including Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Restricted Subsidiary of such specified Person, and

(2) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Acquisition” means the transactions contemplated by the Transaction Agreement.

“Additional Interest” means all additional interest then owing pursuant to the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Applicable Premium” means, with respect to any Senior Note on any Redemption Date, the greater of:

(1) 1.0% of the principal amount of such Senior Note; and

(2) the excess, if any, of (a) the present value at such Redemption Date of (i) the redemption price of such Senior Note at April 1, 2012 (such redemption price being set forth in the table appearing above under the caption “Optional Redemption”), plus (ii) all required interest payments due on such Senior Note through April 1, 2012 (excluding accrued but unpaid interest to the Redemption Date), computed using a discount rate equal to the Treasury Rate as of such Redemption Date plus 50 basis points; over (b) the principal amount of such Senior Note.

“Asset Sale” means:

(1) the sale, conveyance, transfer or other disposition, whether in a single transaction or a series of related transactions, of property or assets (including by way of a Sale and Lease- Back Transaction) of the Issuer or any of its Restricted Subsidiaries (each referred to in this definition as a “disposition”); or

(2) the issuance or sale of Equity Interests of any Restricted Subsidiary, whether in a single transaction or a series of related transactions;

in each case, other than:

(a) any disposition of Cash Equivalents or Investment Grade Securities or obsolete or worn out equipment in the ordinary course of business or any disposition of inventory or goods (or other assets) held for sale in the ordinary course of business;

(b) the disposition of all or substantially all of the assets of the Issuer in a manner permitted pursuant to the provisions described above under “Certain Covenants—Merger, Consolidation or Sale of All or Substantially All Assets” or any disposition that constitutes a Change of Control pursuant to the Indenture;

(c) the making of any Restricted Payment or Permitted Investment that is permitted to be made, and is made, under the covenant described above under “Certain Covenants—Limitation on Restricted Payments”;

(d) any disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary in any transaction or series of transactions with an aggregate fair market value of less than $50.0 million;

(e) any disposition of property or assets or issuance of securities by a Restricted Subsidiary of the Issuer to the Issuer or by the Issuer or a Restricted Subsidiary of the Issuer to another Restricted Subsidiary of the Issuer;
(f) to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(g) the lease, assignment or sub-lease of any real or personal property in the ordinary course of business;

(h) any issuance or sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(i) foreclosures on assets;

(j) sales of accounts receivable, or participations therein, in connection with any Receivables Facility; and

(k) any financing transaction with respect to property built or acquired by the Issuer or any Restricted Subsidiary after the Issue Date, including Sale and Lease-Back Transactions and asset securitizations permitted by the Indenture.

“Business Day” means each day which is not a Legal Holiday.

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Capitalized Lease Obligation” means, at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Capitalized Software Expenditures” shall mean, for any period, the aggregate of all expenditures (whether paid in cash or accrued as liabilities) by a Person and its Restricted Subsidiaries during such period in respect of purchased software or internally developed software and software enhancements that, in conformity with GAAP, are or are required to be reflected as capitalized costs on the consolidated balance sheet of a Person and its Restricted Subsidiaries.

“Cash Equivalents” means:

(1) United States dollars;

(2)(a) euro, or any national currency of any participating member state of the EMU; or

(b) in the case of any Foreign Subsidiary that is a Restricted Subsidiary, such local currencies held by them from time to time in the ordinary course of business;

(3) securities issued or directly and fully and unconditionally guaranteed or insured by the U.S. government or any agency or instrumentality thereof the securities of which are unconditionally guaranteed as a full faith and credit obligation of such government with maturities of 24 months or less from the date of acquisition;

(4) certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus of not less than $500.0 million in the case of U.S. banks and $100.0 million (or the U.S. dollar equivalent as of the date of determination) in the case of non-U.S. banks;

(5) repurchase obligations for underlying securities of the types described in clauses (3) and (4) entered into with any financial institution meeting the qualifications specified in clause (4) above;

(6) commercial paper rated at least P-1 by Moody’s or at least A-1 by S&P and in each case maturing within 24 months after the date of creation thereof;

(7) marketable short-term money market and similar securities having a rating of at least P-2 or A-2 from either Moody’s or S&P, respectively (or, if at any time neither Moody’s nor S&P shall be rating such obligations, an equivalent rating from another Rating Agency) and in each case maturing within 24 months after the date of creation thereof;

(8) investment funds investing 95% of their assets in securities of the types described in clauses (1) through (7) above;

(9) readily marketable direct obligations issued by any state, commonwealth or territory of the United States or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P with maturities of 24 months or less from the date of acquisition;

(10) Indebtedness or Preferred Stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s with maturities of 24 months or less from the date of acquisition; and

(11) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clauses (1) and (2) above, provided that such amounts are converted into any currency listed in clauses (1) and (2) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Change of Control” means the occurrence of any of the following:

(1) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Issuer and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder; or

(2) the Issuer becomes aware of (by way of a report or any other filing pursuant to Section 13(d) of the Exchange Act, proxy, vote, written notice or otherwise) the acquisition by any Person or group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act), other than the Permitted Holders, in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of 50% or more of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies holding directly or indirectly 100% of the total voting power of the Voting Stock of the Issuer.

“Consolidated Depreciation and Amortization Expense” means with respect to any Person for any period, the total amount of depreciation and amortization expense, including the amortization of deferred financing fees and Capitalized Software Expenditures of such Person and its Restricted Subsidiaries for such period on a consolidated basis and otherwise determined in accordance with GAAP.

“Consolidated Interest Expense” means, with respect to any Person for any period, without duplication, the sum of:

(1) consolidated interest expense of such Person and its Restricted Subsidiaries for such period, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including (a) amortization of original issue discount resulting from the issuance of Indebtedness at less than par, (b) all commissions, discounts and other fees and charges owed with respect to letters of credit or bankers acceptances, (c) non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations or other derivative instruments pursuant to GAAP), (d) the interest component of Capitalized Lease Obligations, and (e) net payments, if any, pursuant to interest rate Hedging Obligations with respect to Indebtedness, and excluding (v) any expense resulting from the discounting of the Existing Senior Secured Notes in connection with the application of purchase accounting in connection with the Transaction, (w) any Additional Interest and any “additional interest” with respect to the Existing Senior Notes or the Existing Senior Subordinated Notes, (x) amortization of deferred financing fees, debt issuance costs, commissions, fees and expenses, (y) any expensing of bridge, commitment and other financing fees and (z) commissions, discounts, yield and other fees and charges (including any interest expense) related to any Receivables Facility); plus

(2) consolidated capitalized interest of such Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(3) interest income for such period.

For purposes of this definition, interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the Net Income, of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, and otherwise determined in accordance with GAAP; provided, however, that, without duplication,

(1) any after-tax effect of extraordinary, non-recurring or unusual gains or losses (less all fees and expenses relating thereto) or expenses (including relating to the Transaction to the extent incurred on or prior June 30, 2006), severance, relocation costs and curtailments or modifications to pension and post-retirement employee benefit plans shall be excluded,

(2) the Net Income for such period shall not include the cumulative effect of a change in accounting principles during such period,

(3) any after-tax effect of income (loss) from disposed or discontinued operations and any net after-tax gains or losses on disposal of disposed, abandoned or discontinued operations shall be excluded,

(4) any after-tax effect of gains or losses (less all fees and expenses relating thereto) attributable to asset dispositions other than in the ordinary course of business, as determined in good faith by the Issuer, shall be excluded,

(5) the Net Income for such period of any Person that is not a Subsidiary, or is an Unrestricted Subsidiary, or that is accounted for by the equity method of accounting, shall be excluded; provided that Consolidated Net Income of the Issuer shall be increased by the amount of dividends or distributions or other payments that are actually paid in cash (or to the extent converted into cash) to the referent Person or a Restricted Subsidiary thereof in respect of such period,

(6) solely for the purpose of determining the amount available for Restricted Payments under clause (3)(a) of the first paragraph of “Certain Covenants—Limitation on Restricted Payments,” the Net Income for such period of any Restricted Subsidiary (other than any Guarantor) shall be excluded if the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination wholly permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule, or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived, provided that Consolidated Net Income of the Issuer will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to the Issuer or a Restricted Subsidiary thereof in respect of such period, to the extent not already included therein,

(7) effects of adjustments (including the effects of such adjustments pushed down to the Issuer and its Restricted Subsidiaries) in the property and equipment, software and other intangible assets, deferred revenue and debt line items in such Person’s consolidated financial statements pursuant to GAAP resulting from the application of purchase accounting in relation to the Transaction or any consummated acquisition or the amortization or write-off of any amounts thereof, net of taxes, shall be excluded,

(8) any after-tax effect of income (loss) from the early extinguishment of Indebtedness or Hedging Obligations or other derivative instruments shall be excluded,

(9) any impairment charge or asset write-off, in each case, pursuant to GAAP and the amortization of intangibles arising pursuant to GAAP shall be excluded,

(10) any non-cash compensation expense recorded from grants of stock appreciation or similar rights, stock options, restricted stock or other rights shall be excluded,

(11) any fees and expenses incurred during such period, or any amortization thereof for such period, in connection with any acquisition, Investment, Asset Sale, issuance or repayment of Indebtedness, issuance of Equity Interests, refinancing transaction or amendment or modification of any debt instrument (in each case, including any such transaction consummated prior to the Issue Date and any such transaction undertaken but not completed) and any charges or non-recurring merger costs incurred during such period as a result of any such transaction shall be excluded, and

(12) accruals and reserves that are established within twelve months after the Issue Date that are so required to be established as a result of the Transaction in accordance with GAAP shall be excluded.

Notwithstanding the foregoing, for the purpose of the covenant described under “Certain Covenants—Limitation on Restricted Payments” only (other than clause (3)(d) thereof), there shall be excluded from Consolidated Net Income any income arising from any sale or other disposition of Restricted Investments made by the Issuer and its Restricted Subsidiaries, any repurchases and redemptions of Restricted Investments from the Issuer and its Restricted Subsidiaries, any repayments of loans and advances which constitute Restricted Investments by the Issuer or any of its Restricted Subsidiaries, any sale of the stock of an Unrestricted Subsidiary or any distribution or dividend from an Unrestricted Subsidiary, in each case only to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (3)(d) thereof.

“Consolidated Secured Debt Ratio” as of any date of determination means, the ratio of (1) Consolidated Total Indebtedness of the Issuer and its Restricted Subsidiaries that is secured by Liens as of the end of the most recent fiscal period for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur to (2) the Issuer’s EBITDA for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such event for which such calculation is being made shall occur, in each case with such pro forma adjustments to Consolidated Total Indebtedness and EBITDA as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of Fixed Charge Coverage Ratio.

“Consolidated Total Indebtedness” means, as at any date of determination, an amount equal to the sum of (1) the aggregate amount of all outstanding Indebtedness of the Issuer and its Restricted Subsidiaries on a consolidated basis consisting of Indebtedness for borrowed money, Obligations in respect of Capitalized Lease Obligations and debt obligations evidenced by promissory notes and similar instruments (and excluding, for the avoidance of doubt, all obligations relating to Receivables Facilities) and (2) the aggregate amount of all outstanding Disqualified Stock of the Issuer and all Preferred Stock of its Restricted Subsidiaries on a consolidated basis, with the amount of such Disqualified Stock and Preferred Stock equal to the greater of their respective voluntary or involuntary liquidation preferences and maximum fixed repurchase prices, in each case determined on a consolidated basis in accordance with GAAP. For purposes hereof, the “maximum fixed repurchase price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Total Indebtedness shall be required to be determined pursuant to the Indenture, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Issuer.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent,

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds

(a) for the purchase or payment of any such primary obligation, or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Credit Facilities” means, with respect to the Issuer or any of its Restricted Subsidiaries, one or more debt facilities, including the Senior Credit Facilities, or other financing arrangements (including, without limitation, commercial paper facilities or indentures) providing for revolving credit loans, term loans, letters of credit or other long-term indebtedness, including any notes, mortgages, guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements or refundings thereof and any indentures or credit facilities or commercial paper facilities that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount permitted to be borrowed thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”) or adds Restricted Subsidiaries as additional borrowers or guarantors thereunder and whether by the same or any other agent, lender or group of lenders.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the fair market value of non-cash consideration received by the Issuer or a Restricted Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an Officer’s Certificate, setting forth the basis of such valuation, executed by the principal financial officer of the Issuer, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Designated Preferred Stock” means Preferred Stock of the Issuer or any parent corporation thereof (in each case other than Disqualified Stock) that is issued for cash (other than to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Issuer or any of its Subsidiaries) and is so designated as Designated Preferred Stock, pursuant to an Officer’s Certificate executed by the principal financial officer of the Issuer or the applicable parent corporation thereof, as the case may be, on the issuance date thereof, the cash proceeds of which are excluded from the calculation set forth in clause (3) of the first paragraph of the “Certain Covenants—Limitation on Restricted Payments” covenant.

“Disqualified Stock” means, with respect to any Person, any Capital Stock of such Person which, by its terms, or by the terms of any security into which it is convertible or for which it is putable or exchangeable, or upon the happening of any event, matures or is mandatorily redeemable (other than solely as a result of a change of control or asset sale) pursuant to a sinking fund obligation or otherwise, or is redeemable at the option of the holder thereof (other than solely as a result of a change of control or asset sale), in whole or in part, in each case prior to the date 91 days after the earlier of the maturity date of the Senior Notes or the date the Senior Notes are no longer outstanding; provided, however, that if such Capital Stock is issued to any plan for the benefit of employees of the Issuer or its Subsidiaries or by any such plan to such employees, such Capital Stock shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Issuer or its Subsidiaries in order to satisfy applicable statutory or regulatory obligations.

“EBITDA” means, with respect to any Person for any period, the Consolidated Net Income of such Person for such period

(1) increased (without duplication) by:

(a) provision for taxes based on income or profits or capital, including, without limitation, state, franchise and similar taxes (such as the Pennsylvania capital tax) and foreign withholding taxes of such

Person paid or accrued during such period deducted (and not added back) in computing Consolidated Net Income; plus

(b) Fixed Charges of such Person for such period (including (x) net losses or Hedging Obligations or other derivative instruments entered into for the purpose of hedging interest rate risk and (y) costs of surety bonds in connection with financing activities, in each case, to the extent included in Fixed Charges) to the extent the same was deducted (and not added back) in calculating such Consolidated Net Income; plus

(c) Consolidated Depreciation and Amortization Expense of such Person for such period to the extent the same were deducted (and not added back) in computing Consolidated Net Income; plus

(d) any expenses or charges (other than depreciation or amortization expense) related to any Equity Offering, Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges related to the offering of the Senior Notes and (ii) any amendment or other modification of the Senior Notes, and, in each case, deducted (and not added back) in computing Consolidated Net Income; plus

(e) the amount of any restructuring charge or reserve deducted (and not added back) in such period in computing Consolidated Net Income, including any one-time costs incurred in connection with acquisitions after the Issue Date and costs related to the closure and/or consolidation of facilities; plus

(f) any other non-cash charges, including any write offs or write downs, reducing Consolidated Net Income for such period (provided that if any such non-cash charges represent an accrual or reserve for potential cash items in any future period, the cash payment in respect thereof in such future period shall be subtracted from EBITDA to such extent, and excluding amortization of a prepaid cash item that was paid in a prior period); plus

(g) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any non-Wholly Owned Subsidiary deducted (and not added back) in such period in calculating Consolidated Net Income; plus

(h) the amount of management, monitoring, consulting and advisory fees and related expenses paid in such period to the Investors to the extent otherwise permitted under “Certain Covenants—Transactions with Affiliates”; plus

(i) the amount of net cost savings projected by the Issuer in good faith to be realized as a result of specified actions taken during such period (calculated on a pro forma basis as though such cost savings had been realized on the first day of such period), net of the amount of actual benefits realized during such period from such actions; provided that (x) such cost savings are reasonably identifiable and factually supportable, (y) such actions are taken within 36 months after the Issue Date and (z) the aggregate amount of cost savings added pursuant to this clause (i) shall not exceed $100.0 million for any four consecutive quarter period (which adjustments may be incremental to pro forma adjustments made pursuant to the second paragraph of the definition of “Fixed Charge Coverage Ratio”); plus

(j) the amount of loss on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Facility; plus

(k) any costs or expense incurred by the Issuer or a Restricted Subsidiary pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, to the extent that such cost or expenses are funded with cash proceeds contributed to the capital of the Issuer or net cash proceeds of an issuance of Equity Interest of the Issuer (other than Disqualified Stock) solely to the extent that such net cash proceeds are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments”;

(2) decreased by (without duplication) non-cash gains increasing Consolidated Net Income of such Person for such period, excluding any non-cash gains to the extent they represent the reversal of an accrual or reserve for a potential cash item that reduced EBITDA in any prior period, and

(3) increased or decreased by (without duplication):

(a) any net gain or loss resulting in such period from Hedging Obligations and the application of Statement of Financial Accounting Standards No. 133; plus or minus, as applicable, and

(b) any net gain or loss resulting in such period from currency translation gains or losses related to currency remeasurements of Indebtedness (including any net loss or gain resulting from hedge agreements for currency exchange risk).

“EMU” means economic and monetary union as contemplated in the Treaty on European Union.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock, but excluding any debt security that is convertible into, or exchangeable for, Capital Stock.

“Equity Offering” means any public or private sale of common stock or Preferred Stock of the Issuer or any of its direct or indirect parent companies (excluding Disqualified Stock), other than:

(1) public offerings with respect to the Issuer’s or any direct or indirect parent company’s common stock registered on Form S-8;

(2) issuances to any Subsidiary of the Issuer; and

(3) any such public or private sale that constitutes an Excluded Contribution.

“euro” means the single currency of participating member states of the EMU.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excluded Contribution” means net cash proceeds, marketable securities or Qualified Proceeds received by the Issuer from

(1) contributions to its common equity capital, and

(2) the sale (other than to a Subsidiary of the Issuer or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of the Issuer) of Capital Stock (other than Disqualified Stock and Designated Preferred Stock) of the Issuer,

in each case designated as Excluded Contributions pursuant to an officer’s certificate executed by the principal financial officer of the Issuer on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph under “Certain Covenants—Limitation on Restricted Payments.”

“Existing Senior Notes” means $1,600,000,000 aggregate principal amount of SunGard’s 9 1/8% senior notes due 2013 issued on August 11, 2005 and outstanding on the Issue Date.

“Existing Senior Secured Notes” means (a) the $250.0 million aggregate principal amount of 3.75% senior notes due 2009 and (b) $250.0 million aggregate principal amount of 4.875% senior notes due 2014.

“Existing Senior Subordinated Notes” means $1,000,000,000 aggregate principal amount of SunGard’s 10 1/4% senior subordinated senior notes due 2015 issued on August 11, 2005 and outstanding on the Issue Date.

“Fixed Charge Coverage Ratio” means, with respect to any Person for any period, the ratio of EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the Issuer or any Restricted Subsidiary incurs, assumes, guarantees, redeems, retires or extinguishes any Indebtedness (other than Indebtedness incurred under any revolving credit facility unless such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Disqualified Stock or Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to or simultaneously with the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Fixed Charge Coverage Ratio Calculation Date”), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption, retirement or extinguishment of Indebtedness, or such issuance or redemption of Disqualified Stock or Preferred Stock, as if the same had occurred at the beginning of the applicable four-quarter period.

For purposes of making the computation referred to above, Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (as determined in accordance with GAAP) that have been made by the Issuer or any of its Restricted Subsidiaries during the four-quarter reference period or subsequent to such reference period and on or prior to or simultaneously with the Fixed Charge Coverage Ratio Calculation Date shall be calculated on a pro forma basis assuming that all such Investments, acquisitions, dispositions, mergers, consolidations and disposed operations (and the change in any associated fixed charge obligations and the change in EBITDA resulting therefrom) had occurred on the first day of the four-quarter reference period. If since the beginning of such period any Person that subsequently became a Restricted Subsidiary or was merged with or into the Issuer or any of its Restricted Subsidiaries since the beginning of such period shall have made any Investment, acquisition, disposition, merger, consolidation or disposed operation that would have required adjustment pursuant to this definition, then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect thereto for such period as if such Investment, acquisition, disposition, merger, consolidation or disposed operation had occurred at the beginning of the applicable four-quarter period.

For purposes of this definition, whenever pro forma effect is to be given to a transaction, the pro forma calculations shall be made in good faith by a responsible financial or accounting officer of the Issuer. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the Fixed Charge Coverage Ratio Calculation Date had been the applicable rate for the entire period (taking into account any Hedging Obligations applicable to such Indebtedness). Interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer of the Issuer to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP. For purposes of making the computation referred to above, interest on any Indebtedness under a revolving credit facility computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period except as set forth in the first paragraph of this definition. Interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, a eurocurrency interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Issuer may designate.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period;

(2) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Preferred Stock during such period; and

(3) all cash dividends or other distributions paid (excluding items eliminated in consolidation) on any series of Disqualified Stock during such period.

“Foreign Subsidiary” means, with respect to any Person, any Restricted Subsidiary of such Person that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof and any Restricted Subsidiary of such Foreign Subsidiary.

“GAAP” means generally accepted accounting principles in the United States which are in effect on the Issue Date.

“GL Trade Block” means approximately 64.5% of the outstanding equity interests of GL Trade S.A., a French company, as described in this offering circular under the caption “Offering Circular Summary—Recent Developments—Acquisition of GL Trade”, on substantially the terms described in the offering circular or on any other terms agreed to by the Issuer.

“Government Securities” means securities that are:

(1) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged; or

(2) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America the timely payment of which is unconditionally guaranteed as a full faith and credit obligation by the United States of America, which, in either case, are not callable or redeemable at the option of the issuers thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act), as custodian with respect to any such Government Securities or a specific payment of principal of or interest on any such Government Securities held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the Government Securities or the specific payment of principal of or interest on the Government Securities evidenced by such depository receipt.

“guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other obligations.

“Guarantee” means the guarantee by any Guarantor of the Issuer’s Obligations under the Indenture.

“Guarantor” means, each Restricted Subsidiary that Guarantees the Senior Notes in accordance with the terms of the Indenture.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under any interest rate swap agreement, interest rate cap agreement, interest rate collar agreement, commodity swap agreement, commodity cap agreement, commodity collar agreement, foreign exchange contract, currency swap agreement or similar agreement providing for the transfer or mitigation of interest rate or currency risks either generally or under specific contingencies.

“Holder” means the Person in whose name a Senior Note is registered on the registrar’s books.

“Indebtedness” means, with respect to any Person, without duplication:

(1) any indebtedness (including principal and premium) of such Person, whether or not contingent:

(a) in respect of borrowed money;

(b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof);

(c) representing the balance deferred and unpaid of the purchase price of any property (including Capitalized Lease Obligations), except (i) any such balance that constitutes a trade payable or similar obligation to a trade creditor, in each case accrued in the ordinary course of business and (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP; or

(d) representing any Hedging Obligations;

if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2) to the extent not otherwise included, any obligation by such Person to be liable for, or to pay, as obligor, guarantor or otherwise, on the obligations of the type referred to in clause (1) of a third Person (whether or not such items would appear upon the balance sheet of the such obligor or guarantor), other than by endorsement of negotiable instruments for collection in the ordinary course of business; and

(3) to the extent not otherwise included, the obligations of the type referred to in clause (1) of a third Person secured by a Lien on any asset owned by such first Person, whether or not such Indebtedness is assumed by such first Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (a) Contingent Obligations incurred in the ordinary course of business or (b) obligations under or in respect of Receivables Facilities.

“Independent Financial Advisor” means an accounting, appraisal, investment banking firm or consultant to Persons engaged in Similar Businesses of nationally recognized standing that is, in the good faith judgment of the Issuer, qualified to perform the task for which it has been engaged.

“Initial Purchasers” means Goldman, Sachs & Co., Citigroup Global Markets Inc., Lehman Brothers Inc. and KKR Capital Markets LLC.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof (other than Cash Equivalents);

(2) debt securities or debt instruments with an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Issuer and its Subsidiaries;

(3) investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment or distribution; and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments.

“Investments” means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the form of loans (including guarantees), advances or capital contributions (excluding accounts receivable, trade credit, advances to customers, commission, travel and similar advances to officers and employees, in each case made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any other Person and investments that are required by GAAP to be classified on the balance sheet (excluding the footnotes) of the Issuer in the same manner as the other investments included in this definition to the extent such transactions involve the transfer of cash or other property. For purposes of the definition of “Unrestricted Subsidiary” and the covenant described under “Certain Covenants—Limitation on Restricted Payments”:

(1) “Investments” shall include the portion (proportionate to the Issuer’s equity interest in such Subsidiary) of the fair market value of the net assets of a Subsidiary of the Issuer at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Issuer shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Issuer “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Issuer equity interest in such Subsidiary) of the fair market value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its fair market value at the time of such transfer, in each case as determined in good faith by the Issuer.

“Investors” means Silver Lake Partners, Bain Capital Partners, The Blackstone Group, Goldman Sachs Capital Partners, Kohlberg Kravis Roberts & Co. L.P., Providence Equity Partners, Inc., Texas Pacific Group and each of their respective Affiliates but not including, however, any portfolio companies of any of the foregoing.

“Issue Date” means September 29, 2008.

“Issuer” has the meaning set forth in the first paragraph under “General”; provided that when used in the context of determining the fair market value of an asset or liability under the Indenture, “Issuer” shall be deemed to mean the board of directors of the Issuer when the fair market value is equal to or in excess of $250.0 million (unless otherwise expressly stated).

“Legal Holiday” means a Saturday, a Sunday or a day on which commercial banking institutions are not required to be open in the State of New York.

“Lien” means, with respect to any asset, any mortgage, lien (statutory or otherwise), pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided that in no event shall an operating lease be deemed to constitute a Lien.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends.

“Net Proceeds” means the aggregate cash proceeds received by the Issuer or any of its Restricted Subsidiaries in respect of any Asset Sale, including any cash received upon the sale or other disposition of any Designated Non-cash Consideration received in any Asset Sale, net of the direct costs relating to such Asset Sale and the sale or disposition of such Designated Non-cash Consideration, including legal, accounting and investment banking fees, and brokerage and sales commissions, any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of principal, premium, if any, and interest on Senior Indebtedness required (other than required by clause (1) of the second paragraph of “Repurchase at the Option of Holders—Asset Sales”) to be paid as a result of such transaction and any deduction of appropriate amounts to be provided by the Issuer or any of its Restricted Subsidiaries as a reserve in accordance with GAAP against any liabilities associated with the asset disposed of in such transaction and retained by the Issuer or any of its Restricted Subsidiaries after such sale or other disposition thereof, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction.

“Obligations” means any principal, interest (including any interest accruing subsequent to the filing of a petition in bankruptcy, reorganization or similar proceeding at the rate provided for in the documentation with respect thereto, whether or not such interest is an allowed claim under applicable state, federal or foreign law), penalties, fees, indemnifications, reimbursements (including reimbursement obligations with respect to letters of credit and banker’s acceptances), damages and other liabilities, and guarantees of payment of such principal, interest, penalties, fees, indemnifications, reimbursements, damages and other liabilities, payable under the documentation governing any Indebtedness.

“Officer” means the Chairman of the Board, the Chief Executive Officer, the President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary of the Issuer or a Guarantor, as applicable.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by an Officer of the Issuer or on behalf of a Guarantor by an Officer of such Guarantor, who must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Issuer, that meets the requirements set forth in the Indenture.

“Opinion of Counsel” means a written opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Issuer or the Trustee.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Issuer or any of its Restricted Subsidiaries and another Person; provided, that any cash or Cash Equivalents received must be applied in accordance with the “Repurchase at the Option of Holders—Asset Sales” covenant.

“Permitted Holders” means each of the Investors and members of management of the Issuer (or its direct parent) who are holders of Equity Interests of the Issuer (or any of its direct or indirect parent companies) on the Issue Date and any group (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) of which any of the foregoing are members; provided, that, in the case of such group and without giving effect to the existence of such group or any other group, such Investors and members of management, collectively, have beneficial ownership of more than 50% of the total voting power of the Voting Stock of the Issuer or any of its direct or indirect parent companies.

“Permitted Investments” means:

(1) any Investment in the Issuer or any of its Restricted Subsidiaries;

(2) any Investment in cash and Cash Equivalents or Investment Grade Securities;

(3) any Investment by the Issuer or any of its Restricted Subsidiaries in a Person that is engaged in a Similar Business if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary; or

(b) such Person, in one transaction or a series of related transactions, is merged or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Issuer or a Restricted Subsidiary, and, in each case, any Investment held by such Person; provided, that such Investment was not acquired by such Person in contemplation of such acquisition, merger, consolidation or transfer;

(4) any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the provisions of “Repurchase at the Option of Holders—Asset Sales” or any other disposition of assets not constituting an Asset Sale;

(5) any Investment existing on the Issue Date;

(6) any Investment acquired by the Issuer or any of its Restricted Subsidiaries:

(a) in exchange for any other Investment or accounts receivable held by the Issuer or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the issuer of such other Investment or accounts receivable; or

(b) as a result of a foreclosure by the Issuer or any of its Restricted Subsidiaries with respect to any secured Investment or other transfer of title with respect to any secured Investment in default;

(7) Hedging Obligations permitted under clause (10) of the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(8) any Investment in a Similar Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (8) that are at that time outstanding, not to exceed 2.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(9) Investments the payment for which consists of Equity Interests (exclusive of Disqualified Stock) of the Issuer, or any of its direct or indirect parent companies; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (3) of the first paragraph under the covenant described in “Certain Covenants—Limitations on Restricted Payments”;

(10) guarantees of Indebtedness permitted under the covenant described in “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of the second paragraph of the covenant described under “Certain Covenants—Transactions with Affiliates” (except transactions described in clauses (2), (5) and (9) of such paragraph);

(12) Investments consisting of purchases and acquisitions of inventory, supplies, material or equipment;

(13) additional Investments having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash or marketable securities), not to exceed 3.5% of Total Assets at the time of such Investment (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(14) Investments relating to a Receivables Subsidiary that, in the good faith determination of the Issuer are necessary or advisable to effect any Receivables Facility;

(15) advances to, or guarantees of Indebtedness of, employees not in excess of $15.0 million outstanding at any one time, in the aggregate; and

(16) loans and advances to officers, directors and employees for business-related travel expenses, moving expenses and other similar expenses, in each case incurred in the ordinary course of business or consistent with past practices or to fund such Person’s purchase of Equity Interests of the Issuer or any direct or indirect parent company thereof.

“Permitted Liens” means, with respect to any Person:

(1) pledges or deposits by such Person under workmen’s compensation laws, unemployment insurance laws or similar legislation, or good faith deposits in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or deposits to secure public or statutory obligations of such Person or deposits of cash or U.S. government bonds to secure surety or appeal bonds to which such Person is a party, or deposits as security for contested taxes or import duties or for the payment of rent, in each case incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s and mechanics’ Liens, in each case for sums not yet overdue for a period of more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(3) Liens for taxes, assessments or other governmental charges not yet overdue for a period of more than 30 days or payable or subject to penalties for nonpayment or which are being contested in good faith by appropriate proceedings diligently conducted, if adequate reserves with respect thereto are maintained on the books of such Person in accordance with GAAP;

(4) Liens in favor of issuers of performance and surety bonds or bid bonds or with respect to other regulatory requirements or letters of credit issued pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) minor survey exceptions, minor encumbrances, easements or reservations of, or rights of others for, licenses, rights-of-way, sewers, electric lines, telegraph and telephone lines and other similar purposes, or zoning or other restrictions as to the use of real properties or Liens incidental, to the conduct of the business of such Person or to the ownership of its properties which were not incurred in connection with Indebtedness and which do not in the aggregate materially adversely affect the value of said properties or materially impair their use in the operation of the business of such Person;

(6) Liens securing Indebtedness permitted to be incurred pursuant to clause (4), (12)(b), (18) or (19) of the second paragraph under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that Liens securing Indebtedness permitted to be incurred pursuant to clause (18) extend only to the assets of Foreign Subsidiaries and Liens securing Indebtedness permitted to be incurred pursuant to clause (19) are solely on acquired property or the assets of the acquired entity, as the case may be;

(7) Liens existing on the Issue Date;

(8) Liens on property or shares of stock of a Person at the time such Person becomes a Subsidiary; provided, however, such Liens are not created or incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, however, that such Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(9) Liens on property at the time the Issuer or a Restricted Subsidiary acquired the property, including any acquisition by means of a merger or consolidation with or into the Issuer or any of its Restricted Subsidiaries; provided, however, that such Liens are not created or incurred in connection with, or in contemplation of, such acquisition; provided, further, however, that the Liens may not extend to any other property owned by the Issuer or any of its Restricted Subsidiaries;

(10) Liens securing Indebtedness or other obligations of a Restricted Subsidiary owing to the Issuer or another Restricted Subsidiary permitted to be incurred in accordance with the covenant described under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”;

(11) Liens securing Hedging Obligations so long as related Indebtedness is, and is permitted to be under the Indenture, secured by a Lien on the same property securing such Hedging Obligations;

(12) Liens on specific items of inventory of other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses or sublicenses granted to others in the ordinary course of business which do not materially interfere with the ordinary conduct of the business of the Issuer or any of its Restricted Subsidiaries and do not secure any Indebtedness;

(14) Liens arising from Uniform Commercial Code financing statement filings regarding operating leases entered into by the Issuer and its Restricted Subsidiaries in the ordinary course of business;

(15) Liens in favor of the Issuer or any Guarantor;

(16) Liens on equipment of the Issuer or any of its Restricted Subsidiaries granted in the ordinary course of business to the Issuer’s clients;

(17) Liens on accounts receivable and related assets incurred in connection with a Receivables Facility;

(18) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancing, refunding, extensions, renewals or replacements) as a whole, or in part, of any Indebtedness secured by any Lien referred to in the foregoing clauses (6), (7), (8), (9) and (27); provided, however, that (a) such new Lien shall be limited to all or part of the same property that secured the original Lien (plus improvements on such property), and (b) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (i) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (6), (7), (8), (9) and (27) at the time the original Lien became a Permitted Lien under the Indenture, and (ii) an amount necessary to pay any fees and expenses, including premiums, related to such refinancing, refunding, extension, renewal or replacement;

(19) deposits made in the ordinary course of business to secure liability to insurance carriers;

(20) other Liens securing obligations incurred in the ordinary course of business which obligations do not exceed $50.0 million at any one time outstanding;

(21) Liens securing judgments for the payment of money not constituting an Event of Default under clause (5) under the caption “Events of Default and Remedies” so long as such Liens are adequately bonded and any appropriate legal proceedings that may have been duly initiated for the review of such judgment have not been finally terminated or the period within which such proceedings may be initiated has not expired;

(22) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business;

(23) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code on items in the course of collection, (ii) attaching to commodity trading accounts or other commodity brokerage accounts incurred in the ordinary course of business, and (iii) in favor of banking institutions arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking industry;

(24) Liens deemed to exist in connection with Investments in repurchase agreements permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; provided that such Liens do not extend to any assets other than those that are the subject of such repurchase agreement;

(25) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts incurred in the ordinary course of business and not for speculative purposes;

(26) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks not given in connection with the issuance of Indebtedness, (ii) relating to pooled deposit or sweep accounts of the Issuer or any of its Restricted Subsidiaries to permit satisfaction of overdraft or similar obligations incurred in the ordinary course of business of the Issuer and its Restricted Subsidiaries or (iii) relating to purchase orders and other agreements entered into with customers of the Issuer or any of its Restricted Subsidiaries in the ordinary course of business; and

(27) Liens to secure the Existing Senior Secured Notes.

For purposes of this definition, the term “Indebtedness” shall be deemed to include interest on such Indebtedness.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, association, joint stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“Preferred Stock” means any Equity Interest with preferential rights of payment of dividends or upon liquidation, dissolution, or winding up.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Similar Business; provided that the fair market value of any such assets or Capital Stock shall be determined by the Issuer in good faith.

“Rating Agencies” means Moody’s and S&P or if Moody’s or S&P or both shall not make a rating on the Senior Notes publicly available, a nationally recognized statistical rating agency or agencies, as the case may be, selected by the Issuer which shall be substituted for Moody’s or S&P or both, as the case may be.

“Receivables Facility” means any of one or more receivables financing facilities as amended, supplemented, modified, extended, renewed, restated or refunded from time to time, the Obligations of which are non-recourse (except for customary representations, warranties, covenants and indemnities made in connection with such facilities) to the Issuer or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) pursuant to which the Issuer or any of its Restricted Subsidiaries sells its accounts receivable to either (a) a Person that is not a Restricted Subsidiary or (b) a Receivables Subsidiary that in turn sells its accounts receivable to a Person that is not a Restricted Subsidiary.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any accounts receivable or participation interest therein issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Facility.

“Receivables Subsidiary” means any Subsidiary formed for the purpose of, and that solely engages only in one or more Receivables Facilities and other activities reasonably related thereto.

“Registration Rights Agreement” means the Registration Rights Agreement related to the Senior Notes dated as of the Issue Date, among the Issuer, the Guarantors and the Initial Purchasers.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business, provided that any assets received by the Issuer or a Restricted Subsidiary in exchange for assets transferred by the Issuer or a Restricted Subsidiary shall not be deemed to be Related Business Assets if they consist of securities of a Person, unless upon receipt of the securities of such Person, such Person would become a Restricted Subsidiary.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” means, at any time, any direct or indirect Subsidiary of the Issuer (including any Foreign Subsidiary) that is not then an Unrestricted Subsidiary; provided, however, that upon the occurrence of an Unrestricted Subsidiary ceasing to be an Unrestricted Subsidiary, such Subsidiary shall be included in the definition of “Restricted Subsidiary.”

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its rating agency business.

“Sale and Lease-Back Transaction” means any arrangement providing for the leasing by the Issuer or any of its Restricted Subsidiaries of any real or tangible personal property, which property has been or is to be sold or transferred by the Issuer or such Restricted Subsidiary to a third Person in contemplation of such leasing.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Indebtedness” means any Indebtedness of the Issuer or any of its Restricted Subsidiaries secured by a Lien.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Senior Credit Facilities” means the Credit Facility under the Credit Agreement dated as of August 11, 2005, as amended as of the Issue Date, by and among SunGard Holdco LLC, the Issuer, the lenders party thereto in their capacities as lenders thereunder and JPMorgan Chase Bank, N.A., as Administrative Agent, including any guarantees, collateral documents, instruments and agreements executed in connection therewith, and any amendments, supplements, modifications, extensions, renewals, restatements, refundings or refinancings thereof and any indentures or credit facilities or commercial paper facilities with banks or other institutional lenders or investors that replace, refund or refinance any part of the loans, notes, other credit facilities or commitments thereunder, including any such replacement, refunding or refinancing facility or indenture that increases the amount borrowable thereunder or alters the maturity thereof (provided that such increase in borrowings is permitted under “Certain Covenants—Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock” above).

“Senior Indebtedness” means:

(1) all Indebtedness of the Issuer or any Guarantor outstanding under the Senior Credit Facilities, the Existing Senior Secured Notes, the Existing Senior Notes or Senior Notes and related Guarantees (including interest accruing on or after the filing of any petition in bankruptcy or similar proceeding or for reorganization of the Issuer or any Guarantor (at the rate provided for in the documentation with respect thereto, regardless of whether or not a claim for post-filing interest is allowed in such proceedings)), and any and all other fees, expense reimbursement obligations, indemnification amounts, penalties, and other amounts (whether existing on the Issue Date or thereafter created or incurred) and all obligations of the Issuer or any Guarantor to reimburse any bank or other Person in respect of amounts paid under letters of credit, acceptances or other similar instruments;

(2) all Hedging Obligations (and guarantees thereof) owing to a Lender (as defined in the Senior Credit Facilities) or any Affiliate of such Lender (or any Person that was a Lender or an Affiliate of such Lender at the time the applicable agreement giving rise to such Hedging Obligation was entered into), provided that such Hedging Obligations are permitted to be incurred under the terms of the Indenture;

(3) any other Indebtedness of the Issuer or any Guarantor permitted to be incurred under the terms of the Indenture, unless the instrument under which such Indebtedness is incurred expressly provides that it is on a parity with or subordinated in right of payment to the Senior Subordinated Notes or any related Guarantee; and

(4) all Obligations with respect to the items listed in the preceding clauses (1), (2) and (3);

provided, however, that Senior Indebtedness shall not include:

(a) any obligation of such Person to the Issuer or any of its Subsidiaries;

(b) any liability for federal, state, local or other taxes owed or owing by such Person;

(c) any accounts payable or other liability to trade creditors arising in the ordinary course of business;

(d) any Indebtedness or other Obligation of such Person which is subordinate or junior in any respect to any other Indebtedness or other Obligation of such Person; or

(e) that portion of any Indebtedness which at the time of incurrence is incurred in violation of the Indenture.

“Significant Subsidiary” means any Restricted Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such regulation is in effect on the Issue Date.

“Similar Business” means any business conducted or proposed to be conducted by the Issuer and its Restricted Subsidiaries on the Issue Date or any business that is similar, reasonably related, incidental or ancillary thereto.

“Sponsor Management Agreement” means the management agreement between certain of the management companies associated with the Investors and SunGard.

“Subordinated Indebtedness” means, with respect to the Senior Notes,

(1) any Indebtedness of the Issuer which is by its terms subordinated in right of payment to the Senior Notes, and

(2) any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Guarantee of such entity of the Senior Notes.

“Subsidiary” means, with respect to any Person:

(1) any corporation, association, or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof or is consolidated under GAAP with such Person at such time; and

(2) any partnership, joint venture, limited liability company or similar entity of which

(x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general or limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof whether in the form of membership, general, special or limited partnership or otherwise, and

(y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity.

“Total Assets” means the total assets of the Issuer and its Restricted Subsidiaries on a consolidated basis, as shown on the most recent balance sheet of the Issuer or such other Person as may be expressly stated.

“Transaction” means the transactions contemplated by the Transaction Agreement, the issuance of the Existing Senior Notes and the Existing Senior Subordinated Notes, the granting of Liens on the Existing Senior Secured Notes, fundings under any Receivables Facility and borrowings under the Senior Credit Facilities as in effect on or since August 11, 2005.

“Transaction Agreement” means the Agreement and Plan of Merger, dated as of March 27, 2005 between Solar Capital Corp. and SunGard as amended from time to time prior to August 11, 2005.

“Treasury Rate” means, as of any Redemption Date, the yield to maturity as of such Redemption Date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two Business Days prior to the Redemption Date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the Redemption Date to April 1, 2012; provided, however, that if the period from the Redemption Date to April 1, 2012 is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Trust Indenture Act” means the Trust Indenture Act of 1939, as amended (15 U.S.C §§ 77aaa-777bbbb).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Issuer which at the time of determination is an Unrestricted Subsidiary (as designated by the Issuer, as provided below); and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Issuer may designate any Subsidiary of the Issuer (including any existing Subsidiary and any newly acquired or newly formed Subsidiary) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests or Indebtedness of, or owns or holds any Lien on, any property of, the Issuer or any Subsidiary of the Issuer (other than solely any Subsidiary of the Subsidiary to be so designated); provided that

(1) any Unrestricted Subsidiary must be an entity of which the Equity Interests entitled to cast at least a majority of the votes that may be cast by all Equity Interests having ordinary voting power for the election of directors or Persons performing a similar function are owned, directly or indirectly, by the Issuer;

(2) such designation complies with the covenants described under “Certain Covenants—Limitation on Restricted Payments”; and

(3) each of:

(a) the Subsidiary to be so designated; and

(b) its Subsidiaries

has not at the time of designation, and does not thereafter, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness pursuant to which the lender has recourse to any of the assets of the Issuer or any Restricted Subsidiary.

The Issuer may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that, immediately after giving effect to such designation, no Default shall have occurred and be continuing and either:

(1) the Issuer could incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test described in the first paragraph under “Certain Covenants— Limitation on Incurrence of Indebtedness and Issuance of Disqualified Stock and Preferred Stock”; or

(2) the Fixed Charge Coverage Ratio for the Issuer its Restricted Subsidiaries would be greater than such ratio for the Issuer and its Restricted Subsidiaries immediately prior to such designation,

in each case on a pro forma basis taking into account such designation.

Any such designation by the Issuer shall be notified by the Issuer to the Trustee by promptly filing with the Trustee a copy of the resolution of the board of directors of the Issuer or any committee thereof giving effect to such designation and an Officer’s Certificate certifying that such designation complied with the foregoing provisions.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the board of directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, at any date, the quotient obtained by dividing:

(1) the sum of the products of the number of years from the date of determination to the date of each successive scheduled principal payment of such Indebtedness or redemption or similar payment with respect to such Disqualified Stock or Preferred Stock multiplied by the amount of such payment; by

(2) the sum of all such payments.

“Wholly Owned Subsidiary” of any Person means a Subsidiary of such Person, 100% of the outstanding Equity Interests of which (other than directors’ qualifying shares) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

CERTAIN UNITED STATES FEDERAL

INCOME AND ESTATE TAX CONSEQUENCES OF THE EXCHANGE OFFER

The exchange of outstanding notes for exchange notes in the exchange offer will not constitute a taxable event to holders for United States federal income tax purposes. Consequently, no gain or loss will be recognized by a holder upon receipt of an exchange note, the holding period of the exchange note will include the holding period of the outstanding note exchanged therefor and the basis of the exchange note will be the same as the basis of the outstanding note immediately before the exchange.

In any event, persons considering the exchange of outstanding notes for exchange notes should consult their own tax advisors concerning the United States federal income tax consequences in light of their particular situations as well as any consequences arising under the laws of any other taxing jurisdiction.

CERTAIN ERISA CONSIDERATIONS

The following is a summary of certain considerations associated with the purchase of the notes by employee benefit plans that are subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any federal, state, local, non-U.S. or other laws, rules or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” (within the meaning of ERISA) of any such plan, account or arrangement (each, a “Plan”).

General Fiduciary Matters

ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.

In considering an investment in the notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.

Prohibited Transaction Issues

Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving “plan assets” with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons,” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and/or the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of notes by an ERISA Plan with respect to which we are considered a party in interest or disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. In this regard, the United States Department of Labor has issued prohibited transaction class exemptions (“PTCEs”) that may apply to the acquisition and holding of the notes. These class exemptions include, without limitation, PTCE 84-14, respecting transactions determined by independent qualified professional asset managers, PTCE 90-1, respecting insurance company pooled separate accounts, PTCE 91-38, respecting bank collective investment funds, PTCE 95-60, respecting life insurance company general accounts and PTCE 96-23, respecting transactions determined by in-house asset managers. In addition, Section 408(17) of ERISA and Section 4975(d)(20) of the Code provide relief from the prohibited transaction provisions of ERISA and Section 4975 of the Code for certain transactions, provided that neither the issuer of the securities nor any of its affiliates (directly or indirectly) have or exercise any discretionary authority or control or render any investment advice with respect to the assets of any ERISA Plan involved in the transaction and provided further that the ERISA Plan pays no more than adequate consideration in connection with the transaction. There can be no assurance that all of the conditions of any such exemptions will be satisfied.

Because of the foregoing, the notes should not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute a non-exempt prohibited transaction under ERISA and the Code or similar violation of any applicable Similar Laws.

Representation

Accordingly, by acceptance of a note, each purchaser and subsequent transferee will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser or transferee to acquire or hold the notes constitutes assets of any Plan or (ii) the purchase and holding of the notes by such purchaser or transferee will not constitute a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or any similar violation under any applicable Similar Laws.

The foregoing discussion is general in nature and is not intended to be all-inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries or other persons considering purchasing the notes (and holding or disposing the notes) on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such transactions and whether an exemption would be applicable to the purchase, holding and disposition of the notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to the exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for outstanding notes where such outstanding notes were acquired as a result of market-making activities or other trading activities. We have agreed that, for a period of 180 days after the consummation of the exchange offer, they will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or at negotiated prices. Any such resale may be made directly to purchasers or through brokers or dealers. who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any such exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to the exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit of any such resale of exchange notes and any commission or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

For a period of 180 days after the consummation of the registered exchange offer we will promptly send additional copies of this prospectus and any amendments or supplements to this prospectus to any broker-dealer that requests such documents in the letter of transmittal. We have agreed to pay all expenses incident to the exchange offer (including the expenses of one counsel for the holders of the outstanding notes) other than commissions or concessions of any broker-dealers and will indemnify you (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

The validity and enforceability of the exchange notes and the related guarantees have been passed upon for us by Simpson Thacher & Bartlett LLP, New York, New York. An investment vehicle comprised of several partners of Simpson Thacher & Bartlett LLP, members of their families, related persons and others own interests representing less than 1% of the capital commitments of funds affiliated with three of the Sponsors, Blackstone, KKR and Silver Lake.

EXPERTS

The financial statements of SunGard Data Systems Inc. as of December 31, 2008 and 2007 and for each of the three years in the period ended December 31, 2008 included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of GL TRADE S.A. as of December 31, 2007 and for the year then ended included in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers Audit, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The consolidated balance sheets of GL TRADE S.A. as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in shareholders’ equity, cash flows, and recognized income and expense for the years then ended, prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, have been included herein in reliance upon the report of KPMG Audit, a division of KPMG S.A., independent auditors, dated December 1, 2008, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing. The report of KPMG Audit, a division of KPMG S.A., dated December 1, 2008, contains an explanatory paragraph that states that as discussed in the note “Accounting principles and methods” to the consolidated financial statements, the consolidated financial statements have been authorized by the Board of Directors of the Company on 6 March 2007 and 7 March 2006 for the years ended December 31, 2006 and 2005, respectively, and then amended on 26 November 2008 in order to translate them into English, to issue one set of financial statements covering the three years ended 31 December 2007, 2006 and 2005, respectively, and also to disclose that the consolidated financial statements have also been prepared in accordance with IFRS as issued by the IASB.

WHERE YOU CAN FIND MORE INFORMATION

We and our guarantor subsidiaries have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us, our guarantor subsidiaries and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. We and our guarantor subsidiaries are subject to the informational requirements of the Exchange Act, and, in accordance therewith, file reports and other information with the SEC. The registration statement, such reports and other information can be inspected and copied at the Public Reference Room of the SEC located at Room 1580, 100 F Street, N.E., Washington D.C. 20549. Copies of such materials, including copies of all or any portion of the registration statement, can be obtained from the Public Reference Room of the SEC at prescribed rates. You can call the SEC at 1-800-SEC-0330 to obtain information on the operation of the Public Reference Room. Such materials may also be accessed electronically by means of the SEC’s home page on the Internet (http://www.sec.gov).

So long as we and our guarantor subsidiaries are subject to the periodic reporting requirements of the Exchange Act, we and our guarantor subsidiaries are required to furnish the information required to be filed with the SEC to the trustee and the holders of outstanding notes. We and our guarantor subsidiaries have agreed that, even if we and our guarantor subsidiaries are not required under the Exchange Act to furnish such information to the SEC, we will nonetheless continue to furnish information that would be required to be furnished by us and our guarantor subsidiaries by Section 13 of the Exchange Act, including a “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and, with respect to the annual information only, a report thereon by our certified independent accountants to the trustee and the holders of the outstanding notes or exchange notes as if we were subject to such periodic reporting requirements.

SUNGARD DATA SYSTEMS INC.

GL TRADE S.A.

GL TRADE S.A.

SUNGARD DATA SYSTEMS INC.

Report of Independent Registered Public Accounting Firm

To the Board of Directors and Stockholder of SunGard Data Systems Inc.:

In our opinion, the accompanying consolidated balance sheets and the related consolidated statements of operations, of stockholder’s equity and of cash flows present fairly, in all material respects, the financial position of SunGard Data Systems Inc. and its subsidiaries (the “Company”) at December 31, 2008 and December 31, 2007, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2008 in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits. We conducted our audits of these statements in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

March 5, 2009, except for Note 14, as to which the date is June 24, 2009

SunGard Data Systems Inc.

Consolidated Balance Sheets

(in millions except share and per-share amounts)	December 31, 2007	December 31, 2008
Assets
Current:
Cash and cash equivalents	$427	$975
Trade receivables, less allowance for doubtful accounts of $12 and $15	290	701
Earned but unbilled receivables	63	81
Prepaid expenses and other current assets	166	122
Clearing broker assets	469	309
Retained interest in accounts receivable sold	243	285
Deferred income taxes	32	22

Total current assets	1,690	2,495
Property and equipment, less accumulated depreciation of $533 and $689	852	898
Software products, less accumulated amortization of $542 and $793	1,266	1,159
Customer base, less accumulated amortization of $475 and $668	2,745	2,616
Other tangible and intangible assets, less accumulated amortization of $21 and $29	179	207
Trade name	1,022	1,075
Goodwill	7,086	7,328

Total Assets	$14,840	$15,778

Liabilities and Stockholder’s Equity
Current:
Short-term and current portion of long-term debt	$55	$322
Accounts payable	85	87
Accrued compensation and benefits	271	314
Accrued interest expense	148	159
Other accrued expenses	390	401
Clearing broker liabilities	434	310
Deferred revenue	825	977

Total current liabilities	2,208	2,570
Long-term debt	7,430	8,553
Deferred income taxes	1,646	1,592

Total liabilities	11,284	12,715

Commitments and contingencies
Stockholder’s equity:
Common stock, par value $.01 per share; 100 shares authorized, issued and oustanding	—	—
Capital in excess of par value	3,694	3,731
Accumulated deficit	(207)	(449)
Accumulated other comprehensive income (loss)	69	(219)

Total stockholder’s equity	3,556	3,063

Total Liabilities and Stockholder’s Equity	$14,840	$15,778

The accompanying notes are an integral part of these consolidated financial statements.

SunGard Data Systems Inc.

Consolidated Statements of Operations

	Year ended December 31,
(in millions)	2006	2007	2008
Revenue:
Services	$3,870	$4,364	$5,083
License and resale fees	342	396	369

Total products and services	4,212	4,760	5,452
Reimbursed expenses	111	141	144

	4,323	4,901	5,596

Costs and expenses:
Cost of sales and direct operating	1,980	2,268	2,744
Sales, marketing and administration	915	1,042	1,151
Product development	255	271	308
Depreciation and amortization	238	251	278
Amortization of acquisition-related intangible assets	399	438	515
Goodwill impairment charge and merger costs	4	—	130

	3,791	4,270	5,126

Income from operations	532	631	470
Interest income	14	19	18
Interest expense and amortization of deferred financing fees	(656)	(645)	(599)
Other expense	(29)	(68)	(93)

Loss before income taxes	(139)	(63)	(204)
Provision (benefit) for income taxes	(21)	(3)	38

Net loss	$(118)	$(60)	$(242)

The accompanying notes are an integral part of these consolidated financial statements.

SunGard Data Systems Inc.

Consolidated Statements of Cash Flows

	Year ended December 31,
(in millions)	2006	2007	2008
Cash flow from operations:
Net loss	$(118)	$(60)	$(242)
Reconciliation of net loss to cash flow from operations:
Depreciation and amortization	637	689	793
Goodwill impairment charge	—	—	128
Deferred income tax benefit	(86)	(120)	(108)
Stock compensation expense	38	32	35
Amortization of deferred financing costs and debt discount	40	46	37
Other noncash items	(2)	14	50
Accounts receivable and other current assets	(47)	(20)	(341)
Accounts payable and accrued expenses	(4)	71	(28)
Clearing broker assets and liabilities, net	(13)	9	36
Deferred revenue	46	40	25

Cash flow from operations	491	701	385

Investment activities:
Cash paid for acquired businesses, net of cash acquired	(163)	(265)	(721)
Cash paid for property and equipment and software	(312)	(307)	(392)
Other investing activities	6	8	4

Cash used in investment activities	(469)	(564)	(1,109)

Financing activities:
Cash received from borrowings, net of fees	—	591	1,444
Cash used to repay debt	(48)	(623)	(119)
Other financing activities	—	—	(22)

Cash provided by (used in) financing activities	(48)	(32)	1,303

Effect of exchange rate changes on cash	25	6	(31)

Increase (decrease) in cash and cash equivalents	(1)	111	548
Beginning cash and cash equivalents	317	316	427

Ending cash and cash equivalents	$316	$427	$975

Supplemental information:
Interest paid	$613	$643	$550

Income taxes paid, net of refunds	$24	$62	$134

Acquired businesses:
Property and equipment	$2	$40	$14
Software products	58	68	133
Customer base	44	92	215
Goodwill	96	166	613
Other tangible and intangible assets	5	11	67
Deferred income taxes	(29)	(49)	(123)
Purchase price obligations and debt assumed	(6)	(41)	(75)
Net current liabilities assumed	(7)	(22)	(123)

Cash paid for acquired businesses, net of cash acquired of $5, $22 and $78, respectively	$163	$265	$721

The accompanying notes are an integral part of these consolidated financial statements.

SunGard Data Systems Inc.

Consolidated Statement of Stockholder’s Equity

	Common Stock				Accumulated Other Comprehensive Income (Loss)
(in millions)	Number of Shares	Par Value	Capital in Excess of Par Value	Retained Earnings (Accumulated Deficit)	Foreign Currency Translation	Net Unrealized Gain (Loss) on Derivative Instruments	Total
Balances at December 31, 2005	—	$—	$3,629	$(29)	$(27)	$(1)	$3,572
Comprehensive loss:
Net loss	—	—	—	(118)	—	—
Foreign currency translation	—	—	—	—	82	—
Net unrealized gain on derivative instruments (net of tax provision of $2)	—	—	—	—	—	3
Total comprehensive loss	—	—	—	—	—	—	(33)
Stock compensation expense	—	—	38	—	—	—	38
Other	—	—	(3)	—	—	—	(3)

Balances at December 31, 2006	—	—	3,664	(147)	55	2	3,574
Comprehensive loss:
Net loss	—	—	—	(60)	—	—
Foreign currency translation	—	—	—	—	35	—
Net unrealized loss on derivative instruments (net of tax benefit of $15)	—	—	—	—	—	(23)
Total comprehensive loss	—	—	—	—	—	—	(48)
Stock compensation expense	—	—	32	—	—	—	32
Other	—	—	(2)	—	—	—	(2)

Balances at December 31, 2007	—	—	3,694	(207)	90	(21)	3,556
Comprehensive loss:
Net loss	—	—	—	(242)	—	—
Foreign currency translation	—	—	—	—	(249)	—
Net unrealized loss on derivative instruments (net of tax benefit of $25)	—	—	—	—	—	(39)
Total comprehensive loss	—	—	—	—	—	—	(530)
Stock compensation expense	—	—	35	—	—	—	35
Other	—	—	2	—	—	—	2

Balances at December 31, 2008	—	$—	$3,731	$(449)	$(159)	$(60)	$3,063

The accompanying notes are an integral part of these consolidated financial statements.

SunGard Data Systems Inc.

Notes to Consolidated Financial Statements

1. Basis of Presentation and Summary of Significant Accounting Policies:

SunGard Data Systems Inc. (“SunGard” or the “Company”) was acquired on August 11, 2005 (the “Transaction”) by a consortium of private equity investment funds associated with Bain Capital Partners, The Blackstone Group, Goldman Sachs & Co., Kohlberg Kravis Roberts & Co., Providence Equity Partners, Silver Lake and TPG (collectively, the “Sponsors”).

SunGard is a wholly owned subsidiary of SunGard Holdco LLC, which is wholly owned by SunGard Holding Corp., which is wholly owned by SunGard Capital Corp. II, which is a subsidiary of SunGard Capital Corp. SunGard Capital Corp. and SunGard Capital Corp. II are collectively referred to as the “Parent Companies.” All of these companies were formed for the purpose of facilitating the Transaction and are collectively referred to as the “Holding Companies.”

SunGard has four segments: Financial Systems (“FS”), Higher Education (“HE”), Public Sector (“PS”) and Availability Services (“AS”). The Company’s Software & Processing Solutions business is comprised of the FS, HE and PS segments. The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated. The consolidated financial statements exclude the accounts of the Holding Companies.

Estimates

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make many estimates and judgments that affect the reported amounts of assets, liabilities, revenue and expenses. The Company evaluates its estimates and judgments on an ongoing basis and revises them when necessary. Actual results may differ from the original or revised estimates.

The Company amortizes identifiable intangible assets over periods that it believes approximate the related useful lives of those assets based upon estimated future operating results and cash flows of the underlying business operations. The Company closely monitors estimates of those lives, which could change due to many factors, including product demand, market conditions, technological developments, economic conditions and competition.

The presentation of certain prior year amounts has been revised to conform to the current year presentation.

Revenue Recognition

The following criteria must be met in determining whether revenue may be recorded: persuasive evidence of a contract exists; services have been provided; the price is known; and collection is reasonably assured.

The Company generates services revenue from availability services, processing services, software maintenance and rentals, professional services and broker/dealer fees. Services revenue is recorded as the services are provided based on the fair value of each element which is based on the sales price of each element when sold separately. Most AS services revenue consists of fixed monthly fees based upon the specific computer configuration or business process for which the service is being provided, and the related costs are incurred ratably over the contract period. When recovering from an interruption, customers generally are contractually obligated to pay additional fees, which typically cover the incremental costs of supporting customers during recoveries. FS services revenue includes monthly fees, which may include a fixed minimum fee and/or variable fees based on a measure of volume or activity, such as the number of accounts, trades or transactions, users or the number of hours of service.

For fixed-fee professional services contracts, services revenue is recorded based upon the estimated percentage of completion, measured by the actual number of hours incurred divided by the total estimated number of hours for the project. When contracts include both professional services and software and there are significant program modifications or customization, installation, systems integration or related services, the professional services and license revenue is combined and recorded based upon the estimated percentage of completion, measured in the manner described above. Changes in the estimated costs or hours to complete the contract and losses, if any, are reflected in the period during which the change or loss becomes known.

License fees result from contracts that permit the customer to use a SunGard software product at the customer’s site. Generally, these contracts are multiple-element arrangements since they usually provide for professional services and ongoing software maintenance. In these instances, license fees are recognized upon the signing of the contract and delivery of the software if the license fee is known, collection is probable, and there is sufficient evidence of the fair value of each undelivered element. Revenue is recorded when billed when customer payments are extended beyond normal billing terms, or at acceptance when there is significant acceptance, technology or service risk. Revenue also is recorded over the contract period in those instances where the software is bundled together with computer equipment or other post-delivery services and there is not sufficient evidence of the fair value of each undelivered element.

Sufficient evidence of fair value is determined by reference to applicable accounting standards and is defined as vendor specific objective evidence (“VSOE”). If there is no VSOE of the fair value of the delivered element (which is usually the software) but there is VSOE of the fair value of each of the undelivered elements (which are usually maintenance and professional services), then the residual method is used to determine the revenue for the delivered element. The revenue for each of the undelivered elements is set at the fair value of those elements using VSOE of the price paid when each of the undelivered elements is sold separately. The revenue remaining after allocation to the undelivered elements (i.e., the residual) is allocated to the delivered element.

VSOE supporting the fair value of maintenance is based on the optional renewal rates for each product and is typically 18% to 20% of the software license fee per year. VSOE supporting the fair value of professional services is based on the standard daily rates charged when those services are sold separately.

In some multiple-element arrangements that include software licenses and services, the services rates are discounted. In these cases, a portion of the software license fee is deferred and recognized as the services are performed based on VSOE of the services.

Unbilled receivables are created when services are performed or software is delivered and revenue is recognized in advance of billings. Deferred revenue is created when billing occurs in advance of performing certain services.

Cash and Cash Equivalents

Cash and cash equivalents consist of investments that are readily convertible into cash and have original maturities of three months or less.

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of accounts receivable. The Company sells a significant portion of its products and services to the financial services industry and could be affected by the overall condition of that industry. The Company believes that any credit risk associated with accounts receivable is substantially mitigated by the relatively large number of customer accounts and reasonably short collection terms. Accounts receivable are stated at estimated net realizable value, which approximates fair value. By policy, the Company places its available cash and short-term investments with institutions of high credit-quality and limits the amount of credit exposure to any one issuer.

Foreign Currency Translation

The functional currency of each of the Company’s foreign operations is generally the local currency of the country in which the operation is located. All assets and liabilities are translated into U.S. dollars using exchange rates in effect at the balance sheet date. Revenue and expenses are translated using average exchange rates during the period.

Increases and decreases in net assets resulting from foreign currency translation are reflected in stockholder’s equity as a component of accumulated other comprehensive income (loss).

Property and Equipment

Property and equipment are recorded at cost and depreciated on the straight-line method over the estimated useful lives of the assets (three to eight years for equipment and ten to 40 years for buildings and improvements). Leasehold improvements are amortized ratably over their remaining lease term or useful life, if shorter. Depreciation and amortization of property and equipment was $212 million in 2006, $219 million in 2007 and $240 million in 2008.

Software Products

Product development costs are expensed as incurred and consist primarily of design and development costs of new products and significant enhancements to existing products incurred before the establishment of technological feasibility. Costs associated with purchased software, software obtained through business acquisitions, and new products and enhancements to existing products that are technologically feasible and recoverable are capitalized and amortized over the estimated useful lives of the related products, generally two to eleven years (average life is seven years), using the straight-line method or the ratio of current revenue to current and anticipated revenue from such software, whichever provides the greater amortization. Amortization of all software products aggregated $223 million in 2006, $246 million in 2007 and $267 million in 2008. Capitalized development costs were $21 million in 2006, $26 million in 2007 and $17 million in 2008.

Customer Base Intangible Assets

Customer base intangible assets represent customer contracts and relationships obtained as part of acquired businesses and are amortized using the straight-line method over their estimated useful lives, ranging from three to 19 years (average life is 13 years).

Other Tangible and Intangible Assets

Other tangible and intangible assets consist primarily of deferred financing costs incurred in connection with debt issued in the Transaction and for the acquisition of GL TRADE S.A. (“GL TRADE”) (see Notes 2 and 5), noncompetition agreements obtained in business acquisitions, long-term accounts receivable, prepayments and long-term investments. Deferred financing costs are amortized over the term of the related debt. Noncompetition agreements are amortized using the straight-line method over their stated terms, ranging from two to five years.

Future Amortization of Acquisition-Related Intangible Assets

Based on amounts recorded at December 31, 2008, total expected amortization of all acquisition-related intangible assets in each of the years ended December 31 follows (in millions):

2009	$508
2010	499
2011	472
2012	424
2013	370

Trade Name and Goodwill

The trade name intangible asset primarily represents the fair value of the SunGard trade name at August 11, 2005 and is an indefinite-lived asset and therefore is not subject to amortization but is reviewed at least annually for impairment.

Goodwill represents the excess of cost over the fair value of net assets acquired. At least annually, the Company compares the carrying value of its reporting units to their estimated fair value. If the carrying value is greater than the respective estimated fair value, the Company then determines if the goodwill is impaired and whether some or all of the goodwill should be written off as a charge to operations. The estimate of fair value requires various assumptions including the use of projections of future cash flows and discount rates that reflect the risks associated with achieving the future cash flows. Changes in the underlying business could affect these estimates, which in turn could affect the fair value of the reporting unit.

The following table summarizes changes in goodwill by segment (in millions):

	FS	HE	PS	AS	Total
Balance at December 31, 2006	$2,918	$976	$904	$2,153	$6,951
2007 acquisitions	47	—	12	129	188
Adjustments related to the Transaction and prior year acquisitions	(33)	(5)	(6)	(28)	(72)
Effect of foreign currency translation	10	—	1	8	19

Balance at December 31, 2007	2,942	971	911	2,262	7,086
2008 acquisitions	561	—	—	67	628
Adjustments related to the Transaction and prior year acquisitions	(45)	(6)	(3)	(15)	(69)
Impairment charges	—	—	(128)	—	(128)
Effect of foreign currency translation	(27)	—	(95)	(67)	(189)

Balance at December 31, 2008	$3,431	$965	$685	$2,247	$7,328

The Company completes its annual goodwill impairment test as of July 1 and generally estimates the fair value of its reporting units using the present value of expected future cash flows. As a result of the change in the economic environment in the second half of 2008 and completion of the annual budgeting process, the Company reviewed its annual impairment test in December 2008 and concluded that the decline in expected future cash flows in the PS reporting unit was sufficient to result in an impairment of goodwill of $128 million.

Stock Compensation

Statement of Financial Accounting Standards (“SFAS”) Number 123R (revised 2004), Share-Based Payment (“SFAS 123R”) requires companies to expense the fair value of employee stock options. Using the fair value recognition provisions of SFAS 123R, stock-based compensation cost is measured at the grant date based on the fair value of the award or using the Black-Scholes pricing model and is recognized as expense over the appropriate service period.

Income Taxes

The Company recognizes deferred income tax assets and liabilities based upon the expected future tax consequences of events that have been included in the financial statements or tax returns. Deferred income tax assets and liabilities are calculated based on the difference between the financial and tax bases of assets and liabilities using the currently enacted income tax rates in effect during the years in which the differences are expected to reverse. Valuation allowances are recorded to reduce deferred tax assets when it is more likely than not that a tax benefit will not be realized. Deferred tax assets for which no valuation allowance is recorded may not be realized upon changes in facts and circumstances. Tax benefits related to uncertain tax positions taken or expected to be taken on a tax return are recorded when such benefits meet a more likely than not threshold. Otherwise, these tax benefits are recorded when a tax position has been effectively settled, which means that the appropriate taxing authority has completed their examination even though the statute of limitations remains open, or the statute of limitation expires. Considerable judgment is required in assessing and estimating these amounts and differences between the actual outcome of these future tax consequences and estimates made could have a material effect on the consolidated financial results.

Effect of Recent Accounting Pronouncements

In December 2007, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 141R, Business Combinations, (“SFAS 141R”), which changes accounting principles for business acquisitions. SFAS 141R requires the recognition of all the assets acquired and liabilities assumed in the transaction based on the acquisition-date fair value. Certain provisions of this standard will, among other things, impact the determination of consideration paid or payable in a business combination and change accounting practices for transaction costs, acquired contingencies, acquisition-related restructuring costs, in-process research and development, indemnification assets, and tax benefits. SFAS 141R is effective for business combinations and adjustments to all acquisition-related deferred tax asset and liability balances occurring after December 31, 2008. This standard could have a significant impact on the consolidated financial statements.

In December 2007, the FASB also issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements, an amendment of ARB No. 51 (“SFAS 160”). The objective of SFAS 160 is to improve the relevance, comparability and transparency of the financial information that a reporting entity provides in its consolidated financial statements by establishing accounting and reporting standards for the noncontrolling interest in a subsidiary and for the deconsolidation of a subsidiary. SFAS 160 is effective January 1, 2009. The Company does not expect the adoption of SFAS 160 to have a material impact on the consolidated financial statements.

In March 2008, the FASB issued SFAS No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”). SFAS 161 is intended to help investors better understand how derivative instruments and hedging activities affect an entity’s financial position, financial performance and cash flows through enhanced disclosure requirements. SFAS 161 is effective as of January 1, 2009. The Company does not expect the adoption of SFAS 161 to have a material impact on the consolidated financial statements.

In April 2008, the FASB issued FASB Staff Position (“FSP”) No. FAS 142-3, Determination of the Useful Life of Intangible Assets. FSP 142-3 amends the factors that should be considered in developing renewal or extension assumptions used to determine the useful life of a recognized intangible asset under SFAS No. 142, Goodwill and Other Intangible Assets (“SFAS 142”). FSP 142-3 is intended to improve the consistency between the useful life of an intangible asset determined under SFAS 142 and the period of expected cash flows used to measure the fair value of the asset under SFAS 141R and other GAAP. FSP 142-3 is effective as of January 1, 2009. The Company does not expect the adoption of FSP 142-3 to have a material impact on the consolidated financial statements.

In November 2008, the Emerging Issues Task Force (“EITF”) issued Issue No. 08-7, Accounting for Defensive Intangible Assets (“EITF 08-7”). EITF 08-7 applies to all acquired intangible assets in which the acquirer does not intend to actively use the asset but intends to hold (lock up) the asset to prevent its competitors from obtaining access to the asset (a defensive asset), assets that the acquirer will never actually use, as well as assets that will be used by the acquirer during a transition period when the intention of the acquirer is to discontinue the use of those assets. EITF 08-7 is effective as of January 1, 2009. The Company does not expect the adoption of EITF 08-7 to have a material impact on the consolidated financial statements.

2. Acquisitions:

The Company seeks to acquire businesses that broaden its existing product lines and service offerings by adding complementary products and service offerings and by expanding its geographic reach. During 2008, the Company completed four acquisitions in its FS segment and two in its AS segment. Cash paid, subject to certain adjustments, was $721 million.

The following table lists the businesses the Company acquired in 2008:

Acquired Company/Business	Date Acquired	Description
Advanced Portfolio Technologies, Inc.	2/29/2008	Portfolio optimization and risk management software.
Corporate Payments Division of Payformance Corporation	2/29/2008	Integrated electronic and outsourced payment solutions.
Strohl Systems Group, Inc.	5/21/2008	Business continuity planning software.
Delphi Technologies Ltd.	7/1/2008	Consulting and IT professional services to banks and insurance companies in Ireland.
GL TRADE S.A.	10/1/2008	A leading provider of equity and derivative trading solutions and market connectivity for financial institutions.
Assets of a disaster recovery business based in Paris, France	10/7/2008	Disaster recovery business based in Paris, France.

At December 31, 2008, the purchase price allocations for certain businesses acquired in 2008 are preliminary and subject to finalization of independent appraisals of acquired software and customer base assets and deferred income taxes.

During 2007, the Company completed nine acquisitions in its FS segment and one in each of its AS and PS segments, and, in 2006, the Company completed ten acquisitions in its FS segment.

At December 31, 2008, contingent purchase price obligations that depend upon the operating performance of five acquired businesses total $71 million, $20 million of which could be due in the next 12 months. The amount paid, if any, will be recorded as a charge to the income statement at the time the actual performance is known and the amounts become due. There were no amounts earned or paid in 2006 or 2007 and approximately $1 million was paid during 2008. There were no amounts payable as of December 31, 2008.

Pro forma financial information (unaudited)

The following unaudited pro forma results of operations (in millions) for 2007 and 2008 assume that businesses acquired in 2007 and 2008 occurred as of the beginning of 2007 and were reflected in the Company’s results from that date. The pro forma results for 2008 include the businesses listed in the table above. For 2007, in addition to the businesses listed in the table above, the pro forma results include the 2007 acquisitions, the more significant of which are VeriCenter, Inc., DSPA Software Inc. and Aspiren Group Limited. This unaudited pro forma information should not be relied upon as necessarily being indicative of the historical results that would have been obtained if the acquisitions had actually occurred at the beginning of each period presented, nor of the results that may be obtained in the future. The pro forma adjustments include the effect of purchase accounting adjustments, interest expense and related tax effects.

	2007	2008
Revenue	$5,299	$5,822
Net loss	(95)	(254)

3. Clearing Broker Assets and Liabilities:

Clearing broker assets and liabilities are comprised of the following (in millions):

	December 31, 2007	December 31, 2008
Segregated customer cash and treasury bills	$109	$148
Securities owned	25	44
Securities borrowed	302	87
Receivables from customers and other	33	30

Clearing broker assets	$469	$309

Payables to customers	$114	$191
Securities loaned	271	47
Customer securities sold short, not yet purchased	16	3
Payable to brokers and dealers	33	69

Clearing broker liabilities	$434	$310

Segregated customer cash and treasury bills are held by the Company on behalf of customers. Clearing broker securities consist of trading and investment securities at fair market values, which are based on quoted market rates. Securities borrowed and loaned are collateralized financing transactions which are cash deposits made to or received from other broker/dealers. Receivables from and payables to customers represent amounts due or payable on cash and margin transactions.

4. Property and Equipment:

Property and equipment consisted of the following (in millions):

	December 31, 2007	December 31, 2008
Computer and telecommunications equipment	$599	$681
Leasehold improvements	503	565
Office furniture and equipment	96	99
Buildings and improvements	118	130
Land	23	22
Construction in progress	46	90

	1,385	1,587
Accumulated depreciation and amortization	(533)	(689)

	$852	$898

5. Debt and Derivative Instruments:

Debt consisted of the following (in millions):

	December 31, 2007	December 31, 2008
Secured revolving credit facility (8.50% and 3.08%) (A)	$30	$500
Secured term loan facilities, effective interest rate of 6.95% and 5.37% (A)	4,344	4,748
Senior Notes due 2009 at 3.75%, net of discount of $6 and $-(B)	244	250
Senior Notes due 2014 at 4.875%, net of discount of $24 and $20 (B)	226	230
Senior Notes due 2013 at 9.125% (C)	1,600	1,600
Senior Subordinated Notes due 2015 at 10.25% (C)	1,000	1,000
Senior Notes due 2015 at 10.625%, net of discount of $6 (C)	—	494
Other, primarily acquisition purchase price and capital lease obligations	41	53

	7,485	8,875
Short-term borrowings and current portion of long-term debt	(55)	(322)

Long-term debt	$7,430	$8,553

On August 11, 2005, the Company (i) entered into a $5.0 billion senior secured credit facility, consisting of a $3.69 billion term loan facility with SunGard as the borrower, a $315 million-equivalent term loan facility with a U.K. subsidiary as the borrower (denominated in euros and pounds sterling), and a $1.0 billion revolving credit facility ($483 million available as of December 31, 2008 after giving effect to certain outstanding letters of credit), and (ii) issued $3.0 billion aggregate principal amount of senior notes and senior subordinated notes. The amounts outstanding under the term loan facility denominated in euros and pounds sterling was $181 million and $119 million, respectively, at December 31, 2008. In February 2007 the Credit Agreement was amended to reduce the effective interest rates on the term loan facility, increase the size of that facility from $4.0 billion to $4.4 billion, extend the maturity by one year and change certain other terms. The Company used the additional borrowings to redeem $400 million of senior floating rate notes that were due 2013. The related redemption premium of $19 million and write-off of approximately $9 million of deferred financing costs were included in other expense. In September 2008 the Credit Agreement was amended to increase the amount of term loan borrowings by the Company under the Credit Agreement by $500 million (“Incremental Term Loan”), and the Company issued at a $6 million discount $500 million aggregate principal amount of 10.625% Senior Notes due 2015, together with the Incremental Term Loan, to fund the acquisition of GL TRADE and repay $250 million of senior notes due in January 2009.

(A) Senior Secured Credit Facilities

Borrowings under the senior secured credit facilities bear interest at a rate equal to an applicable margin plus, at the Company’s option, either (a) a base rate that is the higher of (1) the prime rate of JP Morgan Chase Bank, N.A. and (2) the federal funds rate plus 1/2 of 1% or (b) LIBOR based on the costs of funds for deposits in the currency of such borrowing for either 30, 60, 90 or 180 days. The applicable margin for borrowings under the revolving credit facility may change subject to attaining certain leverage ratios. In addition to paying interest on outstanding principal under the senior secured credit facilities, the Company pays a commitment fee to the lenders under the revolving credit facility in respect of the unutilized commitments. The commitment fee rate is 0.375% per annum and may change subject to attaining certain leverage ratios.

All obligations under the senior secured credit agreement are fully and unconditionally guaranteed by SunGard Holdco LLC and by substantially all domestic, 100% wholly owned subsidiaries, referred to, collectively, as U.S. Guarantors.

The Company is required to repay installments on the loans under the term loan facilities in quarterly principal amounts of 0.25% of their funded total principal amount through March 2013, with the remaining amount payable in May 2013, provided, however, that such date will automatically become February 2014 if all the Senior Notes due 2013 are extended, renewed or refinanced on or prior to May 15, 2013.

The senior secured credit facilities also require the Company to pay outstanding term loans, subject to certain exceptions, with excess cash flow and proceeds from certain asset sales, casualty and condemnation events, other borrowings and certain financings under the Company’s accounts receivable securitization program (terminated in December 2008). Any required payments would be applied pro rata to the term loan lenders and to installments of the term loan facilities in direct order of maturity.

Principal amounts outstanding under the revolving credit facility are due and payable in full at maturity in August 2011.

The second amendment to the Credit Agreement in September 2008 changed certain terms applicable to the Incremental Term Loan. Borrowings can be at either a Base Rate or a Eurocurrency Rate. Base Rate borrowings reset daily and bear interest at a minimum of 4.0% plus a spread of 2.75%. Eurocurrency borrowings can be made for periods of 30, 60, 90 or 180 days and bear interest at a minimum of 3.0% plus a spread of 3.75%. The interest rate at December 31, 2008 was 6.75%.

The senior secured credit facilities contain a number of covenants that, among other things, restrict, subject to certain exceptions, the Company’s (and most or all of its subsidiaries’) ability to incur additional debt or issue preferred stock, pay dividends and distributions on or repurchase capital stock, create liens on assets, enter into sale and leaseback transactions, repay subordinated indebtedness, make investments, loans or advances, make capital expenditures, engage in certain transactions with affiliates, amend certain material agreements, change its lines of business, sell assets and engage in mergers or consolidations. In addition, under the senior secured credit facilities, the Company is required to satisfy certain total leverage and interest coverage ratios.

The Company uses interest rate swap agreements to manage the amount of its floating rate debt in order to reduce its exposure to variable rate interest payments associated with the senior secured credit facilities. The Company pays a stream of fixed interest payments for the term of the swap, and in turn, receives variable interest payments based on LIBOR (2.39% at December 31, 2008). The net receipt or payment from the interest rate swap agreements is included in interest expense. A summary of the Company’s interest rate swaps follows:

Inception	Maturity	Notional Amount (in millions)	Interest rate paid	Interest rate received
November 2005	February 2009	$800	4.85%	LIBOR
February 2006	February 2011	$800	5.00%	LIBOR
January 2008	February 2011	$750	3.17%	LIBOR
February 2008	February 2010	$750	2.71%	LIBOR

Total/Weighted Average interest rate		$3,100	3.96%

In early 2009, the Company entered into 3-year interest rate swaps that expire in February 2012 for an aggregate notional amount of $1.2 billion under which the Company pays a stream of fixed interest payments (at 1.78%) for the term of the swap, and in turn, receives variable interest payments based on LIBOR.

The interest rate swaps are designated and qualify as a cash flow hedge under SFAS 133, Accounting for Derivative Instruments and Hedging Activities, and included at estimated fair value as an asset or a liability in the consolidated balance sheet based on a discounted cash flow model using applicable market swap rates and assumptions. For 2006, 2007 and 2008, the Company included an unrealized after-tax gain of $3 million, an unrealized after-tax loss of $23 million and an unrealized after-tax loss of $39 million, respectively, in Other

Comprehensive Income (Loss) related to the change in market value on the swaps. The market value of the swaps recorded in Other Comprehensive Income (Loss) may be recognized in the statement of operations if certain terms of the senior secured credit facilities change or if the loan is extinguished. The $98 million fair value of the swap agreements at December 31, 2008 is included in accrued expenses. The effects of the November 2005, the February 2006, the January 2008 and the February 2008 swaps are reflected in the effective interest rate for the senior secured credit facilities in the table above.

(B) Senior Notes due 2009 and 2014

On January 15, 2004, the Company issued $500 million of senior unsecured notes, of which $250 million 3.75% notes were due and paid in full in January 2009 and $250 million are 4.875% notes due 2014, which are subject to certain standard covenants. As a result of the Transaction, these senior notes became collateralized on an equal and ratable basis with loans under the senior secured credit facilities and are guaranteed by all subsidiaries that guarantee the senior notes due 2013 and 2015 and senior subordinated notes due 2015. The senior notes due 2009 and 2014 are recorded at $470 million and $480 million as of December 31, 2007 and 2008, respectively, reflecting the remaining unamortized discount caused by the Transaction. The $20 million discount at December 31, 2008 will be amortized and included in interest expense over the remaining periods to maturity.

(C) Senior Notes due 2013 and 2015 and Senior Subordinated Notes due 2015

The senior notes due 2013 and 2015 are senior unsecured obligations that rank senior in right of payment to future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior notes, including the senior subordinated notes. The senior notes (i) rank equally in right of payment to all existing and future senior debt and other obligations that are not, by their terms, expressly subordinated in right of payment to the senior notes, (ii) are effectively subordinated in right of payment to all existing and future secured debt to the extent of the value of the assets securing such debt, and (iii) are structurally subordinated to all obligations of each subsidiary that is not a guarantor of the senior notes. All obligations under the senior notes are fully and unconditionally guaranteed, subject to certain exceptions, by substantially all domestic, 100% wholly owned subsidiaries of the Company.

The senior subordinated notes due 2015 are unsecured senior subordinated obligations that are subordinated in right of payment to the existing and future senior debt, including the senior secured credit facilities, the senior notes due 2009 and 2014 and the senior notes due 2013 and 2015. The senior subordinated notes (i) rank equally in right of payment to all future senior subordinated debt, (ii) are effectively subordinated in right of payment to all existing and future secured debt to the extent of the value of the assets securing such debt, (iii) are structurally subordinated to all obligations of each subsidiary that is not a guarantor of the senior subordinated notes, and (iv) rank senior in right of payment to all future debt and other obligations that are, by their terms, expressly subordinated in right of payment to the senior subordinated notes.

The senior notes due 2013 and 2015 and senior subordinated notes due 2015 are redeemable in whole or in part, at the option of the Company, at any time at varying redemption prices that generally include premiums, which are defined in the applicable indentures. In addition, upon a change of control, the Company is required to make an offer to redeem all of the senior notes and senior subordinated notes at a redemption price equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest.

The indentures governing the senior notes due 2013 and 2015 and senior subordinated notes due 2015 contain a number of covenants that restrict, subject to certain exceptions, the Company’s ability and the ability of its restricted subsidiaries to incur additional debt or issue certain preferred shares, pay dividends on or make other distributions in respect of its capital stock or make other restricted payments, make certain investments, enter into certain types of transactions with affiliates, create liens securing certain debt without securing the senior notes due 2013 and 2015 or senior subordinated notes due 2015, as applicable, sell certain assets, consolidate, merge, sell or otherwise dispose of all or substantially all of its assets and designate its subsidiaries as unrestricted subsidiaries.

The senior notes due 2015 contain registration rights by which the Company has agreed to use its reasonable efforts to register with the U.S. Securities & Exchange Commission notes having substantially identical terms. The Company will use its reasonable best efforts to cause the exchange offer to be completed or, if required, to have one or more shelf registration statements declared effective, within 360 days after the issue date of the senior notes due 2015.

If the Company fails to meet this target (a “registration default”) with respect to the senior notes due 2015, the annual interest rate on the senior notes due 2015 will increase by 0.25% for each subsequent 90-day period during which the registration default continues, up to a maximum additional interest rate of 1.0% per year over the applicable interest rate. If the registration default is corrected or, if it is not corrected, upon the two year anniversary of the issue date of the senior notes due 2015, the applicable interest rate on such senior notes due 2015 will revert to the original level.

(D) Off Balance Sheet Debt—Accounts Receivable Securitization Program

In December 2008, the Company terminated its accounts receivable securitization program. Under the accounts receivable facility, eligible receivables were sold to third-party conduits through a wholly owned, bankruptcy remote, special purpose entity that is not consolidated for financial reporting purposes. The Company serviced the receivables and charged a monthly servicing fee at market rates. The third-party conduits were sponsored by certain lenders under the Company’s senior secured credit facilities. Sales of receivables under the facility qualified as sales under the provisions of SFAS No. 140 “Accounting for Transfers and Servicing of Financial Assets and Extinguishment of Liabilities” (SFAS 140). Accordingly, these receivables, totaling $682 million and $363 million as of December 31, 2007 and 2008, respectively, net of applicable allowances, and the corresponding borrowings, totaling $441 million and $77 million at December 31, 2007 and 2008, respectively, are excluded from the Company’s consolidated balance sheets. The Company’s retained interest in receivables sold as of December 31, 2007 and 2008 is $243 million and $285 million, respectively. The loss on sale of receivables and discount on retained interests are included in other expense and totaled $29 million for each of 2006 and 2007 and $25 million for 2008. The gain or loss on sale of receivables was determined at the date of transfer based upon the fair value of the assets sold and the interests retained. The Company estimated fair value based on the present value of expected cash flows.

Future Maturities

At December 31, 2008, annual maturities of long-term debt during the next five years and thereafter are as follows (in millions):

2009	$322
2010	67
2011	558
2012	49
2013	5,681
Thereafter (1)	2,224

(1)	Thereafter includes debt discounts of $26 million.

Fair Value of Financial Instruments

The following table presents the carrying amounts and fair values of financial instruments as of the end of the last two years (in millions):

	December 31, 2007		December 31, 2008
	Carrying Value	Fair Value	Carrying Value	Fair Value
Interest rate swap contracts	$(35)	$(35)	$(98)	$(98)
Floating rate debt	4,374	4,228	5,248	4,437
Fixed rate debt	3,111	3,142	3,627	2,903

The fair values of cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, to the extent the underlying liability will be settled in cash, approximate carrying values because of the short-term nature of these instruments. The derivative financial instruments are carried at fair value. The fair value of the Company’s floating rate and fixed rate long-term debt is based on market rates.

6. Fair Value Measurements:

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 clarifies the definition of fair value, prescribes methods for measuring fair value, establishes a fair value hierarchy based on inputs used to measure fair value, and expands disclosure about the use of fair value measures. The Company adopted SFAS 157 for financial assets and liabilities on January 1, 2008 with no impact on its financial position or operating results. FASB Staff Position SFAS 157-2, Effective Date of FASB Statement 157, permits the Company to defer recognition and measurement of nonfinancial assets and liabilities measured on a nonrecurring basis until January 1, 2009.

The fair value hierarchy, as defined by SFAS 157, is as follows:

Level 1—quoted prices in active markets for identical assets or liabilities

Level 2—quoted prices for similar assets and liabilities in active markets or inputs that are observable

Level 3—inputs that are unobservable (for example, cash flow modeling inputs based on assumptions)

The following table summarizes assets and liabilities measured at fair value on a recurring basis at December 31, 2008 (in millions):

	Fair Value Measures Using			Total
	Level 1	Level 2	Level 3
Assets
Clearing broker assets—securities owned	$44	$—	$—	$44
Retained interest in accounts receivable sold	—	—	285	285

	$44	$—	$285	$329

Liabilities
Clearing broker liabilities—customer securities sold short, not yet purchased	$3	$—	$—	$3
Interest rate swap agreements	—	98	—	98

	$3	$98	$—	$101

Clearing broker assets and liabilities—securities owned and customer securities sold short, not yet purchased are recorded at closing exchange-quoted prices. Retained interest in accounts receivable sold is calculated using a discounted cash flow model using an applicable market interest rate and assumptions based upon collection period. Fair values of the interest rate swap agreements and currency option are calculated using a discounted cash flow model using applicable market swap rates and assumptions and are compared to market valuations obtained from brokers. During 2008, the fair value of retained interest in accounts receivable sold increased $42 million from $243 million at December 31, 2007 resulting from purchases, issuances and settlements.

7. Stock Option and Award Plans and Stock-Based Compensation:

To provide long-term equity incentives following the Transaction, the SunGard 2005 Management Incentive Plan (“Plan”) was established. The Plan authorizes the issuance of equity subject to awards made under the Plan for up to 60 million shares of Class A common stock and 7 million shares of Class L common stock of SunGard Capital Corp. and 2.5 million shares of preferred stock of SunGard Capital Corp. II.

Under the Plan, awards of time-based and performance-based options have been granted to purchase “Units” in the Parent Companies. Each “Unit” consists of 1.3 shares of Class A common stock and 0.1444 shares of Class L common stock of SunGard Capital Corp. and 0.05 shares of preferred stock of SunGard Capital Corp. II. The shares comprising a Unit are in the same proportion as the shares issued to all stockholders of the Parent Companies. Option Units are exercisable only for whole Units and cannot be separately exercised for the individual classes of stock. Beginning in 2007, hybrid equity awards generally were granted under the Plan, which awards are composed of restricted stock units (“RSUs”) for Units in the Parent Companies and options to purchase Class A common stock in SunGard Capital Corp. All awards under the Plan are granted at fair market value on the date of grant.

Time-based options vest over five years as follows: 25% one year after date of grant, and 1/48th of the remaining balance each month thereafter for 48 months. Time-based RSUs vest over five years as follows: 10% one year after date of grant, and 1/48th of the remaining balance each month thereafter for 48 months. Performance-based options and RSUs vest upon the attainment of certain annual or cumulative earnings goals based on Internal EBITA (defined as income from operations before amortization of acquisition-related intangible assets, stock compensation expense and certain other items) targets for the Company during a specified performance period, generally five or six years. Time-based and performance-based options can partly or fully vest upon a change of control and certain other termination events, subject to certain conditions, and expire ten years from the date of grant. Once vested, time-based and performance-based RSUs become payable in shares upon the first to occur of a change of control, separation from service without cause, or the date that is five years after the date of grant.

The total fair value of options that vested for 2006, 2007 and 2008 was $50 million, $31 million and $32 million, respectively. The total fair value of RSUs that vested for the years 2007 and 2008 was $0.7 million and $3 million, respectively. At December 31, 2007 and 2008, approximately 32,000 and 163,000 RSU Units were vested.

The fair value of option Units granted in each year using the Black-Scholes pricing model and related assumptions follow:

	Year ended December 31,
	2006	2007	2008
Weighted-average fair value on date of grant	$9.99	$11.47	$7.67
Assumptions used to calculate fair value:
Volatility	62%	60%	37%
Risk-free interest rate	4.8%	4.6%	1.5%
Expected term	4.8 years	5.0 years	5.0 years
Dividends	zero	zero	zero

The fair value of options on Class A shares granted in 2007 and 2008 using the Black-Scholes pricing model and related assumptions follow:

	Year ended December 31,
	2007	2008
Weighted-average fair value on date of grant	$1.49	$1.73
Assumptions used to calculate fair value:
Volatility	79%	84%
Risk-free interest rate	4.1%	2.8%
Expected term	5.0 years	5.0 years
Dividends	zero	zero

The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. Since the Company is not publicly traded, the Company utilizes equity valuations based on (a) stock market valuations of public companies in comparable businesses, (b) recent transactions involving comparable companies and (c) any other factors deemed relevant. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant. Expected volatilities are based on implied volatilities from market comparisons of certain publicly traded companies and other factors. The expected term of stock options granted is derived from historical experience and expectations and represents the period of time that stock options granted are expected to be outstanding. The requisite service period is generally five years from the date of grant.

For 2006, 2007 and 2008, the Company included non-cash stock compensation expense of $38 million, $32 million and $35 million, respectively, in sales, marketing and administration expenses. At December 31, 2008, there is approximately $42 million and $38 million, respectively, of unearned non-cash stock-based compensation related to time-based options and RSUs that the Company expects to record as expense over a weighted average of 2.4 and 4.4 years, respectively. In addition, at December 31, 2008, there is approximately $110 million and $40 million, respectively, of unearned non-cash stock-based compensation related to performance-based options and RSUs that the Company could record as expense over a weighted-average of 2.2 and 3.7 years, respectively, depending on the level of achievement of financial performance goals. For time-based options and RSUs, compensation expense is recorded on a straight-line basis over the requisite service period of five years. For performance-based options and RSUs, recognition of compensation expense starts when the achievement of financial performance goals becomes probable and is recorded over the remaining service period. The following table summarizes option/RSU activity:

	Units				Class A Options (in millions)	Weighted- Average Price
	Options (in millions)	Weighted- Average Price	RSUs (in millions)	Weighted- Average Price
Outstanding at December 31, 2005	36.5	$15.40
Granted	2.6	18.00
Exercised	(0.3)	4.58
Canceled	(1.4)	18.00

Outstanding at December 31, 2006	37.4	15.57
Granted	1.7	20.72	1.1	$21.14	2.7	$2.26
Exercised	(1.4)	6.25	—		—
Canceled	(2.5)	18.08	—		—

Outstanding at December 31, 2007	35.2	16.03	1.1	21.14	2.7	2.26
Granted	0.4	22.17	2.8	23.75	7.1	2.56
Exercised	(1.4)	9.11	—		—
Canceled	(2.4)	18.16	(0.2)	22.24	(0.4)	2.58

Outstanding at December 31, 2008	31.8	16.25	3.7	23.07	9.4	2.47

Shares available for grant under the 2005 plan at December 31, 2008 were approximately 0.8 million shares of Class A common stock and 1.5 million shares of Class L common stock of SunGard Capital Corp. and 0.6 million shares of preferred stock of SunGard Capital Corp II.

The total intrinsic value of options exercised during the years 2006, 2007 and 2008 was $4 million, $20 million and $20 million, respectively.

Cash proceeds received on behalf of the Parent Companies related to exercises of stock options are generally used to fund repurchases of stock of the Parent Companies from terminated employees.

The following table summarizes information as of December 31, 2008 concerning options for Units and Class A shares that have vested and that are expected to vest in the future:

	Vested and Expected to Vest			Exercisable
Exercise Price	Number of Options Outstanding (in millions)	Weighted-average Remaining Life (years)	Aggregate Intrinsic Value (in millions)	Number of Options (in millions)	Weighted-average Remaining Life (years)	Aggregate Intrinsic Value (in millions)
Units
$ 4.50	4.56	4.6	$80	4.56	4.6	$80
18.00	14.23	6.7	57	10.41	6.7	42
20.72	0.87	8.2	1	0.40	8.2	1
22.00	0.17	10.0	—	0.01	10.0	—
24.51	0.01	9.4	—	—	9.4	—

Class A Shares
1.41	0.87	9.9	—	0.06	9.9	—
2.22	0.90	8.7	—	0.36	8.7	—
2.38	0.28	9.0	—	0.10	9.0	—
3.06	2.87	9.4	—	0.09	9.4	—

8. Savings Plans:

The Company and its subsidiaries maintain savings and other defined contribution plans that cover substantially all employees. Certain of these plans generally provide that employee contributions are matched with cash contributions by the Company subject to certain limitations including a limitation on the Company’s contributions to 4% of the employee’s compensation. Total expense under these plans aggregated $49 million in 2006, $53 million in 2007 and $58 million in 2008.

9. Income Taxes:

The provision (benefit) for income taxes for 2006, 2007 and 2008 consisted of the following (in millions):

	Year ended December 31,
	2006	2007	2008
Current:
Federal	$—	$46	$90
State	13	15	18
Foreign	52	56	38

	65	117	146

Deferred:
Federal	(79)	(99)	(84)
State	2	(4)	3
Foreign	(9)	(17)	(27)

	(86)	(120)	(108)

	$(21)	$(3)	$38

Income (loss) before income taxes for 2006, 2007 and 2008 consisted of the following (in millions):

	Year ended December 31,
	2006	2007	2008
U.S. operations	$(263)	$(195)	$(79)
Foreign operations	124	132	(125)

	$(139)	$(63)	$(204)

Differences between income tax expense (benefit) at the U.S. federal statutory income tax rate and the Company’s effective income tax rate for 2006, 2007 and 2008 were as follows (in millions):

	Year ended December 31,
	2006	2007	2008
Tax at federal statutory rate	$(48)	$(22)	$(71)
State income taxes, net of federal benefit	8	6	15
Foreign taxes, net of US foreign tax credit	16	12	28
Tax rate changes	—	(4)	—
Nondeductible goodwill impairment charge	—	—	45
Nondeductible expenses	—	—	4
Change in tax positions	—	—	17
Other, net	3	5	—

	$(21)	$(3)	$38

Effective income tax rate	15%	5%	(19)%

Deferred income taxes are recorded based upon differences between financial statement and tax bases of assets and liabilities. Deferred tax assets and liabilities at December 31, 2007 and 2008 are summarized as follows (in millions):

	December 31, 2007	December 31, 2008
Current:
Trade receivables and retained interest	$14	$13
Accrued Expenses, net	18	18

Total current deferred income tax asset	32	31
Valuation allowance	—	(9)

Net current deferred income tax asset	$32	$22

Long-term:
Property and equipment	$63	$51
Intangible assets	(1,800)	(1,766)
Net operating loss carry-forwards	132	103
Other, net	34	71

Total long-term deferred income tax liability	(1,571)	(1,541)
Valuation allowance	(75)	(51)

Net long-term deferred income tax liability	$(1,646)	$(1,592)

The U.S. tax loss carry-forwards include federal of $99 million and state of $1.4 billion, respectively, and a total of $8 million in Canada, Mexico and Brazil. European and Asian tax loss carry-forwards total $152 million. These tax loss carry-forwards expire between 2009 and 2028 and utilization is limited in certain jurisdictions. Israeli tax loss carry-forwards, totaling $24 million, are unlimited in duration and are linked to the Israeli consumer price index. The Company recorded the benefit of tax loss carry-forwards of $58 million, $2 million and $2 million in 2006, 2007 and 2008, respectively. A valuation allowance for deferred income tax assets associated with certain net operating loss carry-forwards has been established. Net operating loss carry-forwards of the predecessor entity prior to the Transaction as of December 31, 2008 were $198 million. Utilization, if any, of predecessor entity net operating loss carry-forwards not recorded as an asset at August 10, 2005 will be recorded as a benefit to the income statement.

The Company adopted the provisions of FASB Interpretation No. 48, Accounting for Uncertainty in Income Taxes (“FIN 48”) on January 1, 2007 with no material effect. A reconciliation of the beginning and ending amount of unrecognized tax benefits follows (in millions):

Balance at January 1, 2007	$28
Reduction due to settled audits	(7)
Reduction for tax positions of prior years	(2)
Additions for incremental interest	1

Balance at December 31, 2007	20
Additions for tax positions of prior years	17
Additions for incremental interest	1

Balance at December 31, 2008	$38

Included in the balance of unrecognized tax benefits at December 31, 2008 is approximately $3 million (net of federal and state benefit) of accrued interest and penalties. The Company recognizes interest and penalties related to uncertain tax positions in income tax expense.

The Company is currently under audit by the Internal Revenue Service for the calendar years 2003 through 2007 and various state and foreign jurisdiction tax years remain open to examination as well. At any time some portion of the Company’s operations are under audit. Accordingly, certain matters may be resolved within the next 12 months which could result in a change in the liability.

As of December 31, 2008, the Company has not accrued deferred U.S. income taxes on $300 million of unremitted earnings from non-U.S. subsidiaries as such earnings are expected to be reinvested overseas and used for U.K. debt service. If all of these earnings were to be repatriated at one time, the residual U.S. tax is estimated to be $28 million.

10. Segment Information:

The Company has four segments: FS, HE and PS, which together form the Company’s Software & Processing Solutions business, and AS. FS primarily serves financial services companies through a broad range of complementary software solutions that process their investment and trading transactions. The principal purpose of most of these systems is to automate the many detailed processes associated with trading securities, managing investment portfolios and accounting for investment assets.

HE primarily provides software, strategic and systems integration consulting, and technology management services to colleges and universities.

PS primarily provides software and processing solutions designed to meet the specialized needs of local, state, federal and central governments, public safety and justice agencies, public schools, utilities, non-profits and other public sector institutions.

AS helps its customers maintain access to the information and computer systems they need to run their businesses by providing them with cost-effective resources to keep their IT systems reliable and secure. AS offers a complete range of availability services, including recovery services, managed services, consulting services and business continuity management software.

The Company evaluates the performance of its segments based on operating results before interest, income taxes, amortization of acquisition-related intangible assets, goodwill impairment, stock compensation and certain other costs. The operating results for each segment follow (in millions):

2006	FS	HE	PS	AS	Total Operating Segments	Corporate and Other Items		Consolidated Total
Revenue	$2,072	$498	$395	$1,358	$4,323	$—		$4,323
Depreciation and amortization	57	7	8	166	238	—		238
Income from operations	414	118	79	412	1,023	(491	)(1)	532
Cash paid for property and equipment and software	89	13	8	202	312	—		312

2007	FS	HE	PS	AS	Total Operating Segments	Corporate and Other Items		Consolidated Total
Revenue	$2,500	$543	$410	$1,448	$4,901	$—		$4,901
Depreciation and amortization	59	8	9	175	251	—		251
Income from operations	525	143	84	428	1,180	(549	)(1)	631
Total assets	8,109	1,986	1,734	6,483	18,312	(3,472	)(2)	14,840
Cash paid for property and equipment and software	87	21	10	189	307	—		307

2008	FS	HE	PS	AS	Total Operating Segments	Corporate and Other Items		Consolidated Total
Revenue	$3,078	$540	$411	$1,567	$5,596	$—		$5,596
Depreciation and amortization	70	10	9	189	278	—		278
Income from operations	608	130	79	443	1,260	(790	)(1)	470
Total assets	9,004	2,062	1,373	6,646	19,085	(3,307	)(2)	15,778
Cash paid for property and equipment and software	91	24	8	269	392	—		392

(1)	Includes corporate administrative expenses, goodwill impairment, stock compensation expense, management fees paid to the Sponsors, merger costs and certain other items, and amortization of acquisition-related intangible assets of $399 million, $438 million and $515 million in the years ended December 31, 2006, 2007 and 2008, respectively.

(2)	Includes items that are eliminated in consolidation and deferred income taxes.

Amortization of acquisition-related intangible assets by segment follows (in millions):

	FS		HE	PS		AS	Total Operating Segments	Corporate	Consolidated Total
2006	$207		$32	$41		$117	$397	$2	$399
2007	238	(1)	35	40		122	435	3	438
2008	286	(2)	34	62	(2)	129	511	4	515

(1)	Includes approximately $10 million of impairment charges related to software, customer base and goodwill.

(2)	Includes the combined effect of approximately $67 million of impairment charges related to software and customer base affecting both FS and PS.

The FS segment is organized to align with customer-facing business areas. FS revenue by business area follows (in millions):

	Year Ended December 31, 2006	Year Ended December 31, 2007	Year Ended December 31, 2008

Trading Systems	$323	$459	$806
Banks & Corporations	249	347	367
Capital Markets	263	321	333
Wealth Management	223	258	268
Institutional Asset Management	208	216	235
Brokerage & Clearance	224	218	232
Workflow & Business Processing	168	176	168
All other	414	505	669

Total Financial Systems	$2,072	$2,500	$3,078

The Company’s revenue by customer location follows (in millions):

	Year ended December 31,
	2006	2007	2008
United States	$3,091	$3,426	$3,952

International:
United Kingdom	569	635	639
Continental Europe	376	511	609
Canada	122	133	169
Asia/Pacific	79	83	104
Other	86	113	123

	1,232	1,475	1,644

	$4,323	$4,901	$5,596

The Company’s property and equipment by geographic location follows (in millions):

	December 31, 2007	December 31, 2008
United States	$570	$628

International:
United Kingdom	185	166
Continental Europe	52	58
Canada	30	35
Asia/Pacific	10	10
Other	5	1

	282	270

	$852	$898

11. Related Party Transactions:

In connection with the Transaction, SunGard Holdco LLC, the Company’s parent, paid the Sponsors $96 million in fees and expenses for financial and structural advice and analysis as well as assistance with due diligence investigations and debt financing negotiations. This amount has been allocated as debt issuance costs or included in the overall purchase price of the Transaction.

The Company is required to pay management fees to affiliates of the Sponsors in connection with management consulting services provided to the Company and the Parent Companies. These services include financial, managerial and operational advice and implementation strategies for improving the operating, marketing and financial performance of the Company and its subsidiaries. The management fees are equal to 1% of quarterly Adjusted EBITDA, defined as earnings before interest, taxes, depreciation and amortization, further adjusted to exclude unusual items and other adjustments as defined in the management agreement, and are payable quarterly in arrears. In addition, these affiliates of the Sponsors may be entitled to additional fees in connection with certain financing, acquisition, disposition and change in control transactions. For the years ended December 31, 2006, 2007 and 2008, the Company recorded $14 million, $17 million and $23 million, respectively, relating to management fees in sales, marketing and administration expenses in the statement of operations, of which $4 million and $10 million, respectively, is included in other accrued expenses on the balance sheet at December 31, 2007 and 2008, respectively.

Two of our Sponsors, Goldman Sachs & Co. and Kohlberg Kravis Roberts & Co., and/or their respective affiliates served as co-managers in connection with our recent debt offering of $500 million Senior Notes due 2015 and $500 million Incremental Term Loan. In connection with serving in such capacity, Goldman Sachs & Co. and Kohlberg Kravis Roberts & Co. were paid $26 million and $4 million, respectively, for customary fees and expenses.

In connection with the Transaction, SunGard Capital Corp. received a $16 million promissory note from the Company’s Chief Executive Officer (CEO) in payment for 1.6 million shares of Class A common stock and 0.2 million shares of Class L common stock and SunGard Capital Corp. II received a $6 million promissory note (together with the SunGard Capital Corp. note, the “Notes”) from the CEO in payment for 61 thousand shares of preferred stock. In 2007, these notes were fully repaid and cancelled. The Notes bore interest at a floating rate equal to LIBOR plus 2.5% divided by 0.84725 per annum and were payable on the last day of each calendar quarter in arrears. SunGard Data Systems Inc. was not a party to these arrangements, which were entered into prior to the consummation of the Transaction, therefore no amounts relating to the Notes were ever recorded in the Company’s financial statements.

12. Commitments, Contingencies and Guarantees:

The Company leases a substantial portion of its computer equipment and facilities under operating leases. The Company’s leases are generally non-cancelable or cancelable only upon payment of cancellation fees. All lease payments are based on the passage of time, but include, in some cases, payments for insurance, maintenance and property taxes. There are no bargain purchase options on operating leases at favorable terms, but most facility leases have one or more renewal options and have either fixed or Consumer Price Index escalation clauses. Certain facility leases include an annual escalation for increases in utilities and property taxes. In addition, certain facility leases are subject to restoration clauses, whereby the facility may need to be restored to its original condition upon termination of the lease. There were $22 million of restoration liabilities included in accrued expenses at December 31, 2008. Future minimum rentals under operating leases with initial or remaining non-cancelable lease terms in excess of one year at December 31, 2008 follow (in millions):

2009	$198
2010	163
2011	128
2012	107
2013	93
Thereafter	253

$942

Rent expense aggregated $184 million in 2006, $208 million in 2007 and $226 million in 2008.

At December 31, 2008, the Company had outstanding letters of credit and bid bonds of $25 million, issued primarily as security for performance under certain customer contracts. In connection with certain previously acquired businesses, up to $71 million could be paid as additional consideration depending on the future operating results of those businesses (see Note 2).

In the event that the management agreement described in Note 11 is terminated by the Sponsors (or their affiliates) or the Company and its Parent Companies, the Sponsors (or their affiliates) will receive a lump sum payment equal to the present value of the annual management fees that would have been payable for the remainder of the term of the management agreement. The initial term of the management agreement is ten years, and it extends annually for one year unless the Sponsors (or their affiliates) or the Company and its Parent Companies provide notice to the other.

The Company is presently a party to certain lawsuits arising in the ordinary course of its business. In the opinion of management, none of its current legal proceedings will be material to the Company’s business or financial results. The Company’s customer contracts generally include typical indemnification of customers, primarily for intellectual property infringement claims. Liabilities in connection with such obligations have not been material.

13. Quarterly Financial Data (unaudited):

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter
2007
Revenue	$1,116	$1,175	$1,222	$1,388
Gross profit(1)	591	632	641	769
Income (loss) before income taxes	(83)	(24)	(4)	48
Net income (loss)	(96)	(5)	11	30
2008
Revenue	$1,302	$1,357	$1,394	$1,543
Gross profit(1)	659	704	666	823
Income (loss) before income taxes	(40)	2	(26)	(140	)(2)
Net income (loss)	(22)	2	(35)	(187	)(2)

(1)	Gross profit equals revenue less cost of sales and direct operating expenses.

(2)	Includes pre-tax goodwill impairment charge of $128 million and an $8 million charge to correct previously reported loss on sale of receivables in connection with the Company’s accounts receivable securitization program, which was terminated in December 2008.

14. Subsequent Event:

On June 9, 2009, the Company entered into an amendment to the Credit Agreement (“Amended Credit Agreement”) which, among other things, (a) extends the maturity date of $2.5 billion of its dollar-denominated term loans, £40 million of pound sterling-denominated term loans, and €120 million of euro-denominated term loans to February 28, 2016, (b) reduces existing revolving credit commitments to $829 million and extends the termination date of $580 million of revolving credit commitments to May 11, 2013, and (c) amends certain other provisions of the Credit Agreement, including provisions relating to negative covenants and financial covenants.

Interest rate spreads with respect to the extended term loans and interest rate spreads (and letter of credit fees) with respect to the 2013 revolving credit facility will be the applicable rate as set forth in the Amended Credit Agreement and may change subject to attaining certain leverage ratios. All other interest rate spreads and fees remain unchanged.

Based on the leverage ratio for the period ended March 31, 2009, the current interest spread for extended LIBOR based loans is 3.625% and for 2013 revolving credit loans is 3.25%. The commitment fee on the daily unused portion of the 2013 revolving credit commitments is 0.75%.

15. Supplemental Guarantor Condensed Consolidating Financial Statements:

On August 11, 2005, in connection with the Transaction, the Company issued $3.0 billion aggregate principal amount of senior notes and senior subordinated notes, $2.6 billion of which was outstanding at December 31, 2008, as described in Note 5. On September 29, 2008, the Company issued $500 million aggregate principal amount of senior notes due 2015, all of which was outstanding at December 31, 2008. The senior notes are jointly and severally, fully and unconditionally guaranteed on a senior unsecured basis and the senior subordinated notes are jointly and severally, fully and unconditionally guaranteed on an unsecured senior subordinated basis, in each case, subject to certain exceptions, by substantially all wholly owned, domestic subsidiaries of the Company (collectively, the “Guarantors”). Each of the Guarantors is 100% owned, directly or indirectly, by the Company. None of the other subsidiaries of the Company, either direct or indirect, guarantee the senior notes and senior subordinated notes (“Non-Guarantors”). The Guarantors also unconditionally guarantee the senior secured credit facilities, described in Note 5.

The following tables present the financial position, results of operations and cash flows of the Company (“Parent”), the Guarantor subsidiaries, the Non-Guarantor subsidiaries and Eliminations as of December 31, 2007 and 2008, and for the years ended December 31, 2006, 2007 and 2008 to arrive at the information for SunGard Data Systems Inc. on a consolidated basis.

Supplemental Condensed Consolidating Balance Sheet

	December 31, 2007
(in millions)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Assets
Current:
Cash and cash equivalents	$39	$2	$386	$—	$427
Intercompany balances	(4,616)	4,628	(12)	—	—
Trade receivables, net	(1)	74	280	—	353
Prepaid expenses, taxes and other current assets	1,416	98	784	(1,388)	910

Total current assets	(3,162)	4,802	1,438	(1,388)	1,690
Property and equipment, net	1	562	289	—	852
Intangible assets, net	153	4,420	639	—	5,212
Intercompany balances	684	(720)	36	—	—
Goodwill	—	6,120	966	—	7,086
Investment in subsidiaries	13,205	2,120	—	(15,325)	—

Total Assets	$10,881	$17,304	$3,368	$(16,713)	$14,840

Liabilities and Stockholder’s Equity
Current:
Short-term and current portion of long-term debt	$40	$6	$9	$—	$55
Accounts payable and other current liabilities	264	2,222	1,055	(1,388)	2,153

Total current liabilities	304	2,228	1,064	(1,388)	2,208
Long-term debt	7,049	10	371	—	7,430
Intercompany debt	(5)	330	(166)	(159)	—
Deferred income taxes	(23)	1,531	138	—	1,646

Total liabilities	7,325	4,099	1,407	(1,547)	11,284
Total stockholder’s equity	3,556	13,205	1,961	(15,166)	3,556

Total Liabilities and Stockholder’s Equity	$10,881	$17,304	$3,368	$(16,713)	$14,840

Supplemental Condensed Consolidating Balance Sheet

	December 31, 2008
(in millions)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Assets
Current:
Cash and cash equivalents	$511	$16	$448	$—	$975
Intercompany balances	(5,192)	5,268	(76)	—	—
Trade receivables, net	(1)	406	377	—	782
Prepaid expenses, taxes and other current assets	1,680	75	660	(1,677)	738

Total current assets	(3,002)	5,765	1,409	(1,677)	2,495
Property and equipment, net	1	619	278	—	898
Intangible assets, net	178	4,106	773	—	5,057
Intercompany balances	967	(720)	(247)	—	—
Goodwill	—	6,146	1,182	—	7,328
Investment in subsidiaries	13,686	2,298	—	(15,984)	—

Total Assets	$11,830	$18,214	$3,395	$(17,661)	$15,778

Liabilities and Stockholder’s Equity
Current:
Short-term and current portion of long-term debt	$295	$9	$18	$—	$322
Accounts payable and other current liabilities	319	2,611	995	(1,677)	2,248

Total current liabilities	614	2,620	1,013	(1,677)	2,570
Long-term debt	8,227	9	317	—	8,553
Intercompany debt	(8)	416	(162)	(246)	—
Deferred income taxes	(66)	1,483	175	—	1,592

Total liabilities	8,767	4,528	1,343	(1,923)	12,715
Total stockholder’s equity	3,063	13,686	2,052	(15,738)	3,063

Total Liabilities and Stockholder’s Equity	$11,830	$18,214	$3,395	$(17,661)	$15,778

Supplemental Condensed Consolidating Schedule of Operations

	Year ended December 31, 2006
(in millions)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Total revenue	$—	$3,145	$1,332	$(154)	$4,323

Costs and expenses:
Cost of sales and direct operating	—	1,469	665	(154)	1,980
Sales, marketing and administration	118	492	305	—	915
Product development	—	171	84	—	255
Depreciation and amortization	—	171	67	—	238
Amortization of acquisition-related intangible assets	2	329	68	—	399
Merger costs	4	—	—	—	4

	124	2,632	1,189	(154)	3,791

Income (loss) from operations	(124)	513	143	—	532
Net interest income (expense)	(632)	(11)	1	—	(642)
Other income (expense)	374	76	(26)	(453)	(29)

Income (loss) before income taxes	(382)	578	118	(453)	(139)
Provision (benefit) for income taxes	(264)	204	39	—	(21)

Net income (loss)	$(118)	$374	$79	$(453)	$(118)

Supplemental Condensed Consolidating Schedule of Operations

	Year ended December 31, 2007
(in millions)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Total revenue	$—	$3,436	$1,610	$(145)	$4,901

Costs and expenses:
Cost of sales and direct operating	—	1,546	867	(145)	2,268
Sales, marketing and administration	124	546	372	—	1,042
Product development	—	173	98	—	271
Depreciation and amortization	—	184	67	—	251
Amortization of acquisition-related intangible assets	4	363	71	—	438

	128	2,812	1,475	(145)	4,270

Income (loss) from operations	(128)	624	135	—	631
Net interest income (expense)	(606)	(70)	50	—	(626)
Other income (expense)	403	59	(43)	(487)	(68)

Income (loss) before income taxes	(331)	613	142	(487)	(63)
Provision (benefit) for income taxes	(271)	181	87	—	(3)

Net income (loss)	$(60)	$432	$55	$(487)	$(60)

Supplemental Condensed Consolidating Schedule of Operations

	Year ended December 31, 2008
(in millions)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Total revenue	$—	$3,540	$2,149	$(93)	$5,596

Costs and expenses:
Cost of sales and direct operating	—	1,558	1,279	(93)	2,744
Sales, marketing and administration	111	583	457	—	1,151
Product development	—	183	125	—	308
Depreciation and amortization	—	205	73	—	278
Amortization of acquisition-related intangible assets	4	373	138	—	515
Goodwill impairment charge and merger costs	1	1	128	—	130

	116	2,903	2,200	(93)	5,126

Income (loss) from operations	(116)	637	(51)	—	470
Net interest income (expense)	(533)	(18)	(30)	—	(581)
Other income (expense)	173	(209)	(72)	15	(93)

Income (loss) before income taxes	(476)	410	(153)	15	(204)
Provision (benefit) for income taxes	(234)	212	60	—	38

Net income (loss)	$(242)	$198	$(213)	$15	$(242)

Supplemental Condensed Consolidating Schedule of Cash Flows

	Year ended December 31, 2006
(in millions)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flow From Operations
Net income (loss)	$(118)	$374	$79	$(453)	$(118)
Non cash adjustments	(293)	351	116	453	627
Changes in operating assets and liabilities	(284)	310	(44)	—	(18)

Cash flow provided by (used in) operations	(695)	1,035	151	—	491

Investment Activities
Intercompany transactions	722	(654)	(68)	—	—
Cash paid for acquired businesses, net of cash acquired	—	(163)	—	—	(163)
Cash paid for property and equipment and software	(1)	(244)	(67)	—	(312)
Other investing activities	(7)	18	(5)	—	6

Cash provided by (used in) investment activities	714	(1,043)	(140)	—	(469)

Financing Activities
Net repayments of long-term debt	(37)	(3)	(8)	—	(48)

Cash used in financing activities	(37)	(3)	(8)	—	(48)

Effect of exchange rate changes on cash	—	—	25	—	25

Increase (decrease) in cash and equivalents	(18)	(11)	28	—	(1)
Beginning cash and equivalents	74	(8)	251	—	317

Ending cash and equivalents	$56	$(19)	$279	$—	$316

Supplemental Condensed Consolidating Schedule of Cash Flows

	Year ended December 31, 2007
(in millions)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flow From Operations
Net income (loss)	$(60)	$432	$55	$(487)	$(60)
Non cash adjustments	(368)	403	139	487	661
Changes in operating assets and liabilities	(793)	854	39	—	100

Cash flow provided by (used in) operations	(1,221)	1,689	233	—	701

Investment Activities
Intercompany transactions	1,219	(1,222)	3	—	—
Cash paid for acquired businesses, net of cash acquired	—	(237)	(28)	—	(265)
Cash paid for property and equipment and software	—	(211)	(96)	—	(307)
Other investing activities	2	6	—	—	8

Cash provided by (used in) investment activities	1,221	(1,664)	(121)	—	(564)

Financing Activities
Net repayments of long-term debt	(17)	(4)	(11)	—	(32)

Cash used in financing activities	(17)	(4)	(11)	—	(32)

Effect of exchange rate changes on cash	—	—	6	—	6

Increase (decrease) in cash and equivalents	(17)	21	107	—	111
Beginning cash and equivalents	56	(19)	279	—	316

Ending cash and equivalents	$39	$2	$386	$—	$427

Supplemental Condensed Consolidating Schedule of Cash Flows

	Year ended December 31, 2008
(in millions)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated

Cash Flow From Operations
Net income (loss)	$(242)	$198	$(213)	$15	$(242)
Non cash adjustments	(128)	720	358	(15)	935
Changes in operating assets and liabilities	(672)	462	(98)	—	(308)

Cash flow provided by (used in) operations	(1,042)	1,380	47	—	385

Investment Activities
Intercompany transactions	141	(439)	298	—	—
Cash paid for acquired businesses, net of cash acquired	—	(657)	(64)	—	(721)
Cash paid for property and equipment and software	1	(261)	(132)	—	(392)
Other investing activities	4	(12)	12	—	4

Cash provided by (used in) investment activities	146	(1,369)	114	—	(1,109)

Financing Activities
Net borrowings (repayments) of long-term debt	1,390	3	(68)	—	1,325
Other financing activities	(22)	—	—	—	(22)

Cash used in financing activities	1,368	3	(68)	—	1,303

Effect of exchange rate changes on cash	—	—	(31)	—	(31)

Increase (decrease) in cash and equivalents	472	14	62	—	548
Beginning cash and equivalents	39	2	386	—	427

Ending cash and equivalents	$511	$16	$448	$—	$975

SunGard Data Systems Inc.

Consolidated Balance Sheets

(In millions except share and per-share amounts)

(Unaudited)

	December 31, 2008	June 30, 2009
Assets
Current:
Cash and cash equivalents	$975	$508
Trade receivables, less allowance for doubtful accounts of $15 and $69	701	860
Earned but unbilled receivables	81	196
Prepaid expenses and other current assets	122	175
Clearing broker assets	309	341
Retained interest in accounts receivable sold	285	—
Deferred income taxes	22	14

Total current assets	2,495	2,094
Property and equipment, less accumulated depreciation of $689 and $828	898	920
Software products, less accumulated amortization of $793 and $945	1,159	1,163
Customer base, less accumulated amortization of $668 and $805	2,616	2,454
Other tangible and intangible assets, less accumulated amortization of $29 and $25	207	219
Trade name	1,075	1,084
Goodwill	7,328	7,366

Total Assets	$15,778	$15,300

Liabilities and Stockholder’s Equity
Current:
Short-term and current portion of long-term debt	$322	$69
Accounts payable	87	80
Accrued compensation and benefits	314	235
Accrued interest expense	159	142
Other accrued expenses	401	373
Clearing broker liabilities	310	339
Deferred revenue	977	989

Total current liabilities	2,570	2,227
Long-term debt	8,553	8,417
Deferred income taxes	1,592	1,558

Total liabilities	12,715	12,202

Commitments and contingencies
Stockholder’s equity:
Common stock, par value $.01 per share; 100 shares authorized, issued and outstanding	—	—
Capital in excess of par value	3,731	3,735
Accumulated deficit	(449)	(490)
Accumulated other comprehensive loss	(219)	(147)

Total stockholder’s equity	3,063	3,098

Total Liabilities and Stockholder’s Equity	$15,778	$15,300

The accompanying notes are an integral part of these consolidated financial statements.

SunGard Data Systems Inc.

Consolidated Statements of Operations

(In millions)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Revenue:
Services	$1,214	$1,242	$2,412	$2,489
License and resale fees	98	79	157	143

Total products and services	1,312	1,321	2,569	2,632
Reimbursed expenses	45	48	90	72

	1,357	1,369	2,659	2,704

Costs and expenses:
Cost of sales and direct operating	653	705	1,296	1,396
Sales, marketing and administration	293	254	570	530
Product development	78	73	157	148
Depreciation and amortization	70	72	137	141
Amortization of acquisition-related intangible assets	118	130	230	254
Merger costs	—	1	—	1

	1,212	1,235	2,390	2,470

Income from operations	145	134	269	234
Interest income	4	—	9	1
Interest expense and amortization of deferred financing fees	(143)	(155)	(291)	(306)
Other income (expense)	(4)	14	(25)	21

Income (loss) before income taxes	2	(7)	(38)	(50)
Benefit from income taxes	—	—	18	9

Net income (loss)	$2	$(7)	$(20)	$(41)

The accompanying notes are an integral part of these consolidated financial statements.

SunGard Data Systems Inc.

Consolidated Statements of Cash Flows

(In millions)

(Unaudited)

	Six Months Ended June 30,
	2008	2009
Cash flow from operations:
Net loss	$(20)	$(41)
Reconciliation of net loss to cash flow provided by operations:
Depreciation and amortization	367	395
Deferred income tax benefit	(60)	(52)
Stock compensation expense	14	14
Amortization of deferred financing costs and debt discount	18	20
Other noncash items	14	(21)
Accounts receivable and other current assets	(61)	(17)
Accounts payable and accrued expenses	(92)	(140)
Clearing broker assets and liabilities, net	28	(3)
Deferred revenue	39	8

Cash flow provided by operations	247	163

Investment activities:
Cash paid for acquired businesses, net of cash acquired	(161)	(12)
Cash paid for property and equipment and software	(189)	(167)
Other investing activities	(16)	3

Cash used in investment activities	(366)	(176)

Financing activities:
Cash received from borrowings, net of fees	189	268
Cash used to repay debt	(44)	(724)
Other financing activities	(13)	(3)

Cash provided by (used in) financing activities	132	(459)

Effect of exchange rate changes on cash	8	5

Increase (decrease) in cash and cash equivalents	21	(467)
Beginning cash and cash equivalents	427	975

Ending cash and cash equivalents	$448	$508

Supplemental information:
Acquired businesses:
Property and equipment	$2	$—
Software products	68	8
Customer base	60	4
Goodwill	106	4
Other tangible and intangible assets	1	—
Deferred income taxes	(27)	(1)
Purchase price obligations and debt assumed	(14)	(1)
Net current liabilities assumed	(35)	(2)

Cash paid for acquired businesses, net of cash acquired of $20 and $1, respectively	$161	$12

The accompanying notes are an integral part of these consolidated financial statements.

SUNGARD CAPITAL CORP.

SUNGARD CAPITAL CORP. II

SUNGARD DATA SYSTEMS INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

1. Basis of Presentation:

SunGard Data Systems Inc. (“SunGard”) was acquired on August 11, 2005 (the “Transaction”) by a consortium of private equity investment funds associated with Bain Capital Partners, The Blackstone Group, Goldman Sachs & Co., Kohlberg Kravis Roberts & Co., Providence Equity Partners, Silver Lake and TPG (collectively, the “Sponsors”).

SunGard is a wholly owned subsidiary of SunGard Holdco LLC, which is wholly owned by SunGard Holding Corp., which is wholly owned by SunGard Capital Corp. II (“SCCII”), which is a subsidiary of SunGard Capital Corp. (“SCC”). All of these companies were formed for the purpose of facilitating the Transaction and are collectively referred to as the “Holding Companies.” SCC, SCCII and SunGard are separate reporting companies and, together with their direct and indirect subsidiaries, are collectively referred to as the “Company”. These notes to consolidated financial statements apply to SCC, SCCII and SunGard unless otherwise noted.

The Company has four reportable segments: Financial Systems (“FS”), Higher Education (“HE”), Public Sector (“PS”) and Availability Services (“AS”). The Company’s Software & Processing Solutions business is comprised of the FS, HE and PS segments. The consolidated financial statements include the accounts of the Company and its majority-owned subsidiaries. All significant intercompany transactions and accounts have been eliminated.

The accompanying interim consolidated financial statements of the Company have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”), consistent in all material respects with those applied in the Form 10-12G/A for SCC and SCCII and SunGard’s Annual Report on Form 10-K for the year ended December 31, 2008. Interim financial reporting does not include all of the information and footnotes required by GAAP for annual financial statements. The interim financial information is unaudited, but, in the opinion of management, includes all adjustments, consisting only of normal recurring adjustments necessary to provide a fair statement of results for the interim periods presented. Operating results for the interim periods presented are not necessarily indicative of the results that may be expected for the year ending December 31, 2009.

Subsequent events have been evaluated through August 11, 2009.

2. Goodwill:

The following table summarizes changes in goodwill by segment (in millions):

	FS	HE	PS	AS	Total
Balance at December 31, 2008	$3,431	$965	$685	$2,247	$7,328
2009 acquisitions	2	—	—	—	2
Adjustments related to prior year acquisitions and the Transaction	(9)	(1)	(1)	(10)	(21)
Effect of foreign currency translation	12	—	10	35	57

Balance at June 30, 2009	$3,436	$964	$694	$2,272	$7,366

Effective January 1, 2009, the Company shortened the remaining useful lives of certain intangible assets to reflect revisions to estimated customer attrition rates. The impact of this revision was an increase in amortization of acquisition-related intangible assets of $9 million and $18 million in the three and six months ended June 30, 2009, respectively, and estimated to be approximately $36 million on an annual basis.

3. Clearing Broker Assets and Liabilities:

Clearing broker assets and liabilities are comprised of the following (in millions):

	December 31, 2008	June 30, 2009
Segregated customer cash and treasury bills	$148	$153
Securities owned	44	47
Securities borrowed	87	113
Receivables from customers and other	30	28

Clearing broker assets	$309	$341

Payables to customers	$191	$181
Securities loaned	47	95
Customer securities sold short, not yet purchased	3	13
Payable to brokers and dealers	69	50

Clearing broker liabilities	$310	$339

Segregated customer cash and treasury bills are held by the Company on behalf of customers. Clearing broker securities consist of trading and investment securities at fair market values, which are based on quoted market rates. Securities borrowed and loaned are collateralized financing transactions which are cash deposits made to or received from other broker/dealers. Receivables from and payables to customers represent amounts due or payable on cash and margin transactions.

4. Debt and Derivatives:

Receivables facility

In March 2009, SunGard entered into a syndicated three-year receivables facility. At June 30, 2009, the maximum commitment of $316.5 million was fully drawn. It may be repaid at any time at SunGard’s option and is therefore accounted for as an on-balance sheet secured borrowing. At June 30, 2009, $720 million of accounts receivable secure the borrowings under the receivables facility.

Under the receivables facility, SunGard is generally required to pay interest on the amount of each advance at the one month LIBOR rate (with a floor of 3%) plus 4.50% per annum. The facility is subject to a fee on the unused portion of 1.00% per annum. The receivables facility contains certain covenants, and SunGard is required to satisfy and maintain specified facility performance ratios, financial ratios and other financial condition tests.

Credit facility

In June 2009, SunGard amended its existing Credit Agreement (“Amended Credit Agreement”) to (a) extend the maturity date of $2.5 billion of its dollar-denominated term loans, £40 million of pound sterling-denominated term loans, and €120 million of Euro-denominated term loans from February 2014 to February 2016, (b) reduce existing revolving credit commitments to $829 million and extend the termination date of $580 million of those commitments to May 2013, and (c) amend certain other provisions including those related to negative and financial covenants.

As of June 30, 2009, the interest rate for the extended term loans, after adjusting for interest rate swaps, and revolving credit loans was 4.41% and 5.5%, respectively, and for the unextended term loans, after adjusting for interest rate swaps, and revolving credit loans was 2.51% and 4.25%, respectively. The commitment fee on the daily unused portion of the 2013 and 2011 revolving credit commitments was 0.75% and 0.50%, respectively.

Derivatives

In early 2009, the Company entered into three-year interest rate swaps that expire in February 2012 for an aggregate notional amount of $1.2 billion under which SunGard pays a stream of fixed interest payments (at 1.78%) for the term of the swap, and in turn, receives variable interest payments based on LIBOR.

The Company uses interest rate swap agreements to manage the amount of its floating rate debt in order to reduce its exposure to variable rate interest payments associated with the senior secured credit facilities. Each of these swap agreements is designated as a cash flow hedge. The Company pays a stream of fixed interest payments for the term of the swap, and in turn, receives variable interest payments based on LIBOR. The net receipt or payment from the interest rate swap agreements is included in interest expense. The Company does not enter into interest rate swaps for speculative or trading purposes. A summary of the Company’s interest rate swaps follows:

Inception	Maturity	Notional Amount (in millions)	Interest rate paid	Interest rate received
February 2006	February 2011	$800	5.00%	LIBOR
January 2008	February 2011	$750	3.17%	LIBOR
February 2008	February 2010	$750	2.71%	LIBOR
January/February 2009	February 2012	$1,200	1.78%	LIBOR

Total / Weighted Average interest rate		$3,500	3.01%

Below are the fair values of interest rate swaps as of December 31, 2008 and June 30, 2009 (in millions):

	Balance Sheet Location	Fair Value
		December 31, 2008	June 30, 2009
Interest rate contracts designated as cash flow hedging instruments	Other accrued expenses	$98	$80

The table below summarizes the impact of the effective portion of interest rate swaps on the balance sheets and statements of operations for the three and six months ended June 30, 2008 and 2009 (in millions):

	Three months ended June 30,		Six months ended June 30,
	2008	2009	2008	2009	Classification
Gain recognized in Accumulated Other Comprehensive Income (OCI)	$39	$16	$9	$12	OCI
Loss reclassified from accumulated OCI into income	(9)	(19)	(12)	(34)	Interest expense and amortization of deferred financing costs

The Company has no ineffectiveness related to its swap agreements.

5. Fair Value Measurements:

The following table summarizes assets and liabilities measured at fair value on a recurring basis at June 30, 2009 (in millions):

	Fair Value Measures Using
	Level 1	Level 2	Level 3	Total
Assets
Clearing broker assets – securities owned	$47	$—	$—	$47

Liabilities
Clearing broker liabilities – customer securities sold short, not yet purchased	$13	$—	$—	$13
Interest rate swap agreements	—	80	—	80

	$13	$80	$—	$93

A Level 1 fair value measure is based upon quoted prices in active markets for identical assets or liabilities. A Level 2 fair value measure is based upon quoted prices for similar assets and liabilities in active markets or inputs that are observable. A Level 3 fair value measure is based upon inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

Clearing broker assets and liabilities – securities owned and customer securities sold short, not yet purchased are recorded at closing exchange-quoted prices. Fair values of the interest rate swap agreements are calculated using a discounted cash flow model using observable applicable market swap rates and assumptions and are compared to market valuations obtained from brokers. During January 2009, the fair value of retained interest in accounts receivable sold (a Level 3 measurement) decreased to zero due to the termination of the Company’s off-balance sheet accounts receivable securitization program.

The following table presents the carrying amount and estimated fair value of the Company’s debt, including current portion, as of June 30, 2009 (in millions):

	Carrying Value	Fair Value
Floating rate debt	$5,131	$4,838
Fixed rate debt	3,354	3,177

The fair value of the Company’s floating rate and fixed rate long-term debt is primarily based on market rates.

6. Comprehensive Income (Loss):

Comprehensive income consists of net income (loss) adjusted for other increases and decreases affecting stockholder’s equity that are excluded from the determination of net income (loss). The calculation of comprehensive income follows (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Net income (loss)	$2	$(7)	$(20)	$(41)
Foreign currency translation gains	—	147	20	60
Unrealized gains on derivative instruments	39	16	9	12

Comprehensive income	$41	$156	$9	$31

7. Segment Information:

The Company has four reportable segments: FS, HE and PS, which together form the Company’s Software & Processing Solutions business, and AS. The Company evaluates the performance of its segments based on operating results before interest, income taxes, amortization of acquisition-related intangible assets, stock compensation and certain other costs. The operating results apply to each of SCC, SCCII and SunGard unless otherwise noted. The operating results for each segment follow (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Revenue:
Financial systems	$710	$766	$1,397	$1,508
Higher education	146	132	272	264
Public sector	112	95	213	186

Software & processing solutions	968	993	1,882	1,958
Availability services	389	376	777	746

	$1,357	$1,369	$2,659	$2,704

Depreciation and amortization:
Financial systems	$18	$19	$34	$38
Higher education	3	4	5	7
Public sector	2	2	4	4

Software & processing solutions	23	25	43	49
Availability services	47	47	94	92
Corporate administration	—	—	—	—

	$70	$72	$137	$141

Income (loss) from operations:
Financial systems	$129	$138	$250	$257
Higher education	36	35	60	62
Public sector	21	19	39	36

Software & processing solutions	186	192	349	355
Availability services	111	99	212	188
Corporate and other items (1)	(152)	(156)	(292)	(308)
Merger costs	—	(1)	—	(1)

	$145	$134	$269	$234

Cash paid for property and equipment and software:
Financial systems	$24	$18	$39	$44
Higher education	5	2	16	4
Public sector	2	4	4	6

Software & processing solutions	31	24	59	54
Availability services	74	64	130	113
Corporate administration	—	—	—	—

	$105	$88	$189	$167

(1)	Includes corporate administrative expenses, stock compensation expense, management fees paid to the Sponsors, other items and amortization of acquisition-related intangible assets of $118 million and $130 million for the three month periods ended June 30, 2008 and 2009, respectively, and $230 million and $254 million for the six month periods ended June 30, 2008 and 2009, respectively.

Amortization of acquisition-related intangible assets by segment follows (in millions):

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Amortization of acquisition-related intangible assets:
Financial systems	$67	$70	$127	$136
Higher education	9	9	18	17
Public sector	10	7	21	15

Software & processing solutions	86	86	166	168
Availability services	31	44	62	85
Corporate administration	1	—	2	1

	$118	$130	$230	$254

The FS Segment is organized to align with customer-facing business areas. FS revenue by these business areas follows (in millions):
	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2009	2008	2009
Trading Systems	$154	$229	$318	$449
Wealth Management	134	105	272	209
Brokerage & Clearance	65	68	135	139
Capital Markets	89	62	170	124
Global Trading	—	66	—	123
Institutional Asset Management	57	48	112	98
Corporations	51	45	89	89
Banks	42	37	78	69
All other	118	106	223	208

Total Financial Systems	$710	$766	$1,397	$1,508

8. Related Party Transactions:

In accordance with the Management Agreement between the Company and affiliates of the Sponsors, the Company recorded $6 million and $2 million of management fees in sales, marketing and administration expenses during the three months ended June 30, 2008 and 2009, respectively. In the six month periods ended June 30, 2008 and 2009, the Company recorded $10 million and $7 million of management fees in sales, marketing and administration expenses. At December 31, 2008 and June 30, 2009, $10 million and $2 million, respectively, was included in other accrued expenses.

Certain of the Company’s sponsors and/or their affiliates were paid approximately $2 million for customary fees and expenses in connection with the Amended Credit Agreement.

9. Supplemental Guarantor Condensed Consolidating Financial Statements:

SunGard’s senior notes are jointly and severally, fully and unconditionally guaranteed on a senior unsecured basis and the senior subordinated notes are jointly and severally, fully and unconditionally guaranteed on an unsecured senior subordinated basis, in each case, subject to certain exceptions, by substantially all wholly owned, domestic subsidiaries of SunGard (collectively, the “Guarantors”). Each of the Guarantors is 100% owned, directly or indirectly, by SunGard. None of the other subsidiaries of SunGard, either direct or indirect, nor any of the Holding Companies guarantee the senior notes and senior subordinated notes (“Non-Guarantors”). The Guarantors also unconditionally guarantee the senior secured credit facilities.

The following tables present the financial position, results of operations and cash flows of SunGard (referred to as “Parent Company” for purposes of this note only), the Guarantor subsidiaries, the Non-Guarantor subsidiaries and Eliminations as of December 31, 2008 and June 30, 2009, and for the three- and six-month periods ended June 30, 2008 and 2009 to arrive at the information for SunGard on a consolidated basis. SCC and SCCII are neither parties nor guarantors to the debt issued as described in the notes to consolidated financial statements included in the Form 10-12G/A for SCC and SCCII filed in June 2009 or the Form 10-K for SunGard filed in March 2009.

	Supplemental Condensed Consolidating Balance Sheet December 31, 2008
(in millions)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current:
Cash and cash equivalents	$511	$16	$448	$—	$975
Intercompany balances	(5,192)	5,268	(76)	—	—
Trade receivables, net	(1)	406	377	—	782
Prepaid expenses, taxes and other current assets	1,680	75	660	(1,677)	738

Total current assets	(3,002)	5,765	1,409	(1,677)	2,495
Property and equipment, net	1	619	278	—	898
Intangible assets, net	178	4,106	773	—	5,057
Intercompany balances	967	(720)	(247)	—	—
Goodwill	—	6,146	1,182	—	7,328
Investment in subsidiaries	13,686	2,298	—	(15,984)	—

Total Assets	$11,830	$18,214	$3,395	$(17,661)	$15,778

Liabilities and Stockholder’s Equity
Current:
Short-term and current portion of long-term debt	$295	$9	$18	$—	$322
Accounts payable and other current liabilities	319	2,611	995	(1,677)	2,248

Total current liabilities	614	2,620	1,013	(1,677)	2,570
Long-term debt	8,227	9	317	—	8,553
Intercompany debt	(8)	416	(162)	(246)	—
Deferred income taxes	(66)	1,483	175	—	1,592

Total liabilities	8,767	4,528	1,343	(1,923)	12,715

Total stockholder’s equity	3,063	13,686	2,052	(15,738)	3,063

Total Liabilities and Stockholder’s Equity	$11,830	$18,214	$3,395	$(17,661)	$15,778

	Supplemental Condensed Consolidating Balance Sheet June 30, 2009
(in millions)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Assets
Current:
Cash and cash equivalents	$4	$1	$503	$—	$508
Intercompany balances	(6,073)	5,244	829	—	—
Trade receivables, net	(5)	735	326	—	1,056
Prepaid expenses, taxes and other current assets	1,927	76	483	(1,956)	530

Total current assets	(4,147)	6,056	2,141	(1,956)	2,094
Property and equipment, net	1	610	309	—	920
Intangible assets, net	185	3,946	789	—	4,920
Intercompany balances	976	(721)	(255)	—	—
Goodwill	—	6,133	1,233	—	7,366
Investment in subsidiaries	14,232	2,631	—	(16,863)	—

Total Assets	$11,247	$18,655	$4,217	$(18,819)	$15,300

Liabilities and Stockholder’s Equity
Current:
Short-term and current portion of long-term debt	$45	$8	$16	$—	$69
Accounts payable and other current liabilities	280	2,773	1,061	(1,956)	2,158

Total current liabilities	325	2,781	1,077	(1,956)	2,227
Long-term debt	7,782	6	629	—	8,417
Intercompany debt	99	208	(177)	(130)	—
Deferred income taxes	(57)	1,428	187	—	1,558

Total liabilities	8,149	4,423	1,716	(2,086)	12,202

Total stockholder’s equity	3,098	14,232	2,501	(16,733)	3,098

Total Liabilities and Stockholder’s Equity	$11,247	$18,655	$4,217	$(18,819)	$15,300

	Supplemental Condensed Consolidating Schedule of Operations Three Months Ended June 30, 2008
(in millions)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Total revenue	$—	$936	$487	$(66)	$1,357

Costs and expenses:
Cost of sales and direct operating	—	443	276	(66)	653
Sales, marketing and administration	25	150	118	—	293
Product development	—	49	29	—	78
Depreciation and amortization	—	52	18	—	70
Amortization of acquisition-related intangible assets	1	94	23	—	118

	26	788	464	(66)	1,212

Income (loss) from operations	(26)	148	23	—	145
Net interest income (expense)	(111)	24	(52)	—	(139)
Other income (expense)	92	(25)	(3)	(68)	(4)

Income (loss) before income taxes	(45)	147	(32)	(68)	2
Provision (benefit) for income taxes	(47)	56	(9)	—	—

Net income (loss)	$2	$91	$(23)	$(68)	$2

	Supplemental Condensed Consolidating Schedule of Operations Three Months Ended June 30, 2009
(in millions)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Total revenue	$—	$856	$537	$(24)	$1,369

Costs and expenses:
Cost of sales and direct operating	—	365	364	(24)	705
Sales, marketing and administration	22	143	89	—	254
Product development	—	37	36	—	73
Depreciation and amortization	—	54	18	—	72
Amortization of acquisition-related intangible assets	—	103	27	—	130
Merger costs	1	—	—	—	1

	23	702	534	(24)	1,235

Income (loss) from operations	(23)	154	3	—	134
Net interest income (expense)	(127)	34	(62)	—	(155)
Other income (expense)	89	(28)	15	(62)	14

Income (loss) before income taxes	(61)	160	(44)	(62)	(7)
Provision (benefit) for income taxes	(54)	71	(17)	—	—

Net income (loss)	$(7)	$89	$(27)	$(62)	$(7)

	Supplemental Condensed Consolidating Schedule of Operations Six Months Ended June 30, 2008
(in millions)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Total revenue	$—	$1,824	$955	$(120)	$2,659

Costs and expenses:
Cost of sales and direct operating	—	862	554	(120)	1,296
Sales, marketing and administration	49	304	217	—	570
Product development	—	95	62	—	157
Depreciation and amortization	—	101	36	—	137
Amortization of acquisition-related intangible assets	2	186	42	—	230

	51	1,548	911	(120)	2,390

Income (loss) from operations	(51)	276	44	—	269
Net interest income (expense)	(255)	9	(36)	—	(282)
Other income (expense)	178	(12)	(23)	(168)	(25)

Income (loss) before income taxes	(128)	273	(15)	(168)	(38)
Provision (benefit) for income taxes	(108)	95	(5)	—	(18)

Net income (loss)	$(20)	$178	$(10)	$(168)	$(20)

	Supplemental Condensed Consolidating Schedule of Operations Six Months Ended June 30, 2009
(in millions)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Total revenue	$—	$1,690	$1,059	$(45)	$2,704

Costs and expenses:
Cost of sales and direct operating	—	737	704	(45)	1,396
Sales, marketing and administration	45	297	188	—	530
Product development	—	82	66	—	148
Depreciation and amortization	—	106	35	—	141
Amortization of acquisition-related intangible assets	1	203	50	—	254
Merger costs	1	—	—	—	1

	47	1,425	1,043	(45)	2,470

Income (loss) from operations	(47)	265	16	—	234
Net interest income (expense)	(270)	23	(58)	—	(305)
Other income (expense)	164	(11)	21	(153)	21

Income (loss) before income taxes	(153)	277	(21)	(153)	(50)
Provision (benefit) for income taxes	(112)	113	(10)	—	(9)

Net income (loss)	$(41)	$164	$(11)	$(153)	$(41)

	Supplemental Condensed Consolidating Schedule of Cash Flows Six Months Ended June 30, 2008
(in millions)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash Flow From Operations:
Net income (loss)	$(20)	$178	$(10)	$(168)	$(20)
Non cash adjustments	(143)	241	87	168	353
Changes in operating assets and liabilities	(600)	699	(185)	—	(86)

Cash flow provided by (used in) operations	(763)	1,118	(108)	—	247

Investment Activities:
Intercompany transactions	628	(840)	212	—	—
Cash paid for businesses acquired by the Company, net of cash acquired	—	(161)	—	—	(161)
Cash paid for property and equipment and software	—	(129)	(60)	—	(189)
Other investing activities	(18)	(4)	6	—	(16)

Cash provided by (used in) investment activities	610	(1,134)	158	—	(366)

Financing Activities:
Net borrowings (repayments) of long-term debt	160	6	(21)	—	145
Other financing activities	(13)	—	—	—	(13)

Cash provided by (used in) financing activities	147	6	(21)	—	132

Effect of exchange rate changes on cash	—	—	8	—	8

Increase (decrease) in cash and cash equivalents	(6)	(10)	37	—	21
Beginning cash and cash equivalents	39	2	386	—	427

Ending cash and cash equivalents	$33	$(8)	$423	$—	$448

	Supplemental Condensed Consolidating Schedule of Cash Flows Six Months Ended June 30, 2009
(in millions)	Parent Company	Guarantor Subsidiaries	Non-Guarantor Subsidiaries	Eliminations	Consolidated
Cash Flow From Operations:
Net income (loss)	$(41)	$164	$(11)	$(153)	$(41)
Non cash adjustments	(127)	271	59	153	356
Changes in operating assets and liabilities	(254)	(228)	330	—	(152)

Cash flow provided by (used in) operations	(422)	207	378	—	163

Investment Activities:
Intercompany transactions	664	(85)	(579)	—	—
Cash paid for businesses acquired by the Company, net of cash acquired	—	(12)	—	—	(12)
Cash paid for property and equipment and software	—	(122)	(45)	—	(167)
Other investing activities	—	2	1	—	3

Cash provided by (used in) investment activities	664	(217)	(623)	—	(176)

Financing Activities:
Net borrowings (repayments) of long-term debt	(746)	(5)	295	—	(456)
Other financing activities	(3)	—	—	—	(3)

Cash provided by (used in) financing activities	(749)	(5)	295	—	(459)

Effect of exchange rate changes on cash	—	—	5	—	5

Increase (decrease) in cash and cash equivalents	(507)	(15)	55	—	(467)
Beginning cash and cash equivalents	511	16	448	—	975

Ending cash and cash equivalents	$4	$1	$503	$—	$508

Report of Independent Registered Public Accounting Firm

To the shareholders

GL Trade S.A.

42 rue Notre Dame des Victoires

75002 Paris

France

In our opinion, the accompanying consolidated balance sheet and the related consolidated statements of income, recognized income and expense, changes in shareholders’ equity and cash flows present fairly, in all material respects, the financial position of GL Trade S.A. at December 31, 2007 and the results of its operations and its cash flows for the year then ended in conformity with International Financial Reporting Standards as issued by International Accounting Standards Board. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note 34, on 1 October 2008, SunGard Data Systems Inc., acquired a majority interest in GL Trade S.A.

Neuilly-sur-Seine, December 1st, 2008

PricewaterhouseCoopers Audit

Independent Auditors’ Report

The Board of Directors

GL Trade S.A.

42 rue Notre Dame des Victoires

75002 Paris

France

We have audited the accompanying consolidated balance sheets of GL Trade S.A. and subsidiaries as of December 31, 2006 and 2005, and the related consolidated statements of income, changes in shareholders’ equity, cash flows, and recognized income and expense for the years then ended. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of GL Trade S.A. and subsidiaries as of December 31, 2006 and 2005, and the results of its operations and its cash flows for the years then ended in conformity with International Financial Reporting Standards as adopted by the European Union and in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

As discussed in the note “Accounting principles and methods” to the consolidated financial statements, the consolidated financial statements have been authorized by the Board of Directors of the Company on 6 March 2007 and 7 March 2006 for the years ended December 31, 2006 and 2005, respectively, and then amended on 26 November 2008 in order to translate them into English, to issue one set of financial statements covering the three years ended 31 December 2007, 2006 and 2005, respectively, and also to disclose that the consolidated financial statements have also been prepared in accordance with IFRS as issued by the IASB.

Paris La Défense

December 1, 2008

KPMG Audit

A division of KPMG S.A.

Jean-Pierre Valensi

GL TRADE S.A.

Consolidated statements of income

€ ‘000s	Notes	Year ended 31 December
		2007	Continuing operations 2006	Discontinued operations 2006	2006	Continuing operations 2005	Discontinued operations 2005	2005
Revenue	(4)	203,252	172,619	12,215	184,834	164,370	14,858	179,228
Other operating income		653	831	55	886	624	5	629
Personnel costs	(5)	(103,165)	(87,184)	(1,104)	(88,288)	(84,443)	(1,199)	(85,642)
Depreciation, amortization and provisions		(4,149)	(3,757)	(22)	(3,779)	(4,277)	(18)	(4,295)
Other operating costs	(6)	(61,207)	(51,852)	(8,931)	(60,783)	(50,087)	(9,263)	(59,350)

Operating income before amortization of intangible assets resulting from business combination		35,384	30,657	2,213	32,870	26,187	4,383	30,570
Amortization of intangible assets resulting from business combination		(769)	(995)	(1,100)	(2,095)	(1,450)	(1,900)	(3,350)

Operating income		34,615	29,662	1,113	30,775	24,737	2,483	27,220

Interest on cash and cash equivalents		776	935	0	935	743	0	743
Other financial income		4,661	1,752	12	1,764	1,381	1	1,382
Cost of financial debt		(1,690)	(639)	0	(639)	(393)	0	(393)
Other financial costs		(5,036)	(2,911)	0	(2,911)	(1,204)	0	(1,204)

Net financial income (loss)	(7)	(1,289)	(864)	12	(852)	527	1	528
Profit from the sale of stake in associated companies		0	0	0	0	8,119	0	8,119
Share in profit of associated companies		0	0	0	0	739	0	739

Profit before income tax		33,326	28,798	1,125	29,923	34,122	2,484	36,606
Income tax	(8)	(11,337)	(9,866)	(505)	(10,371)	(8,930)	(1,089)	(10,019)
Net income from discontinued operations	(9)	1,834	0	0	0	0	0	0

Net income		23,823	18,933	620	19,553	25,191	1,395	26,586

Attributable to
– Equity holders		23,740	18,836	620	19,456	25,145	1,395	26,540
– Minority interests		83	97	0	97	46	0	46

Net income		23,823	18,933	620	19,553	25,191	1,395	26,586

in €
Earnings per share (attributable to holders of the parent company’s shares)	(19)	2.47	1.97	0.06	2.03	2.62	0.15	2.77
Diluted earnings per share (attributable to holders of the parent company’s shares)	(19)	2.46	1.96	0.06	2.02	2.61	0.15	2.76

The accompanying notes are an integral part of these consolidated financial statements.

GL TRADE S.A.

Consolidated statements of recognized income and expense

€ ‘000s	Year ended 31 December
	2007	2006	2005
Translation differences	(5,590)	(1,867)	789
Actuarial differences	137	(87)	(82)

Total of income and costs recognized directly against equity	(5,453)	(1,955)	707
Profit for the year	23,823	19,553	26,586

Income and expense recognized for the year	18,370	17,598	27,293

Attributable to:
– Group share	18,287	17,502	27,243
– Minority interests	83	97	50

The accompanying notes are an integral part of these consolidated financial statements.

GL TRADE S.A.

Consolidated balance sheets

€ ‘000s	Notes	As at 31 December
		2007	2006	2005
Property and equipment	(10)	6,771	6,247	5,790
Goodwill	(11)	131,183	79,301	66,706
Other intangible assets	(12)	4,890	3,154	4,317
Non-current financial assets	(13)	3,039	2,526	2,150
Deferred tax assets	(14)	1,609	1,553	1,511

Non-current assets		147,492	92,781	80,474

Trade and other receivables	(15)	62,689	56,737	75,745
Current tax receivable		428	0	418
Current financial assets	(16)	438	1,139	1,102
Cash and cash equivalents	(17)	23,354	36,829	42,791
Assets classified as held for sale	(18)	0	5,258	385

Current assets		86,909	99,964	120,441

Total assets		234,401	192,744	200,914

Share capital		293	293	292
Share premium		1,583	1,277	888
Reserves		39,093	35,614	24,433
Net income (attributable to equity holders)		23,740	19,456	26,540

Shareholders’ equity – attributable to equity holders		64,709	56,639	52,153
Minority interests		997	914	817

Total equity		65,706	57,553	52,970

Non-current financial liabilities	(20)	27,609	15,845	9,982
Deferred tax liabilities	(21)	2,807	1,315	1,727
Retirement benefit obligations	(22)	19	50	43
Other non-current liabilities	(23)	2,899	0	1,378

Non-current liabilities		33,334	17,210	13,130

Current financial liabilities	(24)	22,997	7,381	8,324
Current tax liabilities	(26)	2,669	2,704	2,798
Trade payable and other debts	(26)	51,092	43,089	42,832
Provisions	(27)	636	595	756
Other current liabilities	(28)	57,967	60,821	80,103
Liabilities classified as held for sale	(29)	0	3,391	0

Current liabilities		135,361	117,981	134,814

Total liabilities		168,695	135,191	147,944

Total liabilities and equity		234,401	192,744	200,914

The accompanying notes are an integral part of these consolidated financial statements.

GL TRADE S.A.

Consolidated statements of cash flows

€ ‘000s	Notes	Year ended 31 December
		Continuing operations	Discontinued operations	2007	Continuing operations	Discontinued operations	2006	Continuing operations	Discontinued operations	2005
Net income		23,823		23,823	18,933	620	19,553	25,191	1,395	26,586
Add back depreciation, amortisation and provisions		4,964		4,964	3,998	1,122	5,120	5,828	1,918	7,746
Add back changes in deferred taxes		532		532	478	(384)	94	1,372	(664)	708
Add back capital gains or losses on disposal		(1,415)		(1,415)	(344)		(344)	(7,682)		(7,682)
Add back share in profit of associated companies		0		0	0		0	(739)		(739)
Other non-cash items		508		508	34		34	0		0
Income tax expenses	(8)	10,664		10,664	9,393	884	10,277	7,558	1,753	9,311

Cash flow from operations		39,076		39,076	32,492	2,242	34,734	31,528	4,402	35,930
Change in working capital used in operations		(1,219)		(1,219)	4,298	(4,642)	(344)	418	(1,486)	(1,068)
Income tax paid		(11,019)		(11,019)	(9,678)	(275)	(9,953)	(8,392)		(8,392)
Financial charges paid		(1,835)		(1,835)	(444)		(444)	(372)		(372)

Net cash provided/(used) by operating activities (A)		25,003		25,003	26,668	(2,675)	23,993	23,182	2,916	26,098

Acquisition of fixed assets		(7,848)		(7,848)	(5,910)	(17)	(5,927)	(4,738)	(28)	(4,766)
Disposal of fixed assets		456		456	1,432		1,432	417		417
Short-term investments		0		0	(1,139)		(1,139)	(1,102)		(1,102)
Disposal of short-term investments		1,139		1,139	1,102		1,102	0		0
Acquisition of subsidiaries less cash acquired	(32)	(44,500)		(44,500)	(16,196)		(16,196)	(4,340)		(4,340)
Increased stakes in existing subsidiaries	(32)	(920)		(920)	0		0	0		0
Disposal of subsidiaries		0	1,589	1,589	1,080		1,080	9,000		9,000
Dividends from associated companies		0		0	0		0	1,725		1,725

Net cash provided/(used) by investing activities (B)		(51,673)	1,589	(50,084)	(19,631)	(17)	(19,648)	961	(28)	933

Dividends paid		(10,568)		(10,568)	(13,440)		(13,440)	(9,559)		(9,559)
Capital increase		306		306	390		390	725		725
Repurchase of own shares		(143)		(143)	0		0	0		0
Borrowing received		31,524		31,524	7,181		7,181	0		0
Repayment of borrowings		(7,508)		(7,508)	(3,110)		(3,110)	(7,301)		(7,301)

Net cash provided/(used) by financing activities (C)		13,611		13,611	(8,979)		(8,979)	(16,136)		(16,136)

Impact of changes in exchange rates (D)		(2,005)		(2,005)	(1,111)		(1,111)	1,028		1,028

Change in net cash (A)+(B)+(C)+(D)		(15,064)	1,589	(13,475)	(3,053)	(2,692)	(5,745)	9,036	2,888	11,924
Opening net cash	(17)	36,829		36,829	39,882	2,909	42,791	30,847	21	30,868

Closing net cash	(17)	21,765	1,589	23,354	36,829	217	37,046	39,882	2,909	42,791

The accompanying notes are an integral part of these consolidated financial statements.

GL TRADE S.A.

Consolidated statements of changes in shareholders’ equity

€ ‘000s	Attributable to shareholders in the parent company									Minority interests	Total shareholders’ equity
	Share Capital	Issue Premium	Treasury shares	Stock Options reserves	Actuarial differences	Hedging instruments reserves	Translation differences on foreign subsidiaries	Profit and retained earnings	Total
Balance at 1 January 2005	290	214		443			(435)	33,033	33,545	1,855	35,400
Translation differences on foreign subsidiaries							785		785	4	789
Income and expenses booked directly to shareholders’ equity					(82)				(82)		(82)

Total changes booked directly to shareholder’s equity					(82)		785		703	4	707
Profit for the period								26,540	26,540	46	26,586

Total income and costs booked for the period					(82)		785	26,540	27,243	50	27,293
Dividend payments								(9,561)	(9,561)		(9,561)
Other changes to minority interests									0	49	49
Stock option costs				402					402		402
Exercise of options	2	674							676		676
Undertaking to acquired minority interests									0	(1,138)	(1,138)
Other changes							(6)	(146)	(152)		(152)

Balance at 31 December 2005	292	888	0	845	(82)	0	344	49,866	52,153	817	52,970
Changes in shareholders’ equity 2006
Translation differences on foreign subsidiaries							(1,867)		(1,867)		(1,867)
Income and expenses booked directly to shareholders’ equity					(87)				(87)		(87)

Total changes booked directly to shareholder’s equity					(87)		(1,867)		(1,954)		(1,954)
Profit for the period								19,456	19,456	97	19,553

Total income and costs booked for the period					(87)		(1,867)	19,456	17,502	97	17,599
Dividend payments								(13,439)	(13,439)		(13,439)
Stock option costs				33					33		33
Exercise of options	1	389							390		390

Balance at 31 December 2006 carried forward	293	1,277	0	878	(169)	0	(1,523)	55,883	56,639	914	57,553

€ ‘000s	Attributable to shareholders in the parent company									Minority interests	Total shareholders’ equity
	Share Capital	Issue Premium	Treasury shares	Stock Options reserves	Actuarial differences	Hedging instruments reserves	Translation differences on foreign subsidiaries	Profit and retained earnings	Total
Balance at 31 December 2006 carried forward	293	1,277	0	878	(169)	0	(1,523)	55,883	56,639	914	57,553
Change in shareholders’ equity 2007
Conversion differences on the conversion of businesses abroad							(5,590)		(5,590)		(5,590)
Income and costs booked directly to shareholders’ equity					137				137		137

Total recognized elements in shareholders’ equity					137		(5,590)		(5,453)		(5,453)
Profit for the period								23,740	23,740	83	23,823

Total income and costs booked for the period					137		(5,590)	23,740	18,287	83	18,370
Dividend payments								(10,568)	(10,568)		(10,568)
Stock option costs				126					126		126
Repurchase and cancellation of own shares			(143)					8	(135)		(135)
Exercise of options		306							306		306
Derivative hedging instruments						54			54		54

Balance at 31 December 2007	293	1,583	(143)	1,004	(32)	54	(7,113)	69,063	64,709	997	65,706

The accompanying notes are an integral part of these consolidated financial statements.

GL TRADE SA

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

GL TRADE SA (“the Company”) is a French domiciled company.

The address of the Company’s registered office is 42, rue Notre Dame des Victoires, 75002 Paris. The consolidated financial statements as at and for the years ended 31 December 2007, 2006 and 2005 comprise the Company and its subsidiaries (together referred to as “the Group”) and the Group’s share in associated companies. The Group provides the international financial community with a full range of software solutions to cover the entire order flow, from the dispatch of an order to post-trade settlement.

Accounting principles and methods

Statement of compliance

The consolidated financial statements have been prepared in accordance with the International Financial Reporting Standards (IFRS) effective as of December 31, 2007, 2006, and 2005 respectively as issued by the IASB and in accordance with IFRS as adopted by the European Union as of December 31, 2007, 2006 and 2005 respectively.

The standards, amendments and interpretations effective as from 1 January 2007 were applied to the 2007 consolidated accounts, and have had no material effect on the financial statements for that year. These standards, amendments and interpretations are as follows:

•	Amendments to IAS 1 on additional information regarding share capital;

•	IFRIC 7 Applying the Restatement Approach under IAS 29

•	IFRIC 8 Scope of IFRS 2, regarding share-based payments;

•	IFRIC 9 Reassessment of Embedded Derivatives;

•	IFRIC 10 Interim Financial Reporting and Impairment.

Additional information required by IFRS 7 is presented in the consolidated financial statements.

The following new standards, amendments and interpretations effective as from 1 January 2009, were not applied for 2007:

•	IAS 1 (revised) Presentation of financial statements

•	IFRS 8 Operating Segments,

•	Amendments to IAS 23 regarding borrowing costs,

•	IFRIC 11 Group and Treasury Share Transactions,

•	IFRIC 12 Service Concession Arrangements,

•	IFRIC 13 Customer Loyalty Programmes,

•	IFRIC 14 Limit on a Defined Benefit Asset and Minimum Funding Requirement.

The potential impact of the above pronouncements on Group consolidated financial statements is being assessed by management.

The consolidated financial statements have been authorized by the Board of Directors of the Company on 10 March 2008, 6 March 2007, 7 March 2006 for years ended in 2007, 2006 and 2005, respectively, and then amended on 26 November 2008 in order to translate them in English, to issue one set of financial statements covering the three years ended 31 December 2007, 2006 and 2005, respectively, and also to disclose that the financial statements have also been prepared in accordance with IFRS as issued by the IASB.

BASIS OF PREPARATION

The consolidated financial statements are presented in euros, which is the Company’s functional currency. All financial information presented in euro has been rounded to the nearest thousand. The consolidated financial statements are established on the basis of historic cost, except for the following assets and liabilities which are recorded at fair value: derivative financial instruments, financial instruments held for trading, and available-for-sale financial assets.

Non-current assets and groups of assets held for sale are valued at the lower of their book value and their fair value less disposal costs.

The preparation of the financial statements in conformity with IFRS requires the Group’s management to make estimates and assumptions that affect the application of policies and reported amounts of assets, liabilities, income and expenses. The underlying estimates and assumptions are made on the basis of past experience and of other factors considered to be reasonable in the circumstances. These estimates and assumptions serve as the basis for the exercise of judgment, as required when determining values for assets and liabilities that can not be obtained directly from other sources. Actual results may differ from these estimates.

Estimates and the underlying assumptions are reviewed on an ongoing basis. The effect of changes in estimates is recognized in the period in which the estimates are revised, and in any future periods affected.

Information about significant areas of judgments in applying accounting policies that have the most significant effect on the amounts recognized in the consolidated financial statements and which may carry substantial risk of adjustment in subsequent years is included in the notes to the consolidated financial statements. The major line items affected by such judgments are Other Intangible assets, Goodwill, Deferred taxation, Financial liabilities and Provisions.

Accounting methods have been consistently applied by all Group entities.

Note 1 - PRINCIPLES OF CONSOLIDATION

BASIS OF CONSOLIDATION

Subsidiaries

Subsidiaries are entities controlled by the Group. Control exists when the Group has the power to govern the financial and operating policies of an entity so as to obtain benefits from its activities. The financial statements of subsidiaries are included in the consolidated financial statements from the date that control commences until the date that control ceases.

Acquisitions of subsidiaries are accounted for using the purchase method of accounting; subsidiaries are consolidated on the full consolidation method under which all balance sheet and income statement accounts of the consolidated companies are integrated (after necessary consolidation adjustments and elimination of intra-group transactions and balances). Shareholders’ equity and net income (loss) are then allocated to other shareholders and minority interests.

The cost of an acquisition corresponds to the total of the fair value of the assets acquired, equity instruments issued and liabilities assumed or incurred at the date of transfer, plus costs directly related to the acquisition. The identifiable assets and liabilities assumed in a business combination are initially assessed at fair value at the date of acquisition, regardless of minority interests. Goodwill represents the excess of the cost of an acquisition over the fair value of the identifiable net assets acquired. Where the acquisition cost is lower than the fair value of the subsidiary acquired, the difference is recognized directly in the income statement.

Associates

Associates are those entities in which the group has significant influence, but not control, over the financial and operating policies. The consolidated financial statements include the Group’s share of net income /loss of equity accounted investees, from the date that significant influence commences until the date that significant influence ceases. When the Group’s share of losses exceeds its interest in an equity accounted investee, the carrying amount of that interest (including any long-term investments) is reduced to nil and the recognition of further losses is discontinued except to the extent that the Group has an obligation or has made payments on behalf of the investee.

Transaction eliminated on consolidation

Intra-group balances and transactions, and any unrealized income and expenses arising from intra-group transactions, are eliminated in preparing the consolidated financial statements.

Foreign currency translation

The euro is the functional currency of GL TRADE SA and is the currency in which the accounts of the company are presented.

Monetary assets and liabilities denominated in foreign currencies at the reporting date are converted to the functional currency at the exchange rate effective on that date. Foreign currency differences arising on translation are recognized in profit or loss in the income statement.

Non-monetary assets and liabilities denominated in foreign currencies and valued at their historic cost are translated to the functional currency using the exchange rate in effect on the transaction date. Non-monetary assets and liabilities denominated in foreign currencies and valued at fair value are translated to the functional currency at the exchange rate at the date that the fair value was determined.

The assets and liabilities of foreign operations, including goodwill and fair value adjustments arising from acquisition, are translated to euros at exchange rates at the reporting date. The income and expenses of foreign operations, are translated to euro at the average exchange rates over the period. Foreign currency differences are recorded as currency translation adjustment directly in equity.

Net investment in a foreign business

Translation differences arising from the conversion of a net investment in a foreign business and the associated hedging are accounted as currency translation adjustment. They are accounted for in the income statement if and when the Group withdraws from the foreign business.

Deferred tax

Deferred taxes are determined using the balance sheet method. The group treats deferred tax using the ‘liability method’ for all timing differences between the inclusion of assets and liabilities on the consolidated balance sheet at their reported value and their value for tax purposes, with the exception of:

•	goodwill which is not tax deductible

•	the initial recognition of assets or liabilities in a transaction that is not a business combination and that affects neither accounting nor taxable profit or loss; and,

•	differences relating to investments in subsidiaries and jointly controlled entities to the extent that it is probable that they will not reverse in the foreseeable future.

The valuation of deferred tax assets or liabilities is determined by the manner in which the Group expects to recover or settle the value of assets or liabilities on the balance sheet, using the tax rates that have been adopted, or effectively adopted, at the balance sheet date.

The net balance of deferred tax items is determined on the basis of the tax status of each Group entity or the income for tax purposes of all Group entities included in the tax consolidation scope. A deferred tax asset is recognized only to the extent that it is probable that future taxable profits will be available against which the asset can be utilized. Deferred tax assets are reduced to the extent that it is no longer probable that the related tax benefit will be realized.

Dividends

Any dividends paid by one of the Group entities to another of the Group entities are eliminated in the calculation of net profit for the Group.

Goodwill

The purchase method of accounting is used to account for business combinations.

For business combinations occurring after the Group’s transition to IFRS on 1 January 2004, goodwill represents the difference between the acquisition cost and the corresponding share of the fair value of the identifiable assets acquired, any identifiable liabilities and any contingent liabilities.

For business combinations occurring prior to the Group’s transition to IFRS on 1 January 2004, goodwill is maintained at its book value as calculated under previous accounting methods. In preparing the opening balance sheet under IFRS at 1 January 2004, the Group did not change the classification and accounting treatment of acquisitions occurring prior to 1 January 2004.

Goodwill is measured at cost less accumulated impairment losses. Goodwill is allocated to Cash Generating Units and is not amortized, but is subject to an impairment test on an annual basis or at any time that there is an indication that value may have been impaired. In respect of equity accounted investees, the carrying amount of goodwill is included in the carrying amount of the investment.

Negative goodwill on an acquisition is immediately accounted for in the income statement after a re-examination of the fair values of the assets, liabilities and contingent liabilities acquired.

Note 2 - Significant accounting policies

Revenue recognition

Revenue is reported for the financial year to which it relates. Revenue from operating activities is generated from the services provided by GL TRADE to its clients. Revenue from these services is recognized according to one of the following models, depending on the type of product sold:

•

Solutions sold as a subscription: under this billing model, GL TRADE grants its clients the right to use software and provides them with associated maintenance, technical support, hot-line and update services, at no extra cost, over the subscription period. Revenue is billed in advance and recognized straight line over the life of the contract starting from the installation date.

•

Associated services: the sale of solutions is often bundled with associated services, such as project management, installation and training. These services are billed and revenue is recognized upon the performance of the service. Revenues from bundled arrangements are allocated to the individual elements based on their relative fair value.

•

Solutions sold in the form of a license with associated maintenance contract: licenses give the right to use software and are generally granted for a limited period (3 to 5 years). Revenue from licenses is recognized in its entirety at the time of installation at the latest, with revenue from annually renewable maintenance contracts recognized straight line over the contract period.

•

Projects including a license and specific development and/or significant integration services: at the contract proposal phase complex projects are divided up into a number of phases corresponding to the services accepted by the client. Revenue is recognized as work is completed, on the basis of technical milestones achieved. The percentage of completion is determined by assessing the work already completed at the end of the financial period.

•

Royalty fees are paid to stock markets based on the number of displays utilized by end-user customers, and are recharged to such customers. Access to stock market data is part of a full service offering and the related fees are recognized as revenue since GL Trade is the primary obligor.

Leases

Leases are accounted for as finance leases if they transfer nearly all the risks and rewards of the ownership of the leased assets to the lessee.

In particular, contracts are considered as financial lease contracts if:

•	they allow for automatic transfer of ownership at the end of the contract, or

•	they offer a purchase option that is likely to be exercised during or at the end of the contract, or

•	they have a term close to the expected useful life of the asset, or

•	the present value of minimum payments under the contract is close to the fair value of the asset.

Assets financed through finance leases are classified in the balance sheet as property and equipment at the lower of the fair value of the asset and the present value of minimum payments under the lease contract at the reception date and are depreciated, and the corresponding liabilities are classified as short- or long-term debt.

Lease payments are broken down between financial costs and principal payment of the debt.

Assets under finance lease are depreciated using the same method used for property and equipment of the same type.

Payments made under operating leases are charged to the income statement on a straight line basis over the period of the lease. Lease incentives received are recognized on a straight line basis over the term of the lease.

Employee benefits

Retirement benefits

Defined contribution retirement plan

Contributions relating to the defined contribution retirement plans are reported as expenses in the income statement when incurred.

Defined benefit plans

The Group’s liabilities under defined benefit retirement plans are calculated separately for each plan by estimating the amount of future benefit that employees have earned in return for their service in the current and prior periods; that benefit is discounted to determine its present value and the fair value of any plan assets is deducted. Valuation and other calculations are performed by a qualified actuary using the projected unit credit method. The Company’s actuarial debt is the sum of the liabilities thus calculated for each of its employees.

The Group recognizes all actuarial gains and losses arising from defined benefit plans directly in equity immediately.

When the valuation of the net obligations results in the recognition of an asset at the Group’s level, the amount recorded in relation to this asset is limited to the unrecognized prior service costs and the fair value of any future plan repayment.

Share-based payment transactions

The Group provides non-transferable share-based payment plans that give some employees options to acquire shares in the Group. The cost of share-based payment plans is recognized in the income statement with an offset to equity over the vesting period, after which the employees become the beneficial owners of the shares.

When the options are exercised, equity is increased by the amount of the payment received. The cost of share-based payment plans is the grant date fair value of options granted to employees. Fair value of the options is determined using the Black-Scholes model.

The Group applied the transitional provisions of IFRS 1 regarding share-based payments, limiting its application to grants made after 7 November 2002.

Earnings per share

Earnings per share is calculated on the basis of the weighted average number of ordinary shares outstanding during the period.

The weighted average number of ordinary shares outstanding is calculated on the basis of any changes in the share capital and corrected for shares held in treasury by the Group.

Diluted earnings per share is calculated by dividing net income by the weighted average number of shares outstanding adjusted for the effects of all dilutive potential ordinary shares. Potentially dilutive ordinary shares are those stock options where the strike price is lower than the fair value price of the Group’s share.

The method used to calculate the dilutive effect of these instruments is the share purchase method. This method determines the theoretical number of shares that could be bought at the market price for the amount of the option strike price. The number of shares thus calculated is subtracted from the total number of shares that would be issued if all options outstanding were exercised, to give the additional number of shares to be used in calculating the diluted earnings per share figure.

Net finance income (cost)

Net financial income (cost) includes interest on financial liabilities, calculated using the effective interest rate method, interest earned on investments, dividends income, foreign exchange gains and losses, and gains and losses on hedging instruments reported in the income statement.

Interest income is recorded in the income statement when earned, using the effective interest rate method.

Dividend income is recorded in the consolidated income statement when the Group acquires the right to receive payments.

Interest costs included in payments under finance lease contracts are recorded using the effective interest rate method.

Income tax

Income tax expense comprises current and deferred tax. Income tax expense is recognized in profit or loss except to the extent that it relates to items recognized directly in equity, in which case it is recognized in equity.

Current tax is the expected tax payable on the taxable income for the year, using tax rates enacted or substantively enacted at the reporting date, and any adjustment to tax payable in respect of previous years.

Intangible assets

Research and development costs

Expenditure on research activities, undertaken with the prospect of gaining technical knowledge, is recognized as an expense as incurred.

Development costs with a view to developing or industrializing a new product or production process are capitalized as intangible assets if the company can demonstrate that:

•	it is technically feasible to develop the intangible asset to the stage of use or sale;

•	it has the intention, and financial capacity, to pursue the development project to completion;

•	it has the capacity to use or sell the intangible asset thus created;

•	it has available financial and technical resources which will enable the development and the sale;

•	the intangible asset will generate probable future economic benefits in a given manner;

•	the cost of this asset can be assessed in a reliable way.

The expenditure capitalized includes the direct labor and overhead costs that are directly attributable to preparing the asset for its intended use.

These capitalized expenditures are recorded as an intangible asset at cost less amortization and any cumulative impairment of value.

Other development expenditure is recognized as expense as incurred.

Other intangible assets

Other intangible assets that are acquired by the Group are measured at cost less accumulated amortization and accumulated impairment losses.

Amortization

Amortization is recognized in the consolidated income statement on a straight-line basis or on an accelerated basis over the estimated useful life of the intangible asset, based on which ever method provides a more accurate rate at which the future economic benefits of the intangible asset are consumed. Amortization is not recognized for intangible assets where the estimated useful life is indefinite.

Goodwill is not subject to amortization. Instead, the Group performs impairment tests at the balance sheet date and when there is an indication that the value of goodwill may have been impaired.

Amortization of intangible assets is recognized beginning from the date that the assets are available for use. The estimated useful lives for the current and comparative periods range from 1 to 5 years.

Property and equipment

Acquired property and equipment

Property and equipment are measured at cost less accumulated depreciation and accumulated impairment losses. Where components of an item of property and equipment have different useful lives, they are accounted for as separated items of property and equipment.

Expenditure occurring after acquisition

The Group recognizes in the carrying amount of an item of property and equipment the cost of replacing part of such an item when that cost is incurred and if it is probable that the future economic benefits embodied in the item will flow to the Group and the cost of the item can be reliably measured. Other costs are recognized in the income statement as an expense when incurred.

Amortization

Amortization is recognized in the income statement on a straight-line method over the estimated useful life of the asset, or using the accelerated amortization method when it more accurately reflects the use of the future economic benefits of the asset. Amortization takes into account the residual value corresponding to the amount the Group would currently receive for the disposal of the asset, after deduction of related costs, if the asset was already of the age and in the expected condition at the end of its useful life.

Land is not amortized.

Estimated useful lives are as follows:

Property and equipment	Period	Method
Building and investment property	20 years	Straight line
Computer Equipment	3 to 4 yrs	Accelerated amortization
Leasehold improvements	5 to 10 yrs	Straight line
Vehicles	4 to 5 yrs	Straight line
Office equipment and furniture	3 to 5 yrs	Straight line

Financial instruments

Loans and receivables are non-derivative financial instruments producing payments that are or can be determined and which are not listed on an active market. They exclude those assets that the entity has classified as being held for trading or available for sale. In particular, these loans and receivables include deposits and guarantees on assets held under lease and loans granted to partners.

Held-for-trading financial assets are those financial assets acquired mainly to generate a profit, from price variations, in the short term.

Available-for-sale financial assets are those financial assets which are not held-for-trading, issued by the group or held until their due date, or designated as such.

Loans granted by the Group are recorded on the balance sheet at their value on the date of grant or of their transfer to the Group. The classification of the financial asset and the valuation method applied is determined on the date of acquisition based on management’s intention.

Financial assets are recognized initially at fair value plus, for instruments not at fair value through profit or loss, any directly attributable transaction costs.

Subsequent to initial recognition, held-for-trading and available-for-sale financial assets are measured at fair value. As an exception, financial instruments for which a trading price on a liquid market is not available and whose fair value may not be determined in a reliable manner are kept at cost, net of transaction costs, and deduction of any impairment.

Changes in the fair value of available-for-sale financial assets are recorded directly in shareholders’ equity. When available-for-sale financial assets are sold, transferred or redeemed, the cumulative gain or loss is recorded in the income statement. When an available-for-sale financial asset experiences an other-than-temporary impairment in value, fair value is adjusted and depreciation is recorded in the income statement under “Net financial income (loss)”, to the extent of the cumulative balance in shareholders’ equity.

Changes in the fair value of held-for-trading financial assets are recorded in the income statement.

Financial liabilities, other than those classified as held-for-trading, are recognized initially at fair value less transaction costs, and then at amortized cost calculated using the effective interest rate method. The fair value of financial instruments is determined by the market price at the balance sheet date.

Trade and other receivables

Trade and other receivables are non-derivative financial instruments. They are recorded at fair value when first recognized, and then at their amortized cost less accumulated impairment losses.

Cash and cash equivalents

Cash and cash equivalents comprise cash balances and short-term investments that are readily convertible in cash. Bank overdrafts, repayable on demand and which form an integral part of the Group’s cash management activities, are included as an element of cash and cash equivalents for the purposes of the consolidated cash flow statement.

Derivatives

Derivative financial instruments are recognized initially at fair value on the contract day, and classified on the consolidated balance sheet line item “Non- current financial assets.” Subsequent to initial recognition, derivatives are measured at fair value, and changes therein are recorded in the consolidated income statement.

The fair value of derivative instruments is provided on a quarterly basis by third party financial institutions which ensure the reliability of such information.

The fair value of derivative instruments used in 2007 for interest rate hedging is given in Note 25.

IAS 39 requires that hedge effectiveness is assessed upon the initiation of the hedge strategy and throughout the use of the strategy in order to qualify for hedge accounting. Hedge effectiveness is measured by matching the variations in the value of the hedging instrument against the underlying hedged item; the actual results should remain within a range of 80% to 125%.

When a derivative is reclassified (no longer qualifying under IAS 39 for hedge accounting), the fair value of the derivative is transferred from the shareholders’ equity to the income statement over its useful life.

The amount of equity transferred to the income statement is adjusted based on the accumulated depreciation at the discontinuation date set against the total number of days of hedge accounting.

The Group uses derivative instruments to hedge against interest rates risk, and not for market speculation purposes.

Impairment

Assets are assessed at each reporting date to determine whether there is any objective evidence that they are impaired. If any such indication exists, then the asset’s recoverable amount is estimated.

For goodwill and intangible assets that have indefinite lives or that are not yet available for use, the recoverable amount is estimated each year at the same time, even in the absence of impairment indicators.

The recoverable amount of an asset is the greater of its value in use and its fair value less costs to sell. In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the asset. For an asset that does not generate largely independent cash flow, the recoverable amount is determined for the lowest cash generating unit of assets.

Impairment tests are carried out using discounted future cash flow methods. Their purpose is to ensure that the recoverable amount at the balance sheet date is greater than the net book value of the asset recorded on the balance sheet. Should this not be the case, an impairment loss will be recognized equal to the difference between the recoverable value of these assets and their net book value.

For goodwill, intangible assets with an indefinite useful life and intangible assets which are not yet available for use, the recoverable amount is estimated at each balance sheet date. An impairment loss is recognized whenever the carrying amount of an asset or its cash generating unit exceeds its estimated recoverable amount. Impairment losses are recognized in the consolidated income statement.

Impairment losses recognized in respect of cash generating units are allocated first to reduce the carrying amount of any goodwill allocated to the units and then to reduce the carrying amount of the other assets in the unit (group of units) on a pro rata basis.

An impairment loss in respect of goodwill is not reversed. In respect of other assets, an impairment loss may be reversed if there has been a change in the estimates used to determine the recoverable amount.

An impairment loss is reversed only to the extent that the asset’s carrying amount does not exceed the carrying amount that would have been determined, net of depreciation or amortization, if no impairment loss had been recognized.

Financial liabilities

Financial liabilities related to undertakings to buy out minority interests

Put Options to acquire minority interests in fully consolidated subsidiaries are recorded as Financial liabilities. The counterpart of this debt is booked against minority interests with the balance being recorded as goodwill. The exercise price of the put is revalued at its fair value at each financial year end and changes in its fair value are recorded to goodwill.

Loans

Interest-bearing loans are initially recorded at fair value after deduction of related transaction costs. Subsequently loans are recorded at amortized cost and the difference between the cost and the redemption value is recognized in the income statement over the period of the borrowings using the effective interest rate.

Provisions

A provision is recognized if, as a result of a past event, the Group has a present legal or constructive obligation that can be reliably estimated, and it is probable that an outflow of economic benefits will be required to settle the obligation.

If the effect is material, provisions are determined by discounting the expected future cash flows at a pre-tax rate that reflects current market assessments of the time value of money and, where appropriate, the risks specific to the liability.

A provision for loss-making contracts is recorded when the Group’s expected future benefits relating to a specific contract are less than the costs that will be incurred to meet contractual obligations.

Trade payables and other liabilities

Trade payables and other liabilities are stated at their amortized cost.

Current assets held for sale and discontinued operations

Immediately before classification as held for sale, the assets (or components of a disposal group) are remeasured in accordance with the Group’s accounting policies. Thereafter, generally the assets (or disposal group) are measured at the lower of their carrying amount and fair value less costs to sell.

Impairment losses on initial classification of an asset (or group of assets) as held for sale and subsequent gains and losses on remeasurement are recognized in the consolidated income statement, irrespective of whether or not the assets have previously been recorded under the periodic revaluation method. Gains are not recognized in excess of any cumulative impairment loss.

Segment reporting

A segment is a distinguishable component of the Group that is engaged either in providing related products or services (business segment), or in providing products or services within a particular economic environment (geographical segment), which is subject to risks and returns that are different from those of other segments. The Group has identified various segments within its range of products.

Segmentation by product type is the primary segmentation used.

For the marketing of its products, GL TRADE has structured its segment reporting by product lines:

•	Trading Solutions / Client Connectivity

•	Post Trade Derivatives

•	Post Trade Securities

•	Capital Market Solutions

•	Information Services

With the exception of the activities of GL SETTLE INC, no changes of the Business Lines resulted in a reallocation of their respective activities relative to previous years in 2007. The Capital Market Solutions (“CMS”) Business Line now includes the FNX Group, acquired in February 2007. CMS now handles the TxPress product from GL SETTLE INC., which was formerly part of the PTS Business Line.

The new Information Services Business Line was created in 2007, subsequent to the acquisition of INFOTEC, and specializes in the distribution of the Group’s financial data. Decision Software, which specializes in Fixed Income, was acquired in mid-November of 2007, and is currently consolidated by the Group.

Each business unit is in a position to sell all of the product’s line, and adapts the Group’s overall strategy into regional and local action plans. Each has its own inherent risks and returns.

The Group’s financial reporting system is organized in such a way that it is able to monitor the accounts of each Product Line. Budgeting and quarterly budget reporting are carried out by Product Line in order to monitor the profitability of each business unit.

Geographical segmentation is the secondary segmentation used.

Note 3 - scope of consolidation

At 31 December 2007, 2006 and 2005, the following companies were included in the scope of consolidation:

			12/31/2007		12/31/2006		12/31/2005
Company	Head Office	Holding company	%	Method	%	Method	%	Method
GL TRADE SA	France		Parent company		Parent company		Parent company
GL MULTIMEDI@ SA	France	GL TRADE SA	82.04%	FC	82.04%	FC	82.04%	FC
GL TRADE LTD	UK	GL TRADE SA	100%	FC	100%	FC	100%	FC
GL TRADE AG	Germany	GL TRADE SA	100%	FC	100%	FC	100%	FC
GL TRADE BV	Netherlands	GL TRADE SA	100%	FC	100%	FC	100%	FC
GL TRADE IBERICA S.L.	Spain	GL TRADE SA	100%	FC	100%	FC	100%	FC
GL TRADE SWITZERLAND SA (**) (***)	Switzerland	GL TRADE SA	100%	FC	100%	FC	100%	FC
GL TRADE BELGIUM	Belgium	GL TRADE SA	100%	FC	100%	FC	100%	FC
GLESIA (*)	Italy	GL TRADE SA	100%	FC	100%	FC	100%	FC
GL TRADE AMERICAS INC (ex GL CONSULTANTS INC)	USA	GL TRADE HOLDINGS INC	100%	FC	100%	FC	100%	FC
GL TRADE SOLUTIONS PTE LTD	Singapore	GL TRADE SA	100%	FC	100%	FC	100%	FC
GL TRADE SYSTEMS LTD HK	Hong Kong	GL TRADE SA	100%	FC	100%	FC	100%	FC

			12/31/2007		12/31/2006		12/31/2005
Company	Head Office	Holding company	%	Method	%	Method	%	Method
GL TRADE AUSTRALIA PTY LTD	Australia	GL TRADE SA	100%	FC	100%	FC	100%	FC
GL TRADE JAPAN KK	Japan	GL TRADE SA	100%	FC	100%	FC	100%	FC
GL TRADE SOUTH AFRICA PTY LTD	South Africa	GL TRADE SA	100%	FC	100%	FC	100%	FC
GL SETTLE LTD	UK	GL TRADE SA	100%	FC	100%	FC	100%	FC
UBITRADE SA	France	GL TRADE SA	100%	FC	100%	FC	100%	FC
UBITRADE LTD	UK	UBITRADE SA	liquidated	FC	liquidated	FC	100%	FC
UBITRADE GmbH	Germany	UBITRADE SA	sold	FC	100%	FC	100%	FC
UBITRADE INC.	USA	UBITRADE SA	liquidated	FC	liquidated	FC	100%	FC
GL TRADE MENA (ex UBITRADE MSP)	Tunisia	UBITRADE SA	100%	FC	100%	FC	100%	FC
UBITRADE OSI	Tunisia	UBITRADE SA	100%	FC	100%	FC	100%	FC
GL SOFTWARE UNIPESSOAL LDA	Portugal	GL TRADE SA	100%	FC	100%	FC	100%	FC
4D TRADING	UK	GL TRADE SA	liquidated	FC	liquidated	FC	100%	FC
TFC SAS	France	GL TRADE SA	sold	FC	51%	FC	51%	FC
GL SETTLE INC (ex OASIS)	USA	GL TRADE HOLDINGS INC	100%	FC	100%	FC	100%	FC
GL TRADE HOLDINGS INC	USA	GL TRADE SA	100%	FC	100%	FC	100%	FC
EMOS SYSTEMS SAS	France	GL TRADE SA	merged	FC	merged	FC	merged	FC
EMOS FUTURES LTD	UK	GL TRADE SA	in liquidation	FC	100%	FC
EMOS SYSTEMS INC	USA	GL TRADE SA	liquidated	FC	100%	FC
GL TRADE OVERSEAS INC (ex NYFIX OVERSEAS INC)	USA	GL TRADE SA	100%	FC	100%	FC
GL Bilglsayar hizmetleri Ticareet Ltd. Sirketi	Turkey	GL TRADE SA	100%	FC	100%	FC
FXN Limited Business Corporation	USA	GL TRADE HOLDINGS INC	100%	FC
FNI (I), L.L.C.	USA	FNX Limited	100%	FC
FNX (UK)	UK	FNI (I), L.L.C.	100%	FC
FNX, L.L.C.	USA	FNX Limited	100%	FC
FNX LTD, Mauritius	Mauritius	FNX Limited	100%	FC
Prismlight Pte Ltd	Singapore	FNX LTD, Mauritius	100%	FC
FNX Solutions (Thailand) Co., Ltd Juristinc Person, Limited Company	Thailand	FNX Limited	100%	FC
FNX (Thailand) Co., Ltd Juristinc Person, Limited Company	Thailand	FNX Limited	100%	FC
FNX India Software Private Limited	India	FNX Limited	100%	FC
GL TRADE TUNISIA	Tunisia	GL TRADE SA	100%	FC
INFOTEC SA (***)	Switzerland	GL TRADE SA	merged	FC
IFIS INFOTEC FRANCE Sarl	France	GL TRADE SUISSE SA	100%	FC
INFOTEC (Deutchland) GmbH	Germany	GL TRADE SUISSE SA	100%	FC
INFOTEC FINANCIAL (UK) LIMITED	UK	GL TRADE SUISSE SA	100%	FC
IFIS INFOTEC (USA) INC.	USA	GL TRADE SUISSE SA	100%	FC
GL TRADE SOFTWARE DOO	Serbia	GL TRADE SA	100%	FC
DECISION SOFTWARE INC.	USA	GL TRADE HOLDINGS INC	100%	FC

FC:	full consolidation

(*)	Legally 51% owned by GL TRADE SA

(**)	Legally 93.054% owned by GL TRADE SA

(***)	Merger of GL TRADE SCHWEIZ AG with INFOTEC SA at 09/30/2007

All fully-consolidated companies have a financial year end on 31 December.

The Company has not carried out any securitization transactions nor created any ad hoc entities.

Changes in the scope of consolidation in 2007

•	The GL TRADE Group sold the FERMAT distribution business on 1 January 2007, formerly part of its UBITRADE Gmbh subsidiary. It was deconsolidated at the same date.

•	EMOS Inc. was deconsolidated after being struck from the register of companies in the state of Delaware in January 2007.

•	On 1 March 2007, GL TRADE, via its holding company GL TRADE HOLDINGS Inc. purchased all the shares of FNX Ltd BUSINESS CORPORATION in the US. FNX Ltd holds eight fully-owned subsidiaries.

•	In April 2007, GL TRADE SA set up a new subsidiary in Tunisia, GL TRADE TUNISIA SARL.

•	GL TRADE sold its 51% stake in SAS TFC to its former partners in June 2007.

•	In July 2007, GL TRADE SA acquired 90% of INFOTEC SA which has its registered office in Switzerland. That company owns four distribution subsidiaries in France, the UK, Germany and the US.

•	In August 2007, GL TRADE SA created a new subsidiary in Serbia, GL SOFTWARE DOO.

•	In September 2007, GL TRADE SCHWEIZ and INFOTEC SA merged. GL TRADE SCHWEIZ AG absorbed INFOTEC SA., resulting in a new entity, GL TRADE SUISSE SA.

•	In November 2007, GL TRADE SA acquired all the shares of the New York-based company, DECISION SOFTWARE, through its holding company, GL TRADE HOLDINGS Inc.

Changes in the scope of consolidation in 2006

•

In July 2006, GL TRADE SA acquired all shares in Emos Systems SAS. This French company held 100% stakes in Emos Futures Ltd in the UK and Emos Systems Inc in the USA. On 31 December 2006, Emos Systems SAS was wound up without being liquidated and its assets were fully transferred to its sole shareholder, GL TRADE SA. On 29 December 2006, Emos Futures Ltd made a partial asset transfer to GL TRADE Ltd. These restructuring measures were taken for the purposes of simplifying the Group’s legal structure. Employees and business activities have been transferred to existing Group subsidiaries.

•

On 25 August 2006, GL TRADE SA acquired all the shares in Nyfix Overseas Inc (since renamed GL Overseas Inc) in the USA with a view to strengthening its position in the UK market. This US registered company generated the bulk of its turnover in the UK, where it has a branch.

•	In December 2006, GL TRADE SA created a distribution subsidiary, GL Bilglsayar Hizmetleri Ticaret Ltd Sirketi, in Turkey.

Changes in the scope of consolidation in 2005

•	GL TRADE Holdings Inc was created in July 2005 for the purpose of holding shares in GL TRADE Americas Inc and GL SETTLE Inc. It is wholly-owned by GL TRADE SA.

•

GL TRADE Americas Inc is included in the scope of consolidation at 100% in accordance with IAS 32 and with respect to the accounting treatment of the put options held on minority shareholders. The shares formerly held by GL TRADE SA were transferred to the newly created GL TRADE Holdings Inc. This legal transaction does not represent a change in the scope of consolidation.

•	GL TRADE Holdings Inc acquired 100% of the shares in GL SETTLE Inc (formerly OASIS) in July 2005.

•	In April 2005, GL TRADE SA and a partner created TFC, for the purposes of developing consultancy services associated with the solutions sold by GL TRADE. GL TRADE owns 51% of this company.

•	GLESIA is included in the scope of consolidation at 100% in accordance with IAS 32, and with respect to the accounting treatment of the put options held on minority interests shares.

•	UBITRADE Pty, a subsidiary of UBITRADE SA, was removed from the scope of consolidation in September 2005 following its closure.

Foreign Currency translation

The average exchange rates for 2007 and the exchange rates at 31 December 2007 were as follows:

Currency	Average euro exchange rate	Closing euro exchange rate
Australian $1	0.61141	0.59677
Swiss franc 1	0.60876	0.60434
£1 Sterling	1.46081	1.36361
Hong Kong $1	0.09352	0.08711
Yen 1	0.00620	0.00606
Singapore $1	0.48459	0.47252
Tunisian dinar 1	0.57120	0.55712
US $1	0.72959	0.67930
South African rand 1	0.10351	0.09970
Indian rupee 1	0.01780	0.01725
Mauritanian rupee 1	0.02347	0.02494
Thai baht 1	0.02272	0.02283
New Turkish lira 1	0.55968	0.58241

The average exchange rates for 2006 and the exchange rates at 31 December 2006 were as follows:

Currency	Average euro exchange rate	Closing euro exchange rate
Australian $1	0.59999	0.59913
Swiss franc 1	0.63569	0.62232
£1 Sterling	1.46566	1.48920
Hong Kong $1	0.10251	0.09765
Yen 1	0.00685	0.00637
Singapore $1	0.50151	0.49500
Tunisian dinar 1	0.59937	0.58327
US $1	0.79639	0.75930
South African rand 1	0.11734	0.10855

The average exchange rates for 2005 and the exchange rates at 31 December 2005 were as follows:

Currency	Average euro exchange rate	Closing euro exchange rate
Australian $1	0.61254	0.62077
Swiss franc 1	0.64586	0.64305
£1 Sterling	1.46218	1.45921
Hong Kong $1	0.10328	0.10932
Yen 1	0.00731	0.00720
Singapore $1	0.48285	0.50948
Tunisian dinar 1	0.62081	0.62190
US $1	0.80336	0.84767
South African rand 1	0.12631	0.13397

Income statement details in 2007

On actual figures, revenue rose by 10.0% to €203.3 million in 2007, and 13% at constant exchange rates.

At constant scope of consolidation and exchange rates from 2006 through 2007, revenue would have risen by 7%.

The adjusted figure is calculated by subtracting EMOS and NYFIX OVERSEAS revenues purchased in 2006, the FERMAT business sold early in 2007 and the revenue of FNX Ltd BUSINESS CORPORATION, INFOTEC and DECISION SOFTWARE Inc., acquired in 2007.

Income statement details in 2006

On actual figures, revenue rose 3.1% to €184.8m in 2006. At constant scope of consolidation, revenue would have been €182.5m in 2006. The adjusted figure is calculated by subtracting revenue at EMOS and GL OVERSEAS INC (formerly Nyfix Overseas), which were acquired on 1 July and 25 August 2006 respectively.

There was no significant impact from currency movements in 2006 (less than 0.5%). At constant exchange rates revenue would have reached €185.6 million for the year.

Income statement details in 2005

On actual figures, revenue rose 19.4% to €179.2 million in 2005. Adjusted for changes in the scope of consolidation, revenue would have been €177.7 million in 2005. The adjusted figure is calculated by subtracting revenue at OASIS (now GL SETTLE US), which was acquired on 1 July 2005, and including revenue at DAVIDGE and UBITRADE for a full year in 2004.

The impact of currency movements was not significant in 2005. At constant exchange rates revenue would have reached €180.3 million for the year.

Note 4 - Analysis of revenue by client

Analysis of revenue by client (2007 breakdown)

€ ‘000s	year ended 12/31/2007	year ended 12/31/2006	year ended 12/31/2005
20 largest clients or groups
Value	91,172	86,851	84,565
% of revenue	45%	47%	47%
10 largest clients or groups
Value	61,901	61,753	60,318
% of revenue	30%	33%	34%
5 largest clients or groups
Value	39,482	40,882	40,078
% of revenue	19%	22%	22%

For purposes of comparison, clients in 2005 and 2006 were regrouped to match the 2007 breakdown. Revenue by client was determined based on legal entities belonging to the same Group, even if orders were not centralized at that particular Group’s headquarters.

In spite of constant concentration in the financial sector, the weighting of our main clients by revenue remains very stable from one year to the next. The slight slip in the weighting of our main clients in 2007 compared to 2005 and 2006 can be attributed to the discontinuation of FERMAT products, which was distributed to some of our top ten clients.

Analysis of revenue by client (2006 breakdown)

€ ‘000s	year ended 12/31/2006	year ended 12/31/2006*	year ended 12/31/2005	year ended 12/31/2004
20 largest clients or groups
Value	84,9	83,7	76,9	58,9
% of revenue	45,9%	45,9%	42,9%	39,2%
10 largest clients or groups
Value	62,8	61,8	58,5	41,1
% of revenue	34,0%	33,9%	32,6%	27,4%
5 largest clients or groups
Value	42,4	41,9	40,3	25,3
% of revenue	22,9%	23,0%	22,5%	16,9%

*	excluding Emos and GL Overseas Inc

Analysis of revenue by client (2005 breakdown)

	Year ended December 31,
€ ‘000s	2005	2005**	2004*
20 largest clients or groups
Value	76,9	59,5	58,9
% of revenue	42,9%	40,6%	39,2%
10 largest clients or groups
Value	58,5	44,3	41,1
% of revenue	32,6%	30,2%	27,4%
5 largest clients or groups
Value	40,3	28,3	25,3
% of revenue	22,5%	19,3%	16,9%

*	excluding UBITRADE

**	excluding UBITRADE and OASIS

Analysis of revenue by Business Line

€ ‘000s		2007	2006	2007/2006	Like-for-like	2005
BL Trading Solution and Client Connectivity		144,360	137,572	5%	3%	138,596
	France	27,471	28,054	(2)%	(2)%
	UK	29,359	24,475	20%	2%
	Emea	45,430	45,541	(0)%	0%
	Asia	25,504	23,379	9%	18%
	USA	16,596	16,123	3%	4%
BL Post Trade Derivatives		27,499	20,629	33%	35%	13,914
	France	8,284	7,838	6%	5%
	UK	7,634	4,811	59%	53%
	Emea	2,925	2,298	27%	27%
	Asia	2,225	1,205	85%	91%
	USA	6,431	4,477	44%	57%
BL Capital Markets Solutions		16,489	7,823	111%	(11)%	4,440
	France	4,214	4,551	(7)%	(7)%
	UK	535	—	n/a	n/a
	Emea	56	—	n/a	n/a
	Asia	3,314	—	n/a	n/a
	USA(1)	8,370	3,272	156%	(17)%
BL Post Trade Securities		7,749	6,599	17%	17%	7,420
	France	—	—	n/a	n/a
	UK	7,224	6,491	11%	12%
	Emea	479	108	344%	344%
	Asia	46	—	n/a	n/a
	USA	—	—	n/a	n/a
BL Information Services		6,850	n/a	n/a	—
	France	130	n/a	n/a	n/a
	UK	543	n/a	n/a	n/a
	Emea	6,177	n/a	n/a	n/a
	Asia	—	n/a	n/a	n/a
	USA	—	n/a	n/a	n/a
DECISION SOFTWARE (consolidation in progress)		305	n/a	n/a	n/a	—
	France	—	n/a	n/a	n/a
	UK	—	n/a	n/a	n/a
	Emea	—	n/a	n/a	n/a
	Asia	—	n/a	n/a	n/a
	USA	305	n/a	n/a	n/a
BL FERMAT		—	12,215	n/a	n/a	14,858
Total		203,252	184,834	10%	n/a	179,228

(1)	GL Settle US and FNX Ltd

Concerning long term contracts including a significant part of specific developments or integrations, GL Trade applies IAS 11 and recognizes the revenue based upon the percentage of completion method.

Note 5 - Personnel costs

Analysis of personnel costs by type

€ ‘000s	Year ended 12/31/07	Year ended 12/31/06	Year ended 12/31/05
Fixed remuneration	67,624	55,852	53,399
Variable remuneration	14,129	12,338	11,779
Social charges	21,412	20,098	20,464

Total	103,165	88,288	85,642

Personnel costs amounted to €103 million, the largest cost item for the Group, accounting for 50.7% of revenue compared to 50.5% in 2006, excluding discontinued operations (FERMAT distribution, mainly outsourced).

Since December 2006, the number of employees has increased by 253 persons, with 151 employees from the FNX Group (essentially in the US with 87 employees, and in Serbia with 56 employees), 41 employees from the INFOTEC Group (mainly in Switzerland) and 14 employees from DECISION SOFTWARE Inc. in the US.

At a constant scope of consolidation, the number would have risen by 47 persons (4.1%, which is less than the organic growth rate). Teams were reinforced in Tunisia, our main growth center in Europe after Paris (115 employees at end December), as well as Singapore (19 employees) to handle the implementation of a large client contract. In its other locations, the Group has continued its resource rationalization efforts in line with trends in revenue.

At 31 December 2007, GL TRADE Group had 1,408 salaried employees in all its subsidiaries.

Valuation of share-based payments

The Group applies IFRS 2 to stock option plans granted after 7 November 2002. This standard requires that the company recognize personnel costs corresponding to the fair value of services received over the vesting period. Personnel costs therefore include the fair value of stock options awarded to the Group’s employees on 13 August 2007. In 2006 and 2005, Personnel costs include the fair value of stock options awarded to the Group’s employees on 29 November 2004. In 2005, Personnel costs also include the fair value of stock options awarded to the Group’s employees on 24 October 2003.

	12/31/2007		12/31/2006		12/31/2005
	Options	Weighted average exercise price	Options	Weighted average exercise price	Options	Weighted average exercise price
Options in issue at 1 January	267,585	€31.85	304,665	€30.01	353,501	€27.98
Attributed during the period	160,000	€37.59
Exercised during the period	9,040	€33.97	23,780	€16.39	46,166	€14.61
Forfeited during the period	10,400	€38.36	13,300	€17.45	2,670	€26.89

Options in issue at 31 December	408,145	€33.89	267,585	€31.85	304,665	€30.01

Exercisable options at 31 December	248,145	€31.50	262,585	€31.94	164,125	€32.68

On the date on which options were awarded, the fair value of each option and the evaluation assumptions used were as follows:

	Plan of 08/13/07	Plan of 11/29/04	Plan of 10/24/03
Pricing model	Black Scholes Model	Black Scholes Model	Black Scholes Model
Exercise price	€37.59	€27.17	€26.89
Share price on allocation	€38.10	€31.94	€27.75
Risk-free annual interest rate	5%	2%	2%
Share price volatility	18%	10%	10%
Employee turnover rate	2%	3%	3%
Rights acquisition period	2 to 3 years	2 years	2 years
Maturity date	7 years	7 years	7 years
Fair value of option	€4.95	€8.79	€5.44
Cost corresponding to the fair value to be recorded in the income statement	€792,000	€65,925	€759,648

The expense is spread over three years corresponding to the vesting period. Acquisition is subject to a presence obligation.

In 2007, 160,000 stock options were awarded, and the corresponding compensation expense booked for this stock option plan amounts to €126,000.

Previous share option plans generated no personnel costs for 2007, as the vesting period for previous share option plans has ended.

Note 6 - other operating costs

Other external costs were as follows:

€ ‘000s	Year ended 12/31/2007	Year ended 12/31/2006	Change 2007/2006	Year ended 12/31/2005
Telecommunication costs	6,238	5,470	14%	5,649
Hosting costs GL NET and ASP sites	3,291	2,795	18%	2,784
Acquisition of financial market information	11,813	7,586	56%	6,787
Outsourcing and distribution fees to SIA	2,557	4,469	(43)%	5,474
Distribution fees to FERMAT		3,267	(100)%	3,704
Outsourced consulting	400	3,590	(89)%	4,809
Purchase of material re-billed to clients	1,375	1,898	(28)%	586

Direct costs of sales	25,674	29,074	(12)%	29,793

Rent and service charges	10,447	9,869	6%	10,065
Travel and entertainment expenses	5,948	4,335	37%	4,811
Advertising, trade fairs, promotions	2,013	1,792	12%	1,585
Telephone	1,919	1,569	22%	1,819
Recruitment, accounting, audit and legal fees	7,403	6,551	13%	3,827
Temporary staff and IT outsourcing	2,909	2,203	32%	1,314
Maintenance	727	700	4%	684
Administrative supplies and minor items	845	787	7%	954
Insurance	755	692	9%	984
Taxes	2,007	2,211	(9)%	1,928
Other costs	560	999	(44)%	1,586

Total other costs	35,533	31,709	12%	29,557

Total other operating costs	61,207	60,783	1%	59,350

The reduction in direct costs resulted from 3 factors:

•	lower distribution fees paid to SIA subsequent to the mid-2006 renegotiation of the distribution agreement with this Italian partner;

•	the sale of the FERMAT distribution business early in 2007, which reduced to nil the distribution fees to FERMAT (€3.3 million in 2006) and decreased outsourced consulting for contracts by 90%;

•	the July 2007 acquisition of INFOTEC, whose business is providing stock market data to its clients. This accounts for the sharp increase in the costs for acquisition of financial market information.

•

In 2006, the reduction in direct costs of around 2% was mainly due to the reduction in distribution royalties paid to SIA, which were renegotiated by GL TRADE and SIA over the course of the year, and to the internalization of consulting fees for Fermat clients in Germany.

Leases

The Group has entered into operating lease contracts for its vehicle fleet and some office equipment. The Group has signed standard leases for its office property in compliance with local laws. These contracts were initially signed for periods ranging between 3 and 9 years, with options to renew on expiry. In general, rent levels are reviewed on an annual basis to account for market conditions.

€ ‘000s | Future aggregate minimum lease payments	12/31/2007	12/31/2006	12/31/2005
No later than 1 year	7,916	5,211	5,750
Within 1 and 5 years	14,168	8,580	10,602
Later than 5 years	3,608	2,324	3,651

Total	25,692	16,115	20,003

Some leases on GL TRADE SA’s Paris locations came up for renewal in the first half of 2007, which explains the increase in lease commitments.

The impact of acquisitions on the schedule of lease payments due at less than one year amounts to €500,000.

Note 7 - Net financial income (loss)

€ ‘000s	Year ended 12/31/2007	Year ended 12/31/2006	Change 2007/2006	Year ended 12/31/2005
Proceeds from sale of marketable securities and other income	776	935	(17)%	720
Interest received	0	0		23

Income on cash and cash equivalent (A)	776	935	(17)%	743
Interest and similar charges	(1,690)	(639)	165%	(393)

Cost of gross financial debt (B)	(1,690)	(639)	165%	(393)
Negative currency translation differences	(4,794)	(2,045)	134%	(1,077)
Provision on equity holdings	0	0	N/A	0
Provision for financial contingencies and liabilities	0	0	N/A	0
Other	(242)	(866)	(72)%	(127)

Other financial debt (C)	(5,036)	(2,911)	73%	(1,204)
Positive currency translation differences	4,661	1,284	263%	1,382
Reversal of financial provisions	0	480	N/A	0
Other	0	0	N/A	0

Other financial income (D)	4,661	1,764	164%	1,382

Net financial income (loss) (A) + (B) + (C) + (D)	(1,289)	(852)	51%	528

The net financial income (loss) was sharply affected by the €1 million increase in financial expense relating to new loans taken by the Group to finance its acquisitions. The net financial income (loss) related to currency translation differences amounted to a negative €0.1 million (versus a negative €0.8m in 2006), and had only a slight impact on the total result.

Note 8 - Income tax

Tax expenses were as follows:

€ ‘000s	Year ended 12/31/07	Year ended 12/31/06	change	Year ended 12/31/05
Domestic income tax	(2,990)	(3,054)	(2)%	(4,422)
Foreign income tax	(7,626)	(7,223)	6%	(4,855)
Deferred tax	(721)	(94)	667%	(742)

Total	(11,337)	(10,371)	11%	(10,019)

Reconciliation between actual and theoretical income tax:

€ ‘000s	Year ended 12/31/2007	Year ended 12/31/2006	Year ended 12/31/2005
Consolidated net income before tax	33,326	29,924	36,606
Theoretical tax rate (underlying rate applying to parent company	34.43%	34.43%	34.95%

Theoretical tax expense	11,474	10,303	12,794
Difference in foreign company tax rates	(1,566)	(246)	(303)
Unused/uncapitalized tax losses for the year	754	377	36
Use of uncapitalized carried losses from previous years	0	(18)	(515)
Permanent differences	1,802	233	(1,342)
Research tax credit	(101)	(359)	(452)
Adjustment for deferred taxes of previous years	0	0	(199)
Other	(1,026)	81	0

Actual income tax	11,337	10,371	10,019

Effective tax rate	34.02%	34.66%	27.37%

“Other” mainly refers to the difference in tax rates on income from discontinued businesses, totaling €985,000.

Income tax was adjusted for the capital loss on the sale of the FERMAT operations. The €48,000 impact is taken into account by the disposed activities. Presentation of this capital loss as a value net of tax diminishes the Group’s consolidated net income before tax, giving rise to a permanent difference of €985,000 to offset the presentation impact. The other permanent differences derive from consolidation treatment, spread over all of the Group’s subsidiaries.

“Difference in foreign company tax rates” refers to the differences between tax rates of individual foreign companies and the theoretical tax rate of the parent company. The Group’s Tunisian subsidiaries are corporate tax exempt, representing a theoretical tax charge of €1,115,000.

Note 9 - Net income from discontinued operations

The €1,834,000 figure corresponds to the net profit from the sale of UBITRADE Gmbh, the company in which the Group’s FERMAT business was lodged at 1 January 2007.

Note 10 - Property and equipment

Balance sheet details

€ ‘000s	12/31/2004	Increase	Decrease	Effect of currency translation	12/31/2005
Land and buildings	35	0	(35)	0	0
Investment property	350	0	(350)	0	0
Computer Equipment & Leasehold Improvements	28,308	3,170	(6,819)	529	25,188

Gross total	28,693	3,170	(7,204)	529	25,188

Land and buildings	0	0	0	0	0
Investment property	0	0	0	0	0
Computer Equipment & Leasehold Improvements	(21,697)	(3,698)	6,372	(375)	(19,398)

Total depreciation	(21,697)	(3,698)	6,372	(375)	(19,398)

Net total	6,996	(528)	(832)	154	5,790

€ ‘000s	12/31/2005	Increase	Decrease	Effect of currency translation	12/31/2006
Land and buildings	0	0	0	0	0
Investment property	0	0	0	0	0
Computer Equipment & Leasehold Improvements	25,188	4,507	(2,348)	(514)	26,833
Prepayments on property and equipment	0	30	0	0	30

Gross total	25,188	4,537	(2,348)	(514)	26,863

Land and buildings	0	0	0	0	0
Investment property	0	0	0	0	0
Computer Equipment & Leasehold Improvements	(19,398)	(3,851)	2,256	376	(20,617)

Total depreciation	(19,398)	(3,851)	2,256	376	(20,617)

Net total	5,790	686	(92)	(138)	6,247

€ ‘000s	12/31/2006	Increase	Decrease	Effect of currency translation	12/31/2007
Land and buildings	0	0	0	0	0
Investment property	0	0	0	0	0
Computer Equipment & Leasehold Improvements	26,833	10,699	(3,015)	(1,215)	33,302

Prepayments on property and equipment	30	79	(30)	(5)	73

Gross total	26,863	10,777	(3,045)	(1,220)	33,375

Land and buildings	0	0	0	0	0
Investment property	0	0	0	0	0
Computer Equipment & Leasehold Improvements	(20,617)	(9,800)	2,840	971	(26,605)

Total depreciation	(20,617)	(9,800)	2,840	971	(26,605)

Net total	6,247	977	(204)	(249)	6,771

The increase in “Computer Equipment & Leasehold Improvements” in 2007 is due to the renewal of the Group’s systems hardware. The impact of acquired entities in the scope of consolidation on property and equipment fixed assets accounts for €600,000 net of depreciation.

The Group did not recognize any provision for impairment for years ended 2007, 2006, and 2005.

Note 11 - Goodwill

€ ‘000s | Company	12/31/2004	Acquisition	Price supplement	Put option	Goodwill allocation	Deferred tax	Decrease	Business held for sale	Effect of currency translation	12/31/2005
GL TRADE Ltd (FL Software/FL WW business)	3,417								44	3,461
GL TRADE Americas Inc.	10,101		544		(230)	(349)			1,301	11,367
GL MULTIMEDI@ SA	1,075									1,075
GL TRADE BV	2,432									2,432
GL TRADE JAPAN KK	4,306									4,306
GLESIA	320		5,982							6,302
4D TRADING	28									28
GL SETTLE Ltd ex MSTS UK	7,578									7,578
GL TRADE SYSTEMS Ltd HK	8,285									8,285
UBITRADE SA	22,612		3,722		(4,409)	(3,187)				18,738
GL Settle Inc (ex Oasis)		3,091							43	3,134

Total	60,154	3,091	10,248		(4,639)	(3,536)			1,388	66,706

€ ‘000s | Company	12/31/2005	Acquisition	Price supplement	Put option	Goodwill allocation	Deferred tax	Decrease	Business held for sale	Effect of currency translation	12/31/2006
GL TRADE Ltd	3,461								73	3,534
GL TRADE Americas Inc.	11,367	419							(1,045)	10,741
GL MULTIMEDI@ SA	1,075									1,075
GL TRADE BV	2,432		200							2,632
GL TRADE JAPAN KK	4,306									4,306
GLESIA	6,302			1,622						7,924
4D TRADING	28						(28)			0
GL SETTLE Ltd	7,578									7,578
GL TRADE SYSTEMS Ltd HK	8,285									8,285
UBITRADE SA	18,738		(472)		(432)			472		18,305
GL SETTLE Inc.	3,134				(399)	138			(306)	2,566
EMOS SYSTEMS SAS	0	4,510			(104)					4,406
GL TRADE OVERSEAS Inc	0	8,168							(219)	7,949

Total	66,706	13,097	(272)	1,622	(935)	138	(28)	472	(1,497)	79,301

€ ‘000s | Company	12/31/2006	Acquisition	Price supplement	Put option	Goodwill allocation	Deferred tax	Decrease	Business held for sale	Effect of currency translation	12/31/2007
GL TRADE Ltd	3,534								(307)	3,227
GL TRADE Americas Inc.	10,741	55							(962)	9,834
GL MULTIMEDI@ SA	1,075									1,075
GL TRADE BV	2,632									2,632
GL TRADE JAPAN KK	4,306									4,306
GLESIA	7,924			1,540						9,464
4D TRADING	0									0
GL SETTLE Ltd	7,578									7,578
GL TRADE SYSTEMS Ltd HK	8,285									8,285
UBITRADE SA	18,305		(22)							18,283
GL SETTLE Inc.	2,566								(264)	2,302
Emos SYSTEMS SAS	4,406				(367)	126				4,165
GL TRADE OVERSEAS Inc	7,949		1,019						(908)	8,060
FNX CORPORATION Ltd	0	27,197	1,734						(2,977)	25,954
INFOTEC SA	0	15,532		2,571					(62)	18,041
DECISION SOFTWARE Inc.	0	6,717	1,298						(38)	7,977

Total	79,301	49,501	4,029	4,111	(367)	126	0	0	(5,518)	131,183

EMOS SAS

Changes in 2007

The GL TRADE Group, within the 12-month time limit allowed by IFRS 3, attributed the initially recognized goodwill to identifiable intangible assets, valuing the Client List as such at fair value. The excess earnings method was used to value this intangible asset at €367,000. This increase in total intangible assets results in a €241,000 decrease in goodwill (net of deferred tax).

Changes in 2006

The acquisition of Emos SAS in July 2006 gave rise to goodwill of €4,406,000.

GLESIA

Changes in 2007

The Group revised its valuation assumptions for the financial debt recorded in 2006, in accordance with IAS 32, in connection with the conditional purchase of SIA’s GLESIA shares by GL TRADE. In 2007, the difference was recorded as an increase in goodwill and in non-current financial liabilities, in the amount of €1,540,000.

Changes in 2006

The undertaking by GL TRADE SA to acquire shares in GLESIA held by SIA under certain conditions was renegotiated during 2006. The Group reviewed the assumptions used in valuing the financial debt recorded in 2005, in accordance with IAS 32, and recorded the difference in value as an increase in goodwill and a corresponding increase in non-current financial liabilities. This resulted in a €1,622,000 addition to goodwill.

Changes in 2005

The shareholders’ agreement between GL TRADE SA and SIA (minority shareholder in GLESIA, with a 49% stake) creates for GL TRADE SA an undertaking to buy the shares held by the minority shareholder under certain circumstances. The Group has accounted for this undertaking in accordance with IAS 32. It is recorded as a financial liability at the discounted present value of the purchase price, which is offset by a reduction in minority interests and, for the balance, an increase of €4,402,000 in goodwill. Subsequent changes in the value of this undertaking are recorded by adjustments to goodwill (excluding discounting effects).

The shareholders’ agreement also allowed for a preferred dividend to be paid to SIA in additional compensation for SIA’s partial contribution of assets to GLESIA. The €950,000 dividend paid in 2005 in relation to 2004 earnings was recorded as goodwill. The preferred dividend on 2005 earnings, paid in 2006, was recorded as goodwill, for an estimated value of €630,000 at 31 December 2005.

In addition, the other dividends paid in relation 2004 and 2005 earnings (€283,000), representing the balance between total dividends and preferred dividends, were also considered as being part of goodwill. The Group believes that the formula for valuing the exercise price for the buy-out option of minority interests represents the fair value of the portion of shareholders’ equity acquired.

Lastly, the Group did not allocate the goodwill arising from this transaction, as separately identifiable assets were not identified.

At 31 December 2005, the discounted value of the obligation was €4,893,000, the share of minority interests that would be acquired was €775,000 and the additional goodwill was €5,982,000, including dividends related to 2004 and 2005 earnings.

GL TRADE OVERSEAS Inc.

Changes in 2007

The purchase price was reduced by US$1,318,000 over the period subsequent to the final calculation of the company’s Working Capital Requirement upon the date of acquisition, which was taken into account at acquisition as part of the purchase price.

At 31 December 2007, the Group estimated that an additional US$2,714,000 should be paid to the former shareholders of NYFIX OVERSEAS Inc. This figure was based on probable assumptions of revenue at 31 December 2007.

Changes in 2006

The acquisition of all shares in NYFIX OVERSEAS Inc (GL Overseas Inc) resulted in the recording of €8,168,000 of goodwill.

GL TRADE Americas Inc.

Changes in 2007

The final purchase price for buying back the 2.5% stake from the minority shareholder in GL TRADE Americas Inc. amounts to US$868,000 and was paid in January 2007. The liability recorded at 31 December 2006 amounted to US$793,000; the difference has been booked to goodwill.

Changes in 2006

In August 2006, GL TRADE Holdings Inc acquired from Mr Gérard Varjacques his 5% holding in GL TRADE Americas Inc. The first tranche, representing 2.5% of the capital, was paid for in cash, with the second half being paid for by an exchange of GL TRADE Americas Inc shares for GL TRADE SA shares.

During 2006, changes to the underlying assumptions used in valuing the shares acquired by GL TRADE under its undertaking resulted in an adjustment to goodwill of €419,000. The liability related to the 2.5% of the shares that had not been acquired at 31 December 2006 is recorded as other current liabilities.

Changes in 2005

An agreement between GL TRADE SA and Mr Gérard Varjacques, director of GL TRADE Americas Inc who owns 5% of its shares, creates for GL TRADE SA an undertaking to acquire the shares held by Mr Varjacques under certain conditions. GL TRADE has accounted for this undertaking in accordance with IAS 32. It is recorded as a financial debt, counterbalanced by an increase in goodwill of €544,000 and a reduction in minority interests of €491,000 at 31 December 2005.

DAVIDGE Inc was acquired in November 2004 and merged with GL TRADE Americas Inc in January 2005. Within the 12-month allocation period allowed under IFRS 3, the GL TRADE Group allocated the goodwill initially recorded for this acquisition to identifiable assets, placing a fair value on the “client portfolio” and “technology” assets. The Group used the excess earnings method in valuing these intangible assets at €353,000. This allocation to intangible assets was offset by a €230,000 reduction to goodwill on the acquisition net of deferred tax. In addition, DAVIDGE’s loss carried forward was capitalized to offset the goodwill arising on the merger of DAVIDGE and GL TRADE Americas Inc, for a value of €349,000, reducing goodwill by the same amount.

FNX Group

The acquisition of all the shares in FNX Ltd Business Corporation on 1 March 2007 led to the recognition of goodwill for US $35,917,000.

The Group is currently carrying out additional analysis to ensure that there are no other identifiable assets separable from goodwill. As a result of this work, the values identified at 31 December 2007 could be adjusted within the twelve-month period from the date of acquisition allowed under IFRS 3.

The acquisition agreement provides for payment of a price supplement based on revenue and backlog assumptions. The Group recorded a price supplement of US$2,290,000 to goodwill.

In accordance with IFRS 3, the non-current debt recorded for the price supplement was discounted.

INFOTEC Group

The acquisition of a 90% stake in INFOTEC SA on 6 July 2007 gave rise to a goodwill entry of CHF25,613,000. INFOTEC SA was absorbed by GL TRADE Schweiz AG in a merger transaction at net book value. The restructuring has no impact on the initial valuation of the goodwill.

The Group is currently carrying out additional analysis to ensure that there are no other identifiable assets separable from goodwill. As a result of this work, the values identified at 31 December 2007 could be adjusted within the twelve-month period from the date of acquisition allowed under IFRS 3.

The conditional commitment of GL TRADE SA to purchase the rest of the INFOTEC SA shares from minority shareholders was recorded as financial debt at the balance sheet date, in accordance with IAS 32. The difference in value was recognized as an increase to goodwill and in non-current financial debt, at a discounted present value of CHF4,239,000.

DECISION SOFTWARE Inc.

The acquisition of all the shares in DECISION SOFTWARE Inc. on 16 November 2007 gave rise to goodwill of US$9,841,000.

The Group is currently carrying out additional analysis to ensure that there are no other identifiable assets separable from goodwill. As a result of this work, the values identified at 31 December 2007 could be adjusted within the twelve-month period from the date of acquisition allowed under IFRS 3.

The acquisition agreement calls for a price supplement based on 2008 revenue assumptions. At present, the Group has recorded a price supplement of US$1,902,000.

In accordance with IFRS 3, the non-current debt entered for the price supplement has been discounted.

Ubitrade

Changes in 2006

The final valuation of the price supplement determined in April 2006 was due to former shareholders of Ubitrade SA at that time, and was below the amount estimated at 31 December 2005. The difference between the two figures was €472,000. This was recorded as a reduction in goodwill on Ubitrade in June 2006, and then reclassified as an asset classified as held for sale at 31 December 2006, given that it related to an adjustment of the price of the Fermat business.

Changes in 2005

The €3,722,000 increase in goodwill on the UBITRADE SA acquisition relates to the provision made for a price supplement payable under the acquisition contract and based on the performance of Fermat.

In accordance with IFRS 3, GL TRADE has allocated part of the goodwill to identifiable assets. The assets identified are as follows:

The price supplement values the client portfolio of the Fermat distribution business, and this constitutes an identifiable asset under the criteria of IAS 38. This asset is recorded as an intangible asset, set against a reduction in goodwill, for its value, net of tax, of €2,320,000.

Within the period of allocation of twelve months allowed under IFRS 3, the GL TRADE Group allocated the goodwill initially recorded to identifiable assets, valuing the “client portfolio” and “technology” assets at their fair value. The Group used the excess earnings method to value these intangible assets at €3,211,000. This increase in intangible assets was counterbalanced by a €2,089,000 reduction in goodwill (net of deferred tax).

The amount of goodwill on the UBITRADE acquisition was affected by €3,198,000 of tax loss carry-forwards of certain subsidiaries dating from before the acquisition. In order to offset the effect of these gains on profits, goodwill was reduced by the same amount.

GL TRADE BV

The acquisition price for Robijn Groep, acquired in 2004, has been adjusted due to the meeting of targets defined in the price adjustment clause of the purchase contract. An additional €200,000 was paid to former shareholders.

GL SETTLE Inc.

The acquisition of GL SETTLE Inc (ex OASIS) in July 2005 gave rise to goodwill of €3 million. Within the period for determination of goodwill of 12 months from the date of acquisition, as allowed under IFRS 3, GL TRADE allocated part of goodwill to identifiable assets, valuing the client list asset at fair value. The Group valued this intangible asset at €399,000. This increase in intangible assets was counterbalanced by a €261,000 reduction in goodwill (net of deferred tax). The maximum price supplement payable on this acquisition is US$3 million. Currently, no price supplement has been recorded as the likelihood that the triggering conditions will be met has not been demonstrated.

Impairment tests

In accordance with IAS 36, the GL TRADE Group has carried out tests for impairment of value on all goodwill recorded on the balance sheet at 31 December 2007, 2006 and 2005. The Group has allocated each goodwill element to a Cash-Generating Unit, and has performed tests to ensure that the recoverable value of each Cash-Generating Unit is greater than its book value.

To perform this test at 31 December 2007, GL TRADE has used the discounted future cash flow method over a five-year period, based on the budget for 2008 and the business plan forecasts for the remaining four years.

The before tax discount rates used were 17.3%, 13.05% and 13.27% at 31 December 2007, 2006 and 2005, respectively.

The terminal value assumes perpetual growth in revenue of 2.5%.

With respect to the tests at 31 December 2006, GL TRADE has used the discounted future cash flow method over a five-year period, based on the budget for 2007 and the business plan forecasts at 31 December 2006 for the remaining four years.

With respect to the tests at 31 December 2005, GL TRADE used a discounted cash flow model, based on the 2006 budget and the forecasts of the three-year business plan at 31 December 2005.

The impairment tests carried out at 31 December 2007, 2006 and 2005 did not result in any charge for impairment of goodwill. Sensitivity tests, in which key assumptions of the valuation are changed, were carried out by the Group. These tests did not call the recoverable values of the Cash Generating Units into question.

Allocation of goodwill to Cash-Generating Units in 2007

€ ‘000s	Trading Solutions	Post Trade Derivatives	Capital Markets Solutions	Post Trade Securities	Information Services	Other unallocated CGU	Total
GL TRADE Ltd		3,227					3,227
GL TRADE Americas Inc.	9,834						9,834
GL MULTIMEDI@ SA	1,075						1,075
GL TRADE BV	2,632						2,632
GL TRADE JAPAN KK	4,306						4,306
GLESIA	9,464						9,464
GL SETTLE Ltd	2,173			5,405			7,578
GL TRADE SYSTEMS Ltd HK	8,285						8,285
UBITRADE SA		13,750	4,533				18,283
GL SETTLE Inc.			2,302				2,302
EMOS SYSTEMS SAS		4,165					4,165
GL TRADE OVERSEAS Inc.	8,060						8,060
FNX CORPORATION Ltd			25,954				25,954
INFOTEC SA					18,041		18,041
DECISION SOFTWARE Inc.						7,977	7,977

Total	45,829	21,142	32,789	5,405	18,041	7,977	131,183

Allocation of goodwill to Cash-Generating Units in 2006

€ ‘000s	Trading Solutions	Post Trade Derivatives	Capital Markets Solutions	Post Trade Securities	Total
GL TRADE Ltd		3,534			3,534
GL TRADE Americas Inc.	10,741				10,741
GL MULTIMEDI@ SA	1,075				1,075
GL TRADE BV	2,632				2,632
GL TRADE JAPAN KK	4,306				4,306
GLESIA	7,924				7,924
GL SETTLE Ltd	2,173		5,405		7,578
GL TRADE SYSTEMS Ltd HK	8,285				8,285
UBITRADE		13,767		4,538	18,305
GL SETTLE Inc.			2,566		2,566
EMOS		4,406			4,406
GL Overseas	7,949				7,949

Total	45,085	21,707	7,971	4,538	79,301

Allocation of goodwill to Cash-Generating Units in 2005

€ ‘000s	Trading Solutions	Post Trade Derivatives	Capital Markets Solutions	Post Trade Securities	Total
GL TRADE Ltd		3,461			3,461
GL TRADE Americas Inc.	11,367				11,367
GL MULTIMEDI@ SA	1,074				1,074
GL TRADE BV	2,432				2,432
GL TRADE JAPAN KK	4,306				4,306
GLESIA	6,302				6,302
4D Trading	28				28
GL SETTLE Ltd	2,173		5,405		7,578
GL TRADE SYSTEMS Ltd HK	8,285				8,285
UBITRADE		14,054		4,685	18,739
GL SETTLE Inc (Oasis)			3,134		3,134

Total	35,967	17,515	8,539	4,685	66,706

Note 12 - Other intangible assets

Changes in 2005

€ ‘000s	12/31/2004	Increase	Decrease	Effect of currency translation	12/31/2005
Software	2,347	359	(781)	24	1,949
Software sold	4,792	0	(4,645)	0	147
Other intangible assets	0	7,129	0	0	7,129
Prepayments on intangible assets	0	258	0	0	258

Gross total	7,139	7,746	(5,426)	24	9,483

Software	(1,831)	(485)	771	(11)	(1,556)
Software sold	(4,789)	0	4,642	0	(147)
Other intangible assets	0	(3,350)	0	0	(3,350)
Prepayments on intangible assets	0	(113)	0	0	(113)

Total amortization	(6,620)	(3,948)	5,413	(11)	(5,166)

Net total	519	3,798	(13)	13	4,317

Software sold

In 2005 software sold includes a €4.3m reduction corresponding to the exclusion of the GL CLEARVISION software acquired August 1999 and now fully amortized. The version of this software that is now marketed has been entirely reworked over the last 5 years.

Other intangible assets

Other intangible assets consist of assets identified during additional analysis of the goodwill elements of the UBITRADE and DAVIDGE acquisitions.

For UBITRADE and DAVIDGE, the Group has placed a value of €3 million on “Technology” intangible assets of the two acquired companies, to be amortized over five years using the accelerated method (rate of future economic benefits), and of €540,000 for “Client portfolio” assets amortized over five years, which is the average renewal period of client contracts.

The charge to amortization for 2005 on technology and client portfolio assets was €1,450,000.

Lastly, €3,565,000 corresponds to the price supplement payable in 2006 by GL TRADE to former UBITRADE SA shareholders. This represents a client portfolio asset amortized over three years on the accelerated method (reflecting the rate of future economic benefits), the period for which the GL TRADE Group enjoys exclusive distribution rights on Fermat products. An amortization charge of €1.9 million was booked against this asset in 2005.

Changes in 2006

€ ‘000s	12/31/2005	Increase	Decrease	Effect of currency translation	12/31/2006
Software	1,949	454	(196)	(6)	2,201
Software sold	147	0	0	0	147
Other intangible assets	7,129	399	(3,572)	(43)	3,913
Intangible assets in progress	0	1,065	0	0	1,065
Prepayments on intangible assets	258	87	(113)	2	234

Gross total	9,483	2,005	(3,881)	(47)	7,560

Software	(1,556)	(467)	196	(1)	(1,828)
Software sold	(147)	0	0	0	(147)
Other intangible assets	(3,350)	(2,095)	3,000	14	(2,431)
Prepayments on intangible assets	(113)	0	113	0	0

Total amortization	(5,166)	(2,562)	3,309	13	(4,406)

Net total	4,317	(557)	(572)	(34)	3,154

Other intangible assets

For 2006 the increase of €399,000 over the year mainly represents the identification of the GL Settle Inc’s client list as a separate asset for €397,000. This asset will be amortized over 10 years. Amortization for 2006 was €95,000.

Amortization of other intangible assets resulting from the allocation of goodwill made in 2005 was €2,000,000 (including €1,100,000 for the Fermat distribution business).

Of the €3,572,000 reduction in this item, €3,565,000 related to the reclassification of Fermat assets classified as held for sale. The associated amortization was also reclassified, resulting in a €3,000,000 reduction.

Intangible assets in progress

Expenditures capitalized totaled €1,065,000. At 31 December 2006, with all projects under finalization, no amortization expense was recorded.

Changes in 2007

€ ‘000s	12/31/2006	Increase	Decrease	Effect of currency translation	12/31/2007
Software	2,201	2,725	(1,301)	(177)	3,448
Software sold	147	0	0	0	147
Other intangible assets	3,913	381	0	(77)	4,217
Intangible assets in progress	1,065	2,012	(373)	(38)	2,666
Projects in development	0	373	0	(11)	362
Prepayments on intangible assets	234	370	0	0	604

Gross total	7,560	5,861	(1,674)	(303)	11,444

Software	(1,828)	(2,722)	1,218	135	(3,197)
Software sold	(147)	0	0	0	(147)
Other intangible assets	(2,431)	(769)	0	48	(3,152)
Intangible assets in progress	0	(59)	0	1	(58)
Prepayments on intangible assets	0	0	0	0	0

Total amortization	(4,406)	(3,550)	1,218	184	(6,554)

Net total	3,154	2,311	(456)	(119)	4,890

The heading “Other intangible assets” consists of identified assets resulting from the additional analysis of goodwill from acquired companies. The €373,000 increase for the year corresponds to the identification of the client lists of companies in the EMOS Group. These assets will be amortized over six years. The amortization expense for 2007 amounted €160,000.

For 2007, amortization of other intangible assets resulting from the allocation of goodwill made in 2005 and 2006 amounted to €609,000. Such amortization concerns Client Lists and technologies on previously acquired companies, for which goodwill was allocated.

In accordance with IAS 38, the Group capitalized development expenditure on projects which met the six criteria set out in this standard. The expenditure capitalized totalled €2,012,000.

Over 2007, five projects were completed and put into production for €373,000. The related amortization amounted to €59,000.

At 31 December 2007, the Group booked €577,000 to prepayments intangible assets for the SAP project. It will go into production and be amortized over a five-year period starting from 1 January 2008.

Note 13 - Non-current financial assets

€ ‘000s	12/31/2004	Increase	Decrease	Effect of currency translation	12/31/2005
Investment	200	0	(1)	0	199
Receivables from related parties	280	0	0	0	280
Loans	30	45	(68)	0	7
Deposits and guarantees paid	1,835	603	(315)	21	2,144
Other receivables	577	0	(577)	0	0

Gross total	2,922	648	(961)	21	2,630

Provisions for impairments of receivables	(280)	0	0	0	(280)
Provisions on investments	(200)	0	0	0	(200)

Total provisions	(480)	0	0	0	(480)

Net total	2,442	648	(961)	21	2,150

€ ‘000s	12/31/2005	Increase	Decrease	Effect of currency translation	12/31/2006
Investment	199	0	(199)	0	0
Receivables from related parties	280	0	(280)	0	0
Loans	7	4	(2)	0	9
Deposits and guarantees paid	2,144	428	(162)	(61)	2,349
Other receivables	0	168	0	0	168

Gross total	2,630	600	(643)	(61)	2,526

Provisions for impairments of receivables	(280)	0	280	0	0
Provisions on investments	(200)	0	200	0	0

Total provisions	(480)	0	480	0	0

Net total	2,150	600	(163)	(61)	2,526

€ ‘000s	12/31/2006	Increase	Decrease	Effect of currency translation	12/31/2007
Investment	0	0	0	0	0
Receivables from related parties	0	0	0	0	0
Loans	9	1	(5)	0	5
Deposits and guarantees paid	2,349	796	(206)	(100)	2,839
Other receivables	168	205	(178)	0	195

Gross total	2,526	1,002	(389)	(100)	3,039

Provisions for impairments of receivables	0	0	0	0	0
Provisions on investments	0	0	0	0	0

Total provisions	0	0	0	0	0

Net total	2,526	1,002	(389)	(100)	3,039

Deposits and guaranties were made on leases entered into for offices rented by each company in the Group.

“Other receivables” are mainly comprised of the rates hedging contracts entered into in 2007 with Société Générale and Crédit Lyonnais, amounting to €141,000.

Note 14 - Deferred tax assets

€ ‘000s	12/31/2007	12/31/2006	12/31/2005
Property and equipment	92	104	142
Losses carried forward	102	350	374
Financial assets	0	0	0
Employee benefits	449	499	496
Provisions	63	(11)	(32)
Working capital items	903	612	531

Total	1,609	1,553	1,511

The deferred tax asset related to employee benefits is comprised of the taxes on employee profit sharing plans and bonuses paid to salaried staff working in the Group’s French subsidiaries.

Deferred tax credits on working capital items mainly concern prepaid income and provisions for personnel costs in foreign subsidiaries.

Note 15 - Trade and other receivables

Trade receivables

€ ‘000s	12/31/2007	12/31/2006	Change	12/31/2005
Trade receivables	54,460	47,519	15%	68,945
Provisions for impairment on trade receivables	(411)	(340)	21%	(606)

Net	54,049	47,179	15%	68,339

The Group pays particular attention to collecting its trade receivables. The changes in this item at 31 December 2007 essentially reflect the early invoicing made as of December for the following period’s recurring revenue. The amount of trade receivables should also be seen in the perspective of the amount of deferred income.

The provisions for impairment of trade receivables at 31 December 2007, related to commercial claims or client deficiencies, remains below 1%. The acquisitions of FNX Group and INFOTEC had a negative impact on this provision of €89,000.

Other receivables

€ ‘000s	12/31/2007	12/31/2006	Change	12/31/2005
Prepayments	1,785	2,082	(14)%	1,074
Tax receivables	3,258	5,075	(36)%	2,469
Other receivables	776	596	30%	797
Accrued expense	2,821	1,805	56%	3,066

Total other receivables	8,640	9,558	(10)%	7,406

Note 16 - Current financial assets

€ ‘000s	12/31/2007	12/31/2006	Change	12/31/2005
Deposits & guarantees	438	1,139	(62)%	1,102
Total	438	1,139	(62)%	1,102

At 31 December 2007, deposits & guarantees are deposits and guaranties made to third parties with a maturity of less than one year.

At 31 December 2006, deposits & guarantees these are comprised of bonds investments with maturities of over three months.

Note 17 - Cash and cash equivalents

€ ‘000s	12/31/2007	12/31/2006	Change	12/31/2005
Short term bank deposit	315	2,765	(89)%	6,174
Cash	23,039	34,064	(32)%	36,617

Total cash and cash equivalents	23,354	36,829	(37)%	42,791

Cash is invested in marketable securities, money market mutual funds or interest-earning accounts. These financial assets are recorded at their fair value on 31 December 2007, 2006 and 2005.

Note 18 - Assets held for sale

Ubitrade GmbH (fermat business) is presented as discontinued operations in 2006 and 2005.

During 2007 GL TRADE Group sold UBITRADE GmbH for €2,886,000. The company specialized in distributing FERMAT software and was essentially a line of business itself. The net capital gain on the sale operation amounted to €1,834,000. All assets and liabilities classified as held for sale at 31 December 2006 were FERMAT’s software distribution business.

Note 19 - Earnings per share

€ ‘000s	12/31/2007	12/31/2006	12/31/2005
Net income for the year (group share)	23,740	19,456	26,540
(A) Net income available to holders of ordinary shares	23,740	19,456	26,540
Opening number of ordinary shares in issue	9,601,221	9,577,441	9,531,275
Shares issued (cancelled) during the year	9,040	23,780	46,166
Shares treasury	(4,550)	0	0
(B) Closing number of ordinary shares	9,605,711	9,601,221	9,577,441
Effect of options to issue	46,762	37,089	49,177
(C) Potential total number of shares in issue	9,652,473	9,638,310	9,626,618
(A)/(B) Earnings per share before dilution	2.47	2.03	2.77
(A)/(C) Earnings per share after dilution	2.46	2.02	2.76

At its meeting of 10 March 2008, the Board of Directors noted the number of stock options that had been exercised prior to 31 December 2007. At this date, the company’s issued capital was €293,056 comprised of 9,610,261 fully paid up shares with a nominal value of €0.03.

Note 20 - Non-current financial liabilities

€ ‘000s	12/31/2007	12/31/2006	Change	12/31/2005
Bank borrowings	17,700	10,123	75%	9,000
Other borrowings	0	0	N/A	11
Financial debts from option to buy out minority interests	9,909	5,722	73%	971

Total	27,609	15,845	74%	9,982

A €15 million 5-year loan was contracted in June 2004 to help finance GL TRADE’s repurchase of 8% of its own shares. This is a variable rate loan based on 3-month Euribor. €1.5 million falls due in between 1 and 5 years.

A second €7 million 5-year loan was contracted out in September 2006 to help finance the acquisition of Nyfix Overseas Inc. This is a variable rate loan based on 3-month Euribor. €4.2 million falls due in between 1 and 5 years.

Two other 5-year loans of €7.5 million each were contracted out in February and March 2007 to help finance the acquisition of FNX group. They are variable- rate loans based on 3-month Euribor plus 0.2% annually and 3-month Euribor plus 0.3%. €12 million of the loans have maturities ranging between 1 and 5 years.

The GL TRADE Group has recorded as a financial debt its undertaking to buy out shares held by a minority shareholder in its Italian subsidiary GLESIA, in accordance with IAS 32 para. 23 and AG 29. The value of the debt thus recorded in 2007 is €7,322,000. This debt has been valued at the price of exercising the option, which is determined by contractually defined criteria and corresponds to the discounted fair value of the minority stake in GLESIA.

The GL TRADE Group has recorded as a financial debt its undertaking to buy out shares held by minority shareholders in the INFOTEC Group, in accordance with IAS 32 para. 23 and AG 29. The value of the debt thus recorded in 2007 is €2,587,000. This debt has been valued at the option’s exercise price, which is determined by contractually defined criteria and corresponds to the discounted fair value of the minority stake in INFOTEC.

Valuation assumptions were reviewed at 31 December 2007. Changes in the value of the engagement were accounted for by an adjustment to goodwill.

Note 21 - Deferred tax liabilities

€ ‘000s	12/31/2007	12/31/2006	12/31/2005
Intangible assets	1,419	912	1,342
Employee benefits	30	138	80
Provisions	1,092	60	44
Other	266	205	261

Total	2,807	1,315	1,727

Deferred tax liabilities on intangible assets are comprised of €1,022,000 from capitalization of R&D costs and €387,000 from the allocation of goodwill.

€708,000 of deferred tax liabilities on provisions relates to the tax impact on reversals of intra-Group provisions at INFOTEC.

Note 22 - Retirement benefits obligations

Changes in net retirement benefit liabilities were a follows:

€ ‘000s	12/31/2007	12/31/2006	12/31/2005
Opening actuarial liability	830	643	480
Opening fair value of plan assets	(780)	(600)	(263)

Opening net liability	50	43	217
Cost for the year	106	76	75
Contribution for the year	0	(156)	(330)
Actuarial (gain)/loss	(137)	87	81

Closing net liability	19	50	43

Charge for the year	106	76	75

Costs recognized for the year was as follows:

€ ‘000s	12/31/2007	12/31/2006	12/31/2005
Current service cost	91	71	63
Financial costs	41	29	22
Return on plan assets	(26)	(24)	(10)

Charge for the year	106	76	75

At 31 December 2007, the total liability was €825,000.

The assessment of retirement benefit liabilities was carried out by an independent actuary using the projected unit credit method in accordance with IAS 19.

Each period of service gives rise to an additional unit of rights to benefits. These are allocated as a function of periods of service according to the benefits formula defined in the SYNTEC collective employment agreement.

Retirement benefit liabilities were calculated using a discount rate of 5.25%, inflation of 2%, an average increase in employee salaries of 2.5%, and a retirement age of 65 for managerial and non-managerial employees.

The Group’s French subsidiaries have each taken out an insurance policy with a well know insurance company to cover their retirement benefit liabilities.

Retirement assets are invested in a fund guaranteeing virtually all euro-denominated commitments of the collective retirement contracts managed by the insurance company. The fund is two-thirds invested in bonds, with some 17% in equities and 10% in property assets. In 2007, the gross yield on the underlying assets was 5.1%.

GL TRADE SA has applied the amended version of IAS 19. In accordance with this standard, the effects of changes in actuarial assumptions were recorded as shareholders’ equity for a total of (€137,000).

Employees of newly acquired US companies do not have a defined benefit retirement plan, so the inclusion thereof in the scope of consolidation had no impact on retirement benefit liabilities at 31 December 2007.

The Group did not subscribe to any mutual or multi-employer retirement benefit plans.

At 31 December 2006, the total liability was €830,000. Retirement benefit liabilities were calculated using a discount rate of 4.50%, inflation of 2%, an average increase in employee numbers of 2%, and a retirement age of

65 for managerial and 60 for non-managerial employees. GL TRADE SA has applied the amended version of IAS 19. In accordance with this standard, the effects of changes in actuarial assumptions were recorded as shareholders’ equity for a total of €87,000.

At 31 December 2005, the total liability was €643,000. The assessment of retirement benefit liabilities was calculated using a discount rate of 4.25%, an inflation rate of 2%, and an average rate of growth in the number of employees of 2% and a retirement age of 65 for executives and 60 for non executives. GL TRADE SA has applied the amended version of IAS 19. In accordance with this standard, the effects of changes in actuarial assumptions were recorded as shareholders’ equity for a total of €82,000.

Note 23 - Other non-current liabilities

€ ‘000s	12/31/2007	12/31/2006	Change	12/31/2005
Other non-current liabilities	2,899	0	N/A	1,378
Total	2,899	0	N/A	1,378

Other non-current liabilities in 2007

The Group recognized as other non current liabilities the debts to former shareholders of newly acquired companies. The earn-out supplement is conditional upon the realization of revenue targets and if applicable margin targets one or two years out, as defined contractually in the acquisition agreements.

The present value of discounted debt to be paid to former shareholders of FNX Group is €1,607,000 and will be due and payable in 2009.

The present value of discounted debt in connection with DECISION SOFTWARE Inc. is €1,292,000, due and payable in 2009.

The debt is revalued at each balance sheet date, and the impact of discounting to present value is recognized as financial income (loss).

Other non-current liabilities in 2005

Other non-current liabilities includes €1,230,000 relating to GL TRADE SA’s undertaking to certain employees of the UBITRADE Group to buy back share options granted prior to the acquisition, as part of the allocation program of 4 December 2003. This liability expires in December 2007.

Note 24 - Current financial liabilities

€ ‘000s	12/31/2007	12/31/2006	Change	12/31/2005
Borrowings	18,688	6,216	201%	3,193
Financial debt on option to buy out minority interests	0	924	100%	4,893
Other borrowings	4,309	241	1,688%	238

Total	22,997	7,381	212%	8,324

Current financial liabilities in 2007

The €18,688,000 in borrowings represents payments due in less than one year for loans from CALYON, Société Générale and HSBC (see Note 20) and includes €11 million in credit lines contracted with Société Générale and HSBC in February 2007.

Other borrowings include mainly a €4,029,000 loan contracted with the parent company, EURONEXT PARIS.

Current financial liabilities in 2006

The €6,216,000 in borrowings represents payments on the CALYON loan which fall due in less than one year.

Other borrowings mainly cover deposits received on GL multimedi@ decoders.

The Group recorded as a financial liability for the year the total of preferred dividends allowed for in the shareholders’ agreement and payable to the minority shareholders of GLESIA. This liability was offset through an adjustment to goodwill.

Current financial liabilities in 2005

In 2005, €3 million of the borrowings corresponded to the CALYON loan which falls due in less than one year. Other borrowings cover mainly deposits received on GL multimedi@ decoders.

In 2005, the Group recorded as a financial debt its undertaking to buy out the shares of the minority shareholder in its Italian subsidiary, GLESIA, in accordance with IAS 32. At 31 December 2005, this liability was recorded as a debt of €4,893,000. This debt has been assessed at the exercise price of the option, which is determined by criteria set out in the shareholders’ agreement, and corresponds to the fair value of the minority stake in GLESIA Any subsequent change in the value of this undertaking is recorded through an adjustment to goodwill (other than for discounting effects).

Note 25 - Derivative instruments relating to the management of interest rates risks

The risk management policy at Group consists of protecting its income against rapid and significant changes in interest rates.

For this purpose, the Group has used conditional interest rate derivatives (CAPS).

The portfolio of derivative instruments at 31 December 2007 for hedging euro-denominated debt, is broken down in the table below:

€000s	At 31 December 2007
Contract date	Beginning of hedge	End of hedge	Notional amount	Premium amount	Base rate	Period	Guarantied	Fair value at 12/31/2007	Impact on income
02/15/2007	02/15/2007	02/15/2012	15,000	88	3-month Euribor	02/15/2007 to 02/05/2012	4.25%	116	28
07/27/2007	08/31/2007	08/29/2008	5,600	25	12-month Euribor	08/31/2007 to 08/31/2009	4.70%	7	(7)
					3-month Euribor	08/31/2009 to 08/31/2011	4.50%	11
07/27/2007	09/24/2007	06/24/2009	5,250	10	3-month Euribor	09/24/2007 to 06/24/2009	4.50%	7	(3)

Although the Group is in the position of financially hedging against risks, it has opted not to apply hedge accounting as defined in IAS 39, but rather to recognize all derivative instruments used at fair value in the balance sheet, with changes in fair value recorded in the income statement.

Note 26 - Trade payables and other debts

Trade creditors

€ ‘000s	12/31/2007	12/31/2006	Change	12/31/2005
Trade payables	16,808	11,096	51%	12,002

The impact on “Trade payables” of additions of acquired entities to the scope of consolidation in 2007 amounted to €2,728,000.

Other debts

€ ‘000s	12/31/2007	12/31/2006	Change	12/31/2005
Current tax liabilities	2,669	2,704	(1)%	2,798
Advances and deposits received	6,086	4,443	37%	4,187
Social security contributions	17,475	16,261	6%	12,493
Tax debts	6,953	7,692	(10)%	8,958
Other debts	3,770	3,596	5%	5,192

Total	36,953	34,697	6%	33,628

The heading “Other debts” is made up mainly of the following:

In 2007

•	the price supplement for the GL TRADE OVERSEAS Inc. shares, valued at US$2,714,000 (€1,844,000) at 31 December 2007.

•

the part of the price supplement due in less than one year for the shares of Decision Software valued at US$600,000 (€488,000) at 31 December 2007, which corresponds to the amount left as a guaranty deposit by former shareholders.

In 2006

•	The “Other debts” caption includes the value of the undertaking by GL TRADE SA to buy back stock options held by Ubitrade employees for a total of €1,230,000. This payment fell due in December 2007.

•	It also includes the sum due to the minority shareholder in GL TRADE Americas Inc, for the acquisition of his remaining 2.5% stake (€602,000). This debt was extinguished in January 2007.

In 2005

•	The “Other debts” caption includes the amount of the price supplement (€3,565,000) due to former UBITRADE shareholders for the Fermat business. This debt was paid in the first half of 2006.

Note 27 - Provisions (current)

Provisions for contingencies recorded at 31 December 2007 related to employee litigations in progress at this date.

€ ‘000s	12/31/2004	Provisions	Reversals		12/31/2005
			Used	unused
Provisions	534	498	173	103	756
Total	534	498	173	103	756

€ ‘000s	12/31/2005	Provisions	Reversals		12/31/2006
			Used	unused
Provisions for contingencies	756	230	312	79	595
Total	756	230	312	79	595

€ ‘000s	12/31/2006	Provisions	Reversals		12/31/2007
Provisions for contingencies	595	379	49	289	636
Total	595	379	49	289	636

Outstanding litigations

In September 2005, US company Trading Technologies (TT) confirmed its claim against GL TRADE SA and GL TRADE Americas Inc before the Illinois Court, accusing the companies of having included in their software elements that TT claims were protected by its patents in the USA. This claim follows a dozen others claims launched against some of its competitors and clients.

To date, the plaintiff’s demands are not quantified. GL TRADE SA, created several years before TT, believes that it has substantial prior art that would be an important point in its defense. Considering this, no provision was made against this claim at 31 December 2007.

The provision made in 2007 for legal fees in connection with this dispute amounted to €1,600,000.

To the best of the Group’s knowledge, there is no other unprovisioned claim or exceptional event that could have an impact on the Group’s financial position.

Note 28 - Other current liabilities

€ ‘000s	12/31/2007	12/31/2006	Change	12/31/2005
Deferred revenue	57,967	60,821	(5)%	80,103
Total	57,967	60,821	(5)%	80,103

Deferred revenue arises as a result of the billing model for software contracts, which is generally paid for in advance for a 12-month period.

Note 29 - Liabilities classified as held for sale

Liabilities classified as held for sale at 31 December 2006 included solely the liabilities of Ubitrade GmbH, the sale of which was completed on 1 January 2007.

Note 30 - Reporting segment

Product type is the primary segmentation used. The Group’s historical Front Office product line was expanded by the Back Office products of GL SETTLE in 2003 and then by Ubitrade’s products in 2004. The Group has organized itself into Business Lines for the purpose of marketing its products, each of which has its own inherent profitability and specific risks.

The Group’s financial reporting system is organized in such a way as to monitor the accounts of each business line. The 2007 budget has been prepared using the same basis, and Quarterly Business Line budget reporting is performed to ensure that profitability can be monitored in each area.

This structure was introduced over the course of 2005, the year in which the businesses acquired had their most significant effect on the Group’s accounts.

Geographical segmentation is the secondary segmentation used.

The Group has created Business Units which are responsible for action plans to implement locally the Group’s global strategy. They adapt the plans to suit the potential and the technical, regulatory and cultural specificities of each market. Each has its own inherent profitability and specific risks.

In 2007, the Information Services Business Line was created subsequent to the acquisition of the INFOTEC Group.

Data for DECISION SOFTWARE, acquired late 2007, are presented separately because the company was in the process of consolidation into the Group at 31 December 2007.

Information recorded in the income statement

€ ‘000s	Trading Solutions/Client Connectivity			Post Trade Derivatives			Post Trade Securities			Capital Markets Solution
	2007	2006	2005	2007	2006	2005	2007	2006	2005	2007	2006	2005
Information recorded in the income statement
Revenue	144,360	137,573	138,596	27,499	20,623	13,914	7,749	6,601	7,420	16,489	7,822	4,440
Depreciation and amortization (excluding intangible assets from acquisitions)	3,080	3,296	3,516	420	185	289	95	256	379	392	21	95
Operating income (before amortization of intangible assets resulting from the acquisition method)	27,122	23,672	22,887	8,168	5,547	2,297	1,655	162	(91)	1,393	1,277	912
Amortization of intangible assets resulting from the acquisition method	53	89	133	490	545	988	0	95	0	226	266	329
Operating income	27,069	23,583	22,754	7,678	5,002	1,309	1,655	67	91	(1619)	1,011	583
Impairment	0
Share of results from equity consolidated companies	0		739	0			0			0
Information recorded on the balance sheet
Goodwill and intangible assets from acquisitions	48,396	46,222	36,509	22,105	22,731	19,079	3,782	5,713	8,600	35,754	7,790	5,162
Net property and equipment	5,370	5,198	4,857	607	573	465	233	256	307	535	220	99
Employee benefit liabilities	19	47	30	0	2	10	0	0
Other non-current assets	2,410	2,157	0	205	111		151	145		256	112
Other non-current liabilities	0		148			922				1,607		308
Assets held for sale	0			0			0	0	0	0	0	0
Liabilities held for sale	0			0			0			0
Other current assets	63,167	72,238	92,349	12,970	14,027	13,461	3,497	2,662	1,185	6,141	5,779	3,283
Other current liabilities	89,413	89,337	104,860	11,783	11,239	12,844	4,368	3,315	3,794	5,604	3,319	2,643
Information recorded on the cash flow statement
Acquisition of property and equipment and intangible assets	5,112	4,178	3,423	496	650	336	753	272	155	346	282	84
Acquisition of financial assets	1,181	463	639	82	45	62	0	7		20	11	6
Acquisition of subsidiaries	0	8,603			4,500		0		4,340	24,455

€ ‘000s	Information Services	DECISION SOFTWARE	Discontinued operations			Unallocated holding			Total
	2007	2007	2007	2006	2005	2007	2006	2005	2007	2006	2005
Information recorded in the income statement
Revenue	6,850	305		12,215	14,858	0	0	0	203,252	184,834	179,228
Depreciation and amortization (excluding intangible assets from acquisitions)	159	4		22	16				4,150	3,779	4,295
Operating income (before amortization of intangible assets resulting from the acquisition method)	(209)	41		2,213	4,383	0	0	0	35,384	32,870	30,570
Amortization of intangible assets resulting from the acquisition method	0	0		1,100	1,900				769	2,095	3,350
Operating income	(209)	41	0	1,113	2,483	0	0	0	34,615	30,775	27,220
Impairment									0
Share of results from equity consolidated companies									0		739
Information recorded on the balance sheet
Goodwill and intangible assets from acquisitions	18,058	7,978			1,673				136,073	82,456	71,023
Net property and equipment	25	1			62				6,771	6,247	5,790
Employee benefit liabilities	0	0	0			0			19	50	43
Other non-current assets	10	7							3,039	2,526
Other non-current liabilities		1,292	0			0			2,899	0	1,378
Assets held for sale	0	0	0	5,258		0		385	0	5,258	385
Liabilities held for sale	0	0	0	3,391		0			0	3,391
Other current assets	315	819			9,778				86,909	94,705	120,056
Other current liabilities	239	956			2,348				112,362	107,209	126,489
Information recorded on the cash flow statement
Acquisition of property and equipment and intangible assets	20	0	0	17	57	0	0	0	6,726	5,400	4,055
Acquisition of financial assets	0	0	0	0	3	0	0	0	1,283	527	710
Acquisition of subsidiaries	14,329	5,716		(472)	3,565				44,500	12,631	7,905
Secondary segment analysis: by region

€ ‘000	France		EMEA		UK		US		Asia		FERMAT		Unallocated holding			Total
	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006	2007	2006	2005	2007	2006
Revenue	40,099	40,443	55,067	47,943	45,295	35,777	31,702	23,872	31,089	24,584	0	12,215				203,252	184,834
Acquisition of tangible assets	1,331	1,708	758	433	277	765	853	598	910	354	0					4,129	3,860
Acquisition of intangible assets	1,889	1,271	19	64	586	204	99	0	4	1						2,598	1,540
Total assets	54,614	65,044	51,609	36,323	32,825	39,327	67,634	24,518	27,718	28,994					385	234,401	194,205

From 2006, the breakdown by geography is prepared based upon the country location of the GL TRADE subsidiaries which sold software to the client. However, until 2005, the breakdown by geography was prepared based upon the country/region where the software has been installed (the client site).

Secondary segment analysis: by region

€ ‘000s	Paris Continental Europe		London North Europe		Americas		Asia Pacific		Unallocated holding		Total
	2006	2005	2006	2005	2006	2005	2006	2005	2006	2005	2006	2005
Revenue	101.185	99.948	33.957	38.493	23.896	18.961	25.797	21.826			184.834	179.228
Acquisition of tangible fixed assets	2.094	2.104	814	402	598	339	354	807			3.860	3.652
Acquisition of intangible fixed assets	1.328	188	211	152	0	2	1	61			1.540	403

Total assets	95.103	113.065	45.590	27.787	24.518	29.124	28.994	30.553		385	194.206	200.914

Note 31 - Related party information

Related party information in 2007

At 31 December 2007, GL TRADE SA was 55.2% owned by Holding Financière Montmartre, in which Euronext Paris holds a 57.77% stake. Euronext Paris also directly owned a 8.2% stake in GL TRADE SA. The GL TRADE sub-group is fully consolidated by the Euronext Group.

GL TRADE Group’s ultimate parent company is NYSE EURONEXT, 11 Wall Street New York, New York 10005.

The founders and current directors of GL TRADE, Messrs GATIGNOL, LAURENT and MORIN, own 42.23% of Holding Financière Montmartre.

Mr. Yassine BRAHIM was appointed CEO of the Group on 1 July 2007.

GL TRADE Group: Related parties transactions

€ ‘000s	2007				2006				2005
	EXPENSE	Revenue	Borrowings	LOANS	EXPENSE	Revenue	Borrowings	Loans	EXPENSE	Revenue	Borrowings	Loans
Directors(1)									None	None	None	None
Euronext Group(2)(3)	811	232		4,026	882	226			995	236	None	None
Holding Financière Montmartre	3	12		3					18	9	None	None
Logic Invest					5				20	40	280	None

Total	814	244	0	4,029	887	226			1,033	285	280	0

(1)	Excluding salary and director’s compensation

(2)	Revenue and expense: resulting from services provided as part of the normal business activities of the two entities.

(3)	Borrowings: a short-term (1 yr.) credit line for €10 million taken out in November 2007, with which GL TRADE can make drawdowns and repayments at its convenience. The terms and conditions of this credit line are comparable to those of the recent borrowings GL TRADE has contracted with its bankers.

The founder-directors received gross annual compensation during 2007 of €228,000 with regard to their employment and €184,000 as directors. They do not benefit from any agreed severance bonuses.

Only Mr. GATIGNOL has an Article 83 retirement plan, to which an annual contribution of €5,000 is made, and Mr. Yassine BRAHIM has a supplementary retirement benefit plan of €30,000.

For 2007, Yassine BRAHIM received gross annual compensation including benefits in kind of €344,000, of which €98,000 as a variable portion. He does not benefit from any agreed severance bonus.

Total gross compensation paid to the members of the Group’s Managing Board increased by €3,407,000 in 2007. This figure does not include share options allocated to them.

At 31 December 2007, Messrs GATIGNOL and BRAHIM each held 5,000 share options.

Transactions between GL TRADE SA and its subsidiaries, which are related parties, are eliminated on consolidation and do not therefore feature in this report.

Related party information in 2006

At 31 December 2006, GL TRADE SA was 55.2% owned by Holding Financière Montmartre, in which Euronext Paris holds a 55.76% stake. Euronext Paris also directly owned a 9.3% stake in GL TRADE SA. The GL TRADE sub-group is fully consolidated by the Euronext Group.

The Euronext Group’s parent company is Euronext NV.

The founders and current directors of GL TRADE, Messrs Gatignol, Laurent and Morin, own 44.24% of Holding Financière Montmartre.

Related party information in 2005

At 31 December 2005, Holding Financière Montmartre held a 55.3% stake in GL TRADE SA. Euronext Paris owned a 54% stake in Holding Financière Montmartre and also owned directly a 9.9% stake in GL TRADE SA. The GL TRADE sub-group is fully consolidated by the Euronext Group.

The ultimate parent company is Euronext NV, Beursplein 5, 1012 JW Amsterdam, Holland.

The founders and directors of GL TRADE, Messrs Gatignol, Laurent and Morin, own 46% of Holding Financière Montmartre.

GL TRADE owns a 19% stake in Logic Invest. This entity is not consolidated.

Note 32 - Acquisitions impacts

Acquisitions impacts in 2007

€ ‘000s	FNX Group	INFOTEC Group	DECISION SOFTWARE	Total 12/31/2007
Property and equipment	338	249	0	587
Intangible assets	29	16	0	45
Financial assets	212	69	7	288
Deferred tax assets	0	263	0	263
Other receivables	3,197	974	468	4,639
Provision	(85)	(4)	0	(89)
Cash and cash equivalents	97	502	846	1,445

Total	3,788	2,069	1,321	7,178

Minority interests	0	0	0	0
Employee benefits	0	0	0	0
Deferred tax liabilities	0	0	0	0
Non-current financial liabilities	0	0	0	0
Provision	0	0	0	0
Other debts	(6,440)	(2,718)	(1,475)	(10,633)

Total	(6,440)	(2,718)	(1,475)	(10,633)

Fair value of assets required	(2,652)	(649)	(154)	(3,455)
Conversion difference	7	(52)	(1)	(46)
Goodwill	27,197	15,532	6,717	49,446

Total	24,552	14,831	6,562	45,945

Financing
Current financial liabilities	15,000	0	0	15,000
Cash and cash equivalents	9,522	14,779	6,532	30,833
Acquisition costs	245	52	30	327
Currency effects	(215)	0	0	(215)

Total	24,552	14,831	6,562	45,945

Net cash
Cash acquired with subsidiary	(97)	(502)	(846)	(1,445)
Price paid	24,552	14,831	6,562	45,945

Net cash impact	24,455	14,329	5,716	44,500

The cash flows relating to acquisitions of subsidiaries amounted to €45,420,000 in 2007.

The difference between the net cash caused by acquisitions (€44.5 million) and the cash flow from investing activities is related to:

•	the buy-back of minority interests in UBITRADE SA (€1,228,000) upon their exercise of stock options in December 2007.

•	the closing of the Put Option on GL TRADE Americas (€657,000).

•	the payment by a former shareholder of GL OVERSEAS of the price adjustment as determined on the basis of “working capital” calculated in 2007 for €965,000.

GL TRADE HOLDINGS Inc. acquired all the share capital of FNX CORPORATION Ltd on 1 March 2007. The acquisition was financed by two loans of €7,500,000 each. Since the acquisition, companies in the FNX Group have contributed to the Group’s income and revenue in the respective amounts of (€1,282,000) and €9,716,000. Total revenue of the FNX Group for full-year 2007 amounted to €11,572,000 (unaudited information).

GL TRADE SA acquired 90% of the share capital of INFOTEC SA. The contribution of the acquired INFOTEC companies to the Group’s income amounted to (€248,000) since their acquisition in July 2007, and the contribution to revenue was €6,851,000. Total Infotec group’s 2007 revenue amounted to €13,259,000 (unaudited information).

GL TRADE HOLDINGS Inc. acquired all the share capital of DECISION SOFTWARE Inc. in November 2007. Contributions to the group’s net income and revenue amounted €26,000 and €305,000 respectively. DECISION SOFTWARE Inc.’s full-year 2007 Revenue amounted to €3,230,000 (unaudited information).

Acquisitions impacts in 2006

€ ‘000s	GL Overseas	Emos SA	Total 12/31/2006
Property and equipment	189	25	214
Intangible assets	69	12	81
Financial assets	0	0	0
Deferred tax assets	0	0	0
Other receivables	2,536	430	2,966
Cash and cash equivalents	140	329	469

Total	2,934	796	3,730

Minority interests	0	0	0
Employee benefits	0	0	0
Deferred tax liabilities	0	0	0
Non-current financial liabilities	0	0	0
Provision	0	0	0
Other debts	(3,987)	(477)	(4,464)

Total	(3,987)	(477)	(4,464)

Fair value of assets required	(1,053)	319	(734)
Conversion difference	0	0	0
Goodwill	8,168	4,510	12,678

Total	7,115	4,829	11,944

Financing
Current financial liabilities	0	0	0
Cash and cash equivalents	7,053	4,801	11,854
Acquisition costs	62	28	90
Currency effects	0	0	0

Total	7,115	4,829	11,944

Net cash
Cash acquired with subsidiary	(140)	(329)	(469)
Price paid	7,115	4,829	11,944

Net cash impact	6,975	4,500	11,475

The cash flows relating to acquisitions of subsidiaries totalled €16.2 million in 2006. The difference in net cash caused by acquisitions (minus €11.5 million) as mentioned above was due mainly to:

•	the price supplement relating to Ubitrade’s Fermat business (€3 million);

•	the completion of the Put Option on GL TRADE Americas (€0.7 million);

•	the price supplement on minority interests in Glesia (€0.7 million).

GL TRADE Holdings Inc acquired all shares in Nyfix Overseas Inc (renamed GL Overseas Inc) in August 2006. This acquisition was financed by a €7 million loan. Since its acquisition GL Overseas Inc’s contribution in revenue and net loss is respectively €1,648,000 and €634,000.

GL TRADE SA has acquired 100% of the shares in Emos SAS. Since its acquisition, Emos’ contribution in revenue and net income is respectively €670,000 and €75,000.

Acquisitions impacts in 2005

€ ‘000s	Oasis	GLESIA sale option	GL TRADE Americas sale option	Total 12/31/2005
Property and equipment	10			10
Intangible assets	0			0
Financial assets	53			53
Deferred tax assets	242			242
Other current assets	588			588
Cash and cash equivalents	318			318

Total	1,211	0	0	1,211

Minority interests		775	442	1,217
Employee benefits				0
Deferred tax liabilities				0
Non-current financial liabilities				0
Provision				0
Other debts	(958)	0	0	(958)

Total	(958)	775	442	259

Fair value of assets required	253	775	442	1,470
Conversion difference	43	0	0	43
Goodwill	3,091	5,982	544	9,617

Total	3,387	6,757	986	11,130

Financing
Current financial liabilities	0	4,893	971	5,864
Cash and cash equivalents	3,344	0	0	3,344
Dividends paid to minority shareholders	0	1,864	64	1,928
Currency effects	43	0	(49)	(6)

Total	3,387	6,757	986	11,130

Cash acquired with subsidiary	(318)	0	0	(318)
Price paid	3,344	0	0	3,344

Net cash impact	3,026	0	0	3,026

Items from the financial statements were determined at the date of acquisition of the various entities.

GL TRADE SA, through its GL TRADE Holding company, acquired 100% of the capital in OASIS. The contribution to group net income from OASIS, since its acquisition in July 2005, was €42,000.

In accordance with IAS 32, the Group has recorded as a financial liability its undertaking to buy out from minority shareholders in GLESIA the 49% of shares and voting rights that they own. The additional share of net income accruing to the group was €376,000 for 2005.

Similarly, the undertaking to buy out the 5% minority stake held in GL TRADE Americas Inc had an impact of €68,000 on group net income.

Note 33 - Commitments

Off balance sheet liabilities relating to ordinary business

€ ‘000s	12/31/2007	12/31/2006	12/31/2005
Endorsements, deposits and guaranties given(1)	1,055	1,111	746

(1)	Foreign currency deposits and guaranties are valued at the closing exchange rate. The bulk of this caption is the guaranty given by GL TRADE SA to the owner of the offices occupied by its British subsidiary GL TRADE Ltd.

Covenants

CALYON and Crédit Lyonnais borrowings

Under the two loan agreements with CALYON and CRÉDIT LYONNAIS for an initial total of €21 million, GL TRADE SA gave undertakings to these two companies that for the durations of the agreements and until full repayment of the amounts due:

•

it would not grant nor allow to be granted by one or more of its major subsidiaries any lien or real or personal guarantee against any present or future borrowing without the prior agreement of the majority of the Banks and without granting to these lenders at the same time the same lien or guarantee having the same ranking and covering repayment of all sums that might fall due under the loan agreement,

•	it would ensure that at the end of each financial year net consolidated debt shall be no more than:

•	1 times net shareholders’ equity;

•	2 times consolidated EBITDA.

Ebitda correspond to operating income plus amortization of acquisition costs, provisions (net of deferrals) relating to operating assets and to risks and charges, and to amortization expenses (net of deferrals), as recorded in the consolidated financial statements.

These undertakings were complied with at 31 December 2007, 2006 and 2005.

HSBC Borrowing

In guarantee for the borrowing from HSBC France to finance the acquisition of FNX Group, GL TRADE SA has pledged 30% of its shares in GL TRADE HOLDINGS Inc., as collateral against the loan principal of €13 million.

In addition, GL TRADE SA undertook to maintain the ratio of total gross medium- and long-term debt and restated lease commitments to shareholders’ equity at less than 1 to 1, and the ratio of total gross medium- and long-term debt and restated lease commitments to EBITDA at less than 3 to 1.

Shareholders’ Equity is comprised of the group’s shareholders’ equity, other shareholders’ equity, subscribed uncalled equity, subscribed and called equity not paid in, set-up fees, costs to spread over several years and bond redemption bonuses.

Medium- and long-term debts include convertible bonds, other bonds and bank borrowings with a maturity of at least 2 years.

Restated finances leases correspond to the net value of the goods leased.

EBITDA is earnings before interest, tax, depreciation and amortization.

The ratios were complied with at 31 December 2007.

Société Générale borrowing

Under the borrowing agreement contracted with Société Générale to finance the acquisition of the FNX Group, GL TRADE SA undertook that at each consolidated accounts approval date:

•	consolidated net liabilities to shareholders funds would be maintained at 1 to 1 or lower;

•	consolidated net financial debts to consolidated gross operating surplus would remain below 3.5 to 1;

•	consolidated net shareholders’ funds to consolidated balance sheet total would remain above 20%;

•	consolidated net cash would remain above €15 million.

Consolidated net debt includes short-term, medium-term and long-term debts contracted with banks and other lenders not directly related to commercial businesses, less cash and cash equivalents and financial investments.

Consolidated net shareholders’ funds are all the registered capital and reserves entered on the liabilities side of the balance sheet.

Gross operating surplus is the sum of operating income, charges to depreciation and amortization expenses and rents expenses for building and equipments.

Net cash is the difference between cash and cash equivalents plus securities held for investment and bank overdrafts plus liabilities sold under the Dailly law or factoring.

These undertakings were complied with at 31 December 2007.

Early redemption of Crédit Lyonnais and CALYON loans GL TRADE may make early redemption of the entire amount of loans on each interest payment date by making payment to the banks of:

•	the outstanding principal due under the loan;

•	accrued interest on the loan;

•	the re-application indemnity due under the loan agreement;

•	all other sums due under the loan.

Contingent Liabilities

GLESIA

As part of SIA’s purchase of an equity stake in GLESIA, formerly GL TRADE Italia, on 1 January 2007, GL TRADE SA (51 % owner) and SIA (49% owner) renewed their agreement, for a three-year period, with the following main provisions:

•	SIA granted GLESIA non-exclusive distribution rights for its GAM and FINESTWAY products;

•	SIA provided GLESIA with all Facility Management and Help Desk services.

The General Meeting of Shareholders held in June 2007 for the 2006 financial year approved the payment of a €1,222,000 dividend, of which €857,000 in preferred dividends for minority shareholders of GLESIA. It was paid out in July 2007. Under the agreement, there are no further preferred dividends to be paid in the future.

Under the terms of the new agreement, SIA and GL TRADE SA agreed that if one of the parties decides to terminate the agreement, SIA will sell its shares in GLESIA and GL TRADE will be obliged to purchase them at a price determined as follows: (0.49 x EBIT x n - net financial liabilities), where n is 4.2 if GL TRADE SA terminates the contract and 2.5 if SIA terminates the contract. This undertaking has been recorded in the Group’s accounts under current financial liabilities.

NYFIX Overseas Inc.

Earn-out clause

The acquisition price for Nyfix Overseas Inc. will be increased by 1.5 times the difference between the full year’s revenue recognized by the GL TRADE Group from license, maintenance or service contracts for Nyfx Overseas Inc.’s OBMS software between the acquisition date and 31 December 2007 and seven million five hundred thousand US dollars (US$7,500,000). The price supplement is capped at six million US dollars (US$6,000,000).

A price supplement of US$2,714,000 was recognized at 31 December 2007, as due and payable on 31 March 2008.

FNX Group

Earn-out clause

The acquisition price for FNX will be increased by an amount determined based on 2007 revenue and backlog and 2008 capital market activities revenue.

Such price supplement was capped at US $5million at end 2007. On the basis of the results of the FNX business, no price supplement was due for that period.

The price supplement is capped at US $4million at end 2008, payable in the second quarter of 2009. At 31 December 2007, a liability of US$2,500,000 (€1,698,000) was recognized in connection therewith (excluding effects of discount unwinding). Discounted to present value, the liability amounted to €1,607,000 at 31 December 2007.

FERMAT

Earn-out clause

The disposal price set in the sale agreement for the FERMAT distribution business will be increased by 10% of the amount of services rendered by the FERMAT Group in Germany and Austria in 2007, or for its existing clients at the date of discontinuation of the business, capped at €500,000. If applicable, FERMAT will pay any supplement due to the Group in the first half of 2008.

A balance of €250,000 on the initial price is also due by FERMAT in the first quarter of 2009.

INFOTEC group

Put Option Clause

On 1 July 2007, GL TRADE SA acquired more than 90% of the shares of the Swiss company INFOTEC SA. Each minority shareholder undertook to sell its shares on the terms set out below, and GL TRADE SA likewise undertook to buy the INFOTEC SA shares held by minorities in 2009.

The share disposal price depends on the revenue growth of the Infotec business for 2007 and 2008 periods, and on EBIT margin for 2008.

The total purchase price for the shares cannot be in excess of CHF6 million and will be paid in the second quarter of 2009.

At 31 December 2007, this liability was recognized in the Group’s accounts for CHF4,500,000(€2,720,000) excluding discount effect. The amount of the liability discounted to present value was €2,588,000 at 31 December 2007.

The merger-absorption of INFOTEC SA by GL TRADE SUISSE SA, formerly GL TRADE SCHWEIZ AG, did not change the terms of the undertaking.

DECISION SOFTWARE Inc.

Earn-out clause

The acquisition price will be increased by an amount depending on revenue from new contract generated in 2008, and is capped at US$2 million.

At 31 December 2007, a liability was recognized amounting to US$2 million (€1,359,000) excluding discount effect. Discounted to present value, that liability was €1,292,000 at 31 December 2007. The definitive amount is due and payable in the first quarter of 2009.

To the best of the Group’s knowledge, there are no off-balance sheet undertakings other than those referred to herein.

Note 34 - Events occurring after the balance sheet date

•

UBITRADE SA was removed from the register of companies on 28 January 2008 subsequent to winding up without liquidation. GL TRADE SA assumed its assets and liabilities. The transaction was the result of legal, accounting and tax rationalization, with no effect on operations.

•

On 18 February 2008, the GL TRADE Group acquired a 30% stake in a French company, NEXFI. The Group has also become the exclusive and international partner for the distribution of the new generation of multi-instrument portfolio management software (PMS). Through this transaction, GL TRADE intends to develop synergies with existing Buy Side solutions and confirm its ambition to become a key partner in the international Buy Side community. NEXFI has been active in the French financial community for several years and has a substantial client base including French and international financial institutions. In 2007, NEXFI brought in US$3.4 million in revenue and currently employs thirty persons in Paris. This company will be consolidated according to the equity method.

•

On 1 October 2008, SunGard Data Systems Inc. a global leader in software and processing solutions for financial services, higher education and the public sector, completed its acquisition of a majority interest in GL TRADE. SunGard acquired from Euronext Paris S.A. and GL TRADE’s three founders, Messrs. Pierre Gatignol, Louis-Christophe Laurent and Frédéric Morin, together with entities controlled by them, 6,200,030 shares of GL TRADE, representing 64.51% of GL TRADE’s share capital, at a price of €41.70 per share. The transaction puts a value of €400.7 million on 100% of GL TRADE’s share capital (excluding the effect of outstanding stock options).

In accordance with the AMF General Regulation (“règlement général de l’AMF”), Paris-based Oddo Corporate Finance launched on SunGard’s behalf an all-cash tender offer under the simplified procedure (“offre publique d’achat simplifiée”) for the remainder of GL TRADE’s share capital at the same price of €41.70 per share. At 28 November 2008, SunGard owns approximately 99% of GL TRADE.

•	In connection with SunGard’s acquisition of GL Trade, the loan from the parent company, EURONEXT PARIS, was fully repaid.

Note 35 - Risk management

Financial instruments concern mainly the following:

•	Client receivables,

•	Cash,

•	Trade payables,

•	Financial liabilities.

At 31 December 2007, the GL TRADE Group held only derivative financial instruments used for managing interest rate risks. Initially, fair value is equivalent to the premium amount. Bank institutions provide updates on the value of theses instruments at the end of each quarter to enable the company to adjust the fair value of its financial assets.

Performance

“Trade receivables” at 31 December 2007 showed €54,460,000 versus €47,519,000 in 2006 and €68,945,000 in 2005, increasing by 14.61 % between 2006 and 2007, proportional to the increase in revenue over the same period. The revenue increase reflects the Group’s organic growth and acquisitions over FY 2007.

Impairment on uncertain trade receivables due to client insolvency was valued at €411,000 at 31 December 2007, compared to €340,000 in 2006 and €606,000 in 2005.

The GL TRADE Group does not engage in speculation, but makes only risk-free investments in financial instruments available for sale, recognized at fair value. They are money market mutual funds and short-term investments which generated net fair value of €775,000. At 31 December 2007, financial instruments available for sale amounted to €315,000 compared to €2,765,000 in 2006 and €6,174,000 in 2005.

At 31 December 2007, “Trade payables” amounted to €16,808,000 compared to €11,096,000 in 2006 and €12,002,000 in 2005. The €5,712,000 variation between 2006 and 2007 is related to new companies in the scope of consolidation (€2.7 million), a time lag payment to suppliers due to the implementation of SAP software in the Group’s two largest subsidiaries and of the early invoicing of certain trade creditors (€3 million).

Derivative financial instruments used by the Group for managing interest rate risks were recognised at fair value on the balance sheet under “Financial assets”. Subsequent changes in fair value are recognised directly in the income statement as financial costs. At 31 December 2007, the fair value of these financial instruments amounted to €141,000 (see Note 25).

Financial instruments are valued by the financial institutions which provided them to the Group.

Borrowings taken out in 2007 financed the acquisitions of the Group’s new subsidiaries. The total debt for this purpose amounts to €30,518,000. The direct impact on the year’s net income was a €1,690,000 increase in interest expense, up by €1,051,000 compared to 2006 and by €1,297,000 in 2005.

The various covenants (see Note 33) in connection with these loans were complied with at 31 December 2007.

Measuring risk on financial instruments

Credit risk

The Group’s clients are mainly financial institutions or stock brokers. At 10 March 2008, the Group is not directly affected by the subprime crisis and considers that its clients are credit worthy. The “in advance” payment terms for the Group’s subscribed services partly protect it from this risk.

The outstanding balance of “Trade receivables” at 31 December 2007 stood at €54,460,000 (see Note 15) and their overdue time is less than 120 days.

The Group follows its trade receivables with particular attention. Each subsidiary submits a monthly statement of customer receivables to the parent company, which reviews how long such payments have been overdue. This data is also reviewed on a quarterly basis by central management to assess which outstanding receivables are potentially at risk based on time overdue, and ensures that steps have been taken to cover such risk (collection action, provisions). Accounting impact is assessed based on the probability of risk on a case-by-case basis.

At 31 December 2007, “Impairment provisions” on trade receivables amounted to €411,000, or about 1% of outstanding trade receivables.

The impact on the income statement of so-called doubtful receivables at 31 December 2007 was as follows:

•	€34,000 for bad debts written off

•	€70,000 for provisions for impairment of trade receivables

•	€60,000 for reversals of provisions for impairment on trade receivables for a total impact of €44,000 on 2007 net income.

Liquidity risk

The invoicing terms implemented by the Group (payment in advance) for subscriptions to its services create a large cash reserve at the beginning of a period and generate structurally negative working capital. The recurring contract base at the beginning of a financial year (subscriptions and maintenance) accounts for approximately 80% of the Group’s annual revenue.

The Group entered into borrowings for €30,518,000 over the year to finance its acquisitions. The Group’s net debt amounts to €27,252,000 including €9,909,000 financial liabilities for undertakings to buy out GLESIA and INFOTEC shares, which excluding price supplements due for companies acquired.

The Group has not encountered any payment defaults, and has been able to honor its payable debts all through 2007 and previous financial years.

Detailed due dates for financial liabilities (see Note 20 & 24):

	<1 month	>1 mo. & <3 mos.	>3 mo. & <1 yr.	>1 yr. & <5 yrs.
Variable-rate borrowings		14,750	3,645	17,700
Accrued interests		220
Bank overdrafts		73
Financial debt on option to buy out GLESIA shares				7,322
Financial liabilities on option to buy out INFOTEC shares				2,587
Other borrowings and financial debts			4,309
Total non-derivative financial liabilities	0	15,043	7,954	27,609
Interest rates hedge				141
Total derivatives	0	0	0	141

At 31 December 2007, the Group showed net debt (including undertakings to purchase shares) of €27,252,000, broken down as follows;

•	Cash and cash equivalents:

€23,354,000 (see Note 17),

•	Current financial liabilities:

€22,997,000 (see Note 24),

•	Non-current financial liabilities:

€27,609,000 (see Note 20).

Market risk

This risk concerns:

Interest rates risk

The GL TRADE Group invests most of its available cash in short-term money market mutual funds or in interest-bearing accounts that are risk free and track market interest rates. As a result, GL TRADE is not exposed to significant interest rate risk on its investments.

The Group has debt with lending institutions for €41 million (see Notes 20 & 24). These loans are at variable rates based on 3-month and 12-month Euribor depending on the due date. Loans initially taken out with due dates over one year out are hedged by derivative instruments.

The sensitivity of financial charges to a 1% change in short-term interest rates is insignificant.

Exchange rate risks

Each GL TRADE subsidiary bills mainly in its own local currency, with Asian subsidiaries also billing clients in US dollars. The portion of revenue now generated by subsidiaries outside the euro zone amounted to 61% of the 2007 total, with 16% in the US, 20% in the UK, 16% in Asia and 9% in other countries.

In 2007, the impact of foreign exchange trends on revenue was negative and affected growth by 3%.

GL TRADE has limited the effect on margins by pursuing a policy of strict cost control and ensuring that costs are incurred in currency zones where they generate revenues. In addition to distribution costs, which are local in nature, development costs are increasingly being decentralized from the Group’s headquarters.

The Group does not use Forex hedging instruments to guarantee its cash flows.

The evaluation of consolidated net assets held in foreign currencies shows that the Group is exposed to a risk of €227,000, assuming a negative and uniform movement in the euro’s exchange rate of 1 euro centime compared to all of the currencies considered from its rate at 31 December 2007.

Translation differences from converting foreign business revenues and affecting the Group’s consolidated reserves at 31 December 2007 amounted to €7,113,000, an increase of €5,590,000 compared to 31 December 2006 and of €7,457,000 compared to 31 December 2005.

Price risk

The price risk is low due to the amount of financial assets exposed, and was negligible for both 2005 et 2006 for reasons involving the Group’s financial policy. Cash assets are invested in short-term money market mutual funds or placed in risk free interest bearing accounts.

Risk of hedge accounting

The GL TRADE Group is not exposed to hedge accounting risk because it has opted not to use hedge accounting for its derivative financial instruments.

Note 36 - Information on share capital management

The Group’s objectives in managing its own funds are to ensure:

•	the continuation of operations,

•	compliance with debt to equity ratio (gearing),

€ ‘000s	2007	2006	2005
Financial debt	40,697	16,580	12,442
Shareholders’ funds	65,706	57,553	52,970
Gearing	62%	29%	23%

•	adequate yield for shareholders.

€ ‘000s	2007	2006	2005
Dividends*	12,493	10,568	13,439
Net income	23,740	19,456	26,540
Pay-out ratio	53%	54%	51%

(*)	proposed to the forthcoming ordinary general meeting and subject to its approval

The Group has not set up any financial instruments which could impact its shareholders’ funds other than in stock options plans. The capital dilution effect as a result of stock options as calculated on 31 December 2007 works out to only 0.5%. Moreover, the Group has not implemented any capital increases over the past three financial years.

GL TRADE S.A.

Consolidated statements of income

	Notes	Six months ended
€’000s		30 June 2008	30 June 2007
Revenue	(2)	108,208	94,264
Other operating income		3	484
Personnel costs	(3)	(54,207)	(48,724)
Depreciation, amortization and provisions		(2,301)	(1,905)
Other operating costs	(4)	(32,148)	(27,565)

Operating income before amortization of intangible assets resulting from business combinations		19,555	16,553
Amortization of intangible assets resulting from business combinations		(244)	(417)

Operating income		19,311	16,136

Interest on cash and cash equivalents		219	436
Other financial income		2,936	1,429
Cost of financial debt		(1,003)	(668)
Other financial costs		(4,119)	(1,490)

Net financial income (loss)	(5)	(1,967)	(292)
Share in income of associate companies		36	0

Profit before income tax		17,380	15,844

Income tax	(6)	(4,644)	(5,200)
Net income from discontinued operations		0	1,076

Net income		12,736	11,720

Attributable to
- Equity holders		12,702	11,687
- Minority interests		34	33

Net income in €		12,736	11,720

Earnings per share (attributable to holders of the parent company’s share)	(11)	1.32	1.22

The accompanying notes are an integral part of these consolidated financial statements.

GL TRADE S.A.

Statement of recognised income and expense

	Six months ended
€’000s	30 June 2008	30 June 2007
Translation differences	(2,735)	(1,356)
Actuarial differences	62	0

Total of income and costs recognized directly against equity	(2,673)	(1,356)
Profit for the period	12,736	11,720

Income and expense recognized during the period	10,063	10,364

Attributable to:
- Group Share	10,029	10,331
- Minority interests	34	33

The accompanying notes are an integral part of these consolidated financial statements.

GL TRADE SA

Consolidated balance sheet

		As at
€’000s	Notes	30 June 2008	31 December 2007
Property & equipment		6,276	6,771
Goodwill	(7) & (8)	116,801	131,183
Other intangible assets	(9)	5,816	4,890
Non-current financial assets		3,227	3,039
Investments accounted for under the equity method	(10)	2,705	0
Deferred tax assets	(12)	10,776	1,609

Non-current assets		145,601	147,492

Trade and other receivables		59,120	62,689
Current tax receivables		1,366	428
Current financial assets		0	438
Cash and cash equivalents		30,823	23,354

Current assets		91,309	86,909

Total assets		236,910	234,401

Share capital		293	293
Share premium		1,583	1,583
Reserves		47,924	39,093
Net income (attributable to the equity holders)		12,702	23,740

Shareholders’ equity (attributable to the equity holders)		62,502	64,709
Minority interests		1,031	997

Total equity		63,533	65,706

Non-current financial liabilities	(13)	20,659	27,609
Deferred tax liabilities	(14)	3,274	2,807
Retirement benefit obligation	(15)	3	19
Other non-current liabilities		0	2,899

Non-current liabilities		23,936	33,334

Current financial liabilities	(16)	27,777	22,997
Current tax liabilities	(17)	2,960	2,669
Trade payable and other debts	(17)	58,083	51,092
Provisions		616	636
Other current liabilities		60,005	57,967

Current liabilities		149,441	135,361

Total liabilities		173,377	168,695

Total liabilities and equity		236,910	234,401

The accompanying notes are an integral part of these consolidated financial statements.

GL TRADE SA

Consolidated statements of changes in shareholders’ equity

	Attributable to equity holders of the parent									Minority interests	Total Shareholders’ equity
€’000s	Share capital	Issue premium	Treasury shares	Stock option reserves	Actuarial differences	Hedging instrument reserves	Translation differences on foreign subsidiaries	Profit and retained earnings	Total
Equity at 1 January 2007	293	1,277	0	878	(169)	0	(1,523)	55,883	56,639	914	57,553
Change in 2007 equity

Translation difference on foreign subsidiaries							(1,355)		(1,355)		(1,355)
Other income and expense recognized directly in equity									0		0

Total items recognized directly in equity	0	0	0	0	0	0	(1,355)	0	(1,355)		(1,355)
Net income for the period								11,687	11,687	33	11,720

Total income and expense recognized in the period	0	0	0	0	0	0	(1,355)	11,687	10,332	33	10,365
Dividend payments								(10,568)	(10,568)		(10,568)
Repurchases and cancellations of treasury shares			(4)						(4)		(4)
Exercise of options		233							233		233
Hedging instruments						52			52		52

Equity at 30 June 2007	293	1,510	(4)	878	(169)	52	(2,878)	57,002	56,684	947	57,631

	Attributable to equity holders of the parent									Minority interests	Total Shareholders’ equity
€’ 000s	Share capital	Issue premium	Treasury shares	Stock option reserves	Actuarial differences	Hedging instrument reserves	Translation difference on foreign subsidiaries	Profit and retailed earnings	Total
Equity at 31 December 2007	293	1,583	(143)	1,004	(32)	54	(7,113)	69,063	64,709	997	65,706
Change in 2008 equity
Translation difference on foreign subsidiaries							(2,735)		(2,735)		(2,735)
Other income and expense recognized directly in equity					69				69		69

Total items recognized directly in equity	0	0	0	0	69	0	(2,735)	0	(2,666)		(2,666)
Net income for the period								12,702	12,702	34	12,736

Total income and expense recognized in the period	0	0	0	0	69	0	(2,735)	12,702	10,036	34	10,070
Dividend payments								(12,493)	(12,493)		(12,493)
Repurchases and cancellations of treasury shares			121					2	123		123
Exercise of options				134					134		134
Hedging instruments						(7)			(7)		(7)

Equity at 30 June 2008	293	1,583	(22)	1,138	37	47	(9,848)	69,274	62,502	1,031	63,533

The accompanying notes are an integral part of these consolidated financial statements.

GL TRADE SA

Consolidated statements of cash flows

	Six months ended
	30 June 2008	30 June 2007
€’000s	Continuing operations	Continuing operations	Discontinued operations	Continuing and Discontinued Operations
Net income	12,736	11,720		11,720

Add back depreciation, amortization and provisions	2,525	2,210		2,210
Add back changes in deferred taxes	755	161		161
Add back capital gains/(losses) on disposal	12	(846)		(846)
Add back share in profit of associated companies	(36)	0		0
Other non-cash items	226	80		80
Income tax expenses	3,889	4,842		4,842
Financial expenses	994	655		655

Cash flow from operations	21,101	18,822	0	18,822
Change in working capital used in operations	2,192	7,006		7,006
Income tax paid	(4,853)	(6,623)		(6,623)
Financial charges paid	(745)	(235)		(235)

Net cash provided/(used) by operating activities (A)	17,695	18,970	0	18,970

Acquisitions of fixed assets	(3,637)	(4,148)		(4,148)
Disposals of fixed assets	801	190		190
Short-term investments	0	0		0
Disposals of short-term investments	0	1,139		1,139
Acquisition of subsidiaries less cash acquired	(2,670)	(24,333)		(24,333)
Increase stakes in existing subsidiaries	(1,492)	0		0
Disposals of subsidiaries	0	0	(217)	(217)
Dividends from associated companies	0	0		0

Net cash provided/(used) by investing activities (B)	(6,998)	(27,152)	(217)	(27,369)

Dividends paid	0	0		0
Capital increase	0	233		233
Repurchase of own shares	(22)	(4)		(4)
Borrowings received	4,602	15,224		15,224
Repayments of borrowings	(7,008)	(3,255)		(3,255)

Net cash provided/(used) by financing activities (C)	(2,428)	12,198	0	12,198

Impact of changes in exchange rates (D)	(802)	(596)		(596)

Change in net cash (A)+(B)+(C)+(D)	7,467	3,423	(217)	3,206
Opening net cash	23,354	36,829		36,829

Closing net cash at 30 June 2008	30,823	40,252	(217)	40,035

The accompanying notes are an integral part of these consolidated financial statements.

GL TRADE S.A.

Notes to the unaudited consolidated financial statements

Accounting rules and methods

GL Trade SA is a company domiciled in France. The Company’s interim consolidated financial statements for the six months ended 30 June 2008 include the Company and its subsidiaries (together referred to as “the Group”) and the Group’s equity in associate or jointly controlled companies.

All the accounting rules and methods used by the Group are presented in the Group’s consolidated financial statements for the year ended 31 December 2007.

The Group’s consolidated financial statements for the year ended 31 December 2007 are available upon request from the Company’s registered offices at 42, rue Notre Dame des Victoires, 75002 Paris, or from the www.gltrade.com website.

Statement of compliance

The interim consolidated financial statements have been prepared in accordance with IAS 34, “Interim financial reporting”. They should be read in conjunction with the Group’s financial statements for the year ended 31 December 2007. The financial statements for the six months ended 30 June 2008 were prepared in accordance with the International Financial Reporting Standards (IFRS) as those used to prepare the full-year consolidated 2007 financial statements.

The interim consolidated financial statements were approved by the Board of Directors on 27 August 2008.

Basis of preparation

The interim consolidated financial statements are presented in thousands of euros. They are established on the basis of historical cost, with the exception of those assets and liabilities recorded at fair value, i.e. derivative financial instruments, financial instruments held for trading purposes and financial instruments classified as available for sale.

Non-current assets and groups of assets held for sale are measured at the lower of their carrying amount and fair value less costs to sell.

Estimates

The preparation of the interim consolidated financial statements requires management to exercise judgment, make estimates and use assumptions that affect the application of accounting policies and reported amounts of asset, liability, income and expense amounts. Actual values may differ from the estimated amounts.

For the preparation of the interim consolidated financial statements, methods used in the exercising of judgement by management in applying the Group’s accounting methods and the main sources of uncertainty regarding its estimates are identical to those described in the full-year consolidated financial statements for 2007.

Accounting methods have been applied in a uniform manner by all Group companies.

Note 1 - Scope of consolidation

At 30 June 2008, the scope of consolidation included the following companies:

	Head office	Holding company	30 June 2008		30 June 2007
Company			%	Method	%	Method
GL TRADE SA	France		Parent company		Parent company
GL MULTIMEDI@ SA	France	GL TRADE SA	82.01%	FC	82.01%	FC
GL TRADE LTD	UK	GL TRADE SA	100%	FC	100%	FC
GL TRADE AG	Germany	GL TRADE SA	100%	FC	100%	FC
GL TRADE BV	Netherlands	GL TRADE SA	100%	FC	100%	FC
GL TRADE IBERICA S.L.	Spain	GL TRADE SA	100%	FC	100%	FC
GL TRADE SUISSE SA (**) (***)	Switzerland	GL TRADE SA	100%	FC	100%	FC
GL TRADE BELGIUM SA	Belgium	GL TRADE SA	100%	FC	100%	FC
GLESIA SRL (*)	Italy	GL TRADE SA	100%	FC	100%	FC
GL TRADE AMERICAS INC (ex GL CONSULTANTS INC)	USA	GL TRADE HOLDINGS INC	100%	FC	100%	FC
GL TRADE SOLUTIONS PTE LTD	Singapore	GL TRADE SA	100%	FC	100%	FC
GL TRADE SYSTEMS LTD HK	Hong Kong	GL TRADE SA	100%	FC	100%	FC
GL TRADE AUSTRALIA PTY LTD	Australia	GL TRADE SA	100%	FC	100%	FC
GL TRADE JAPAN KK	Japan	GL TRADE SA	100%	FC	100%	FC
GL TRADE SOUTH AFRICA PTY LTD	South Africa	GL TRADE SA	100%	FC	100%	FC
GL SETTLE LTD	UK	GL TRADE SA	100%	FC	100%	FC
UBITRADE SA (****)	France	GL TRADE SA	Merged	FC	100%	FC
GL TRADE MENA SARL (ex UBITRADE MSP)	Tunisia	GL TRADE SA	100%	FC	100%	FC
UBITRADE OSI SARL	Tunisia	GL TRADE SA	100%	FC	100%	FC
GL SOFTWARE UNIPESSOAL LDA	Portugal	GL TRADE SA	100%	FC	100%	FC
GL SETTLE INC (ex OASIS)	USA	GL TRADE HOLDINGS INC	100%	FC	100%	FC
GL TRADE HOLDINGS INC	USA	GL TRADE SA	100%	FC	100%	FC
EMOS FUTURES LTD	UK	GL TRADE SA	In liquidation	FC	In liquidation	FC
GL TRADE OVERSEAS INC (ex NYFIX OVERSEAS INC)	USA	GL TRADE SA	100%	FC	100%	FC
GL Bilglsayar Hizmetleri Ticaret Ltd Sirketi	Turkey	GL TRADE SA	100%	FC	100%	FC
GL Trade Capital Market Solutions Inc. (ex FNX Limited Business Corporation)	USA	GL TRADE HOLDINGS INC	100%	FC	100%	FC
FNI (I), L.L.C	USA	GL Trade Capital Market Solutions Inc.	100%	FC	100%	FC
FNX (UK) LTD	UK	FNI (I), L.L.C	100%	FC	100%	FC
FNX, L.L.C.	USA	GL Trade Capital Market Solutions Inc.	100%	FC	100%	FC
FNX LTD, Mauritius	Mauritius	GL Trade Capital Market Solutions Inc.	100%	FC	100%	FC
Prismlight Pte Ltd	Singapore	FNX LTD, Mauritius	100%	FC	100%	FC
FNX Solutions (Thailand) Co., Ltd Juristinc Person, Limited Company	Thailand	GL Trade Capital Market Solutions Inc.	100%	FC	100%	FC
FNX (Thailand) Co., Ltd Juristinc Person, Limited Company	Thailand	GL Trade Capital Market Solutions Inc.	100%	FC	100%	FC
FNX India Software Private Limited	India	GL Trade Capital Market Solutions Inc.	100%	FC	100%	FC
GL TRADE TUNISIA SARL	Tunisia	GL TRADE SA	100%	FC	100%	FC
INFOTEC SA (***)	Switzerland	GL TRADE SA	Merged	FC
IFIS INFOTEC FRANCE Sarl	France	GL TRADE SUISSE SA	100%	FC
INFOTEC (Deutchland) GmbH	Germany	GL TRADE SUISSE SA	100%	FC
INFOTEC FINANCIAL (UK) LIMITED	UK	GL TRADE SUISSE SA	100%	FC
IFIS INFOTEC (USA) INC.	USA	GL TRADE SUISSE SA	100%	FC
GL TRADE SOFTWARE DOO BELGRADE LLC	Serbia	GL TRADE SA	100%	FC
DECISION SOFTWARE INC.	USA	GL TRADE HOLDINGS INC	100%	FC
NEXFI SAS	France	GL TRADE SA	30%	EQ

(*)	Legally 51% owned by GL Trade SA w/o application of IAS 32 and 39

(**)	Legally 93.054% owned by GL Trade SA w/o application of IAS 32 and 39

(***)	Merger of GL Trade Scweiz AG with Infotec SA at 30 Sept. 2007

(****)	Merger of GL Trade SA and Ubitrade SA at 28 January 2008

FC: full consolidation EQ: equity method

The Company has not carried out any securitization transactions or created any special-purpose entities.

Changes in the scope of consolidation

•	On 28 January 2008, UBITRADE SA was wound up without being liquidated, and all its assets and liabilities were transferred to its only shareholder, namely GL Trade SA.

•	During February 2008, the GL Trade SA group acquired 30% of the share capital of NEXFI, a company having its registered office in France.

Foreign currency translation

The exchange rates used at 30 June 2008 were as follows:

Currencies	Average euro exchange rate	Closing euro exchange rate
1 AUD	0.60441	0.61084
1 CHF	0.62270	0.62282
1 GBP	1.28988	1.26223
1 HKD	0.08378	0.08134
1 INR	0.01605	0.01478
1 JPY	0.00623	0.00601
1 MUR	0.02414	0.02327
1 SGD	0.47100	0.46629
1 THB	0.02062	0.01896
1 TND	0.55235	0.54474
1 TRY	0.52920	0.51752
1 USD	0.65322	0.63436
1 ZAR	0.08515	0.08102

Note 2 - Revenue

The comparable structure figures are calculated by excluding revenue from companies in the FNX, INFOTEC and DECISION SOFTWARE Inc. groups. INFOTEC and DECISION SOFTWARE Inc. were acquired during the second half of 2007. The FNX group, which was acquired on 28 February 2007, was not included in comparatives at comparable structure.

Revenue at constant exchange rates is calculated using June 2007 exchange rates.

•	Revenue by business line and by region at constant exchange rates and at a comparable structure

€’000s	Six months ended 30 June 2008	Six months ended 30 June 2007	2008/2007	At constant exch. rates & Like-for- Like
Trading Solutions and Client Connectivity BL	70,550	70,831	(0)%	5%
France	14,195	13,241	7%	7%
UK	12,925	14,872	(13)%	(0)%
Emea	21,829	22,182	(2)%	(1)%
Asia	15,034	11,770	28%	36%
USA	6,567	8,766	(25)%	(14)%

Post Trade Derivatives BL	16,036	11,931	34%	45%
France	4,819	3,875	24%	25%
UK	4,722	2,635	79%	106%
Emea	1,815	1,421	28%	28%
Asia	1,391	884	57%	63%
USA	3,289	3,116	6%	22%

Capital Market Solutions BL	7,916	7,905	0%	(10)%
France	1,786	2,158	(17)%	(2)%
UK	324	213	52%	0%
Emea	16	23	(30)%	0%
Asia	1,665	1,176	42%	0%
USA	4,125	4,335	(5)%	23%

Post Trade Securities BL	3,968	3,597	10%	23%
France	43	0	0%	0%
UK	2,812	3,280	(14)%	(2)%
Emea	473	110	330%	329%
Asia	665	207	221%	251%
USA	(25)	0	n/a	n/a

Information Services BL	7,645	n/a	n/a	n/a
France	130	n/a	n/a	n/a
UK	549	n/a	n/a	n/a
Emea	6,966	n/a	n/a	n/a
Asia	0	n/a	n/a	n/a
USA	0	n/a	n/a	n/a

Decision Software	2,093	n/a	n/a	n/a
France	0	n/a	n/a	n/a
UK	0	n/a	n/a	n/a
Emea	0	n/a	n/a	n/a
Asia	0	n/a	n/a	n/a
USA	2,093	n/a	n/a	n/a

Total turnover	108,208	94,264	15%	10%

Note 3 - Personnel costs

•	Analysis of headcount by region

	Six months ended 30 June 2008	Six months ended 30 June 2007	Change in scope of consolidation	Like-for-Like	% change Like-for-Like	% change at current scope
France	463	454	0	463	2%	2%
UK	201	207	2	199	(4)%	(3)%
Emea	373	296	41	332	12%	26%
Asia	189	172	0	189	10%	10%
US	200	194	14	186	(4)%	3%

Total	1,426	1,323	57	1,369	3%	8%

Personnel costs are the Group’s largest cost item and accounted for 50.1% of the consolidated revenue as opposed to 51.7% in 2007.

The Group continues its efforts to reduce its personnel costs in conjunction with revenue.

€’000s	Six months ended 30 June 2008	Six months ended 30 June 2007
Fixed remuneration	34,952	32,561
Variable remuneration*	7,845	5,694
Social charges	11,410	10,469

Total	54,207	48,724

*	Included in 2008 is a non-recurring bonus of €2.3m awarded to 20 or so Group managers.

Note 4 - Other operating costs

Other operating costs break down as follows:

	Six months ended
€’000s	Six months ended 30 June 2008	Six months ended 30 June 2007	% change 2008/2007
Telecommunication costs	3,373	2,918	16%
GL Net and ASP site hosting costs	1,675	1,767	(5)%
Acquisition of financial market information	7,973	3,888	105%
Outsourcing and distribution fees to SIA	997	1,405	(29)%
Outsourced consulting	282	114	148%
Purchase of equipment charged to clients	654	680	(4)%

Direct cost of sales	14,954	10,772	39%

Rent and service charges	5,340	4,812	11%
Travel and entertainment expenses	2,840	2,725	4%
Advertising, trade fairs, promotions	723	789	(8)%
Telephone	955	904	6%
Recruitment, accounting, audit and legal fees	3,267	3,407	(4)%
Temporary staff and IT outsourcing	1,316	1,545	(15)%
Maintenance	337	376	(10)%
Administrative supplies and minor items	530	370	43%
Insurance	390	391	(0)%
Taxes other than on income	1,006	1,012	(1)%
Other costs	490	462	6%

Total other costs	17,194	16,793	2%

Changes in the first half of 2008 came mainly from the increase in financial and stock market data procurement costs (up €4,085,000). This increase was attributable to the acquisition in July 2007 of the INFOTEC group specialized in the distribution of financial data.

Other expenses varied in proportion to revenue owing notably to the external growth transactions completed in 2007. The acquisitions of the INFOTEC group and of DECISION SOFTWARE Inc. were completed during the second half of 2007. Since the acquisition of the FNX group was completed on 28 February 2007, only four months of activity were included in the interim 2007 consolidated financial statements.

Note 5 - Net financial income (loss)

€’000s	Six months ended 30 June 2008	Six months ended 30 June 2007
Proceeds from sale of marketable securities and other income	219	436

Income from cash and cash equivalents (A)	219	436

Interest and similar charges	(1,003)	(668)

Cost of debt (B)	(1,003)	(668)

Foreign exchange losses	(3,233)	(1,450)
Other	(886)	(40)

Other financial costs (C)	(4,119)	(1,490)

Foreign exchange gains	2,602	1,400
Other	334	29

Other financial income (D)	2,936	1,429

Net financial income/(loss) (A) + (B) + (C) + (D)	(1,967)	(292)

Net financial income/(loss) in the first half of 2008 totalled (€1.967 million) versus (€0.292 million) in the year-earlier period.

Foreign exchange differences resulted in a loss for the Group of €631,000 in the first half of 2008, compared with a loss of €50,000 in the first half of 2007.

Cost of debt during the first half of 2008 exceeded those incurred in the first half of 2007 by €335,000 following the borrowings arranged in February and November 2007 in order to finance the Group’s external growth.

The Other financial costs item primarily reflects the dividends paid to minority shareholders in Glesia, which were accounted for under goodwill in the previous year.

Note 6 - Income tax

€’000s	Six months ended 30 June 2008	Six months ended 30 June 2007
Consolidated pre-tax income	17,380	15,844
Theoretical tax rate (underlying rate applicable to parent company)	34.43%	34.43%

Theoretical tax charge	5,974	5,455
Difference in foreign company tax rates	(1,514)	(311)
Unused/uncapitalised tax losses for the year	176	217
Use of uncapitalised tax loss carryforwards	(327)	0
Permanent differences	856	(278)
Research tax credits	(633)	0
Other	112	(80)

Actual tax charge	4,644	4,842

Effective tax rate	26.77%	32.82%

Note 7 - Goodwill

Company (€’000s)	31 December 2007	Opening adjustment	Acquisition	Earn-out	Put option	Goodwill allocation	Deferred tax	Increase/ Decrease	Foreign exchange differences	30 June 2008
GL TRADE LTD	3,227								(233)	2,994
GL TRADE AMERICAS INC.	9,834								(542)	9,292
GL MULTIMEDI@ SA	1,075									1,075
GL TRADE BV	2,632									2,632
GL TRADE JAPAN KK	4,306									4,306
GLESIA	9,464									9,464
GL SETTLE LTD	7,578									7,578
GL TRADE SYSTEMS LTD HK	8,285									8,285
UBITRADE SA	18,283									18,283
GL SETTLE INC.	2,302								(148)	2,154
EMOS SYSTEMS SAS	4,165								9	4,174
GL TRADE OVERSEAS INC.	8,060			(273)					(524)	7,262
FNX CORPORATION LTD	25,954	94		(1,496)			(3,313)		(1,580)	19,658
INFOTEC SA	18,041						(6,396)		550	12,195
DECISION SOFTWARE INC.	7,977								(528)	7,449

Total	131,183	94	0	(1,769)	0	0	(9,709)	0	(2,996)	116,801

GL TRADE OVERSEAS Inc.

The final earn-out payment to the former shareholders of GL OVERSEAS Inc. (previously NYFIX OVERSEAS Inc.) was made on 17 June 2008 amounting to US$2.296 million.

At 31 December 2007, the Group recognised US$2.714 million in respect of this earn-out payment.

FNX group

The GL TRADE group finalised its additional analysis concerning the allocation of the FNX goodwill to identifiable items separable from goodwill within the twelve-month period from the date of acquisition available under IFRS 3.

The goodwill value was impacted by an increase of US$143,000 following adjustments made to the opening balance sheet of the FNX group’s subsidiaries concerning current assets and a reduction of US$5.072 million deriving from the recognition of tax losses recognized prior to the acquisition of FNX LIMITED BUSINESS CORPORATION (see Note 12 on deferred tax assets).

In addition, the GL TRADE group revised its assumptions concerning the earn-out payment due to the former shareholders of the FNX group. It considers that no earn-out payment will have to be made and has recognised a reduction in goodwill of US$2.290 million.

INFOTEC group

The GL TRADE is currently carrying out additional analysis concerning the allocation of the INFOTEC goodwill to identifiable items separable from goodwill within the twelve-month period from the date of acquisition allowed under IFRS 3.

The goodwill value was impacted solely by the recognition of the tax losses recorded prior to the acquisition amounted by of CHF10.272 million (see Note 12 on deferred tax assets).

The assumptions concerning the measurement of the debt arising on the option to buy out minority shareholders were maintained, and the value recognised in goodwill stands at CHF4.239 million, which is identical to that recognised at 31 December 2007.

DECISION SOFTWARE Inc.

The acquisition of 100% of the shares in DECISION SOFTWARE Inc. on 16 November 2007 gave rise to the recognition of US$9.841 million in goodwill.

In parallel, the Group is conducting additional analyses to ensure that there are no other identifiable items separable from goodwill. Depending on the outcome, the value determined at 31 December 2007 may possibly be modified within the twelve-month period from the date of acquisition available under IFRS 3.

The acquisition agreement provides for an earn-out payment to be assessed based on projected revenue as at year-end 2008. At 31 December 2007, the Group set aside a provision for an earn-out payment of US$1.902 million. At 30 June 2008, this amount did not change.

Note 8 - Allocation of goodwill to the Cash-Generating Units

Goodwill allocated in €’000s	Trading Solutions & Client Connectivity	Post Trade Derivatives	Capital Market Solutions	Post Trade Securities	Information Services	Decision Software	Total
GL TRADE LTD		2,994					2,994
GL TRADE AMERICAS INC.	9,292						9,292
GL MULTIMEDI@ SA	1,075						1,075
GL TRADE BV	2,632						2,632
GL TRADE JAPAN KK	4,306						4,306
GLESIA	9,464						9,464
GL SETTLE LTD	2,173			5,405			7,578
GL TRADE SYSTEMS LTD HK	8,285						8,285
UBITRADE SA		13,750	4,533				18,283
GL SETTLE INC.			2,154				2,154
EMOS SYSTEMS SAS		4,174					4,174
GL TRADE OVERSEAS INC.	7,262						7,262
FNX CORPORATION LTD			19,658				19,658
INFOTEC SA					12,195		12,195
DECISION SOFTWARE INC.						7,449	7,449

Total	44,489	20,918	26,345	5,405	12,195	7,449	116,801

Impairment tests

Management did not find any indication of impairment in the goodwill recognised at 30 June 2008.

In accordance with IAS 36, the GL TRADE group did not conduct any impairment test as at 30 June 2008.

Note 9 - Other intangible assets

The €1 million increase in other intangible assets is primarily due to:

•	the net change of €0.8 million in development costs,

•	amortization of non-current assets arising from the allocation of goodwill, with a negative impact of €0.2 million,

•	the net change of €0.1 million in production start-up costs for SAP software, and

•	the remainder of €0.3 million, represents net acquisitions of office productivity and management software net of amortization.

Management did not identify any indication of impairment in the other intangible assets recognised at 30 June 2008.

In accordance with IAS 36, the GL TRADE group did not conduct any impairment test as at 30 June 2008.

Note 10 - Investments accounted for under the equity method

NEXFI

On 18 February 2008, GL TRADE SA acquired 30% of the shares in NEXFI for €2.670 million. The equity value was deducted from the value of the investment recognised according to the equity method at €162,000.

Note 11 - Earnings per share

	Six months ended	Six months ended
€’000s	30 June 2008	30 June 2007
Net income for the year (group share)	12,702	11,687

(A) Net income attributable to holders of ordinary shares	12,702	11,687

Opening number of ordinary shares in issue	9,610,261	9,601,221
Shares issued/(cancelled) during the period	0	6,320
Treasury shares	600	100

(B) Closing number of ordinary shares	9,609,661	9,607,641
Effect of options to issue	12,575	52,903

(C) Potential capital	9,622,236	9,660,544

(A)/(B) Earnings per share before dilution	1.32	1.22

At 30 June 2008, GL TRADE SA’s share capital stood at €293,056 divided into 9,610,261 fully paid shares belonging to a single category with a nominal value of €0.03.

Note 12 - Deferred tax assets

€’000s	As at 30 June 2008	As at 31 December 2007
Property and equipment	86	92
Tax loss carryforwards before acquisitions	9,309	102
Employee benefits	284	449
Provisions	47	63
Working capital items	1,050	903

Total	10,776	1,609

The Group recognised tax losses incurred prior to the acquisition of the FNX and INFOTEC groups in respective amounts of €3.217 million and €6.398 million in accordance with IAS 12.

When these tax losses are subsequently used, the Group will recognise a tax charge to neutralise the impact of these tax savings on the income statement. The assumptions used to measure these deferred tax assets were determined under a loss utilisation plan deemed to be the most likely at present.

Employee benefits comprise the tax on employee profit sharing and the employer contribution to be paid to French employees.

The deferred tax asset on Working Capital Requirements (WCR) items primarily comprise prepaid income and provisions for personnel costs in foreign subsidiaries.

Note 13 - Non-current financial liabilities

€’000s	As at 30 June 2008	As at 31 December 2007
Bank borrowings	13,200	17,700
Financial debts from option to buy out minority interests	7,459	9,909

Total	20,659	27,609

The assumptions used to measure the financial liabilities arising from the undertaking to buy out GLESIA are the same as those determined at 31 December 2007. An expense of €137,000 was recognised to take into account the discounting effect at 30 June 2008.

The financial debt representing the option to buy out the INFOTEC group’s minority interest was reclassified from non-current financial liabilities to current financial liabilities.

Note 14 - Deferred tax liabilities

€’000s	As at 30 June 2008	As at 31 December 2007
Intangible assets	1,633	1,419
Financial assets	67	0
Employee benefits	12	30
Provisions	1,102	1,092
Other	460	266

Total	3,274	2,807

Deferred tax liabilities on intangible assets comprise €1,328,000 from the capitalisation of R&D costs and €305,000 from the allocation of goodwill.

Of the deferred tax liabilities on provisions, €730,000 comprise the tax impact on the elimination of intercompany provisions for the INFOTEC group.

Note 15 - Employee benefits

In accordance with IAS 19 and Group policy the GL TRADE Group did not carry out an actuarial assessment as at 30 June 2008.

Note 16 - Current financial liabilities

€’000s	As at 30 June 2008	As at 31 December 2007
Bank borrowings	16,803	18,688
Financial debt from option to buy out minority interests	2,720	0
Other borrowings	8,254	4,309

Total	27,777	22,997

Bank borrowings represent outstanding borrowings repayable in less than one year.

During the first half of 2008, GL TRADE SA repaid its bank borrowings for an amount of €7 million, compared with €3.3 million during the first half of 2007. The Group arranged a €4 million borrowing from NYSE Euronext.

The GL TRADE group recognised under current financial liabilities its undertaking to buy out INFOTEC Group’s minority interest in accordance with IAS 32 § 23 and AG 29. The debt recognised at 30 June 2008 amounted to €2,720,000. This financial liability was valued at the exercise price of the option determined in line with contractually agreed criteria and represents the discounted fair value of the minority shareholders’ investment in the INFOTEC group.

The valuation assumptions are identical to those as at 31 December 2007. The change in liability was recognised through an adjustment to goodwill. A financial expense of €54,000 was recognised to take into account the discounting effect as at 30 June 2008.

Note 17 - Trade payables, other payables and current tax liabilities

€’000s	As at 30 June 2008	As at 31 December 2007
Trade payables	13,250	16,808
Current tax liabilities	2,960	2,669
Advances and deposits received	8,275	6,086
Social security contributions	16,551	17,475
Tax liabilities	5,010	6,953
Other liabilities	14,997	3,769

Total	61,043	53,761

Other liabilities include the €12,493,000 in dividend payments due to 11 July 2008. This item also includes an amount held in escrow and the earn-out payment due to DECISION SOFTWARE Inc’s shareholders which respectively amounts to €455,000 and €1,231,000.

Note 18 - Litigation

In September 2005, US company Trading Technologies (TT) confirmed its claim against GL TRADE SA and GL TRADE Americas Inc before the Illinois Court, accusing the companies of having included in their software elements that TT claims were protected by its US patents. This claim follows a dozen other claims launched against some of its competitors and clients.

The proceedings are ongoing. To date, the plaintiff’s demands have not been quantified. The GL TRADE SA group, created several years before TT, believes that it has substantial prior art that would be an important point in its defence. Accordingly, no provision was set aside to cover this claim in the financial statements at 30 June 2008.

The legal fees recognised in relation to this dispute in the first half of 2008 amounted to €401,000.

The Group has not identified any other unprovisioned risks, litigation or exceptional event liable to have an impact on the Group’s financial position.

Note 19 - Segment reporting

Primary segment reporting format: by business line

	Trading Solutions / Client Connectivity		Post Trade Derivatives		Post Trade Securities		Capital Market Solutions		Information Services		Decision Software		Total
€’000s	Jun-08	Jun-07	Jun-08	Jun-07	Jun-08	Jun-07	Jun-08	Jun-07	Jun-08	Jun-07	Jun-08	Jun-07	Jun-08	Jun-07
Income statement items

Revenue	70,549	70,831	16,036	11,931	3,968	3,597	7,916	7,905	7,645	n/a	2,093	n/a	108,208	94,264

Operating income (before amortisation of intangible assets created through business combinations)	13,150	13,649	5,806	2,589	871	371	-625	-56	-346	n/a	701	n/a	19,556	16,553
Percentage	18.6%	19.0%	36.2%	22.0%	21.9%	10.0%	-7.9%	-1.0%	-4.5%	n/a	33.5%	n/a	18.1%	17.6%

Note 20 - Related party information

At 30 June 2008, GL TRADE SA was 55.2% owned by Holding Financière Montmartre, in which the NYSE Euronext group owns a 57.77% stake. The NYSE Euronext group also directly owns an 8.2% stake in GL TRADE SA. The GL TRADE sub-group is fully consolidated by the NYSE Euronext group.

GL TRADE group’s ultimate parent company is NYSE Euronext, 11 Wall Street, New York, New York 10005.

The founders and current directors of the GL TRADE group, Messrs Gatignol, Laurent and Morin, own 42.23% of Holding Financière Montmartre.

GL TRADE Group: Related party transactions

	30 June 2008				30 June 2007
€’000s	Expense	Income	Loans	Borrowings	Expense	Income	Loans	Borrowings
Directors(1)
NYSE Euronext group(2)(3)	865			8,057	349	115
Holding Financière Montmartre		1		3		5
Logic Invest

Total	865	1	0	8,060	349	120	0	0

(1)	Excluding salary and director’s remuneration

(2)	Services provided as part of the normal business activities of the two entities.

(3)	Borrowings: a short-term (1 yr.) credit line for €10 million taken out in November 2007, with which GL TRADE can draw down and repay at its convenience. The terms and conditions of this credit line are comparable to those of the recent borrowings GL TRADE has contracted with its bankers.

Transactions between GL TRADE SA and its subsidiaries, which are related parties, were eliminated during the consolidation process and are not presented in this note.

Note 21 - Commitments

Covenants

•	Calyon and Crédit Lyonnais borrowings

Under the two loan agreements with CALYON and CRÉDIT LYONNAIS for an initial total of €22 million, GL TRADE SA gave undertakings to these two companies that for the durations of the agreements and until full repayment of the amounts due:

•

it would not grant nor allow to be granted by one or more of its major subsidiaries any lien or real or personal guarantee against any present or future borrowing without the prior agreement of the majority of the Banks and without granting to these lenders at the same time the same lien or guarantee having the same ranking and covering repayment of all amounts that might fall due under the loan agreement,

•	it would ensure that at the end of each financial year consolidated net debt shall be no more than:

•	one times net shareholders’ equity;

•	two times consolidated EBITDA (earnings before interest, tax, depreciation and amortisation).

•	HSBC borrowing

As a guarantee for the borrowing from HSBC France to finance the acquisition of the FNX Group, GL TRADE SA has pledged 30% of its shares in GL TRADE Holdings Inc., as collateral against the loan principal of €13 million.

In addition, GL TRADE SA undertook to maintain the ratio of total gross medium- and long-term debt and restated lease commitments to equity at less than 1 to 1, and the ratio of total gross medium- and long-term debt and restated lease commitments to EBITDA at less than 3 to 1.

•	SOCIÉTÉ GÉNÉRALE borrowing

Under the borrowing agreement contracted with SOCIÉTÉ GÉNÉRALE to finance the acquisition of the FNX group, GL TRADE SA undertook that at each consolidated accounts approval date:

•	consolidated net debt to equity would be maintained at 1 to 1 or lower;

•	the ratio of its consolidated net debt to consolidated gross operating income would remain below 3.5;

•	consolidated net equity to consolidated total assets would remain above 20%;

•	consolidated net cash would remain above €15 million.

All these covenants were met at as at 31 December 2007.

Early redemption of LCL and CALYON loans

GL TRADE SA may, at each interest payment date, make a full early reimbursement of the borrowing, solely by making payment to the banks of:

•	the outstanding principal due under the loan,

•	accrued interest on the loan,

•	the re-application indemnity due under the loan agreement,

•	all other sums due under the loan agreement.

Contingent liabilities

GLESIA:

As part of SIA’s purchase of an equity stake in GLESIA, formerly GL TRADE Italia, GL TRADE SA (51% owner) and SIA (49% owner) renewed their agreement for a three-year period from 1 January 2007, with the following main provisions:

•	SIA granted GLESIA non-exclusive distribution rights for its GAM and FinestWay products;

•	SIA provided GLESIA with all Facility Management and Help Desk services.

The General Meeting of Shareholders held in April 2008 for the 2007 financial year approved the payment of a €1,379,000 dividend, of which €703,000 was for GL TRADE SA. It was paid out in May 2008. There are no further preferred dividends to be paid from the 2007 financial year onwards.

As a reminder, under the terms of the new agreement, SIA and GL TRADE SA agreed that if one of the parties decides to terminate the agreement, SIA will sell its shares in Glesia, and GL TRADE SA will be obliged to purchase them at a price determined as follows: (0.49 x EBIT x n—net liabilities), where n is 4.2x if GL TRADE SA terminates the contract and 2.5x if SIA terminates the contract. This commitment was recognised under the Group’s non-current financial liabilities.

FNX group

Earn-out clause

The acquisition price for FNX will be increased by an amount based on 2007 revenue, backlog and 2008 FNX group, and GL Settle Inc.’s revenue.

This earn-out payment is capped at a maximum of US$5,000,000 at year-end 2007. Given the results recorded by the FNX business, no earn-out payment is due in respect of this period.

The earn-out payment is capped at a maximum of US$7,500,000 at year-end 2008 and payable during the second quarter of 2009. At 31 December 2007, a liability of US$2,500,000, i.e. €1,698,000, was recognised in respect of this item (excluding the unwinding of the discount). The discounted value of the liability stood at €1,607,000 at 31 December 2007. Given the results recorded by the FNX business, no provision was booked for an earn-out payment at 30 June 2008. The existing liability at 31 December 2007 was cancelled.

FERMAT

Earn-out clause

The disposal price set in the sale agreement for FERMAT distribution agreement will be increased by 10% of the amount of services performed in 2007 by the FERMAT group in Germany and Austria, or for its existing customers at the date of the discontinuation of the business, capped at €500,000. Where appropriate, Fermat will make any earn-out payment during the first half of 2008.

A balance of €250,000 on the initial price is also due by FERMAT in the first quarter of 2009. At this stage of the year, no earn-out payments have been recognised in the financial statements.

INFOTEC group

Put Option clause

On 1 July 2007, GL TRADE SA acquired more than 90% of the shares in Swiss company INFOTEC SA. Each minority shareholder undertook to sell its shares on the terms set out below, and GL TRADE SA took a put option to buy out the Infotec SA shares held by minorities in 2009.

The share disposal price depends on the turnover growth of the INFOTEC business in 2007 and 2008, and on EBIT margin for 2008.

The total consideration for the shares may not exceed CHF6 million and will be paid in the second quarter of 2009.

At 30 June 2008, this liability was recognised at a value of CHF4.5 million, i.e. €2,803,000 (excluding the discounting effect) in the Group’s financial statements. The discounted value of this liability amounts to €2,720,000 at 30 June 2008.

The merger of INFOTEC SA into GL TRADE Suisse SA, formerly GL TRADE Schweiz AG, did not change the terms of the undertaking.

DECISION SOFTWARe Inc.

Earn-out clause

The acquisition price will be increased by an amount depending on revenue from new contracts signed in 2008 and is capped at US$2 million.

At 30 June 2008, a US$2m liability, i.e. €1,269,000, was recognised (excluding the discounting effect). The discounted value of this liability stands at €1,231,000 at 30 June 2008. The definitive amount will be payable in the first quarter of 2009.

NEXFI

Promise to sell

In connection with the acquisition of a 30% interest in NEXFI by GL TRADE SA, a shareholders’ agreement was signed on 18 February 2008. In Article 3 of which NEXFI’s Founders have a put option to sell to GL all their shares in GL TRADE SA.

It is stated that this promise to sell granted by the founders will have to be exercised by GL TRADE SA during the second quarter of 2010, with the effective sale of the shares taking place during the first half of 2011 within 15 days of the approval of NEXFI’s financial statements for the year ending on 31 December 2010.

The cost of each Share will be correspond to the value of NEXFI group, to be calculated by multiplying the 2010 financial year revenue, in line with GL’s GAAP, by a factor (“the Multiple”) as described in the shareholders’ agreement, adjusted by the amount of Nexfi’s working capital at the date on which the transaction took place, this value will be divided by the total number of Shares in NEXFI’s share capital at the completion date of the transaction.

To the best of the Company’s knowledge, there are no significant off-balance sheet commitments other than those presented in this note.

Note 22 - Events occurring after the balance sheet date

•

On 1 October 2008, SunGard Data Systems Inc., a global leader in software and processing solutions for financial services, higher education and the public sector, completed its acquisition of a majority interest in GL TRADE. SunGard acquired from Euronext Paris S.A. and GL TRADE’s three founders, Messrs. Pierre Gatignol, Louis-Christophe Laurent and Frédéric Morin, together with entities controlled by them, 6,200,030 shares of GL TRADE, representing 64.51% of GL TRADE’s share capital, at a price of €41.70 per share. The transaction puts a value of €400.7 million on 100% of GL TRADE’s share capital (excluding the effect of outstanding stock options).

In accordance with the AMF General Regulation (“règlement général de l’AMF”), Paris-based Oddo Corporate Finance launched on SunGard’s behalf an all-cash tender offer under the simplified procedure (“offre publique d’achat simplifiée”) for the remainder of GL TRADE’s share capital at the same price of €41.70 per share. At 28 November 2008, SunGard owns approximately 99% of GL TRADE.

•	In connection with SunGard’s acquisition of GL Trade, the loan from the parent company, EURONEXT PARIS, was fully repaid.

SUNGARD DATA SYSTEMS INC.

UNAUDITED PRO FORMA COMBINED CONDENSED FINANCIAL DATA

The following unaudited pro forma combined condensed financial data of SunGard Data Systems Inc. as of December 31, 2008 have been derived by applying pro forma adjustments attributable to the GL TRADE S.A. acquisition and related debt financing (the “Transactions”) to our historical audited financial statements. We have based our unaudited pro forma adjustments upon available information and assumptions that we consider reasonable under the circumstances. Our unaudited pro forma combined condensed financial data is not necessarily indicative of what our actual financial position or results of operations would have been had the Transactions occurred for the period indicated, nor does it purport to represent our future results of operations.

The unaudited pro forma combined condensed statement of operations data for the year ended December 31, 2008 gives effect to the Transactions as if they were consummated on January 1, 2008. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with this unaudited pro forma combined condensed financial data.

In our unaudited pro forma combined condensed financial data, we have accounted for the GL TRADE S.A. acquisition as a purchase in accordance with SFAS No. 141, “Business Combinations.” Under purchase accounting, the total acquisition consideration is allocated to our assets and liabilities based upon preliminary estimates of fair value. The final allocations of acquisition consideration will be based on management’s final valuation analyses, which we expect to be completed in mid-2009. Any adjustments based on these final valuation analyses may change the allocations of the acquisition consideration, which could affect the fair value assigned to our assets and liabilities and could result in a material change to the unaudited pro forma combined condensed financial data.

The unaudited pro forma combined condensed financial data is presented for information purposes only and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the historical financial statements and related notes of SunGard Data Systems Inc. and the historical financial statements and related notes of GL TRADE S.A. included elsewhere herein.

SunGard Data Systems Inc.

Pro Forma Combined Condensed Statement of Operations

For the Year Ended December 31, 2008

(Unaudited)

(in millions)	Historical GL TRADE (1)	Historical GL TRADE (1)	Historical SunGard (2)	Pro Forma Adjustments (3)		Pro Forma Combined
Exchange Rate		$1.51752
Revenues	€154	$234	$5,596	$—		$5,830

Operating expenses	127	193	5,126	27	(4)	5,346

Income from operations	27	41	470	(27)		484
Interest income	—	—	18			18
Interest expense and amortization of deferred financing fees	(2)	(3)	(599)	(73	) (5)	(675)
Other expense	—	—	(93)	—		(93)

Income (loss) before income taxes	25	38	(204)	(100)		(266)
Provision (benefit) for income taxes	7	11	38	(35	) (6)	14

Net income (loss)	€18	$27	$(242)	$(65)		$(280)

SunGard Data Systems Inc.

Notes to Unaudited Pro Forma Combined Condensed Financial Data

(Unaudited)

The pro forma combined condensed financial information is presented for illustrative purposes only and should not be relied upon as necessarily being indicative of the historical results that would have been obtained if the companies had been combined during the period presented or the results that may be obtained in the future.

Note 1 – GL TRADE Historical Financial Information

GL TRADE S.A. (GL TRADE) has a calendar yearend. GL TRADE’s financial position and results of operations have been translated into English from previously issued financial statements. The GL TRADE financial data included in this pro forma combined condensed financial data is prepared in accordance with accounting principles generally accepted in the United States. This financial data is derived from GL TRADE’s historical financial statements, which have been prepared in accordance with the International Financial Reporting Standards (IFRS) as issued by the IASB and in accordance with IFRS adopted by the European Union. SunGard has concluded that there are no material differences between GL TRADE’s financial position and results of operations under IFRS compared to accounting principles generally accepted in the United States. Historical GL Trade amounts were converted to US dollars using the average exchange rates during the period for the Pro Forma Combined Condensed Statement of Operations. GL TRADE’s historical results are for the nine months ended September 30, 2008.

Note 2 – SunGard Historical Financial Information

SunGard’s historical financial information as previously filed with the Securities and Exchange Commission which includes the results of GL TRADE from October 1, 2008 through December 31, 2008.

Note 3 – Allocation of the purchase price

The allocation of the estimated $629 million purchase price is preliminary and is subject to change based on the completion of independent appraisals of intangible assets, actual costs as compared with estimated costs used in the preliminary purchase price allocation, and completion of financial information as of October 1, 2008, the date of closing of the acquisition. The finalization of the allocation of the purchase price which we expect to be completed in mid-2009 will result in adjustment to certain assets acquired and liabilities assumed, with an offsetting increase or decrease to goodwill, and could impact amortization of acquisition-related intangible assets and therefore results of operations.

Note 4 – Other tangible and intangible assets

The Company is completing its determination of the fair values of certain acquired technology, contracts, customer relationships and trade name. To assist with this determination, the Company has engaged an independent appraisal firm. The estimated fair values and useful lives of identified intangible assets are based on many factors, including estimates and assumptions of future operating performance and cash flows of the acquired business, the nature of the business acquired, the specific characteristics of the identified intangible assets, and our historical experience and that of the acquired business. The estimates and assumptions used to determine the fair values and useful lives of identified intangible assets could change due to numerous factors, including product demand, market conditions, technological developments, economic conditions and competition. The fair value of these intangible assets will be amortized, on a straight line basis, over their estimated useful lives, which for software, customer base and trade name, we currently estimate to be approximately seven years, ten years and ten years, respectively. In accordance with Statement of Financial Accounting Standards Number 142, goodwill is not amortized and will be evaluated for impairment. Deferred income taxes have been provided for the step-up in basis of intangible assets excluding goodwill.

Note 5 – Financing of the acquisition

In connection with the acquisition of GL TRADE, SunGard borrowed $500 million under a secured incremental credit facility and $500 million through issuance of Senior unsecured notes. The interest rate of credit facility debt will adjust periodically. For purposes of the pro forma financial statements, the weighted interest rate on the debt is assumed to be approximately 9.2%. For every one-eighth percent adjustment to the interest rate, interest expense increases or decreases by $1.25 million per year and net income increases or decreases by $0.8 million per year. The pro forma rules require using current borrowing rates and do not reflect rates that would have been charged during the periods presented. In addition, estimated fees associated with the financing of the acquisition have been capitalized and will be amortized over the relevant period of the debt.

Note 6 – Income taxes

Assumes an effective income tax rate equal to the statutory rates in France and the US, as appropriate. The actual effective tax rate may be different due to the mix of income from different jurisdictions.

SunGard Data Systems Inc.

Offers to Exchange

$500,000,000 principal amount of its 10 5/8% Senior Notes due 2015, which have been registered under the Securities Act of 1933, for any and all of its outstanding 10 5/8% Senior Notes due 2015

Until the date that is 90 days from the date of this prospectus, all dealers that effect transactions in those securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as underwriters with respect to their unsold allotments or subscriptions.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20.	Indemnification of Directors and Officers.

(a) SunGard Data Systems Inc., Advanced Portfolio Technologies, Inc., Derivatech Risk Solutions Inc., Online Securities Processing Inc., SRS Development Inc., SunGard Asia Pacific Inc., SunGard Availability Services, Ltd., SunGard Development Corporation, SunGard DIS Inc., SunGard Energy Systems Inc., SunGard ERisk Inc., SunGard Higher Education Advancement Inc., SunGard Higher Education Inc., SunGard Higher Education Managed Services Inc., SunGard iWORKS P&C (US) Inc., SunGard Kiodex Inc., SunGard NetWork Solutions Inc., SunGard SAS Holdings Inc., SunGard Software Inc. and SunGard VeriCenter Inc. are each incorporated under the laws of Delaware.

Section 145 of the Delaware General Corporation Law (the “DGCL”) grants each corporation organized thereunder the power to indemnify any person who is or was a director, officer, employee or agent of a corporation or enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, other than an action by or in the right of the corporation, by reason of being or having been in any such capacity, if he acted in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Section 102(b)(7) of the DGCL enables a corporation in its certificate of incorporation or an amendment thereto to eliminate or limit the personal liability of a director to the corporation or its stockholders of monetary damages for violations of the directors’ fiduciary duty of care, except (i) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, (iii) pursuant to Section 174 of the DGCL (providing for liability of directors for unlawful payment of dividends or unlawful stock purchases or redemptions) or (iv) for any transaction from which a director derived an improper personal benefit.

In accordance with these provisions, the articles of incorporation and/or the bylaws of SunGard Data Systems Inc. and each of SunGard Data Systems Inc.’s guarantors incorporated in Delaware and listed above provide for indemnification of any person who is, was or shall be a director, officer, employee or agent of the corporation, to the full extent permitted by the DGCL, as amended from time to time.

(b) Automated Securities Clearance LLC, BancWare LLC, Inflow LLC, SIS Europe Holdings LLC, SunGard Business Systems LLC, SunGard Computer Services LLC, SunGard Consulting Services LLC, SunGard CSA LLC, SunGard eProcess Intelligence LLC, SunGard Financial Systems LLC, SunGard Investment Systems LLC, SunGard Investment Ventures LLC, SunGard iWORKS LLC, SunGard Reference Data Solutions LLC, SunGard Securities Finance LLC, SunGard Securities Finance International LLC, SunGard Shareholder Systems LLC, SunGard Technology Services LLC and SunGard Workflow Solutions LLC are each limited liability companies organized under the laws of Delaware.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager of the limited liability company from and against any and all claims and demands whatsoever.

In accordance with these provisions, the Limited Liability Company Agreements of Automated Securities Clearance LLC, BancWare LLC, Inflow LLC, SIS Europe Holdings LLC, SunGard Business Systems LLC, SunGard Computer Services LLC, SunGard Consulting Services LLC, SunGard CSA LLC, SunGard eProcess Intelligence LLC, SunGard Financial Systems LLC, SunGard Investment Systems LLC, SunGard Investment Ventures LLC, SunGard iWORKS LLC, SunGard Reference Data Solutions LLC, SunGard Securities Finance

LLC, SunGard Securities Finance International LLC, SunGard Shareholder Systems LLC, SunGard Technology Services LLC and SunGard Workflow Solutions LLC state that the company shall indemnify, defend and hold harmless the member and any director, officer, partner, stockholder, controlling person or employee of the member, each member of the board of managers and any person serving at the request of the company from any liability, loss or damage incurred by the indemnified party by reason of any act performed or omitted to be performed by the indemnified party in connection with the business of the company including reasonable attorneys’ fees and costs and any amounts expended in the settlement of any such claims of liability, loss or damage; provided however, that if the liability, loss, damage or claim arises out of any action or inaction of an indemnified party, indemnification shall be available only if (a) either (i) the indemnified party, at the time of such action or inaction determined in good faith that its, his or her course of conduct was in, or not opposed to, the best interests of the company or (ii) in the case of inaction by the indemnified party, the indemnified party did not intend its, his or her inaction to be harmful or opposed to the best interests of the company and (b) the action or inaction did not constitute fraud, gross negligence or willful misconduct by the indemnified party.

(c) SunGard AvantGard LLC and SunGard Corbel LLC are limited liability companies organized under the laws of California.

Under Section 17153 of the California Limited Liability Company Act, except for a breach of duty, the articles of organization or written operating agreement of a limited liability company may provide for indemnification of any person, including, without limitation, any manager, member, officer, employee or agent of the limited liability company, against judgments, settlements, penalties, fines or expenses of any kind incurred as a result of acting in that capacity. A limited liability company shall have the power to purchase and maintain insurance on behalf of any manager, member, officer, employee or agent of the limited liability company against any liability asserted against on incurred by the person in that capacity or arising out of the person’s status as a manager, member, officer, employee or agent of the limited liability company.

The Limited Liability Company Agreement of each of SunGard AvantGard LLC and SunGard Corbel LLC states that the company shall indemnify, defend and hold harmless the member and any director, officer, partner, stockholder, controlling person or employee of the member, each member of the board of managers and any person serving at the request of the company from any liability, loss or damage incurred by the indemnified party by reason of any act performed or omitted to be performed by the indemnified party in connection with the business of the company including reasonable attorneys’ fees and costs and any amounts expended in the settlement of any such claims of liability, loss or damage; provided however, that if the liability, loss, damage or claim arises out of any action or inaction of an indemnified party, indemnification shall be available only if (a) either (i) the indemnified party, at the time of such action or inaction determined in good faith that its, his or her course of conduct was in, or not opposed to, the best interests of the company or (ii) in the case of inaction by the indemnified party, the indemnified party did not intend its, his or her inaction to be harmful or opposed to the best interests of the company and (b) the action or inaction did not constitute fraud, gross negligence or willful misconduct by the indemnified party.

(d) SunGard Public Sector Inc. is incorporated under the laws of Florida.

Section 607.0850 of the Florida Business Corporation Act, as amended (“FBCA”), grants a corporation organized thereunder the authority to indemnify each of its directors and officers in connection with actions, suits and proceedings brought against such person if he or she acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal actions, had no reasonable cause to believe his or her conduct was unlawful. Unless pursuant to a determination by a court, the determination of whether a director, officer or employee has acted in accordance with the applicable standard of conduct must be made by (i) a majority vote of directors who were not parties to the proceeding or a committee consisting solely of two or more directors not parties to the proceeding, (ii) independent legal counsel selected by a majority vote of the directors who were not parties to the proceeding or by a committee of directors duly designated by the board of directors consisting solely of two or more directors not at the time parties to the proceeding (or selected by the full board if a quorum or committee cannot be obtained), or (iii) the affirmative vote of the majority of the corporation’s shareholders who were not parties to the proceeding.

The FBCA further provides that a corporation may make any other or further indemnity by resolution, bylaw, agreement, vote of shareholders or disinterested directors or otherwise, except with respect to certain enumerated acts or omissions of such persons. Florida law prohibits indemnification or advancement of expenses if a judgment or other final adjudication establishes that the actions of a director, officer or employee constitute (i) a violation of criminal law, unless the person had reasonable cause to believe his or her conduct was lawful, (ii) a transaction from which such person derived an improper personal benefit, (iii) willful misconduct or conscious disregard for the best interests of the corporation in the case of a derivative action by a shareholder or (iv) in the case of a director, a circumstance under which a director would be liable for improper distributions under Section 607.0834 of the FBCA. The FBCA does not affect a director’s responsibilities under any other law, such as federal securities laws.

The articles of incorporation and/or the by-laws of the corporation provides that the corporation will indemnify any and all persons whom it has the power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in the FBCA.

(e) Exeter Educational Management Systems, Inc. is incorporated under the laws of Massachusetts.

Chapter 156B, Section 67 of the Annotated Laws of Massachusetts (the Massachusetts Business Corporation Act) (“MBCA”) states that indemnification of directors, officers, employees and other agents of a corporation may be provided by it to whatever extent authorized by the articles of organization or a bylaw adopted by the stockholders or a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. Except as the articles of organization or bylaws otherwise require, indemnification of any such persons who are not directors of the corporation may be provided by it to the extent authorized by the directors. Such indemnification may include payment by the corporation of expenses incurred in defending a civil or criminal action or proceeding in advance of the final disposition of such action or proceeding, upon receipt of an undertaking by the person indemnified to repay such payment if he shall be adjudicated to be not entitled to indemnification.

No indemnification may be provided for any person with respect to any matter as to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

A corporation shall also have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation whether or not the corporation would have the power to indemnify him against such liability.

The articles of organization and/or the bylaws of the corporation provide that, to the fullest extent permitted by the MBCA, as amended from time to time, the corporation will indemnify any and all persons whom it has the power to indemnify from and against any and all of the expenses, liabilities or other matters referred to in the MBCA.

The corporation, acting through its board of directors, has the power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or other agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or other agent of another organization in which it has an interest, against any liability incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability.

(f) SunGard VPM Inc. is incorporated under the laws of New York.

The New York Business Corporation Law (“BCL”), Article 7, Sections 721-726 provide for the indemnification and advancement of expenses to officers and directors. Indemnification and advancement pursuant to the BCL are not exclusive of any other rights an officer or director may be entitled to, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or that the director personally gained a financial profit or other advantage to which he or she was not legally entitled.

A corporation may indemnify an officer or director, in the case of third party actions, against judgments, fines, amounts paid in settlement and reasonable expenses and, in the case of derivative actions, against amounts paid in settlement and reasonable expenses, provided that the director or officer acted in good faith, for a purpose which he or she reasonably believed to be in the best interests of the corporation and, in the case of criminal actions, had no reasonable cause to believe his conduct was unlawful. A corporation may obtain indemnification insurance indemnifying itself and its directors and officers.

The bylaws of the corporation provide that the corporation shall indemnify any person made, or threatened to be made, a party to an action or proceeding, whether civil or criminal, provided that no indemnification may be made to or on behalf of any director or officer if a judgment or other final adjudication adverse to the director or officer establishes that his acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action so adjudicated, or if he personally gained in fact a financial profit or other advantage to which he was not legally entitled.

(g) SunGard Systems International Inc. is incorporated under the laws of Pennsylvania.

Under Section 1741 of the Pennsylvania Business Corporation Law of 1988 (the “PBCL”), subject to certain limitations, a corporation has the power to indemnify directors, officers and other parties under certain prescribed circumstances against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with a threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, to which any of them is a party or threatened to be made a party by reason of his being a representative of the corporation or serving at the request of the corporation as a representative of another corporation, partnership, joint venture, trust or other enterprise, if he acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful.

Expenses incurred by parties in defending any action may be paid by the corporation in advance of the final disposition of such action or proceeding upon receipt of an undertaking by or on behalf of the party to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation.

The bylaws of the corporation provides that the corporation may indemnify any person who is or was or shall be a director or officer of the corporation, and may indemnify any person who is or was or shall be an employee or agent of the corporation, to the fullest extent permitted by the PBCL, from time to time.

(h) SunGard Availability Services LP is a limited partnership governed by the laws of Pennsylvania.

Under Section 8508 of the Pennsylvania Revised Uniform Limited Partnership Act, a limited partnership may, and shall have the power to, indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to such standards and restrictions as are set forth in the partnership agreement. Indemnification shall not be made in any case where the act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness. The certificate of limited partnership or partnership agreement may not provide for indemnification in the case of willful misconduct or recklessness.

Indemnification may be granted for any action taken and may be made whether or not the limited partnership would have the power to indemnify the person under any other provision of law except as provided in this section and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the limited partnership. Expenses incurred by a partner or other person in defending any action or proceeding against which indemnification may be made pursuant to this section may be paid by the limited partnership in advance of the final disposition of such action or proceeding.

The Agreement of Limited Partnership of SunGard Availability Services LP states that the partnership shall indemnify and hold harmless the general partner, any member, manager, officer, director, shareholder, employee, or agent of the general partner, and any officer of the partnership against any loss or damage (including attorneys’ and other professional fees) incurred by the indemnified party on behalf of the partnership or in furtherance of the partnership’s interests, without relieving the indemnified party of liability for willful misconduct or recklessness. The satisfaction of any indemnification is limited to the partnership’s assets and no partner shall have any liability on account thereof. This indemnification right includes the right to be paid or reimbursed by the indemnified party in advance of the disposition of any proceeding.

Item 21. Exhibits and Financial Statement Schedules.

(a) Exhibits

3.1	Amended and Restated Certificate of Incorporation of SunGard Data Systems Inc. (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

3.2	Amended and Restated Bylaws of SunGard Data Systems Inc. (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Annual Report on Form 10-K for the year ended December 31, 2007 (Commission File No. 1-12989)).

3.3****	Certificate of Incorporation of Advanced Portfolio Technologies, Inc.

3.4****	Bylaws of Advanced Portfolio Technologies, Inc.

3.5*	Certificate of Formation of Automated Securities Clearance LLC

3.6*	Limited Liability Company Agreement of Automated Securities Clearance LLC

3.7*	Certificate of Formation of BancWare LLC

3.8*	Limited Liability Company Agreement of BancWare LLC

3.9*	Certificate of Incorporation of Derivatech Risk Solutions Inc.

3.10*	By-laws of Derivatech Risk Solutions Inc.

3.11*	Articles of Organization of Exeter Educational Management Systems, Inc.

3.12*	By-laws of Exeter Educational Management Systems, Inc.

3.13*	Certificate of Formation of Inflow LLC

3.14*	Limited Liability Company Agreement of Inflow LLC

3.15*	Certificate of Incorporation of Online Securities Processing Inc.

3.16*	By-laws of Online Securities Processing Inc.

3.17****	Certificate of Formation—Conversion of SIS Europe Holdings LLC

3.18****	Limited Liability Company Agreement of SIS Europe Holdings LLC

3.19*	Certificate of Incorporation of SRS Development Inc.

3.20*	By-laws of SRS Development Inc.

3.21*	Certificate of Incorporation of SunGard Asia Pacific Inc.

3.22*	By-laws of SunGard Asia Pacific Inc.

3.23*	Certificate of Limited Partnership of SunGard Availability Services LP

3.24*	Limited Partnership Agreement of SunGard Availability Services LP

3.25*	Certificate of Incorporation of SunGard Availability Services Ltd.

3.26*	By-laws of SunGard Availability Services Ltd.

3.27***	Certificate of Formation of SunGard AvantGard LLC

3.28***	Limited Liability Company Agreement of SunGard AvantGard LLC

3.29******	Certificate of Formation of SunGard Business Systems LLC

3.30******	Limited Liability Company Agreement of SunGard Business Systems LLC

3.31*	Certificate of Formation of SunGard Computer Services LLC

3.32****	Limited Liability Company Agreement of SunGard Computer Services LLC

3.33****	Certificate of Formation—Conversion of SunGard Consulting Services LLC

3.34****	Limited Liability Company Agreement of SunGard Consulting Services LLC

3.35*	Certificate of Formation—Conversion of SunGard Corbel LLC

3.36*	Limited Liability Company Agreement of SunGard Corbel LLC

3.37*	Certificate of Formation of SunGard CSA LLC

3.38*	Limited Liability Company Agreement of SunGard CSA LLC

3.39*	Certificate of Incorporation of SunGard Development Corporation

3.40*	By-laws of SunGard Development Corporation

3.41*	Certificate of Incorporation of SunGard DIS Inc.

3.42*	By-laws of SunGard DIS Inc.

3.43*	Certificate of Incorporation of SunGard Energy Systems Inc.

3.44*	By-laws of SunGard Energy Systems Inc.

3.45**	Certificate of Formation of SunGard eProcess Intelligence LLC

3.46**	Limited Liability Company Agreement of SunGard eProcess Intelligence LLC

3.47*	Certificate of Incorporation of SunGard ERisk Inc.

3.48*	By-laws of SunGard ERisk Inc.

3.49*	Certificate of Formation of SunGard Financial Systems LLC

3.50*	By-laws of SunGard Financial Systems LLC

3.51**	Certificate of Incorporation of SunGard Higher Education Advancement Inc.

3.52**	By-laws of SunGard Higher Education Advancement Inc.

3.53**	Certificate of Incorporation of SunGard Higher Education Inc.

3.54**	By-laws of SunGard Higher Education Inc.

3.55**	Certificate of Incorporation of SunGard Higher Education Managed Services Inc.

3.56**	By-laws of SunGard Higher Education Managed Services Inc.

3.57*	Certificate of Formation of SunGard Investment Systems LLC

3.58*	Limited Liability Company Agreement of SunGard Investment Systems LLC

3.59*	Certificate of Formation of SunGard Investment Ventures LLC

3.60*	Limited Liability Company Agreement of SunGard Investment Ventures LLC

3.61***	Certificate of Formation of SunGard iWORKS LLC

3.62***	Limited Liability Company Agreement of SunGard iWORKS LLC

3.63****	Certificate of Incorporation of SunGard iWORKS P&C (US) Inc.

3.64***	By-laws of SunGard iWORKS P&C (US) Inc.

3.65*	Certificate of Incorporation of SunGard Kiodex Inc.

3.66*	By-laws of SunGard Kiodex Inc.

3.67*	Certificate of Incorporation of SunGard NetWork Solutions Inc.

3.68*	By-laws of SunGard NetWork Solutions Inc.

3.69****	Certificate of Incorporation of SunGard Public Sector Inc.

3.70****	By-laws of SunGard Public Sector Inc.

3.71****	Certificate of Formation—Conversion of SunGard Reference Data Solutions LLC

3.72****	Limited Liability Company Agreement of SunGard Reference Data Solutions LLC

3.73*	Certificate of Incorporation of SunGard SAS Holdings Inc.

3.74*	By-laws of SunGard SAS Holdings Inc.

3.75*	Certificate of Formation of SunGard Securities Finance LLC

3.76*	Limited Liability Company Agreement of SunGard Securities Finance LLC

3.77***	Certificate of Formation of SunGard Securities Finance International LLC

3.78***	Limited Liability Company Agreement of SunGard Securities Finance International LLC

3.79*	Certificate of Formation of SunGard Shareholder Systems LLC

3.80*	Limited Liability Company Agreement of SunGard Shareholder Systems LLC

3.81*	Certificate of Incorporation of SunGard Software, Inc.

3.82*	By-laws of SunGard Software, Inc.

3.83******	Certificate of Incorporation of SunGard Systems International Inc.

3.84*	By-laws of SunGard Systems International Inc.

3.85*	Certificate of Formation of SunGard Technology Services LLC

3.86*	Limited Liability Company Agreement of SunGard Technology Services LLC

3.87****	Certificate of Formation of SunGard VeriCenter, Inc.

3.88****	By-Laws of SunGard VeriCenter, Inc.

3.89***	Certificate of Incorporation of SunGard VPM Inc.

3.90***	By-laws of SunGard VPM Inc.

3.91*	Certificate of Formation of SunGard Workflow Solutions LLC

3.92*	Limited Liability Company Agreement of SunGard Workflow Solutions LLC

4.1	Indenture, dated as of January 15, 2004, between SunGard Data Systems Inc. and The Bank of New York, as trustee (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (Commission file No. 1-12989)).

4.2	Indenture, dated as of August 11, 2005, among Solar Capital Corp., SunGard Data Systems Inc., Guarantors named therein and The Bank of New York, as Trustee, governing the 9 1/8% Senior Notes and Senior Floating Rate Notes (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission file No. 1-12989)).

4.3	Indenture, dated as of August 11, 2005, among Solar Capital Corp., SunGard Data Systems Inc., Guarantors named therein and The Bank of New York, as Trustee, governing the 10 1/4% Senior Subordinated Notes (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission file No. 1-12989)).

4.4	Indenture, dated as of September 29, 2008, among SunGard Data Systems Inc., Guarantors named therein and The Bank of New York Mellon, as Trustee, governing the 10.625% Senior Notes (incorporated by reference to the Exhibits filed with SunGard’s Current Report on Form 8-K dated September 29, 2008 and filed October 3, 2008 (Commission File No. 1-12989)).

4.5†	Registration Rights Agreement, dated as of September 29, 2008, among SunGard Data Systems, Inc., Guarantors named therein and Goldman, Sachs & Co. as Representative for the Initial Purchasers relating to the 10.625% Senior Notes due 2015.

5.1†	Opinion of Simpson Thacher & Bartlett LLP

5.2†	Opinion of Sheppard, Mullin, Richter & Hampton LLP

5.3†	Opinions of Blank Rome LLP

5.4†	Opinion of Ropes & Gray LLP

10.1	Lease, dated April 12, 1984, between SunGard and Broad and Noble Associates, Inc., relating to SunGard’s facility at 401 North Broad Street, Philadelphia, Pennsylvania, and Amendments thereto, dated October 18, 1989, September 30, 1991 and November 19, 1992 (“401 Lease”) (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 1992 (Commission File No. 0-14232)).

10.2	Amendment to 401 Lease, dated October 9, 1995 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 1995 (Commission File No. 0-14232)).

10.3	Amendment to 401 Lease, dated December 23, 1996 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 1996 (Commission File No. 0-14232)).

10.4	Amendment to 401 Lease, dated March 1997 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (Commission File No. 1-12989)).

10.5	Amendment to 401 Lease, dated December 18, 1997 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (Commission File No. 1-12989)).

10.6	Amendment to 401 Lease, dated June 9, 1999 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 1999 (Commission File No. 1-12989)).

10.7	Amendment to 401 Lease, dated June 29, 2000 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2000 (Commission File No. 1-12989)).

10.8	Amendment to 401 Lease, dated March 31, 2006 (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006 (Commission File No. 1-12989)).

10.9	October 1999 Lease by and between Russo Family Limited Partnership and SunGard (as successor to Comdisco, Inc.); Amendment to Lease Agreement, dated November 15, 2001, by and between Russo Family Limited Partnership and SunGard; and Lease Assignment and Assumption Agreement, dated November 15, 2001, between Comdisco, Inc. and SunGard (each relating to SunGard’s facility at 777 Central Boulevard, Carlstadt, New Jersey) (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2001 (Commission File No. 1-12989)).

10.10	August 2002 Lease Agreement between 760 Washington Avenue, L.L.C. and SunGard relating to SunGard’s facility at 760 Washington Avenue, Carlstadt, New Jersey (“760 Washington Lease”) (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2002 (Commission File No. 1-12989)).

10.11	Amendment to 760 Washington Lease, dated May 16, 2003 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2003 (Commission File No. 1-12989)).

10.12	January 2005 Lease Agreement between 410 Commerce L.L.C. and SunGard relating to SunGard’s facility at 410 Commerce Boulevard, Carlstadt, New Jersey (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2004 (Commission File No. 1-12989)).

10.13	Credit Agreement, dated as of August 11, 2005, among Solar Capital Corp., the overseas borrowers party thereto, SunGard Holdco LLC, SunGard Data Systems Inc., JPMorgan Chase Bank, N.A., as Administrative Agent, Swing Line Lender and an L/C Issuer, each lender from time to time party thereto, Citigroup Global Markets Inc. and Deutsche Bank Securities Inc., as Co-Syndication Agents, and Barclays Bank PLC and The Royal Bank of Canada, as Co-Documentation Agents (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.14	Amendment dated February 28, 2007 to Credit Agreement (incorporated by reference to the Exhibit filed with SunGard’s Current Report on Form 8-K dated February 28, 2007 and filed March 2, 2007 (Commission File No. 1-12989)).

10.15	Second Amendment dated September 29, 2008 to Credit Agreement (incorporated by reference to the Exhibit filed with SunGard’s Current Report on Form 8-K/A dated September 29, 2008 and filed October 6, 2008 (Commission File No. 1-12989)).

10.16	Amended and Restated Credit Agreement, dated as of June 9, 2009 (incorporated by reference to the Exhibit filed with SunGard’s Current Report on Form 8-K dated June 9, 2009 and filed June 10, 2009 (Commission File No. 1-12989)).

10.17	Guarantee Agreement, dated as of August 11, 2005, among SunGard Holdco LLC, SunGard Data Systems Inc., Solar Capital Corp., the subsidiaries of SunGard Data Systems Inc. identified therein and JPMorgan Chase Bank, N.A., as Administrative Agent (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.18	Security Agreement, dated as of August 11, 2005, among SunGard Holdco LLC, SunGard Data Systems Inc., Solar Capital Corp., the Subsidiaries of SunGard Data Systems Inc. identified therein and JPMorgan Chase Bank, N.A., as Collateral Agent (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.19	Credit and Security Agreement, dated as of March 27, 2009, by and among SunGard AR Financing LLC as the Borrower, the financial institutions signatory thereto from time to time as the Lenders, and General Electric Capital Corporation as a Lender, as the Swing Line Lender and as the Administrative Agent (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Current Report on Form 8-K dated March 27, 2009 and filed on April 2, 2009 (Commission File No. 1-12989)).

10.20	Receivables Sale Agreement, dated as of March 27, 2009, by and among each of the persons signatory thereto from time to time as Sellers, SunGard AR Financing LLC as the Buyer, and SunGard Data Systems Inc., as the Seller Agent (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Current Report on Form 8-K dated March 27, 2009 and filed on April 2, 2009 (Commission File No. 1-12989)).

10.21	Seller Support Agreement, dated as of March 27, 2009, by SunGard Data Systems Inc., in favor of SunGard AR Financing LLC (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Current Report on Form 8-K dated March 27, 2009 and filed on April 2, 2009 (Commission File No. 1-12989)).

10.22	Intellectual Property Security Agreement, dated as of August 11, 2005, among SunGard Holdco LLC, SunGard Data Systems Inc., Solar Capital Corp., the Subsidiaries of SunGard Data Systems Inc. identified therein and JPMorgan Chase Bank, N.A., as Collateral Agent (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.23	Form of Change in Control Agreement including the 30-Day Clause between SunGard Data Systems Inc. and certain key executives of SunGard Data Systems Inc., effective December 15, 2004 (incorporated by reference to the Exhibits filed with SunGard’s Current Report on Form 8-K dated December 14, 2004 and filed on December 20, 2004).

10.24	Form of Change in Control Agreement not including the 30-Day Clause between SunGard Data Systems Inc. and certain key executives of SunGard Data Systems Inc., effective December 15, 2004 (incorporated by reference to the Exhibits filed with SunGard’s Current Report on Form 8-K dated December 14, 2004 and filed on December 20, 2004).

10.25	Form of Executive Employment Agreement, effective as of August 11, 2005, between SunGard Data Systems Inc. and certain executive officers of SunGard Data Systems Inc. (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.26	Form of Executive Employment Agreement, effective as of August 11, 2005, between SunGard Data Systems Inc. and certain executive officers of SunGard Data Systems Inc. located in California, the United Kingdom and Switzerland (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.27	Form of Executive Employment Agreement, effective as of August 11, 2005, between SunGard Data Systems Inc. and certain executive officers of SunGard Data Systems Inc. employed by a subsidiary of SunGard Data Systems Inc. (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.28	Form of Executive Employment Agreement, effective as of August 11, 2005, between SunGard Data Systems Inc. and certain executive officers of SunGard Data Systems Inc. located in California, the United Kingdom and Switzerland employed by a subsidiary of SunGard Data Systems Inc. (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.29	Employment Agreement between Cristóbal Conde and SunGard Data Systems Inc., dated and effective as of August 11, 2005 (incorporated by reference to the Exhibits filed with SunGard Data Systems Inc.’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.30	Employment Agreement between Eric Berg and SunGard, dated and effective as of October 9, 2007 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the year ended December 31, 2007 (Commission File No. 1-12989)).

10.31	Employment Agreement between Gil Santos and SunGard, dated and effective as of November 15, 2007 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the year ended December 31, 2007 (Commission File No. 1-12989)).

10.32	Agreement between James L. Mann and SunGard Data Systems Inc. dated August 16, 2002 (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2002 (Commission File No. 1-12989)), as amended by Amendment dated as of February 25, 2004 (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2004 (Commission File No. 1-12989)).

10.33	SunGard 2005 Management Incentive Plan as Amended September 6, 2007 (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 (Commission File No. 1-12989)).

10.34	SunGard Dividend Rights Plan as Amended September 6, 2007 (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 (Commission File No. 1-12989)).

10.35	Forms of Rollover Stock Option Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.36	Forms of Time-Based Stock Option Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.37	Forms of Performance Based Stock Option Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.38	Forms of Time-Based Restricted Stock Unit Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 (Commission File No. 1-12989)).

10.39	Forms of Performance-Based Restricted Stock Unit Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 (Commission File No. 1-12989)).

10.40	Forms of Time-Based Class A Stock Option Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 (Commission File No. 1-12989)).

10.41	Forms of Performance-Based Class A Stock Option Award Agreements (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2007 (Commission File No. 1-12989)).

10.42	Summary Description of SunGard’s Annual Executive Incentive Compensation Program (incorporated by reference to the Exhibits filed with SunGard’s Current Report on Form 8-K dated May 16, 2006 and filed May 22, 2006 (Commission File No. 1-12989)).

10.43	Form of Indemnification Agreement entered into by SunGard with its directors and officers (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 1991 (Commission File No. 0-14232)).

10.44	Form of Indemnification Agreement between SunGard Capital Corporation, SunGard Capital Corporation II, SunGard Holding Corporation, SunGard HoldCo LLC, SunGard Data Systems Inc. and directors and certain executive officers of SunGard Data Systems Inc. (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.45	Stockholders Agreement, dated as of August 10, 2005, by and among SunGard Capital Corp., SunGard Capital Corp. II, SunGard Holding Corp., SunGard Holdco LLC, Solar Capital Corp. and Certain Stockholders of SunGard Capital Corp. and SunGard Capital Corp. II (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.46	Participation, Registration Rights and Coordination Agreement, dated as of August 10, 2005, by and among SunGard Capital Corp., SunGard Capital Corp. II, SunGard Holding Corp., SunGard Holdco LLC, Solar Capital Corp. and Certain Persons who will be Stockholders of SunGard Capital Corp. and SunGard Capital Corp. II (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.47	Principal Investor Agreement, dated as of August 10, 2005, by and among SunGard Capital Corp., SunGard Capital Corp. II, SunGard Holding Corp., SunGard Holdco LLC, Solar Capital Corp. and the Principal Investors (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

10.48	Amendment No. 2 to Principal Investor Agreement, dated as of January 31, 2008 (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the year ended December 31, 2007 (Commission File No. 1-12989)).

10.49	Management Agreement, dated as of August 11, 2005, by and among SunGard Data Systems Inc., SunGard Capital Corp., SunGard Capital Corp. II, SunGard Holding Corp., SunGard Holdco LLC, Bain Capital Partners, LLC, Blackstone Communications Advisors I L.L.C., Blackstone Management Partners IV L.L.C., Goldman Sachs & Co., Kohlberg Kravis Roberts & Co. L.P., Providence Equity Partners V Inc., Silver Lake Management Company, L.L.C. and TPG GenPar IV, L.P. (incorporated by reference to the Exhibits filed with SunGard’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2005 (Commission File No. 1-12989)).

12.1	Computations of Ratio of Earnings to Fixed Charges (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (Commission File No. 1-12989)).

21.1	List of Subsidiaries (incorporated by reference to the Exhibits filed with SunGard’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (Commission File No. 1-12989)).

23.1†	Consent of Simpson Thacher & Bartlett LLP (included as part of its opinion filed as Exhibit 5.1 hereto)

23.2†	Consent of Sheppard, Mullin, Richter & Hampton LLP (included as part of its opinion filed as Exhibit 5.2 hereto)

23.3†	Consent of Blank Rome LLP (included as part of its opinions filed as Exhibit 5.3 hereto)

23.4†	Consent of Ropes & Gray LLP (included as part of its opinion filed as Exhibit 5.4 hereto)

23.5†	Consent of PricewaterhouseCoopers LLP

23.6†	Consent of PricewaterhouseCoopers Audit, Independent Registered Public Accounting Firm for GL TRADE S.A. as of and for the year ended December 31, 2007.

23.7†	Consent of KPMG S.A., independent auditors for GL TRADE S.A. as of and for the years ended December 31, 2006 and 2005.

24.1******	Powers of Attorney

25.1†	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of The Bank of New York with respect to the Indenture

99.1†	Form of Letter of Transmittal

99.2†	Form of Letter to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees

99.3†	Form of Letter to Clients

99.4†	Form of Notice of Guaranteed Delivery

*	Incorporated by reference to the Registration Statement on Form S-4 of SunGard Data Systems Inc. (File No. 333-133383) filed on April 19, 2006.
**	Incorporated by reference to the Amendment No. 1 to the Registration Statement on Form S-1 of SunGard Data Systems Inc. (File No. 333-135538) filed on July 31, 2006.
***	Incorporated by reference to the Registration Statement on Form S-1 of SunGard Data Systems Inc. (File No. 333-142356) filed on April 25, 2007.
****	Incorporated by reference to the Registration Statement on Form S-1 of SunGard Data System Inc. (File No. 333-150383) filed on April 22, 2008.
*****	Incorporated by reference to the Amendment No. 1 to the Registration Statement on Form S-1 of SunGard Data Systems Inc. (File No. 333-150383) filed on May 9, 2008.
******	Incorporated by reference to the Registration Statement on Form S-1 of SunGard Data Systems Inc. (File No. 333-158657) filed on April 20, 2009.
†	Filed herewith.

(b) Financial Statement Schedules

None.

Item 22. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) to file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendments thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more that a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) that, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

(3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) that, for purposes of determining liability under the Securities Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of the registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5) that, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Item 4, 10(b), 11 or 13 of this form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(c) The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

(d) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD DATA SYSTEMS INC.

By:	*
Name: Cristóbal Conde
Title: President and Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Cristóbal Conde	President, Chief Executive Officer and Director (Principal Executive Officer)	September 15, 2009

* Michael J. Ruane	Senior Vice President–Finance and Chief Financial Officer (Principal Financial Officer)	September 15, 2009

* Karen M. Mullane	Vice President and Controller (Principal Accounting Officer)	September 15, 2009

* Chinh E. Chu	Director	September 15, 2009

* John Connaughton	Director	September 15, 2009

* James H. Greene	Director	September 15, 2009

* Glenn H. Hutchins	Chairman of the Board of Directors	September 15, 2009

* James L. Mann	Director	September 15, 2009

* John Marren	Director	September 15, 2009

* Sanjeev Mehra	Director	September 15, 2009

* Julie Richardson	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

ADVANCED PORTFOLIO TECHNOLOGIES, INC.

By:	*
Name: Harold C. Finders
Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Dean B. Gluyas	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Director	September 15, 2009

* Michael J. Ruane	Director	September 15, 2009

* Victoria E. Silbey	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

AUTOMATED SECURITIES CLEARANCE LLC

By:	*
Name: James E. Ashton III
Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James E. Ashton III	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Max J. Broedlow	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Manager	September 15, 2009

* Michael J. Ruane	Manager	September 15, 2009

* Victoria E. Silbey	Manager	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

BANCWARE LLC

By:	*
Name: Harold C. Finders Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Dean B. Gluyas	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Manager	September 15, 2009

* Michael J. Ruane	Manager	September 15, 2009

* Victoria E. Silbey	Manager	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

DERIVATECH RISK SOLUTIONS INC.

By:	*
Name: Harold C. Finders
Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Dean B. Gluyas	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Director	September 15, 2009

* Michael J. Ruane	Director	September 15, 2009

* Victoria E. Silbey	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

EXETER EDUCATIONAL MANAGEMENT SYSTEMS, INC.

By:	*
Name: Ron M. Lang Title: President and Chief Executive Officer, SunGard Higher Education

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ron M. Lang	President and Chief Executive Officer, SunGard Higher Education (Principal Executive Officer)	September 15, 2009

* John A. Milana	Senior Vice President—Finance and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Ron M. Lang	Director	September 15, 2009

* Michael J. Ruane	Director	September 15, 2009

* Victoria E. Silbey	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

INFLOW LLC

By:	*
Name: Eric A. Berg
Title: President & Chief Executive Officer, SunGard Availability Services

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Eric A. Berg	President & Chief Executive Officer, SunGard Availability Services and Manager (Principal Executive Officer)	September 15, 2009

* Edward C. McKeever	Senior Vice President—Finance and Chief Financial Officer—SunGard Availability Services (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Michael J. Ruane	Manager	September 15, 2009

* Victoria E. Silbey	Manager	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

ONLINE SECURITIES PROCESSING INC.

By:	*
Name: James E. Ashton III
Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James E. Ashton III	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Max J. Broedlow	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Director	September 15, 2009

* Michael J. Ruane	Director	September 15, 2009

* Victoria E. Silbey	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SIS EUROPE HOLDINGS LLC

By:	*
Name: Harold C. Finders Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Dean B. Gluyas	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Karen M. Mullane	Manager	September 15, 2009

* Michael J. Ruane	Manager	September 15, 2009

* Victoria E. Silbey	Manager	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SRS DEVELOPMENT INC.

By:	*
Name: Michael J. Ruane
Title: President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael J. Ruane	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Eric A. Berg	Director	September 15, 2009

* Victoria E. Silbey	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD ASIA PACIFIC INC.

By:	*
Name: Harold C. Finders
Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Dean B. Gluyas	Vice President and Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Director	September 15, 2009

* Michael J. Ruane	Director	September 15, 2009

* Victoria E. Silbey	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD AVAILABILITY SERVICES LP

By:	*
Name: Eric A. Berg
Title: President & Chief Executive Officer, SunGard Availability Services

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Eric A. Berg	President & Chief Executive Officer, SunGard Availability Services (Principal Executive Officer) and Manager of SunGard Technology Services LLC, the General Partner	September 15, 2009

* Edward C. McKeever	Senior Vice President—Finance and Chief Financial Officer—SunGard Availability Services (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Michael J. Ruane	Manager of the General Partner	September 15, 2009

* Victoria E. Silbey	Manager of the General Partner	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD AVAILABILITY SERVICES LTD.

By:	*
Name: Eric A. Berg Title: Chief Executive Officer, SunGard Availability Services

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Eric A. Berg	Chief Executive Officer, SunGard Availability Services (Principal Executive Officer)	September 15, 2009

* Michael J. Ruane	Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Eric A. Berg	Director	September 15, 2009

* Michael J. Ruane	Director	September 15, 2009

* Victoria E. Silbey	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD AVANTGARD LLC

By:	*
Name: James E. Ashton III Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James E. Ashton III	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Max J. Broedlow	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Manager	September 15, 2009

* Michael J. Ruane	Manager	September 15, 2009

* Victoria E. Silbey	Manager	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD BUSINESS SYSTEMS LLC

By:	*
Name: James E. Ashton III Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James E. Ashton III	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Max J. Broedlow	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Manager	September 15, 2009

* Michael J. Ruane	Manager	September 15, 2009

* Victoria E. Silbey	Manager	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD COMPUTER SERVICES LLC

By:	*
Name: James E. Ashton III Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James E. Ashton III	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Max J. Broedlow	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Manager	September 15, 2009

* Michael J. Ruane	Manager	September 15, 2009

* Victoria E. Silbey	Manager	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD CONSULTING SERVICES LLC

By:	*
Name: James E. Ashton III Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James E. Ashton III	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Max J. Broedlow	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Manager	September 15, 2009

* Michael J. Ruane	Manager	September 15, 2009

* Victoria E. Silbey	Manager	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD CORBEL LLC

By:	*
Name: James E. Ashton III Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James E. Ashton III	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Max. J. Broedlow	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Manager	September 15, 2009

* Michael J. Ruane	Manager	September 15, 2009

* Victoria E. Silbey	Manager	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD CSA LLC

By:	*
Name: Darren Wesemann Title: President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Darren Wesemann	President, (Principal Executive Officer)	September 15, 2009

* Michael J. Ruane	Treasurer and Manager (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Manager	September 15, 2009

* Victoria E. Silbey	Manager	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD DEVELOPMENT CORPORATION

By:	*
Name: Michael J. Ruane Title: President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael J. Ruane	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Eric A. Berg	Director	September 15, 2009

* Victoria E. Silbey	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD DIS INC.

By:	*
Name: Michael J. Ruane Title: President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael J. Ruane	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Director	September 15, 2009

* Victoria E. Silbey	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD ENERGY SYSTEMS INC.

By:	*
Name: James E. Ashton III Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James E. Ashton III	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Max J. Broedlow	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Director	September 15, 2009

* Michael J. Ruane	Director	September 15, 2009

* Victoria E. Silbey	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD EPROCESS INTELLIGENCE LLC

By:	*
Name: Harold C. Finders Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Dean B. Gluyas	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Manager	September 15, 2009

* Michael J. Ruane	Manager	September 15, 2009

* Victoria E. Silbey	Manager	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD ERISK INC.

By:	*
Name: Harold C. Finders Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Dean B. Gluyas	Division Chief Financial Officer and Treasurer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Director	September 15, 2009

* Michael J. Ruane	Director	September 15, 2009

* Victoria E. Silbey	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD FINANCIAL SYSTEMS LLC

By:	*
Name: James E. Ashton III Title: Division Chief Financial Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James E. Ashton III	Division Chief Financial Officer (Principal Executive Officer)	September 15, 2009

* Max J. Broedlow	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Manager	September 15, 2009

* Michael J. Ruane	Manager	September 15, 2009

* Victoria E. Silbey	Manager	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD HIGHER EDUCATION ADVANCEMENT INC.

By:	*
Name: Ron M. Lang Title: President and Group Chief Executive Officer—SunGard Higher Education

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ron M. Lang	President and Group Chief Executive Officer—SunGard Higher Education and Director (Principal Executive Officer)	September 15, 2009

* John A. Milana	Senior Vice President and Group Chief Financial Officer—SunGard Higher Education (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Michael J. Ruane	Director	September 15, 2009

* Victoria E. Silbey	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD HIGHER EDUCATION INC.

By:	*
Name: Ron M. Lang Title: President and Group Chief Executive Officer—SunGard Higher Education

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ron M. Lang	President and Group Chief Executive Officer—SunGard Higher Education and Director (Principal Executive Officer)	September 15, 2009

* John A. Milana	Senior Vice President—Finance and Group Chief Financial Officer—SunGard Higher Education (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Michael J. Ruane	Director	September 15, 2009

* Victoria E. Silbey	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD HIGHER EDUCATION MANAGED SERVICES INC.

By:	*
Name: Ron M. Lang Title: Group Chief Executive Officer—SunGard Higher Education

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Ron M. Lang	Group Chief Executive Officer—SunGard Higher Education and Director (Principal Executive Officer)	September 15, 2009

* John A. Milana	Senior Vice President—Finance and Group Chief Financial Officer—SunGard Higher Education (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Michael J. Ruane	Director	September 15, 2009

* Victoria E. Silbey	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD INVESTMENT SYSTEMS LLC

By:	*
Name: Harold C. Finders Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Dean B. Gluyas	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Manager	September 15, 2009

* Michael J. Ruane	Manager	September 15, 2009

* Victoria E. Silbey	Manager	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD INVESTMENT VENTURES LLC

By:	*
Name: Michael J. Ruane Title: President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael J. Ruane	President, Treasurer and Manager (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Karen M. Mullane	Manager	September 15, 2009

* Victoria E. Silbey	Manager	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD iWORKS LLC

By:	*
Name: James E. Ashton III Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James E. Ashton III	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Max Broedlow	Division Chief Financial Officer, (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Manager	September 15, 2009

* Michael J. Ruane	Manager	September 15, 2009

* Victoria E. Silbey	Manager	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD iWORKS P&C (US) INC.

By:	*
Name: James E. Ashton III
Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James E. Ashton III	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Max J. Broedlow	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Director	September 15, 2009

* Michael J. Ruane	Director	September 15, 2009

* Victoria E. Silbey	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD KIODEX INC.

By:	*
Name: James E. Ashton III Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James E. Ashton III	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Max J. Broedlow	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Director	September 15, 2009

* Michael J. Ruane	Director	September 15, 2009

* Victoria E. Silbey	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD NETWORK SOLUTIONS INC.

By:	*
Name: Eric A. Berg Title: Group President & Chief Executive Officer, SunGard Availability Services

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Eric A. Berg	Group President & Chief Executive Officer, SunGard Availability Services and Director (Principal Executive Officer)	September 15, 2009

* Edward C. McKeever	Senior Vice President—Finance and Group Chief Financial Officer—SunGard Availability Services (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Michael J. Ruane	Director	September 15, 2009

* Victoria E. Silbey	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD PUBLIC SECTOR INC.

By:	*
Name: Gilbert O. Santos Title: Chief Executive Officer—Public Sector

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gilbert O. Santos	Chief Executive Officer—Public Sector and Director (Principal Executive Officer)	September 15, 2009

* David D. Gathman	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Michael J. Ruane	Director	September 15, 2009

* Victoria E. Silbey	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD REFERENCE DATA SOLUTIONS LLC

By:	*
Name: James E. Ashton III Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James E. Ashton III	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Max J. Broedlow	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Manager	September 15, 2009

* Michael J. Ruane	Manager	September 15, 2009

* Victoria E. Silbey	Manager	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD SAS HOLDINGS INC.

By:	*
Name: Eric A. Berg Title: President

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Eric A. Berg	President and Director (Principal Executive Officer)	September 15, 2009

* Michael J. Ruane	Treasurer and Director (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Victoria E. Silbey	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD SECURITIES FINANCE LLC

By:	*
Name: Harold C. Finders Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Dean B. Gluyas	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Manager	September 15, 2009

* Michael J. Ruane	Manager	September 15, 2009

* Victoria E. Silbey	Manager	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD SECURITIES FINANCE INTERNATIONAL LLC

By:	*
Name: Harold C. Finders Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Dean B. Gluyas	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Manager	September 15, 2009

* Michael J. Ruane	Manager	September 15, 2009

* Victoria E. Silbey	Manager	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD SHAREHOLDER SYSTEMS LLC

By:	*
Name: Harold C. Finders Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Dean B. Gluyas	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Manager	September 15, 2009

* Michael J. Ruane	Manager	September 15, 2009

* Victoria E. Silbey	Manager	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD SOFTWARE, INC.

By:	*
Name: Michael J. Ruane Title: President and Treasurer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Michael J. Ruane	President, Treasurer and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Director	September 15, 2009

* Victoria E. Silbey	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD SYSTEMS INTERNATIONAL INC.

By:	*
Name: James E. Ashton III Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James E. Ashton III	Division Chief Executive Officer	September 15, 2009

* Max J. Broedlow	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Director	September 15, 2009

* Michael J. Ruane	Director	September 15, 2009

* Victoria E. Silbey	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD TECHNOLOGY SERVICES LLC

By:	*
Name: Eric A. Berg Title: Group President and Chief Executive Officer—SunGard Availability Services

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Eric A. Berg	Group President and Chief Executive Officer—SunGard Availability Services and Manager (Principal Executive Officer)	September 15, 2009

* Edward C. McKeever	Senior Vice President—Finance (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Michael J. Ruane	Manager	September 15, 2009

* Victoria E. Silbey	Manager	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD VERICENTER, INC.

By:	*
Name: Eric A. Berg Title: Group President & Chief Executive Officer, SunGard Availability Services

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Eric A. Berg	Group President & Chief Executive Officer, SunGard Availability Services and Director (Principal Executive Officer)	September 15, 2009

* Edward C. McKeever	Senior Vice President—Finance and Group Chief Financial Officer—SunGard Availability Services (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Michael J. Ruane	Director	September 15, 2009

* Victoria E. Silbey	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD VPM INC.

By:	*
Name: Harold C. Finders
Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Harold C. Finders	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Dean B. Gluyas	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Director	September 15, 2009

* Michael J. Ruane	Director	September 15, 2009

* Victoria E. Silbey	Director	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Wayne, Commonwealth of Pennsylvania, on September 15, 2009.

SUNGARD WORKFLOW SOLUTIONS LLC

By:	*
Name: James E. Ashton III Title: Division Chief Executive Officer

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* James E. Ashton III	Division Chief Executive Officer (Principal Executive Officer)	September 15, 2009

* Max J. Broedlow	Division Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	September 15, 2009

* Thomas J. McDugall	Manager	September 15, 2009

* Michael J. Ruane	Manager	September 15, 2009

* Victoria E. Silbey	Manager	September 15, 2009

*By:	/S/ LESLIE S. BRUSH
Leslie S. Brush Attorney-in-fact